     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON [MAY   , 2002]


                                                      REGISTRATION NO. 333-85338

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT


                                     UNDER
                           THE SECURITIES ACT OF 1933


              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.


          (EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS CHARTER)

           MARYLAND                        6798                    75-3027466
 (State or other jurisdiction        (Primary Standard          (I.R.S. Employer
              of                        Industrial           Identification Number)
incorporation or organization)  Classification Code Number)


              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                               C/O JOHN G. WENKER
                               800 NICOLLET MALL
                                   BC-MN-HO5W
                             MINNEAPOLIS, MN 55402
                                 (612) 303-3381

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                 JOHN G. WENKER
                            CHIEF EXECUTIVE OFFICER
              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                               800 NICOLLET MALL
                                   BC-MN-HO5W
                             MINNEAPOLIS, MN 55402
                                 (612) 303-3381

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

      DOUGLAS P. LONG, ESQ.               JAY L. BERNSTEIN, ESQ.                JAMES D. ALT, ESQ.
  P. GRAHAM VAN DER LEEUW, ESQ.          LEONARD B. MACKEY, ESQ.               DORSEY & WHITNEY LLP
       FAEGRE & BENSON LLP          CLIFFORD CHANCE ROGERS & WELLS LLP        50 SOUTH SIXTH STREET
     2200 WELLS FARGO CENTER                 200 PARK AVENUE                       SUITE 1500
     90 SOUTH SEVENTH STREET                NEW YORK, NY 10166                MINNEAPOLIS, MN 55402
      MINNEAPOLIS, MN 55402                   (212) 878-8000                      (612) 340-2803
          (612) 766-7000

    Approximate date of commencement of the proposed sale to the public: As soon as practicable after this registration statement becomes effective and after all other conditions to the transactions described in the joint proxy statement/prospectus have been satisfied or waived.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to
Rule 462(d) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                    AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III
                         AMERICAN SELECT PORTFOLIO INC.

                               800 Nicollet Mall
                             Minneapolis, MN 55402
                                 (612) 303-6000
                                 (800) 677-3863
                                                            [            , 2002]

    Dear Shareholders:


    We are asking you to consider and vote on a proposal that will merge each of the following closed-end management investment companies (each a Fund and together the Funds) into First American Strategic Real Estate Portfolio Inc., a specialty finance company that will elect to be taxed as a real estate investment trust for federal income tax purposes:


     - American Strategic Income Portfolio Inc.

     - American Strategic Income Portfolio Inc.--II

     - American Strategic Income Portfolio Inc.--III

     - American Select Portfolio Inc.

    You have received this package because you are a shareholder in one or more of the Funds. The proposal is described in detail in the accompanying joint proxy statement/prospectus.


    Shareholders of Funds participating in the merger (other than those making a cash election or exercising dissenters' rights) will receive one newly issued share of First American Strategic Real Estate Portfolio Inc. common stock for each $10.00 of Fund net asset value (as determined on the last business day of the week immediately preceding the merger) their Fund shares represent.



    You are invited to attend a special meeting of the shareholders for your
Fund, which will be held on [            ], 2002 at 9:00 a.m. at
[                  ] to consider and vote upon a proposal to approve and adopt the agreement and plan of reorganization, including the plan of merger constituting a part thereof (or the Merger Agreement), dated as of March 20, 2002, between each Fund listed above and First American Strategic Real Estate Portfolio Inc.


    The board of directors of each Fund has determined that the merger is fair to, and in the best interests of, the shareholders of that Fund. Accordingly, the board of directors of each Fund has approved the merger and the Merger Agreement and has recommended that the shareholders of that Fund vote "FOR" the approval of the merger and the adoption of the Merger Agreement.

    In the pages that follow, we have described the risks and benefits of voting "FOR" the merger. We have also provided a question and answer memorandum intended to answer many of the questions you might have. If you have further questions, you can call our Call Center Department at (800) 677-3863.

                                          Very truly yours,

                                          Mark Jordahl
                                          Chief Investment Officer

                    AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III
                         AMERICAN SELECT PORTFOLIO INC.

                               800 Nicollet Mall
                             Minneapolis, MN 55402
                                 (612) 303-6000
                                 (800) 677-3863

                       ----------------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON [            , 2002]

                       ----------------------------------


   A special meeting of shareholders of each of American Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.--II, American Strategic Income Portfolio Inc.--III and American Select Portfolio Inc. is scheduled to be
held at [                  ] at 9:00 a.m., local time on [                  ],
2002. Your board of directors asks you to attend this special meeting (in person or by proxy) for the following purposes:



 1. To consider and approve the proposal to merge each Fund into First American Strategic Real Estate Portfolio Inc., with First American Strategic Real Estate Portfolio Inc. as the surviving entity and to adopt the related agreement and plan of reorganization, including the plan of merger constituting a part thereof.


 2. To transact any other business as may properly come before the special meeting and any adjournments of the special meeting.


    If the merger of a Fund is consummated, holders of record of that Fund's common shares who do not vote their shares in favor of the merger and who strictly comply with Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act will be entitled to statutory dissenters' appraisal rights as described under the caption "THE MERGER--Availability of Dissenters' Rights" in the accompanying joint proxy statement/prospectus.


    Only shareholders of record of each Fund as of the close of business on
[            ], 2002 are entitled to notice of, and to vote at, this special meeting and any adjournments of this special meeting. A list of shareholders of
record of each Fund as of the close of business on [            ], 2002 will be
available at the special meeting for examination by any shareholder or any shareholder's attorney or agent. Please note that, by delivering a proxy to vote at the special meeting, you are also granting a proxy to vote in favor of any adjournments of the special meeting.


    We invite you to attend the special meeting because it is important that your shares be represented at the special meeting. Whether or not you plan to attend the special meeting, please complete the enclosed proxy card by signing, dating and returning the proxy card in the accompanying postage-paid envelope or by taking advantage of our phone or internet voting procedures. If you attend the special meeting, you may revoke your proxy and vote in person.


                                          By the Orders of the Boards of
                                          Directors,

                                          --------------------------------------
                                          Secretary

                             SUBJECT TO COMPLETION
THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT (OF WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS IS A PART) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS JOINT PROXY
STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

              JOINT PROXY STATEMENT/PROSPECTUS DATED MAY 24, 2002


                        JOINT PROXY STATEMENT/PROSPECTUS
                            ------------------------


        JOINT PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                   AMERICAN STRATEGIC INCOME PORTFOLIO INC.,
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II,
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III
                                      AND
                         AMERICAN SELECT PORTFOLIO INC.
                       TO BE HELD ON [            ], 2002

                            ------------------------


          THIS JOINT PROXY STATEMENT ALSO SERVES AS THE PROSPECTUS OF
              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.


                    UP TO 67,261,775 SHARES OF COMMON STOCK
                            ------------------------


    This joint proxy statement/prospectus relates to the merger of American Strategic Income Portfolio Inc., a Minnesota corporation (or American Strategic), American Strategic Income Portfolio Inc.--II, a Minnesota corporation (or American Strategic II), American Strategic Income Portfolio Inc.--III, a Minnesota corporation (or American Strategic III), and American Select Portfolio Inc., a Minnesota corporation (or American Select and together with American Strategic, American Strategic II and American Strategic III, the Funds) with and into First American Strategic Real Estate Portfolio Inc., a Maryland corporation (or First American), with First American being the surviving company in the merger. First American is a newly formed specialty finance company that will elect to be taxed as a real estate investment trust for federal income tax purposes. As a result of the merger, shareholders of Funds participating in the merger (other than those making a cash election or exercising dissenters' rights) will receive one newly issued share of First American common stock for each $10.00 of Fund net asset value (as determined on the last business day of the week immediately preceding the merger) their holdings of Fund shares represent. In lieu of First American common stock, shareholders of Funds participating in the merger may elect to receive cash in an amount equal to the net asset value of their shares. Cash available to fund cash elections is limited to 15% of each participating Fund's net asset value. Excess cash elections in any Fund will be pro rated in accordance with the ownership interests of electing shareholders.



    THE MERGER AND AN INVESTMENT IN THE COMMON STOCK OF FIRST AMERICAN INVOLVES RISKS THAT ARE DESCRIBED FULLY IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 28 INCLUDING:



    - PRIOR TO THE CLOSING OF THE MERGER, THERE WILL BE NO PUBLIC MARKET FOR THE SHARES OF FIRST AMERICAN'S COMMON STOCK OFFERED TO SHAREHOLDERS IN THE MERGER. THERE IS SUBSTANTIAL UNCERTAINTY AS TO THE PRICE AT WHICH THESE SHARES WILL TRADE FOLLOWING THE MERGER.



    - THE ORGANIZATIONAL STRUCTURE OF EACH FUND WILL CHANGE FROM A REGISTERED MANAGEMENT INVESTMENT COMPANY, WHICH HOLDS A RELATIVELY STATIC PORTFOLIO OF MORTGAGES AND MORTGAGE-RELATED ASSETS, INTO A MUCH LARGER, GROWTH ORIENTED, SPECIALTY FINANCE COMPANY EMPLOYING HIGHER LEVELS OF BORROWINGS IN ITS INVESTMENT STRATEGY.



    - ONE MEMBER OF THE BOARD OF DIRECTORS OF EACH FUND IS AN EXECUTIVE OFFICER OF U.S. BANCORP, THE PARENT COMPANY OF THE FUND'S INVESTMENT ADVISOR, U.S. BANCORP ASSET MANAGEMENT, INC., AND U.S. BANCORP ASSET MANAGEMENT, INC. MAY HAVE INTERESTS IN THE MERGER THAT MAY BE DIFFERENT FROM, OR IN ADDITION TO, YOUR INTERESTS AS SHAREHOLDERS.



    - IF A FUND'S SHAREHOLDERS FAIL TO APPROVE THE MERGER OR A FUND OTHERWISE FAILS TO PARTICIPATE IN THE MERGER AND THE MERGER IS CONSUMMATED, THE NON-PARTICIPATING FUND MAY FACE SIGNIFICANT OPERATING AND ADMINISTRATIVE CHALLENGES.



    - FIRST AMERICAN WILL SUCCEED TO THE ASSETS OF THE FUNDS THAT ELECT TO PARTICIPATE IN THE MERGER AND WILL BE SUBJECT TO THE RISKS RELATING TO THESE ASSETS.



    - FIRST AMERICAN'S SUCCESS WILL DEPEND IN PART ON IDENTIFYING AND ACQUIRING A SUFFICIENT AMOUNT OF ADDITIONAL SUITABLE INVESTMENTS AT ATTRACTIVE PRICES. IF FIRST AMERICAN IS UNSUCCESSFUL IN ACHIEVING ITS BUSINESS OBJECTIVES, THE CASH IT HAS AVAILABLE TO FOR DISTRIBUTIONS TO SHAREHOLDERS WILL DECLINE.



    First American will apply to list its common stock on the New York Stock Exchange under the symbol "FAR".


    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.
                         ------------------------------

    This joint proxy statement/prospectus is dated [      ], and is first being
mailed to shareholders of the Funds on or about [      ].

                               TABLE OF CONTENTS


                                                    PAGE
                                                    -----
WHERE YOU CAN FIND MORE INFORMATION...............      v
WHAT INFORMATION YOU SHOULD RELY ON...............     vi
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS......................................     vi
SUMMARY TERM SHEET................................      1
QUESTIONS AND ANSWERS ABOUT THE MERGER............      3
SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS...      7
  Introduction....................................      7
  Who We Are......................................      7
  The Merger......................................     10
  Dissenters' Rights..............................     18
  Regulatory Approvals Required for the Merger....     18
  Exemptive Relief................................     18
  Accounting Treatment............................     19
  Fees and Expenses...............................     19
  Comparative Rights of Shareholders..............     19
  Stock Price and Dividend Information............     21
  If You Require Further Information..............     21
SUMMARY HISTORICAL FINANCIAL DATA.................     22
SUMMARY PRO FORMA FINANCIAL DATA..................     26
COMPARATIVE FEES AND EXPENSE TABLES...............     27
RISK FACTORS......................................     28
  Risks Relating to the Merger....................     28
  Risks Related to Payment of Distributions.......     31
  Risks Related to Operation of First American....     31
  General Risk Factors............................     38
THE FUNDS.........................................     41
  American Strategic Income Portfolio Inc.........     41
  American Strategic Income Portfolio Inc.--II....     43
  American Strategic Income Portfolio Inc.--III...     45
  American Select Portfolio Inc...................     48
  Directors and Officers..........................     50
  Valuation of Certain of the Funds' Assets.......     50
  Regulatory Matters..............................     50
  The Fund Advisor................................     53
  Legal Proceedings...............................     54
FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO
  INC.............................................     55
  General.........................................     55
  Investment Strategy.............................     55
  Operating Policies and Strategies...............     56
  Right to Inspect Books and Records..............     61
  Reports.........................................     61
  Legal Proceedings...............................     61

                               TABLE OF CONTENTS


                                                    PAGE
                                                    -----
THE MERGER........................................     62
  Background of the Merger........................     62
  Recommendations of the Board of Directors of
    Each Fund and the Special Committee...........     66
  Interests of Certain Persons in the Merger......     69
  What Shareholders Will Receive in the Merger....     70
  Alternatives to Merger..........................     71
  Opinions of the Financial Advisor...............     74
  The Merger Agreement............................     80
  Delisting and Deregistration of the Funds'
    Shares........................................     86
  Regulatory Approvals Required for the Merger....     86
  Exemptive Relief................................     86
  Accounting Treatment............................     87
  Tax Treatment of the Merger.....................     87
  Fees and Expenses of the Merger.................     87
  Consequences if the Merger is Not Approved......     87
  Only American Strategic III May Approve the
    Merger Without the Participation of Any Other
    Fund..........................................     87
  Availability of Dissenters' Rights..............     88
THE MEETING.......................................     92
  The Funds' Special Meeting......................     92
  How to Elect the Merger Consideration You Are to
    Receive.......................................     94
MANAGEMENT OF FIRST AMERICAN......................     95
  The Board of Directors and Executive Officers of
    First American................................     95
  Committees of the Board of Directors............     97
  Vacancies on the Board of Directors.............     97
  Compensation of Directors and Officers..........     97
  Indemnification.................................     98
  The REIT Advisor................................     98
  The Advisory Agreement..........................     99
SELECTED HISTORICAL FINANCIAL DATA................    103
SELECTED PRO FORMA FINANCIAL DATA.................    108
COMPARATIVE MANAGEMENT DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
  THE FUNDS AND FIRST AMERICAN....................    110
  Overview........................................    110
  Change in Accounting Basis......................    110
  Change in Financial Statements..................    111
  Change to a Growth Oriented Business Plan.......    111
  Change in Management Fee Structure..............    112
  Change in Distribution Requirements.............    113
  Change in Capital Loss Carryovers...............    113

                               TABLE OF CONTENTS


                                                    PAGE
                                                    -----
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT
  MARKET RISK AFFECTING FIRST AMERICAN............    114
  Market Risk.....................................    114
  Credit Risk.....................................    116
  Asset and Liability Management..................    117
  Liquidity Risk..................................    117
  Prepayment Risk.................................    117
STOCK OWNERSHIP...................................    118
  American Strategic Income Portfolio Inc.........    118
  American Strategic Income Portfolio Inc.--II....    119
  American Strategic Income Portfolio Inc.--III...    120
  American Select Portfolio Inc...................    121
DESCRIPTION OF CAPITAL STOCK OF FIRST AMERICAN....    122
  General.........................................    122
  Preferred Stock.................................    122
  Common Stock....................................    122
  Additional Classes of Stock.....................    123
  Restrictions on Transfer........................    123
FEDERAL INCOME TAX CONSEQUENCES...................    125
  Tax Treatment of the Merger.....................    125
  Consequences of Merger on First American's
    Qualification as a REIT--Earnings and Profits
    Distribution Requirement......................    126
  Taxation of First American--General.............    126
  Requirements for Qualification as a Real Estate
    Investment Trust..............................    128
  Taxation of Taxable U.S. Shareholders...........    131
  Taxation of Tax-Exempt Shareholders.............    133
  Taxation of Non-U.S. Shareholders...............    134
  State, Local and Foreign Taxation...............    135
ERISA CONSIDERATIONS..............................    136
COMPARISON OF RIGHTS AND INVESTMENTS..............    137
  Comparison of Shareholder Rights................    137
  Comparison of Federal Tax Requirements for
    Qualification as a Regulated Investment
    Company and a Real Estate Investment Trust....    142
  Comparison of the Advisory Agreements with the
    Fund Advisor and REIT Advisor.................    145
EXPERTS...........................................    147
LEGAL MATTERS.....................................    147
OTHER MATTERS.....................................    147
INDEX TO FINANCIAL INFORMATION....................    F-1
  Report of Independent Auditors..................    F-2
  First American Strategic Real Estate Portfolio
    Inc...........................................    F-3
  Pro Forma Financial Information (Unaudited).....    F-6

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
APPENDICES
  APPENDIX A: Agreement and Plan of
    Reorganization................................    A-1
  APPENDIX B: Plan of Merger......................    B-1
  APPENDIX C-1: Fairness Opinion of Friedman,
    Billings, Ramsey & Co. to American Strategic
    Income Portfolio Inc..........................  C-1-1
  APPENDIX C-2: Fairness Opinion of Friedman,
    Billings, Ramsey & Co. to American Strategic
    Income Portfolio Inc.--II.....................  C-2-1
  APPENDIX C-3: Fairness Opinion of Friedman,
    Billings, Ramsey & Co. to American Strategic
    Income Portfolio Inc.--III....................  C-3-1
  APPENDIX C-4: Fairness Opinion of Friedman,
    Billings, Ramsey & Co. to American Select
    Portfolio Inc.................................  C-4-1
  APPENDIX D: Sections 302A.471 and 302A.473 of
    the Minnesota Business Corporation Act........    D-1

                      WHERE YOU CAN FIND MORE INFORMATION


    First American has filed with the Securities and Exchange Commission (or the SEC) a registration statement on Form S-4 (333-85338), of which this joint proxy statement/prospectus forms a part. The registration statement registers the distribution of First American common stock to Fund shareholders. The rules and regulations of the SEC allow the Funds to omit some information included in the registration statement from this joint proxy statement/prospectus. In addition, the Funds file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (or the Exchange Act), and the Investment Company Act of 1940, as amended (or the Investment Company Act). You may read and copy any of this information at the SEC's public reference room at 450 Fifth Street, N.W., Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.



    In addition, the SEC also maintains an internet web site that contains reports, proxy statements and other information regarding issuers, including First American and the Funds, who file electronically with the SEC. The address of that site is http://www.sec.gov. Reports, proxy statements and other information concerning First American and the Funds may also be inspected at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, New York 10005.


    The SEC allows the Funds to "incorporate by reference" information in this document, which means:

     - that the Funds can disclose important information to you by referring you to another document filed separately with the SEC;

     - the information incorporated by reference is considered to be a part of this joint proxy statement/prospectus; and

     - information that the Fund files with the SEC will automatically update and supersede the information in this joint proxy statement/prospectus and any information that was previously incorporated in this joint proxy statement/prospectus.

    The documents listed in the following numbered paragraphs that the Funds have previously filed with the SEC are considered to be a part of this joint proxy statement/prospectus. They contain important business and financial information about the Funds that is not included in or delivered with this document.


 1. American Strategic and American Select's Annual Report on Form N-30D for the fiscal year ended November 30th in each of 2001, 2000 and 1999.



 2. American Strategic II and American Strategic III's Annual Report on Form N-30D for the fiscal year ended May 31st in each of 2001, 2000 and 1999.



 3. American Strategic II and American Strategic III's Semi-Annual Report on Form N-30D for the semi-annual period ended November 30, 2001; and


 4. Each Fund's Proxy Statement dated July 16, 2001 for its Annual Meeting of Shareholders held on August 27, 2001.

    The Funds also incorporate by reference all additional documents that they may file with the SEC between the date of this joint proxy statement/prospectus and the date of each Fund's special meeting. These include periodic reports, such as annual reports and semi-annual reports, as well as proxy materials.

    You may request a copy of each of the above-listed documents at no cost by contacting each Fund at:

                               800 Nicollet Mall
                             Minneapolis, MN 55402
                                 (612) 303-6000
                                 (800) 677-3863

    IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE SPECIAL SHAREHOLDERS MEETING, YOU SHOULD MAKE YOUR REQUEST NO LATER THAN
           , 2002.

                      WHAT INFORMATION YOU SHOULD RELY ON

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION DISCUSSED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN THE APPENDICES ATTACHED HERETO WHICH ARE SPECIFICALLY INCORPORATED BY REFERENCE OR IN OTHER DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE IN THIS DOCUMENT. THEREFORE, IF ANYONE GIVES YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.


    THIS DOCUMENT IS DATED [           ], 2002. THE INFORMATION CONTAINED IN
THIS JOINT PROXY STATEMENT/PROSPECTUS SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO EXCHANGE OR SELL, OR A SOLICITATION OF AN OFFER TO EXCHANGE OR PURCHASE, FIRST AMERICAN COMMON STOCK OR TO ASK FOR PROXIES, TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES.


           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS


    Certain information and statements included in, or incorporated by reference into, this joint proxy statement/prospectus may constitute forward-looking statements. Such forward-looking statements may involve First American's plans, objectives, projections and expectations, which are dependent upon a number of factors including the availability of capital, the availability of new mortgage investments and other new business initiatives which are subject to a number of contingent factors such as the effects of national and local economic conditions, changes in interest rates and the condition of the capital markets that may prevent First American from achieving its objectives. First American's actual results, performance or achievements may differ materially from anticipated results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are those statements which are not statements of historical fact. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are intended to identify forward-looking statements. First American undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this joint proxy statement/prospectus may not occur.

                               SUMMARY TERM SHEET

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL TERMS OF THE MERGER DESCRIBED IN THIS JOINT PROXY STATEMENT/ PROSPECTUS. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AS WELL AS THOSE DOCUMENTS INCORPORATED BY REFERENCE FOR A MORE COMPLETE DESCRIPTION OF THE MERGER.

    -  THE PARTIES


       First American--First American Stategic Real Estate Portfolio Inc.; and


       The Funds--American Strategic Income Portfolio Inc.; American Strategic Income Portfolio Inc.--II; American Strategic Income Portfolio Inc.--III; and American Select Portfolio Inc.

   -  THE MERGER


      Each of the Funds participating in the merger will merge with and into First American, a specialty finance company that will elect to be taxed as a real estate investment trust (or a REIT) for federal income tax purposes, with First American being the surviving entity in the merger.


   -  THE SPECIAL MEETING OF SHAREHOLDERS


      GENERAL. This joint proxy statement/prospectus is being furnished to the shareholders of each Fund for use at a special meeting of the shareholders to be held collectively by the Funds or any adjournment or postponement of such meeting. At the special meeting, the shareholders will be asked to consider and vote upon a proposal to approve the merger and adopt the agreement and plan of reorganization and the plan of merger constituting a part thereof, dated March 20, 2002 between each Fund and First American.


      VOTE REQUIRED. For each Fund, an affirmative vote of a majority of the outstanding shares of common stock of such Fund is required to approve the merger and adopt the related Merger Agreement.


      RECORD DATE. The Funds have set [                ] as the record date for
      determining those shareholders who are entitled to notice of and to vote at the special meeting for each Fund.


 - WHAT YOU WILL RECEIVE IN THE MERGER.


       Shareholders will receive either First American common stock and/or cash in the merger.



       FIRST AMERICAN COMMON STOCK



           Shareholders of Funds participating in the merger (other than those making a cash election or exercising dissenters' rights) will receive one newly issued share of First American common stock for each $10.00 of Fund net asset value their holdings of Fund shares represent. Shares of First American's common stock to be issued in the merger will be allocated among the Funds based on their relative closing net asset values calculated as of the last business day of the week immediately preceding the closing of the merger. The net asset value of each Fund for this purpose will be determined under the existing net asset value policies of the Funds, which will take into account the estimated expenses of the merger.


       CASH ELECTION OPTION


       The Merger Agreement also provides that shareholders of each Fund may elect to receive, in lieu of First American common stock, cash in an amount equal to the net asset value of their Fund shares on the last business day of the week immediately preceding the date of the merger, taking into account the estimated expenses of the merger. Cash available to fund cash elections for shareholders in each Fund is limited to 15% of such Fund's net asset value. Excess cash elections in any Fund will be pro rated in accordance with the ownership interests of electing shareholders. These shareholders will receive First American common stock for the balance of their Fund shares.


 - CONDITIONS TO THE MERGER.


       Under the Merger Agreement, the completion of the merger for each Fund depends upon the satisfaction of a number of conditions, including
       (i) approval of the merger and adoption of the Merger Agreement by its shareholders, (ii) Funds having, in the aggregate, a net asset value of at least $200 million (net of estimated cash needed to fund payments to shareholders electing to receive cash or exercising dissenters' rights under Minnesota law) shall have elected to participate in the merger,
       (iii) holders of not more than 5% of the outstanding shares of that Fund shall have exercised dissenters' rights, (iv) absence of any law or court order prohibiting the merger, (v) receipt of a tax opinion that the merger qualifies as a tax-free reorganization and that First American will qualify as a real estate investment trust for tax purposes,
       (vi) receipt of all necessary governmental consents and approvals, including an exemptive order granted by the SEC, (vii) execution and delivery of an investment advisory agreement by First American and its external investment advisor, First American Realty Advisors, Inc. (or the REIT Advisor), a wholly-owned subsidiary of U.S. Bancorp Asset Management, Inc. and indirect subsidiary of U.S. Bancorp,
       (viii) accuracy of the representations and warranties as of the closing date of the merger and (ix) receipt of consents and/or waivers necessary in connection with the merger.


 - THE BOARD OF DIRECTORS OF EACH FUND RECOMMENDS THAT YOU VOTE FOR THE MERGER AND THE MERGER AGREEMENT.


       The board of directors of each Fund has determined that the merger is fair to, and in the best interests of, the shareholders of that Fund. Accordingly, the board of directors of each Fund has approved the merger and the Merger Agreement and has recommended that the shareholders of that Fund vote "FOR" the approval of the merger and the adoption of the Merger Agreement.



       In reaching this determination, the board of directors of each Fund considered the deliberations, findings and recommendations of a special committee of independent directors, which was appointed by the board of directors of each Fund to make findings with respect to the merger, to consider possible alternatives to the merger, to lead the negotiations of the terms of the merger with U.S. Bancorp Asset Management, Inc. (or the Fund Advisor or USBAM), the investment advisor to the Funds and an indirect subsidiary of U.S. Bancorp, and to report to the full board of directors of each Fund on its deliberations, findings and recommendations. The boards of directors and the special committee also consulted with Friedman, Billings, Ramsey & Co., Inc. (or FBR), legal counsel and the Funds' accountants, and received fairness opinions from FBR. The board of directors and executive officers for each Fund are comprised of the same people.


 - THE MERGER MAY HAVE TAX CONSEQUENCES TO YOU.


       The merger is intended to qualify as a tax-free reorganization. Neither the Funds nor the Funds' shareholders (with the exception of those shareholders receiving cash payments in the merger) should recognize taxable gain or loss as a result of the merger. You should consult with your tax advisor regarding the tax consequences of the merger to you. The Funds have received an opinion from Ernst & Young LLP (or Ernst & Young) stating that the merger will qualify as a tax-free reorganization under
       Section 368(a) of the Code, and that neither the Funds nor the Funds' shareholders (with the exception of those shareholders making the cash election or exercising dissenters' rights) will recognize a taxable gain or loss as a result of the merger. Shareholders may, however, recognize gain with respect to cash received for fractional shares.



 - THE FUNDS WILL INCUR FEES AND EXPENSES IN CONNECTION WITH THE MERGER.



       All costs and expenses incurred in connection with the merger (including, but not limited to, the preparation of all necessary registration statements, proxy materials and other documents, preparation for and attendance at board and committee, shareholder, planning, organizational and other meetings and costs and expenses of accountants, attorneys, financial advisors and other experts engaged in connection with the merger) shall be borne by the Funds. Such costs and expenses will be allocated among the Funds based on their relative net asset values whether or not a Fund participates in the merger. However, costs and expenses incurred in connection with the legal representation of the Fund Advisor's interests with respect to the merger and related matters will be borne by the Fund Advisor. The estimated costs and expenses related to the merger expected to be borne by the Funds are $3,000,000.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q:  WHAT WILL FIRST AMERICAN DO? (SEE PAGE 55)



A: First American was formed as the vehicle through which the Funds will continue their businesses upon completion of the merger. First American's strategy is to grow its investment portfolio and net income over time through additional investments in mortgage-related assets that will enable it to capitalize on the spread between the yield on its assets (net of credit losses) and the cost of its borrowing and hedging activities. First American will seek to qualify and will elect to be taxed as a REIT for federal income tax purposes. First American will continue to invest in many of the same types of assets held by the Funds and will thus emphasize direct ownership of commercial, multifamily and residential mortgage loans.



    If all of the Funds participate in the merger, First American will own nearly $1.0 billion in mortgage-related assets consisting of Fund assets and additional mortgages and mortgage-related assets acquired using capital raised from additional borrowings. First American's investment portfolio will consist primarily of whole loans and participating mortgages secured by commercial and multifamily properties and, to a lesser extent, U.S. agency mortgage-backed securities. As of November 30, 2001, the Funds had total assets of approximately $875,679,000 consisting primarily of 186 multifamily and commercial loans totaling approximately $604,770,000 and $135,540,000 in U.S. agency mortgage-backed securities. Approximately 60% of the loans pay interest at a fixed rate, while 40% are adjustable-rate mortgages. The Funds employ borrowings in their investment activities. As of November 30, 2001, these borrowings totaled approximately $190,515,000.



Q:  WHAT HAPPENS IF THE MERGER DOES NOT OCCUR? (SEE PAGE 87)


A: If the merger of any Fund is not consummated for any reason, the Fund expects to continue to operate in its current form. There will be no change in that Fund's investment objectives, policies or restrictions. No other transaction is currently being considered by the board of directors of any Fund as an alternative to the merger, although other alternatives may be explored in the future.


Q: IF THE MERGER IS COMPLETED BUT NOT ALL THE FUNDS PARTICIPATE, WHAT HAPPENS TO THE NON-PARTICIPATING FUNDS? (SEE PAGE 87)


A:  Each non-participating Fund will continue to operate in its current form.


Q:  WHAT IS A REIT? (SEE PAGE 55)


A: A REIT is essentially a corporation or business trust that combines the capital of many investors to acquire or provide financing for all forms of real estate. A REIT serves much like a mutual fund for real estate in that investors obtain the benefit of a diversified portfolio under professional management. Its shares are freely traded, often on a major stock exchange. A corporation or trust that qualifies as a REIT generally does not pay corporate income tax to the extent that it distributes its net income to shareholders.


Q:  WILL FIRST AMERICAN QUALIFY AS A REIT? (SEE PAGE 55)



A: Yes. First American will seek to qualify and elect to be taxed as a REIT. Ernst & Young has delivered to First American an opinion that, commencing with its taxable year ending December 31, 2002, First American will be organized in accordance with, and its proposed method of operation will enable it to meet, the requirements for qualification and taxation as a REIT.



Q:  WHAT WILL BE THE DIVIDEND POLICY OF FIRST AMERICAN? (SEE PAGE 56)



A: First American intends to make quarterly dividend and distribution payments to its shareholders. Under the applicable REIT requirements of the Internal Revenue Code of 1986, as amended (or the Code), First American is required to distribute at least 90% of its taxable income. First American intends to make quarterly distributions to its shareholders of amounts that will, at a minimum, enable it to comply with these provisions. The actual amount of such distributions will be determined on a quarterly basis by First American's board of directors, taking into account, in addition to the REIT requirements, the cash needs and net income of First American, the market price for its common stock and other factors the board considers relevant.



Q: WHAT WERE THE PRINCIPAL CONSIDERATIONS TAKEN INTO ACCOUNT BY EACH FUND'S BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE AND IN THEIR APPROVAL OF THE MERGER? (SEE PAGE 62)



A: The POSITIVE FACTORS considered include: the potential for company growth and enhanced access to capital, the flexible operating structure and decreased regulatory burden, the opportunity to increase borrowings used in investment activities, the potential for enhanced liquidity, greater investment diversification, the opportunity for shareholders to exchange their shares in a tax-deferred transaction and the receipt of fairness opinions from FBR. The NEGATIVE FACTORS considered include: uncertain market price of First American common stock after the merger, the volatility of the REIT market, increased leverage may increase exposure to loss, increased compensation is payable to First American Realty Advisors, Inc. (or the REIT Advisor), termination fees may be payable to the REIT Advisor, shareholders will no longer enjoy certain protections afforded by the Investment Company Act, benefits of the merger may be reduced if less than all the Funds participate in the merger, the expenses of the merger, restrictions imposed on operations and ownership in order to maintain REIT status and certain other negative factors.



Q:  WHAT SHAREHOLDER VOTE IS REQUIRED TO APPROVE THE MERGER? (SEE PAGE 92)



A: In order for each Fund to proceed with the special meeting of shareholders to vote on the merger, there must be a quorum. This means that at least a majority of that Fund's shares must be represented at the special meeting, either in person or by proxy. For each Fund, an affirmative vote of a majority of the outstanding shares of common stock of such Fund is required to approve the merger and adopt the Merger Agreement. You are entitled to one vote for each Fund share held.



Q:  WHAT IS THE CONSIDERATION OFFERED IN THE MERGER? (SEE PAGE 70)



A: Shareholders of each Fund participating in the merger (other than those making a cash election or exercising dissenters' rights) will receive one newly issued share of First American common stock for each $10.00 of Fund net asset value their holdings of Fund shares represent. For this purpose, net asset value of the Funds will be calculated as of the last business day of the week immediately preceding the closing of the merger. The net asset value of each Fund will be determined under the existing net asset value policies of the Funds and will take into account the estimated expenses of the merger.



    The Merger Agreement also provides that shareholders of each Fund may elect to receive, in lieu of First American common stock, cash in an amount equal to the net asset value of their shares. Cash available to fund cash elections for shareholders in each Fund is limited to 15% of such Fund's net asset value.



Q:  HOW DO I ELECT CASH? (SEE PAGE 94)



A: A cash election form (or the Cash Election Form) to elect to receive cash is enclosed with this joint proxy statement/prospectus, or, if your Fund shares are held in "street name," you will receive this form from your broker, bank or other nominee. Soon after the closing, the exchange agent (or EquiServe) will send to each Fund shareholder a letter of transmittal and instructions explaining how to surrender Fund stock certificates to the exchange agent. If you wish to elect to receive cash, in lieu of shares of First American common stock, in the merger, you must (i) return your properly completed Cash Election Form to EquiServe on or before
    [    ] p.m., eastern time, on [           ], 2002 and (ii) if you hold your
    own stock certificate representing shares in a Fund, you must return that certificate along with a letter of transmittal within 20 business days of mailing the letter of transmittal to you. If you hold your Fund shares in "street name," the exchange will occur automatically. EquiServe will process the cash elections and the exchange of Fund stock certificates for cash. Shortly after the merger, the exchange agent will allocate cash and First American common stock among the shareholders consistent with their elections and the proration procedures discussed below. If you do not submit a Cash Election Form or fail to comply with the cash election procedures, you will automatically receive First American common stock in exchange for your Fund shares.



Q: WHAT IF MORE THAN 15% OF THE SHAREHOLDERS IN ANY FUND ELECT TO RECEIVE CASH? (SEE PAGE 71)



A: In the event that shareholders in any Fund representing in excess of 15% of its outstanding shares make the cash election, First American will limit the cash paid in respect of such Fund to 15% of such Fund's net asset value and will allocate the cash among electing shareholders proportionately based on their individual share holdings. These shareholders will receive First American common stock for the portion of their shares that is not converted into cash.



Q:  HOW DO I RECEIVE STOCK? (SEE PAGE 94)



A: If you do not submit the Cash Election Form, you will automatically receive First American common stock in exchange for your Fund shares.



Q: CAN I ELECT TO RECEIVE PART FIRST AMERICAN SHARES AND PART CASH CONSIDERATION? (SEE PAGE 71)



A: No. Shareholders of Funds participating in the merger who do not make a cash election will receive First American common stock for all of their Fund shares. Shareholders of participating Funds who make a cash election will receive cash for all of their Fund shares, subject to the limitations discussed above.



Q:  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER? (SEE PAGE 125)



A: The merger is intended to qualify as a tax-free reorganization. Neither the Funds nor their shareholders (with the exception of those shareholders receiving cash payments) should recognize taxable gain or loss as a result of the merger. You should consult with your tax advisors regarding the tax consequences of the merger to you. The Funds have received an opinion from Ernst & Young stating that the merger will qualify as a tax-free reorganization under Section 368(a) of the Code, and that neither the Funds nor the Funds' shareholders (with the exception of those shareholders making the cash election or exercising dissenters' rights) will recognize a taxable gain or loss as a result of the merger. Shareholders may, however, recognize gain with respect to cash received for fractional shares.



Q: WHAT WILL THE TAX BASIS OF THE FUNDS' SHAREHOLDERS BE IN FIRST AMERICAN COMMON STOCK THEY RECEIVE IN THE MERGER? (SEE PAGE 125)



A: The tax basis of the shareholders of the Funds in First American common stock they receive in the merger will equal their current tax basis in their Fund shares plus the amount of gain, if any, recognized as a result of the merger.



Q:  HOW DO I VOTE? (SEE PAGE 93)



A: Shareholders of record may vote in person at the special meeting or vote by proxy. Shareholders of record may vote by proxy through the mail, by telephone or through the internet. Instructions on how to vote your proxy will be listed on your voting instruction form.

Q:  HOW MAY I CHANGE MY VOTE? (SEE PAGE 93)



A: Whether you vote by mail, telephone or through the internet, you may revoke your proxy any time before it is exercised at the special meeting by
    (i) notifying the Fund's secretary in writing, (ii) returning a later-dated proxy or (iii) voting again by telephone or through the internet at a later time. If you hold your shares through a bank, broker or other nominee, you should contact that firm to find out how to change your vote.



Q: SHOULD THE FUNDS' SHAREHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW? (SEE PAGE 81)



A: No. Shareholders of the Funds should not forward their stock certificates with their proxy cards or Cash Election Forms. If the merger is completed, the exchange agent will send Fund shareholders written instructions for exchanging their stock certificates.



Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED? (SEE PAGE 80)



A: We expect that the merger will be completed as quickly as possible following the special meeting.



Q: WHAT IF I OBJECT TO THE MERGER? AM I ENTITLED TO DISSENTERS' RIGHTS? (SEE PAGE 88)



A: Yes. You have the right to dissent from the merger and, subject to strict compliance with the requirements and procedures of Minnesota law, to receive payment of the "fair value" of your shares of Fund common stock. These rights, as well as the requirements and procedures for asserting them under Minnesota law, are described in this joint proxy statement/prospectus. In addition, the full text of the relevant sections of the Minnesota Business Corporation Act, as amended (or the MBCA) is reprinted in Appendix D to this joint proxy statement/prospectus.



Q: WHAT ALTERNATIVES TO THE MERGER WITH FIRST AMERICAN WERE CONSIDERED? (SEE PAGE 71)


A:  The alternatives reviewed included:

     - maintaining the status quo;

     - liquidating the Funds or conducting tender offers for their shares;

     - converting the Funds into closed-end interval funds;

     - combining the Funds into a single closed-end fund; and

     - converting the Funds into a single open-end fund, a business development company or a taxable corporation.


    In reaching its determination to recommend the merger, the special committee and the board of directors of each Fund determined that the merger is the alternative that is in the best interests of the Funds and their shareholders.



Q:  WHO CAN HELP ANSWER MY ADDITIONAL QUESTIONS? (SEE PAGE 21)


A: Shareholders of any Fund with additional questions should call our Call Center Department at (800) 677-3863.

                SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS

    This summary highlights material information described more fully elsewhere in this joint proxy statement/prospectus. This summary does not contain all of the information that you should consider. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read this document and the documents we have referred you to carefully, including the Merger Agreement attached to this joint proxy statement/prospectus. When we use the term "Merger Agreement" in this document, we are referring, collectively, to the agreement and plan of reorganization, a copy of which is included in this joint proxy statement/prospectus as Appendix A, and the form of plan of merger constituting a part thereof, a copy of which is included in this joint proxy statement/prospectus as Appendix B.

INTRODUCTION

    This joint proxy statement/prospectus relates to the merger of the following funds:


 - American Strategic Income Portfolio Inc.;



 - American Strategic Income Portfolio Inc.--II;



 - American Strategic Income Portfolio Inc.--III; and



 - American Select Portfolio Inc.



with and into First American Strategic Real Estate Portfolio Inc., a Maryland corporation, with First American being the surviving company in the merger.



    The merger will consolidate the Funds into First American, a specialty finance company that will elect to be taxed as a REIT under the Code. The merger is being proposed in order to allow the Funds to continue their business and investment strategies in a more flexible vehicle which offers the potential for enhanced liquidity to shareholders and for higher earnings and distributions over time. See "THE MERGER--Recommendations of the Board of Directors of Each Fund and the Special Committee."


WHO WE ARE

    THE FUNDS


    The Funds are diversified, closed-end management investment companies registered under the Investment Company Act. Their primary investment objective is to provide a high level of current income, and secondarily, to seek capital appreciation. The Funds seek to achieve their objectives by investing in mortgage-related assets consisting primarily of whole loans secured by multifamily and commercial properties and, to a lesser extent, in U.S. agency mortgage-backed securities.


    As of November 30, 2001, the Funds had total assets of approximately $875,679,000 consisting primarily of 186 multifamily and commercial loans totaling approximately $604,770,000 and $135,540,000 in U.S. agency mortgage-backed securities. Approximately 60% of the loans pay interest at a fixed rate, while 40% are adjustable-rate mortgages. The Funds employ borrowings in their investment activities. As of November 30, 2001, these borrowings totaled approximately $190,515,000.


    The shares of common stock of each Fund are listed on the New York Stock Exchange (or the NYSE), and the shares of American Strategic II, American Strategic III and American Select are also listed on the Chicago Stock Exchange.


    THE FUND ADVISOR


    U.S. Bancorp Asset Management, Inc., which is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (or the Advisers Act), is the investment advisor for each Fund. USBAM is a wholly-owned subsidiary of U.S. Bank National Association, which is in turn owned by U.S. Bancorp. As of December 31, 2001, USBAM and its affiliated asset management groups had more than $121.2 billion in assets under management.

    FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.


    First American Strategic Real Estate Portfolio Inc., a Maryland corporation, was formed on January 11, 2002 as the vehicle through which the Funds will continue their businesses upon completion of the merger. First American will elect to be taxed as a REIT under the Code. As a REIT, First American generally will not be subject to federal income tax to the extent that it distributes its net income to its shareholders.



    First American will apply to list its common stock on the NYSE [under the symbol "FAR"]. Prior to the closing of the merger, there will be no public market for the common stock of First American and there can be no assurance that an active trading market will develop or be sustained following the merger. There is also substantial uncertainty as to the price at which the common stock will trade following the merger.


    THE REIT ADVISOR


    The REIT Advisor, a newly organized subsidiary of the Fund Advisor and indirect subsidiary of U.S. Bancorp, will serve as the external investment advisor to First American. At all times, the REIT Advisor will be subject to the direction and oversight of First American's board of directors. The members of the existing management team of the Fund Advisor who are currently responsible for advising the Funds will serve as the management team for the REIT Advisor. The REIT Advisor is registered with the SEC as an investment adviser under the Advisers Act.


    THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS OF FIRST AMERICAN


    Following the merger, First American's board of directors will consist of seven directors, four of whom will not be affiliated with either First American or the REIT Advisor. The executive officers of First American will consist of core members of the REIT Advisor's management team. They will not be separately compensated for their service to First American as officers. See "MANAGEMENT OF FIRST AMERICAN--The Board of Directors and Executive Officers of First American."


    STRATEGY


    First American's strategy is to continue to grow its asset base, which will initially consist of the mortgage portfolio it acquires in the merger, and its net income over time through additional investments in mortgages and mortgage-related assets. First American will seek to capitalize on the spread between the yield on its assets (net of credit losses) and the cost of its borrowings and hedging activities. To achieve growth in its asset base and net income, First American will:



 - emphasize direct ownership of commercial, multifamily and residential mortgage loans, focusing on loan sizes ranging from $1.0 million to $10.0 million. The REIT Advisor believes that loans of this size are readily available at attractive prices, support portfolio diversification and offer opportunities for First American to implement value-added financing techniques in portfolio management activities;


 - adhere to rigorous underwriting standards developed and implemented over the last decade by the management team of the REIT Advisor;

 - seek to acquire assets that will maximize returns on invested capital within the context of balance sheet management and risk diversification considerations;

 - facilitate the acquisition of mortgage product for investment through long-standing relationships enjoyed by the management team of the REIT Advisor with national and regional mortgage bankers, life insurance companies and banks, including affiliates of the REIT Advisor;

 - utilize greater levels of leverage in its investment activities to enhance returns and cash available for distribution to shareholders;

 - provide proper incentives to the REIT Advisor and its management team so as to maximize the benefits First American derives from its advisory arrangement with the REIT Advisor and the resources available to it through the U.S. Bancorp network;



 - capitalize on First American's more flexible organizational structure by tapping capital sources, such as lines of credit, secured or unsecured debt, and certain equity financings (which would otherwise be restricted by the Investment Company Act and cannot be accessed by the Funds); and


 - employ hedging transactions to protect its investment portfolio from interest rate fluctuations and other changes in market conditions.

    DISTRIBUTIONS


    Under the REIT provisions of the Code, First American is required to distribute annually at least 90% of its net taxable income. See "FEDERAL INCOME TAX CONSEQUENCES--Requirements for Qualification as a Real Estate Investment Trust." First American intends to make quarterly distributions to its shareholders of amounts that will, at a minimum, enable it to comply with these provisions. The actual amount of such distributions will be determined on a quarterly basis by First American's board of directors, taking into account, in addition to the REIT requirements, the cash needs and net income of First American, the market price for its common stock and other factors the board considers relevant.


    THE INVESTMENT ADVISORY AGREEMENT


    As a condition to the merger, First American will enter into an investment advisory agreement (or the Advisory Agreement) with the REIT Advisor. Pursuant to the Advisory Agreement, the REIT Advisor will be responsible for the day-to-day operations of First American and performing (or causing to be performed) such services and activities relating to the assets and operations of First American as the REIT Advisor, subject to the direction and control of First American's board of directors, deems appropriate.



    Pursuant to the Advisory Agreement, the services that the REIT Advisor will be responsible for providing to First American include:



 - providing a complete program of investing and reinvesting the capital and assets of First American in accordance with the investment objectives and policies of First American;



 - serving as a consultant to First American with respect to the formulation of its investment criteria and policy guidelines;



 - counseling First American in connection with policy decisions to be made by First American's board of directors;



 - advising First American on borrowing and leverage strategies and guidelines;



 - representing First American in connection with its purchase, accumulation and sale of assets and the incurrence of debt;



 - furnishing reports and statistical and economic research to First American regarding First American's investments and activities;



 - administering the day-to-day operations of First American and performing or supervising the performance of necessary administrative functions;



 - communicating on behalf of First American with its investors;



 - assisting First American in complying with legal and regulatory requirements;


 - providing the executive and administrative personnel, office space and equipment required in rendering the foregoing services; and

 - performing such other services as may be required from time to time for management and other activities relating to the assets of First American as First American's board of directors reasonably requests or the REIT Advisor considers appropriate.



    As compensation for these services, the REIT Advisor will receive the following base management and performance fees payable quarterly:



       BASE MANAGEMENT FEE



         0.25% per annum    Payable on investment grade assets or equivalent credit quality
         1.0% per annum     Payable on the first $1.0 billion of other assets
         0.75% per annum    Payable on other assets over $1.0 billion



       PERFORMANCE FEE



         20.0% of the       "Excess yield" equals the amount by which (a) the net income
         "excess yield"     per share of First American common stock (before the
         on all             performance fee) exceeds (b) a net income per share that
         outstanding        would result in a yield, tied to historical offering prices
         shares of          of the common stock, equal to the greater of 10% or the
         common stock       applicable ten-year U.S. Treasury Rate plus 3.5% (each
                            expressed as a quarterly percentage)



   See "MANAGEMENT OF FIRST AMERICAN--The Advisory Agreement" for a complete description of the terms of the Advisory Agreement.


THE MERGER

    THE MERGER AGREEMENT


    On March 20, 2002, First American and each Fund entered into the Merger Agreement. If the merger is approved by shareholders of a Fund and the other conditions to the participation of that Fund in the merger are satisfied or waived, it will merge with and into First American with First American being the surviving company in the merger.


    WHAT THE SHAREHOLDERS WILL RECEIVE IN THE MERGER


    - FIRST AMERICAN COMMON STOCK



    Shareholders of Funds participating in the merger (other than those making a cash election or exercising dissenters' rights) will receive one share of First American common stock for each $10.00 of Fund net asset value their holdings of Fund shares represent. For this purpose, net asset value of the Funds will be calculated as of the last business day of the week immediately preceding the closing of the merger. The net asset value of each Fund will be determined under the existing net asset value policies of the Funds and will take into account the estimated expenses of the merger.



    The following table describes the aggregate net asset values and the net asset value per Fund share for each Fund as of November 30, 2001, the aggregate number of shares of First American common stock that would have been issued to shareholders of each Fund (assuming no cash elections and no exercise of dissenters' rights) and the number of shares of First American common stock that would have been available to be issued for each Fund share in such Fund had the merger been completed as of such date:



                     NET ASSET VALUE--FIRST AMERICAN COMMON STOCK TO BE ISSUED
----------------------------------------------------------------------------------------------------
                                                                AGGREGATE SHARES   SHARES OF COMMON
                                AGGREGATE NET  NET ASSET VALUE  OF COMMON STOCK   STOCK TO BE ISSUED
FUND                            ASSET VALUE*   PER FUND SHARE*    TO BE ISSUED      PER FUND SHARE
----                            -------------  ---------------  ----------------  ------------------
American Strategic              $ 53,386,310       $12.62            5,338,631           1.262
American Strategic II            211,593,652        13.26           21,159,365           1.326
American Strategic III           265,723,985        12.45           26,572,398           1.245
American Select                  141,913,815        13.31           14,191,381           1.331


---------------------

  *  Assumes $0.05 per share of estimated transaction expenses

    Shareholders of any Fund that participates in the merger (other than those making the cash election or exercising dissenters' rights) will receive First American common stock for all of their Fund shares. First American will not issue fractional shares in the merger. Instead, shareholders will receive a cash payment in the amount of the proceeds from the sale of their fractional shares in the market. See "THE MERGER--What Shareholders Will Receive in the Merger."



    - CASH ELECTION OPTION



    The Merger Agreement also allows you to elect to receive in the merger, in lieu of First American common stock, cash in an amount equal to the net asset value of your Fund shares on the last business day of the week immediately preceding the date of the merger, taking into account the estimated expenses of the merger. Cash available to fund cash elections for shareholders in each Fund is limited to 15% of such Fund's net asset value. Excess cash elections in any Fund will be pro rated in accordance with the ownership interests of electing shareholders. The electing shareholders will receive First American common stock for the balance of their Fund shares.


    RECOMMENDATION OF THE FUNDS' BOARDS OF DIRECTORS AND THE SPECIAL COMMITTEE


    The board of directors of each Fund has determined that the merger is fair to, and in the best interests of, the shareholders of that Fund. Accordingly, the board of directors of each Fund has approved the merger and the Merger Agreement and has recommended that the shareholders in that Fund vote "FOR" the approval of the merger and the adoption of the Merger Agreement. The board of directors and executive officers of each Fund are comprised of the same people.



    In reaching this determination, the board of directors of each Fund considered the deliberations, findings and recommendations of a special committee of independent directors, which was appointed by the board of directors of each Fund to make findings with respect to the merger, to consider possible alternatives to the merger, to lead the negotiations of the terms of the merger with the Fund Advisor and to report to the full board of directors of each Fund on its deliberations, findings and recommendations.



    The special committee, consisting of Leonard W. Kedrowski (Chair), Richard
K. Riederer and Virginia L. Stringer, met on 14 occasions since its appointment on December 5, 2001. On March 20, 2002, it reported to the full board of directors of each Fund as to its findings at which time it recommended that the board of directors and shareholders of each Fund approve the merger and the Merger Agreement. The boards of directors and the special committee engaged FBR to act as their financial advisor, Gardner, Carton & Douglas to act as their counsel, and also consulted with the Fund Advisor, and the Funds' accountants and legal counsel, and received fairness opinions from FBR. See "THE MERGER--Recommendations of the Board of Directors of Each Fund and the Special Committee."



    POSITIVE FACTORS CONSIDERED BY THE BOARD OF DIRECTORS OF EACH FUND AND THE SPECIAL COMMITTEE. In reaching their determinations, the board of directors of each Fund and the special committee considered that the merger provides the following benefits to the Funds and their shareholders:



    POTENTIAL FOR GROWTH; ENHANCED ACCESS TO CAPITAL. Following the merger, First American will have the potential for enhanced access to and flexibility in obtaining additional equity capital and debt financing. First American intends to use this enhanced flexibility to grow its investment portfolio by purchasing additional mortgage and mortgage-related assets at positive yield spreads and thereby to increase its earnings and distributions to shareholders over time.



    FLEXIBLE OPERATING STRUCTURE AND DECREASED REGULATORY BURDEN. In the merger, the participating Funds will consolidate into First American, which will not be subject to the regulatory framework of the Investment Company Act. As a result, First American will be positioned to respond more efficiently to, and to anticipate the occurrence of, changing conditions in U.S. capital markets, thereby enhancing First American's ability to generate higher risk-adjusted returns.

    THE OPPORTUNITY TO INCREASE BORROWINGS USED IN INVESTMENT ACTIVITIES. Unlike the Funds, First American will not be subject to the borrowing limitations of the Investment Company Act which limits borrowings to an amount equal to one-third of an investment company's total assets. First American will thus be in a position to increase the amount of borrowings it uses in its investment activities. The increased leverage can support a larger asset base.



    POTENTIAL FOR ENHANCED LIQUIDITY. Following the merger, the anticipated listing of the shares of First American common stock on the NYSE and First American's potentially larger equity market capitalization and growth strategy could potentially enhance the liquidity of First American common stock held by shareholders.



    GREATER INVESTMENT DIVERSIFICATION. It is anticipated that, following the merger, First American's portfolio of mortgage loans will be more diversified in terms of number and type of investments and risk profile than the current portfolio of any individual Fund. Such diversification may be further enhanced through First American's acquisition of additional mortgage loans.



    THE OPPORTUNITY FOR SHAREHOLDERS TO EXCHANGE THEIR SHARES IN A TAX-DEFERRED TRANSACTION. The merger offers shareholders an opportunity to exchange their Fund shares for shares of First American common stock in a transaction expected to be tax-free for federal income tax purposes.



    THE RECEIPT OF FAIRNESS OPINIONS FROM A FINANCIAL ADVISOR. The board of directors of each Fund and the special committee also took into account FBR's opinions that the financial consideration to be received in the merger is fair, from a financial point of view, to the shareholders of each Fund.



    NEGATIVE FACTORS CONSIDERED BY THE BOARD OF DIRECTORS OF EACH FUND AND THE SPECIAL COMMITTEE. The board of directors of each Fund and the special committee also considered the following negative factors concerning the merger:



    UNCERTAIN MARKET PRICE OF FIRST AMERICAN COMMON STOCK AFTER THE
MERGER. Prior to the merger, there will have been no public market for First American common stock and there can be no assurance that a regular trading market for First American common stock to be issued in the merger will develop or, if developed, that any such market will be sustained.


    VOLATILITY OF THE REIT MARKET. Historically, the trading price of shares of publicly-traded mortgage REITs has been more volatile than that of the Funds' shares.


    INCREASED LEVERAGE MAY INCREASE EXPOSURE TO LOSS. Upon completion of the merger, First American will not be subject to the borrowing limitations of the Investment Company Act. First American intends to be more highly leveraged than any of the Funds, thereby exposing First American to greater risk of losses. See "RISK FACTORS--Risks Related to Operation of First American--Leverage Increases Exposure to Loss."



    INCREASED COMPENSATION IS PAYABLE TO THE REIT ADVISOR. The Advisory Agreement provides for compensation to be paid by First American to the REIT Advisor that is higher than the compensation currently paid by the Funds to the Fund Advisor. For example, for the 12-month period ended November 30, 2001, the Funds paid aggregate fees to the Fund Advisor of $4,038,979, while on a pro forma basis for First American (assuming maximum participation) covering the same period, the fees payable to the REIT Advisor would have been $7,299,269. Based on the advice of FBR and their review of fee structures in place for comparable companies identified by FBR, the board of directors of the Funds justified the higher management fee because substantially more active asset management is required for First American (a growth-oriented company) compared to the Funds.



    TERMINATION FEE MAY BE PAYABLE TO THE REIT ADVISOR UPON TERMINATION OR NON-RENEWAL OF THE ADVISORY AGREEMENT. In the event First American terminates or declines to renew the Advisory Agreement (other than for cause), First American is obligated to pay the REIT Advisor a termination or non-renewal fee which shall equal 5% of, for the first two years following the initial date of the Advisory Agreement, and 2% of, thereafter, the net equity of First American, calculated as of the fiscal year-end immediately prior to the termination or non-renewal, as the case may be, in accordance with accounting principles generally accepted in the United States. Applying the pro forma net equity of the Funds as of November 30, 2001 (I.E. approximately $571 million) as the estimate of First American's net equity, it is estimated that the termination fee payable to the REIT Advisor during the first two years of First American's operations would be approximately $28.5 million. In contrast, no termination fee is due to the Fund Advisor upon termination of its advisory agreements with the Funds.



    SHAREHOLDERS WILL NO LONGER ENJOY CERTAIN PROTECTIONS AFFORDED BY THE INVESTMENT COMPANY ACT. The Investment Company Act provides certain protections to the shareholders of the Funds that First American's shareholders will not have (such as the ability of a company to terminate its advisory contracts within 60 days without penalty, the limitation on leverage to one-third of assets, the severe restrictions on transactions with affiliates, the required annual approval of advisory contracts by a majority of the board of directors (including a majority of the independent directors) and the approval of the shareholders required to change investment objectives). See "THE FUNDS--Regulatory Matters."



    BENEFITS OF MERGER MAY BE REDUCED IF LESS THAN ALL THE FUNDS PARTICIPATE IN THE MERGER. Certain of the potential benefits of the merger, such as the ability to access equity markets in the future, the liquidity of First American's shares and the ability to achieve expected operating efficiencies, may not be available to First American if less than all of the Funds participate in the merger.



    EXPENSES OF THE MERGER. Each Fund will bear a pro rata share of the expenses of the merger, which are estimated to be $3,000,000, whether or not the merger is consummated. The payment of such expenses will reduce the net worth of First American following the merger.



    RESTRICTIONS IMPOSED ON OPERATIONS AND OWNERSHIP IN ORDER TO MAINTAIN REIT STATUS. In order to maintain REIT status under the Code, First American will need to satisfy certain tests as to its operations, imposing restrictions on the nature of its assets, its ability to hedge its assets and related borrowings, and requiring First American to distribute at least 90% of its taxable income to its shareholders each year. In addition, First American's articles of incorporation provide for restrictions regarding ownership and transfer of First American's stock in order to comply with REIT ownership requirements. The board of directors of each Fund and the special committee also considered the fact that it may be advantageous for Funds' shareholders who stand to receive shares in the merger in amounts exceeding the ownership limit to sell their shares prior to the closing of the merger.



    OTHER NEGATIVE FACTORS. The board of directors of each Fund and the special committee also considered that the parties negotiating the terms of the merger proposal have conflicts of interest, the changes in the nature of the investment held by investors in the Funds, that First American may have to sell assets or incur additional indebtedness to fund cash payments to shareholders in the merger, that failure to realize the anticipated benefits of the merger could have a negative impact on the market price of First American common stock, that the initial size of First American is uncertain, that if a Fund's shareholders fail to approve the merger or a Fund otherwise fails to participate in the merger, and the merger is consummated, the non-participating Fund may face significant operating and administrative challenges, that First American may make lower and less frequent distributions than the dividends historically paid by the Funds, and that failure of First American to maintain REIT status would have adverse tax consequences.



    In view of the wide variety of factors considered by the special committee and the board of directors of each Fund, the boards of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. The special committee and the board of directors of each Fund viewed their positions and recommendations based on the totality of the information presented and considered after taking into consideration all the factors set forth above. The special committee and the board of directors of each Fund determined that the potential benefits of the merger outweighed the potential detriments associated with the merger.

    INTERESTS OF CERTAIN PERSONS IN THE MERGER


    When you consider the recommendation of the board of directors of each Fund that shareholders of that Fund vote in favor of the merger and the adoption of the Merger Agreement, you should be aware that John M. Murphy, Jr. is a member of the board of directors of each Fund and is an executive officer of U.S. Bancorp, the parent company of the Fund Advisor. The Fund Advisor may have interests in the merger that may be different from, or in addition to, your interests as shareholders, including:



 - The new Advisory Agreement contains compensation, termination and other terms more favorable to the REIT Advisor, which is a subsidiary of the Fund Advisor, than do the current advisory agreements between the Funds and the Fund Advisor. See "COMPARISON OF RIGHTS AND INVESTMENTS--Comparison of the Advisory Agreements with the Fund Advisor and REIT Advisor" for a summary comparison of the agreements.



 - Affiliates of the REIT Advisor are expected to hold three of the seven positions on First American's board of directors following the merger.



 - Under the Merger Agreement, for six years after the closing date of the merger, First American will indemnify and hold harmless the Funds' present and former officers and directors for acts or omissions occurring before the close of the merger to the extent provided under the Funds' articles of incorporation, the MBCA or the Investment Company Act.



    In addition, the management team of the Fund Advisor (which participated in the structuring of and negotiations relating to the merger and relating to the Advisory Agreement on behalf of the REIT Advisor) will become the management team for the REIT Advisor upon completion of the merger. Certain members of this management team may stand to earn greater incentive compensation from the REIT Advisor than they have historically earned in their current capacities with the Fund Advisor. Further, because First American will not be registered under the Investment Company Act, it will be permitted to engage in transactions with affiliates that would be prohibited by the Investment Company Act for the Funds. Thus, First American will be permitted to acquire mortgage-related assets from and sell mortgage-related assets to affiliates of the REIT Advisor.


    OPINIONS OF THE FINANCIAL ADVISOR


    In deciding whether to approve the merger, the board of directors of each Fund and the special committee retained FBR to render opinions, each dated as of March 20, 2002, as to the fairness of the financial consideration to be received by shareholders of each Fund, from a financial point of view. The fairness opinions, including a discussion of the assumptions and qualifications made, matters considered and limitations imposed on the review and analysis, is described in this joint proxy statement/prospectus under "THE MERGER--Opinions of the Financial Advisor." Copies of the fairness opinions can be found in Appendices C-1 through C-4 to this joint proxy statement/prospectus.


    THE MERGER IS A TAX-FREE REORGANIZATION


    The merger is intended to qualify as a tax-free reorganization. The Funds have received an opinion from Ernst & Young stating that the merger will qualify as a tax-free reorganization under Section 368(a) of the Code, and that neither the Funds nor the Funds' shareholders (with the exception of those shareholders making the cash election or exercising dissenters' rights) will recognize a taxable gain or loss as a result of the merger. Shareholders may, however, recognize gain with respect to cash received for fractional shares. You should consult with your tax advisors regarding the tax consequences of the merger to you. See "FEDERAL INCOME TAX CONSEQUENCES."


    CONDITIONS TO COMPLETION OF THE MERGER

    Under the Merger Agreement, the completion of the merger for each Fund depends upon the satisfaction of the following conditions:

 - approval of the merger and adoption of the Merger Agreement by shareholders of that Fund representing at least a majority of its outstanding shares;

 - Funds having, in the aggregate, a net asset value of at least $200 million (net of estimated cash needed to fund payments to shareholders making a cash election or exercising their dissenters' rights under Minnesota law) shall have elected to participate in the merger;


 - holders of not more than 5% of the outstanding shares of that Fund shall have exercised dissenters' rights in accordance with the MBCA;

 - absence of any law or court order prohibiting that Fund's participation in the merger or otherwise preventing the consummation of the merger;


 - receipt by the Funds of an opinion from Ernst & Young to the effect that the merger will be treated for federal income tax purposes as a tax-free reorganization and stating that, commencing with its taxable year ending December 31, 2002, First American's organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code;



 - receipt of all other necessary governmental consents and approvals, including an exemptive order granted by the SEC described under "THE MERGER--Exemptive Relief;"



 - execution and delivery of the Advisory Agreement by the REIT Advisor and First American;



 - accuracy of the representations and warranties of each other participating Fund and First American as of the closing date of the merger;



 - performance of the obligations of each other Fund and First American under the Merger Agreement and receipt of an officer's certificate to that effect; and


 - receipt of consents and/or waivers necessary in connection with the merger.

    Where the law permits, each Fund (acting through its board of directors) could decide to complete the merger even though one or more conditions were not satisfied. By law, no Fund can waive:

 - the requirement that its shareholders approve the merger;


 - the requirement that it receives an exemptive order; and


 - the condition which requires the absence of any court order or law preventing the closing of the merger.

    Whether any of the other conditions would be waived would depend on the facts and circumstances as determined by the reasonable business judgment of the boards of directors of the Funds. The board of directors of each Fund has indicated that it will only waive the condition relating to the maximum percentage of shareholders of that Fund that can exercise dissenters' rights under the MBCA if doing so would not result in the initial net asset value of the participating Funds to fall below $200 million. If any of the Funds waived compliance with one or more of the other conditions and the condition was deemed material to a vote of shareholders, such Fund would have to re-solicit shareholders before closing the merger. The Funds do not intend to notify shareholders of any waiver that, in the judgment of its board of directors, does not require re-solicitation of shareholder approval.

    TERMINATION OF THE MERGER AGREEMENT

    The Funds may agree to terminate the Merger Agreement by mutual written consent at any time before completing the merger, even after shareholders have approved the Merger Agreement and the merger. In addition, the Merger Agreement may be terminated by any Fund only as to such Fund if the board of directors of such Fund determines that termination is in the best interest of the Fund and its shareholders.

    EFFECTIVE TIME OF THE MERGER


    The merger for each Fund will become effective as provided in the Merger Agreement upon the filing of articles of merger for such Fund with the Minnesota Secretary of State and upon acceptance for filing of such articles of merger by the Department of Assessments and Taxation of the State of Maryland. It is anticipated that the effective time (or the Effective Time) will occur on the closing date of the merger, which is scheduled for the day following the special meeting of shareholders.


    THE SPECIAL MEETING OF SHAREHOLDERS


    This joint proxy statement/prospectus is being furnished to the shareholders of each Fund for use at the special meeting of the shareholders to be held collectively by the Funds or at any adjournment or postponement of the special meeting.



    At the special meeting, shareholders of each Fund will be asked to approve the merger involving its Fund and to adopt the Merger Agreement.


    RECORD DATE


    The Funds have set [            ] as the record date for determining those
shareholders who are entitled to notice of and to vote at the special meeting for each Fund.


    QUORUM; VOTE REQUIRED


    In order for each Fund to proceed with the special meeting, there must be a quorum. This means that at least a majority of that Fund's shares must be represented at the special meeting, either in person or by proxy. All returned proxies other than broker non-votes count toward a quorum, regardless of how they are voted. An abstention will be counted as shares present at the special meeting in determining whether the merger has been approved. If a proxy is returned with a broker non-vote on the merger, the shareholder will not be counted as present and entitled to vote with respect to the merger. A broker "non-vote" occurs when the underlying owner of shares has not voted and the broker holding the shares does not have discretionary authority to vote on the particular matter.



    For each Fund, an affirmative vote of a majority of the outstanding shares of common stock of such Fund is required to approve the merger and adopt the Merger Agreement. You are entitled to one vote for each Fund share held. The matters to be presented at the special meeting will not entitle you to cumulative voting. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" approving the merger and adopting the Merger Agreement.



    None of the directors of any Fund own any shares of the Funds. Messrs. Wenker and Kappenman, who are officers of the Funds, each own shares of stock in the Funds and have indicated that they intend to vote in favor of the merger and the adoption of the Merger Agreement. See "Stock Ownership" regarding their beneficial ownership of shares of the Fund.


    If you hold your Fund shares in "street name" through a broker or other nominee, your broker or nominee will not be permitted to vote your Fund shares on the merger without specific instructions from you.

    VOTING PROCEDURES


    Shareholders of record may vote in person at the special meeting or vote by proxy. Shareholders of record have received with this joint proxy statement/prospectus a proxy package which will include a proxy card and a voting instruction form. There are three ways to vote your proxy. Your telephone or internet vote authorizes the proxies to vote your shares in the same manner as if you mark, sign and return your proxy card.



    1. Voting by telephone--dial the toll-free number located on your voting instruction form. You will need your 12-digit control number located on the voting instruction form at the time of the call.



    2. Voting through the internet--visit http://www.proxyvote.com. Once there, enter the 12-digit control number located on your voting instruction form.

    3. Voting by mail--enclose your voting instruction form in the postage-paid envelope found within your proxy package. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted "FOR" the merger.


    REVOCATION OF YOUR PROXY


    You may revoke or change your vote at any time before the proxy is voted at the special meeting. You can do this either by:


     (i) notifying the Fund's secretary in writing; or

     (ii) returning a later-dated proxy; or

    (iii) voting again by telephone or through the internet at a later time.

    HOW TO ELECT THE MERGER CONSIDERATION YOU ARE TO RECEIVE


    In the merger, shareholders of each Fund participating in the merger will receive in exchange for all of their existing Fund shares newly issued shares of common stock in First American. Shareholders may make a cash election with respect to all of their holdings in each Fund and receive cash in lieu of shares of First American common stock in the merger. Cash available to fund cash elections for shareholders in each Fund is limited to 15% of such Fund's net asset value. Excess cash elections in any Fund will be pro rated in accordance with the ownership interests of electing shareholders. The electing shareholders will receive First American common stock for the balance of their Fund shares.



    A Cash Election Form is enclosed with this joint proxy statement/prospectus or, if your Fund shares are held in "street name," you will receive this form from your broker, bank or other nominee. Soon after the closing, EquiServe will send to each Fund shareholder a letter of transmittal for use in the exchange of shares and instructions explaining how to surrender stock certificates to EquiServe.



    If you wish to elect to receive cash in lieu of shares of First American common stock in the merger, you must (i) return your properly completed Cash
Election Form to EquiServe on or before [    ] p.m., eastern time, on
[            ], 2002 and (ii) if you hold your own stock certificate
representing shares in a Fund, you must return that certificate along with a letter of transmittal within 20 business days of our mailing a letter of transmittal to you following the closing of the merger. If your Fund shares are held in "street name," the exchange will occur automatically. EquiServe will act as exchange agent in the merger and, in that role, will process the exchange of Fund stock certificates for cash or First American common stock. Shortly after the merger, the exchange agent will allocate cash and First American common stock among the shareholders consistent with their elections and the allocation and proration procedures discussed above.



    If you do not submit a Cash Election Form, you will automatically receive First American common stock in exchange for your Fund shares.


    CONSEQUENCES IF THE MERGER IS NOT APPROVED

    If the merger for any Fund is not consummated for any reason, the Fund expects to continue to operate in its current form. There will be no change in the Fund's investment objectives, policies or restrictions. No other transaction is currently being considered by the board of directors of any Fund as an alternative to the merger, although the Funds may, from time to time, explore other alternatives.


    Regardless of whether a particular Fund elects to participate in the merger, each Fund will be responsible for bearing its pro rata share of the expenses of the merger, based on its relative net asset value determined as of the last day of the week immediately preceding the closing of the merger. There will not be an adjustment of fees based on the number of Funds which elect to participate in the merger.

    ONLY AMERICAN STRATEGIC III MAY APPROVE THE MERGER WITHOUT THE PARTICIPATION OF ANY OTHER FUND



    The Merger Agreement provides that as a condition to closing Funds having, in the aggregate, a net asset value of at least $200 million (net of cash needed to fund payments to shareholders making a cash election or exercising dissenters' rights) must approve the merger. American Strategic III (approximately $266 million of net asset value as of November 30, 2001) is the only Fund that is expected individually to meet the minimum $200 million net asset value threshold condition to closing of the merger. American Strategic II, which had a net asset value of approximately $210 million as of November 30, 2001, would fall below the threshold if shareholders in American Strategic II representing in excess of 5% of its shares make cash elections or exercise dissenters' rights. Additionally, American Strategic (approximately $53 million of net asset value as of November 30, 2001) and American Select (approximately $142 million of net asset value as of November 30, 2001) will not qualify for the $200 million net asset value threshold unless at least one additional Fund elects to participate in the merger. Consequently, only American Strategic III may approve the merger without the participation of any other Fund.


DISSENTERS' RIGHTS


    If the merger is completed, holders of Fund shares on [            ], 2002
of any Fund that merged into First American who did not vote "FOR" the approval of the merger and the adoption of the Merger Agreement, and who delivered a written notice of intent to demand fair value to the applicable Fund before the shareholder vote was taken, will have the right to dissent from the merger and to obtain payment for the "fair value" of their shares of the applicable Fund, plus interest, in accordance with Sections 302A.471 and 302A.473 of the MBCA. The term "fair value" means the value of shares of common stock of the applicable Fund immediately prior to the Effective Time of the merger, and the term "interest" means interest commencing five days after the Effective Time up to and including the date of payment at the rate provided by Minnesota law for interest on verdicts and judgments, currently 2% per year. Shareholders of record who desire to exercise their dissenters' rights must satisfy all of the conditions stated under "THE MERGER--Availability of Dissenters' Rights."


REGULATORY APPROVALS REQUIRED FOR THE MERGER


    Neither First American nor the Funds are aware of any significant regulatory approvals required for the merger other than an exemptive order. See "THE MERGER--Exemptive Relief."


EXEMPTIVE RELIEF


    In order to consummate the merger, the Funds have applied for an exemptive order (or an Exemptive Order), which is an order issued by the SEC exempting the Funds from certain provisions of Section 17(a) of the Investment Company Act.
Section 17(a) of the Investment Company Act generally makes it unlawful for any person affiliated with a registered investment company (or any affiliated person of such person), acting as a principal, to sell any security or other property to or purchase any security or other property from such investment company. Under the Investment Company Act, an affiliated person of an investment company (or of another person) includes (i) persons directly or indirectly owning, controlling or holding with power to vote 5% or more of the outstanding voting securities of the investment company (or such other person), (ii) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the investment company (or such other person), (iii) any person directly or indirectly controlling, controlled by or under common control with the investment company (or such other person), (iv) any officer or director of the investment company (or such other person) and (v) any investment advisor of the investment company.



    The REIT Advisor and the Fund Advisor are affiliates of each other because the REIT Advisor is a wholly-owned subsidiary of the Fund Advisor. The Fund Advisor is an affiliate of each of the Funds because it is their investment advisor. The Fund Advisor and the REIT Advisor may be regarded as affiliates of First American because the REIT Advisor, as the investment advisor to First American, may be viewed as "controlling" (as defined by the Investment Company
Act) First American. In
addition, the Fund Advisor temporarily owns all of the outstanding shares of First American. The REIT Advisor, First American and the Funds may also be regarded as affiliates of each other on the basis that they are under the common control of the Fund Advisor. Accordingly, absent an exemption, the merger may be prohibited by Section 17(a) of the Investment Company Act.



    Exemptions from the provisions of Section 17(a) may be granted by the SEC pursuant to Section 17(b) of the Investment Company Act if evidence establishes that (i) the terms of the proposed transaction, including the consideration to be paid or received, are reasonable and fair and do not involve overreaching on the part of any person concerned, (ii) the proposed transaction is consistent with the policy of each registered investment company concerned, as recited in its registration statement and reports filed under the Investment Company Act and (iii) the proposed transaction is consistent with the general purposes of the Investment Company Act.


ACCOUNTING TREATMENT

    The merger will be accounted for using the purchase method of accounting in accordance with accounting principles generally accepted in the United States.


    The accounting acquirer will be the Fund participating in the merger that has the largest portion of the voting rights in First American. Thus, if all the Funds participate in the merger, the accounting acquirer will be American Strategic III.


FEES AND EXPENSES


    All costs and expenses incurred in connection with the merger (including, but not limited to, costs and expenses of preparing all necessary registration statements, proxy materials and other documents, of preparing for and attending board and committee, shareholder, planning, organizational and other meetings and costs and expenses of accountants, attorneys, financial advisors and other experts engaged in connection with the merger) shall be borne by the Funds. Such costs and expenses shall be allocated among the Funds based on their respective net asset values. However, costs and expenses incurred in connection with the legal representation of the Fund Advisor's interests with respect to the merger and related matters shall be borne by the Fund Advisor. The estimated costs and expenses related to the merger expected to be borne by the Funds are $3,000,000. See "THE MERGER--Fees and Expenses of the Merger."


COMPARATIVE RIGHTS OF SHAREHOLDERS


    The Funds are diversified, closed-end management investment companies registered under the Investment Company Act, organized as Minnesota corporations and governed by their respective articles of incorporation and bylaws, which have been adopted pursuant to the MBCA. First American, which is organized as a Maryland corporation, will be governed by its articles of incorporation and bylaws, which have been adopted pursuant to the Maryland General Corporation Law, as amended (or the MGCL).



    As registered management investment companies, the Funds are subject to the provisions of and the regulations under the Investment Company Act which imposes restrictions on their business and investment activities. First American will not be registered under the Investment Company Act and will seek to qualify as a REIT for federal income tax purposes. First American will seek to be exempt from registration as an investment company under Section 3(c)(5)(C) of the Investment Company Act. Compliance with this exemption and First American's proposed qualification as a REIT will impose restrictions on the business and investment activities of First American. These restrictions are different in some important respects from those applicable to the Funds. See "COMPARISON OF RIGHTS AND INVESTMENTS."

    The following paragraphs highlight certain areas where differences exist between the Funds and First American:



    CLASSIFICATION OF BOARD OF DIRECTORS. The Funds do not have classified boards of directors, and each director serves for a one-year term. Under the articles of incorporation of First American, First American has a classified board of directors with three separate classes in which the directors serve staggered three-year terms.



    REMOVAL OF DIRECTORS. Shareholders representing a majority of a Fund's outstanding shares may elect to remove a director with or without cause. First American's articles of incorporation provide for removal of a director with or without cause, but require the affirmative vote of shareholders representing at least two-thirds of the shares outstanding.



    SHAREHOLDER VOTING REQUIREMENTS. The articles of incorporation of each Fund require a vote of at least two-thirds of the shares outstanding to convert the Funds from closed-end to open-end investment companies. First American's articles of incorporation require a vote of at least two-thirds of the shares oustanding to approve amendments to certain provisions of the articles of incorporation or to amend the bylaws.



    DISTRIBUTIONS. Under the REIT provisions of the Code, First American will be required to make annual distributions of at least 90% of its taxable income. First American intends to make quarterly distributions to its shareholders of amounts that, at a minimum, will enable it to comply with these provisions. The Funds currently pay distributions to shareholders on a monthly basis. As registered investment companies, the Funds are required to distribute at least 90% of their investment company taxable income each taxable year.



    BORROWING LIMITATIONS. Unlike the Funds, First American will not be subject to the borrowing limitations of the Investment Company Act which limits borrowings to an amount equal to one-third of an investment company's total assets. First American's borrowing policy is currently expected to be to incur debt such that, once fully invested, it will maintain a debt-to-equity ratio of between 1:1 to 1.5:1 with regard to its mortgage loan portfolio and 4:1 to 9:1 with respect to its portfolio of mortgage-backed securities.



    REGULATORY DIFFERENCES. There are substantial regulatory differences between the Funds, which are diversified, closed-end management investment companies registered under the Investment Company Act, and First American, which will be a REIT for tax purposes.



    TAX STATUS. In contrast to the Funds, First American will be treated as a REIT.



    ADVISORY AGREEMENT. The fees payable by First American to the REIT Advisor under the Advisory Agreement will be higher than those currently payable by the Funds to the Fund Advisor. Also, First American may have to pay a termination fee to the REIT Advisor under certain circumstances if the Advisory Agreement is terminated without cause or is not renewed by First American.



    AFFILIATE TRANSACTIONS. Because First American will not be a registered investment company under the Investment Company Act, it will be able to engage in transactions with affiliates that would be prohibited by the Investment Company Act for the Funds. The board of directors of First American has adopted operating policies requiring that any affiliate transactions between First American and its affiliates must be conducted on terms no less favorable to First American than those available from unaffiliated parties. Any such transactions will also be subject to the review and oversight of First American's independent directors.



    ACCOUNTING MATTERS. The difference in the regulatory framework of First American compared to the Funds and the change in the advisory fee structure will impact the accounting methods, financial condition, results of operation and liquidity of First American compared to the Funds.

STOCK PRICE AND DIVIDEND INFORMATION


    The Funds' shares currently trade on the NYSE under the symbols ASP (American Strategic), BSP (American Strategic II), CSP (American Strategic III) and SLA (American Select). The shares of American Strategic II, American Strategic III and American Select are also traded on the Chicago Stock Exchange. The following table presents the last reported sale price for each Fund's shares on March 20, 2002, the last trading day before the announcement of the signing
of the Merger Agreement, and on [            ], 2002, the last trading day
before the printing of this joint proxy statement/ prospectus. The Funds typically have distributed dividends on a monthly basis.



                                           SHARE PRICE
                        --------------------------------------------------
                           BEFORE DATE OF JOINT     BEFORE ANNOUNCEMENT OF
NAME OF THE FUND        PROXY STATEMENT/PROSPECTUS     MERGER AGREEMENT
----------------        --------------------------  ----------------------
American Strategic                                          $12.73
American Strategic II                                        13.29
American Strategic III                                       12.12
American Select                                              13.83


IF YOU REQUIRE FURTHER INFORMATION

    If you have more questions about the merger or would like additional copies of this joint proxy statement/prospectus, you should contact:


Call Center Department         -or-          EquiServe
800 Nicollet Mall                            150 Royall Street
Minneapolis, MN 55402                        Canton, MA 02021
(800) 677-3683                               (800) 426-5523

                       SUMMARY HISTORICAL FINANCIAL DATA


    The following summary historical financial data of American Strategic and American Select is derived from the financial statements of the American Strategic and American Select as of and for each of the five years in the period ended November 30, 2001, which were audited by Ernst & Young, independent auditors. The following summary historical financial data of American Strategic II and American Strategic III is derived from the financial statements of American Strategic II and American Strategic III as of and for each of the five years in the period ended May 31, 2001, which were audited by Ernst & Young, independent auditors, and the unaudited financial statements as of and for the six months ended November 30, 2001. The information presented for American Strategic II and American Strategic III for the interim periods is unaudited but, in the opinion of American Strategic II's and American Strategic III's management, such information reflects all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial data for the interim periods. The results for the interim periods presented are not necessarily indicative of the results for a full year. The data should be read in conjunction with the financial statements, related notes and other financial information included and incorporated by reference herein.



                    AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                     YEAR ENDED NOVEMBER 30,
                           -------------------------------------------
                            2001     2000     1999     1998     1997
                           -------  -------  -------  -------  -------

STATEMENT OF OPERATIONS
  DATA:
  Investment income,
    before interest
    expense                $ 5,872  $ 6,069  $ 6,972  $ 6,510  $ 6,775
  Interest expense             727    1,219    1,382      874      722
  Investment management
    fees                       343      321      370      374      404
  Other expenses               377      481      521      520      567
  Net investment income      4,424    4,047    4,698    4,741    5,082
  Net realized gain
    (loss) on investments      450     (964)      77      415      250

  Net change in
    unrealized gain
    (loss) on investments      116    1,652   (2,991)    (129)     926

  Net increase in net
    assets resulting from
    operations               4,991    4,734    1,784    5,027    6,258

PER SHARE DATA:
  Net investment income       1.05     0.97     1.00     1.01     0.97
  Net realized and
    unrealized gains
    (losses) on
    investments               0.13     0.15    (0.62)    0.06     0.22
  Net increase in net
    asset value resulting
    from operations           1.18     1.12     0.38     1.07     1.19

  Cash dividends paid         1.06     0.96     1.01     0.97     0.96

BALANCE SHEET DATA (END
  OF PERIOD):
  Mortgage loans            35,047   42,586   64,223   62,799   58,997
  Other securities          40,029   21,422   14,568   13,673   15,883
  Total assets              75,563   64,789   79,538   77,901   78,711
  Reverse repurchase
    agreements payable      21,952   11,705   21,125   16,500   11,000
  Net assets                53,427   52,910   58,054   61,286   67,613
  Net asset value per
    share                    12.63    12.51    12.35    12.98    12.88
  Per-share market value     12.79    11.19    11.44    12.13    11.88

                       SUMMARY HISTORICAL FINANCIAL DATA


                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                            YEAR ENDED MAY 31,
                             SIX MONTHS ENDED    -------------------------------------------------------------------------
                            NOVEMBER 30, 2001        2001           2000           1999           1998           1997
                           --------------------  -------------  -------------  -------------  -------------  -------------
                               (UNAUDITED)

STATEMENT OF OPERATIONS
  DATA:
  Investment income,
    before interest
    expense                      $ 11,317          $ 23,577       $ 24,650       $ 25,742       $ 27,601       $ 26,061
  Interest expense                  1,135             4,346          5,092          4,082          4,943          2,798
  Investment management
    fees                              665             1,284          1,295          1,445          1,498          1,537
  Other expenses                      497             1,091          1,238          1,304          1,870          2,138
  Net investment income             9,020            16,856         17,025         18,911         19,290         19,588
  Net realized gain
    (loss) on investments           3,360               110         (1,692)           767            952         (2,374)

  Net change on
    unrealized gain
    (loss) on investments            (287)           13,119         (9,525)        (4,169)         7,157           (168)

  Net increase in net
    assets resulting from
    operations                     12,093            30,085          5,808         15,508         27,399         17,046

PER SHARE DATA:
  Net investment income              0.56              1.06           1.02           1.06           1.03           0.98
  Net realized and
    unrealized gains
    (losses) on
    investments                      0.20              0.83          (0.68)         (0.19)          0.41          (0.13)
  Net increase in net
    asset value resulting
    from operations                  0.76              1.89           0.34           0.87           1.44           0.85

  Cash dividends paid                0.56              1.03           1.06           1.02           1.00           1.00

BALANCE SHEET DATA (END
  OF PERIOD):
  Mortgage loans                  165,701           193,356        194,602        244,440        232,480        246,773
  Other securities                 82,148            74,188         66,822         86,926         74,440         83,298
  Total assets                    249,799           278,610        263,831        334,495        311,025        336,529
  Reverse repurchase
    agreements payable             37,500            69,749         66,711        103,925         76,000         84,000
  Net assets                      211,557           208,439        194,759        229,843        234,484        251,920
  Net asset value per
    share                           13.26             13.06          12.20          12.92          13.07          12.63
  Per-share market value            12.85             12.30          11.00          11.94          11.81          11.38

                       SUMMARY HISTORICAL FINANCIAL DATA


                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                            YEAR ENDED MAY 31,
                             SIX MONTHS ENDED    -------------------------------------------------------------------------
                            NOVEMBER 30, 2001        2001           2000           1999           1998           1997
                           --------------------  -------------  -------------  -------------  -------------  -------------
                               (UNAUDITED)

STATEMENT OF OPERATIONS
  DATA:
  Investment income,
    before interest
    expense                      $ 14,177          $ 30,620       $ 31,838       $ 35,211       $ 36,682       $ 34,802
  Interest expense                  1,398             5,859          6,285          6,570          6,436          3,784
  Investment management
    fees                              842             1,612          1,703          1,888          1,974          2,028
  Other expenses                      600             1,385          1,538          1,667          2,474          2,309
  Net investment income            11,338            21,764         22,311         25,086         25,797         26,681
  Net realized gain
    (loss) on investments           3,447               773         (4,347)         2,450          1,886           (989)

  Net change in
    unrealized gain
    (loss) on investments             (41)           14,216         (7,398)        (8,322)         7,937         (2,268)

  Net increase in net
    assets resulting from
    operations                     14,744            36,754         10,567         19,214         35,620         23,423

PER SHARE DATA:
  Net investment income              0.53              1.02           1.00           1.05           1.02           1.00
  Net realized and
    unrealized gains
    (losses) on
    investments                      0.16              0.70          (0.53)         (0.24)          0.37          (0.13)
  Net increase in net
    asset value resulting
    from operations                  0.69              1.72           0.47           0.81           1.39           0.87

  Cash dividends paid                0.52              1.02           1.05           1.02           1.05           1.00

BALANCE SHEET DATA (END
  OF PERIOD):
  Mortgage loans                  273,654           249,702        271,291        328,105        308,568        305,759
  Other securities                 83,146            67,060         50,697         91,101         86,491         93,463
  Total assets                    360,049           336,934        325,296        424,581        399,617        408,414
  Reverse repurchase
    agreements payable             91,699            72,407         75,596        131,725         99,000         83,500
  Net assets                      267,667           264,074        249,144        292,059        299,913        324,181
  Net asset value per
    share                           12.54             12.37          11.67          12.25          12.46          12.12
  Per-share market value            12.34             11.88          10.56          11.88          11.38          11.13

                       SUMMARY HISTORICAL FINANCIAL DATA


                         AMERICAN SELECT PORTFOLIO INC.
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                       YEAR ENDED NOVEMBER 30,
                           ------------------------------------------------
                             2001      2000      1999      1998      1997
                           --------  --------  --------  --------  --------

STATEMENT OF OPERATIONS
  DATA:
  Investment income,
    before interest
    expense                $ 16,323  $ 15,538  $ 17,090  $ 17,651  $ 19,923
  Interest expense            2,822     3,249     3,331     3,486     4,163
  Investment management
    fees                        710       676       766       773       836
  Other expenses                726       856       917       897       946
  Net investment income      12,065    10,754    12,076    12,495    13,978
  Net realized gain
    (loss) on investments       196       276        41     3,862     1,489

  Net change in
    unrealized gain
    (loss) on investments     4,723     1,780    (3,224)   (2,246)    1,309

  Net increase in net
    assets resulting from
    operations               16,984    12,810     8,893    14,110    16,776

PER SHARE DATA:
  Net investment income        1.13      1.01      1.02      1.06      1.05
  Net realized and
    unrealized gains
    (losses) on
    investments                0.47      0.18     (0.26)     0.12      0.21
  Net increase in net
    asset value resulting
    from operations            1.60      1.19      0.76      1.18      1.26

  Cash dividends paid          1.07      1.01      1.05      1.10      1.04

BALANCE SHEET DATA (END
  OF PERIOD):
  Mortgage loans            139,443   140,847   156,836   187,045   190,883
  Other securities           49,464    40,547    43,380    22,905    42,454
  Total assets              190,268   182,935   201,959   212,067   239,398
  Reverse repurchase
    agreements payable       47,365    45,586    50,975    57,000    68,000
  Net assets                142,617   137,042   150,097   154,838   171,140
  Net asset value per
    share                     13.38     12.85     12.67     12.96     12.88
  Per-share market value      13.54     11.50     11.69     12.13     11.75

                        SUMMARY PRO FORMA FINANCIAL DATA


    To assist the Funds' shareholders in analyzing the merger, two presentations of pro forma financial information have been prepared to show the impact of the merger based upon two possible merger scenarios. The first presentation of pro forma financial information assumes all four Funds approve and participate in the merger (referred to as maximum participation). The second presentation assumes a combination of the two Funds whose combined net assets exceed the minimum net asset requirement to effect the merger by the smallest margin (referred to as minimum participation). The rationale for including the maximum and minimum participation pro forma information is to provide the range of possible outcomes to potential investors.



    The following summary pro forma financial data as of and for the year ended November 30, 2001 is derived from the pro forma financial statements of First American and the Funds (in the case of the maximum participation scenario) and from the pro forma financial statements of First American and American Strategic and American Strategic II (in the case of the minimum participation scenario). The data should be read in conjunction with the unaudited pro forma financial information and related notes included herein.



              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                          MAXIMUM PARTICIPATION  MINIMUM PARTICIPATION
                                                SCENARIO               SCENARIO
                                               YEAR ENDED             YEAR ENDED
                                            NOVEMBER 30, 2001      NOVEMBER 30, 2001
                                          ---------------------  ---------------------
STATEMENT OF OPERATIONS DATA:
  Total income                                  $ 66,536               $ 25,620
  Interest expense                                13,744                  4,991
  Investment management fees                       7,299                  2,591
  Other expenses                                   2,479                  1,500

  Net realized gain (loss) on
    investments                                    3,104                  1,543
  Net income                                      46,118                 18,081
  Net income per share                              0.81                   0.81

BALANCE SHEET DATA (END OF PERIOD):
  Mortgage loans, net of allowance               613,845                200,748
  Available-for-sale securities                  237,620                111,337
  Total assets                                   872,679                324,247
  Borrowings                                     101,290                 39,748
  Shareholders' equity                           570,978                224,121
  Book value per common share                         10                     10

                       COMPARATIVE FEES AND EXPENSE TABLE



    The following tables allow you to compare the various fees and expenses incurred by the Funds for the year ended November 30, 2001 with the pro forma fees and expenses of First American after giving effect to the merger. The first pro forma column in the table assumes maximum participation. The second pro forma column assumes minimum participation. Both pro forma columns reflect the estimated fees and expenses of First American assuming such Funds merged into First American on December 1, 2001.




                         THE FUNDS                                             FIRST AMERICAN PRO FORMA
               ANNUAL FUND OPERATING EXPENSES                          ANNUAL FIRST AMERICAN OPERATING EXPENSES
          (AS A PERCENTAGE OF AVERAGE NET ASSETS)                      (AS A PERCENTAGE OF AVERAGE NET ASSETS)
Investment Management Fees                                    Investment Management Fees(1)
                                                                 Maximum Participation         Minimum Participation
American Strategic Income Portfolio                0.64%                 1.30%                         1.18%
American Strategic Income Portfolio II              0.63%
American Strategic Income Portfolio III             0.63%
American Select Portfolio                          0.50%
Performance Fees(2)                                           Performance Fees(3)
                                                                 Maximum Participation         Minimum Participation
American Strategic Income Portfolio                  NA                  0.00%                         0.00%
American Strategic Income Portfolio II                NA
American Strategic Income Portfolio III               NA
American Select Portfolio                            NA
Interest Payments on Borrowed Funds                           Interest Payments on Borrowed Funds(1)
                                                                 Maximum Participation         Minimum Participation
American Strategic Income Portfolio                1.36%                 2.44%                         2.27%
American Strategic Income Portfolio II              1.47%
American Strategic Income Portfolio III             1.55%
American Select Portfolio                          2.00%
Other Expenses(4)                                             Other Expenses(4)
                                                                 Maximum Participation         Minimum Participation
American Strategic Income Portfolio                0.70%                 0.44%                         0.68%
American Strategic Income Portfolio II              0.50%
American Strategic Income Portfolio III             0.49%
American Select Portfolio                          0.52%
Total Fees and Expenses(1)                                    Total Fees and Expenses(1)
                                                                 Maximum Participation         Minimum Participation
American Strategic Income Portfolio                2.70%                 4.18%                         4.14%
American Strategic Income Portfolio II              2.60%
American Strategic Income Portfolio III             2.67%
American Select Portfolio                          3.02%



(1) First American's plan is to utilize greater levels of leverage in its investment activities. Because only historical leverage levels are reflected in the pro forma table above, First American's actual investment management fees ratio, interest payments on borrowed funds ratio and total fees and expenses ratio will be higher than the pro forma ratios set forth above.
(2)  The Fund Advisor is not entitled to receive a performance fee.
(3) The REIT Advisor will be entitled to receive a performance fee for each fiscal quarter equal to the product of (i) the weighted average number of shares of common stock outstanding during such quarter, and (ii) 20% of the amount by which (a) the net income per share of common stock of First American (before the performance fee) exceeds (b) a net income per share that would result in a yield, tied to the historical offering prices of the common stock, equal to the greater of 10% or the applicable ten-year U.S. Treasury Rate plus 3.5% (each expressed as a quarterly percentage). No performance fee would have been payable under either pro forma presentation.
(4) "Other expenses" of the Funds are based on fees and expenses incurred by the Funds for the year ended November 30, 2001 and other expenses of First American are based on pro forma fees and expenses of First American after giving effect to the merger. Other expenses include for both the Funds and First American, among other things, mortgage servicing fees, provisions for credit losses, administration fees, registration fees, shareholder reporting expenses, transfer agent fees, custody fees, audit and legal fees and fees of the independent directors.

                                  RISK FACTORS


    Before you decide how to vote on the merger, you should be aware that there are various risks involved in the merger. In addition to the other information included in this joint proxy statement/ prospectus, you should carefully consider the following material risks related to the merger and an investment in First American.


RISKS RELATING TO THE MERGER


UNCERTAIN MARKET PRICE OF FIRST AMERICAN COMMON STOCK AFTER THE MERGER.



    Prior to the merger, there will have been no public market for First American common stock and there can be no assurance that a regular trading market for First American common stock to be issued in the merger will develop or, if developed, that any such market will be sustained. In the absence of a public trading market, a shareholder may be unable to liquidate his or her investment in First American. There can be no assurance that the per share price at which First American common stock trades in the public market after the merger will not be lower than the net asset value of First American or the prices at which the Funds currently trade.



    The market price of First American common stock will likely fluctuate in response to a number of factors:



    - the markets' perception of First American and its ability to generate distributions;



    - the size of First American in terms of assets and market capitalization;


    - changes in long-term and short-term interest rates; and

    - conditions of the mortgage investment and stock markets.

THE PARTIES NEGOTIATING THE TERMS OF THE MERGER PROPOSAL HAVE CONFLICTS OF INTEREST.


    When you consider the recommendation of the board of directors of each Fund that shareholders of that Fund vote in favor of the merger and the adoption of the Merger Agreement, you should be aware that John M. Murphy, Jr., who serves on the board of directors of each Fund is an executive officer of U.S. Bancorp, the Fund Advisor's ultimate parent company, and that the Fund Advisor may have interests in the merger that may be different from, or in addition to, your interests as shareholders. These conflicts include:



     - The new Advisory Agreement contains compensation, termination and other terms more favorable to the REIT Advisor, which is a subsidiary of the Fund Advisor, than do the current advisory agreements between the Funds and the Fund Advisor. See "COMPARISON OF RIGHTS AND INVESTMENTS--Comparison of the Advisory Agreements with the Fund Advisor and REIT Advisor" for a summary comparison of the agreements.



     - Affiliates of the REIT Advisor are expected to hold three of the seven positions on First American's board of directors following the merger.



     - Under the Merger Agreement, for six years after the closing date of the merger, First American will indemnify and hold harmless the Funds' present and former officers and directors for acts or omissions occurring before the closing of the merger to the extent provided under a Fund's articles of incorporation, the MBCA or the Investment Company Act.



    In addition, the management team of the Fund Advisor (which participated in the structuring of and negotiations relating to the merger and relating to the Advisory Agreement on behalf of the REIT Advisor) will become the management team for the REIT Advisor upon completion of the merger. Certain members of this management team may stand to earn greater incentive compensation from the REIT Advisor than they have historically earned in their current capacities with the Fund Advisor. Further, because First American will not be registered under the Investment Company Act, it will be permitted to engage in transactions with affiliates that would be prohibited by the Investment Company

Act for the Funds. Thus, First American will be permitted to acquire mortgage-related assets from and sell mortgage-related assets to affiliates of the REIT Advisor.


CHANGES IN THE NATURE OF THE INVESTMENT HELD BY INVESTORS.


    Fund shareholders who become First American shareholders will have fundamentally changed the nature of their investments and their rights will be different from their current rights as shareholders in their respective Funds. These changes may entail greater risks and may have an adverse effect on the quality of the investments held by shareholders. This may affect the frequency and amount of dividends distributed to shareholders, the market value of the shares, First American's regulatory and disclosure obligations, First American's exposure to interest rate fluctuations and the types and degree of leverage of First American. Additionally, a number of changes will occur as a result of the merger that will affect the financial condition and results of operations of First American, including changes to the current status of the Funds' accounting basis, financial statements, fiscal year-end, distribution requirements and capital loss carry-overs. See "COMPARATIVE MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE FUNDS AND FIRST AMERICAN."



SHAREHOLDERS OF FIRST AMERICAN WILL NO LONGER ENJOY THE PROTECTION AFFORDED BY THE INVESTMENT COMPANY ACT.



    First American will not be regulated under the Investment Company Act, and thus, its shareholders will not be afforded certain regulatory protections, including those that require:



    - that no more than 60% of the board of directors may be "interested persons" of that investment company;



    - that a majority of independent directors must approve new or renewed investment advisory contracts;



    - shareholder and/or independent director ratification of independent auditors in certain instances;



    - restrictions on borrowing and issuing senior securities;



    - filing of a registration statement containing fundamental investment policies;



    - shareholder approval of changes in investment policies;



    - investment advisory contracts conform to certain rules;



    - independent approval of service contracts with affiliates;



    - that distributions and share repurchases conform to certain rules;



    - avoidance of certain transactions with affiliates;



    - banks or broker dealers to maintain custody of assets; and



    - fidelity bonding.



    The regulatory protections listed above are more fully discussed under the section heading "THE FUNDS--Regulatory Matters" in this joint proxy statement/prospectus.



FIRST AMERICAN MAY HAVE TO SELL ASSETS OR INCUR ADDITIONAL INDEBTEDNESS TO FUND CASH PAYMENTS TO SHAREHOLDERS IN THE MERGER.



    The Merger Agreement provides shareholders of each Fund with the option to receive in the merger, in lieu of shares of First American common stock, cash for their Fund shares. This option is limited to a maximum of 15% of the shares in each Fund. In addition, shareholders properly exercising their statutory dissenters' rights will be entitled to a cash payment from First American. First American anticipates that it will fund such cash payments through additional borrowings. The use of borrowed funds to fund cash payments to shareholders in the merger will reduce the funds otherwise available for investment and hedging activities, which may reduce First American net income and cash available for distributions to shareholders over time.



FAILURE TO REALIZE THE ANTICIPATED BENEFITS OF THE MERGER COULD HAVE A NEGATIVE IMPACT ON THE MARKET PRICE OF FIRST AMERICAN COMMON STOCK.



    The special committee and the board of directors of each Fund believes that the merger may result in enhanced access to capital, potential increase in distributions, the opportunity to increase borrowings used in investment activities, increased operating and capital flexibility, greater risk diversification, potential for enhanced liquidity, operating efficiencies and decreased regulatory burden. While the special committee and the board of directors of each Fund believe the merger will produce these benefits, it is possible that the anticipated benefits of the merger may not be realized. This could reduce the market price for First American common stock, making an investment in First American less attractive compared to an investment in any of the Funds.


THE COSTS OF THE MERGER WILL BE PAID BY THE FUNDS EVEN IF THE MERGER IS NOT COMPLETED.


    Each Fund will bear a pro rata share of the expenses of the merger, which are estimated to be $3,000,000, whether or not the merger is consummated and whether or not the particular Fund participates in the merger. The payment of such expenses will reduce the net worth of First American following the merger. Amounts used to pay such expenses would otherwise be available for investment in additional mortgage-related assets or for distribution to shareholders by the Funds.



THE INITIAL SIZE OF FIRST AMERICAN IS UNCERTAIN.



    Shareholders are being asked to vote on the merger even though the initial size and asset mix of First American is uncertain. The actual initial size will depend upon which Funds participate in the merger, the number of shareholders making the cash election and the number of holders exercising dissenters' rights. A smaller company in terms of net assets may negatively impact First American's ability to access equity markets in the future, the liquidity of First American's shares and the ability to achieve expected operating efficiencies. As of March 15, 2002, the net asset values of the Funds were approximately as follows:



    - American Strategic--$53 million;



    - American Strategic II--$210 million;



    - American Strategic III--$266 million; and



    - American Select--$142 million.



    First American's initial size will not be less than $200 million because it is a condition to the merger that Funds having, in the aggregate, a net asset value of at least $200 million (net of estimated cash needed to fund payments to shareholders making the cash election or exercising dissenters' rights under Minnesota law) shall have elected to participate in the merger.


IF A FUND'S SHAREHOLDERS FAIL TO APPROVE THE MERGER OR A FUND OTHERWISE FAILS TO PARTICIPATE IN THE MERGER, AND THE MERGER IS CONSUMMATED, THE NON-PARTICIPATING FUND MAY FACE SIGNIFICANT OPERATING AND ADMINISTRATIVE CHALLENGES.

    The Funds that do not participate in the merger will continue with their businesses. It is possible, however, that the non-participating Funds will encounter significant operating and administrative challenges in the continuation of their respective businesses, including the following:


    - The management team of the Fund Advisor also will serve as the management team for the REIT Advisor; and


    - The Funds will be subject to possible further contraction through future tender offers that may decrease shareholders' liquidity and the Funds' investment flexibility.

REIT OWNERSHIP LIMIT COULD REQUIRE SHAREHOLDERS OF THE FUNDS TO SELL SHARES PRIOR TO THE MERGER.


    For First American to maintain its qualification as a REIT under the Code, no more than 50% in value of the outstanding First American stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of First American's taxable year (other than the first taxable year for which the election to be treated as a REIT has been made). To ensure that First American will not fail to qualify as a REIT, First American's articles of incorporation, subject to certain exceptions, limit direct and indirect ownership of stock of First American by any person to no more than 9.8% of the number of shares of common stock or of any series of preferred stock outstanding. If any shareholder becomes a shareholder of First American in violation of the ownership limit, the excess shares held would be subject to the provisions of the articles of incorporation relating to ownership limit violations, which have the effect of depriving the excess shares of voting rights and the right to receive regular dividends and subjecting the excess shares to repurchase by First American, or a forced sale in the market. Thus, it may be advantageous for shareholders of the Funds that stand to receive shares in the merger in excess of the ownership limit to sell their Fund shares prior to the merger.


RISKS RELATED TO PAYMENT OF DISTRIBUTIONS

POSSIBLE LOWER DISTRIBUTIONS.


    Under the REIT provisions of the Code, First American is required to distribute annually at least 90% of its taxable income. First American intends to make quarterly distributions to its shareholders of amounts that will, at a minimum, enable it to comply with these provisions. The actual amount of such distributions will be determined on a quarterly basis by First American's board of directors, taking into account, in addition to the REIT requirements, the cash needs and taxable income of First American, the market price of its common stock, and other factors the board of directors considers relevant. It is possible that the amount of First American's taxable income (and therefore its dividends) will be lower following the merger than the dividends historically paid by the Funds.


LESS FREQUENT PAYMENT OF DISTRIBUTIONS.


    The Funds currently pay distributions to shareholders on a monthly basis. Following the merger, First American intends to pay quarterly distributions to its shareholders. As a result, shareholders will have to adjust to less frequent payments of distributions.



RISKS RELATED TO OPERATION OF FIRST AMERICAN


MORTGAGE LOANS AND OTHER INVESTMENTS POSE RISK OF LOSS.


    Upon completion of the merger, First American will succeed to all of the assets held by the Funds that elect to participate in the merger. These assets are expected to consist principally of mortgages secured by multifamily and commercial properties and, to a lesser extent, U.S. agency and private label mortgage-backed securities. First American intends to invest in many of the same types of assets and to grow its portfolio of mortgages and mortgage-related assets over time. As a result, First American will be subject to the risks relating to the ownership of mortgage loans and other mortgage-related assets discussed in the paragraphs below.



    - BORROWER DEFAULTS COULD REDUCE THE VALUE OF FIRST AMERICAN'S ASSETS AND CASH AVAILABLE FOR DISTRIBUTION TO SHAREHOLDERS. While holding mortgage loans, First American will be subject to risks of borrower defaults, bankruptcies, fraud and losses and special hazard losses that are not covered by standard hazard insurance. If a borrower default occurs, First American will bear the risk of loss of principal to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the mortgage loan. Loan foreclosures will cause First American to incur costs and often involve delays, and there is no assurance that the subsequent sale of the collateral will produce an amount equal to the unpaid principal balance of the loan, accrued but unpaid interest and all foreclosure expenses, in which case First American would suffer a loss.

      Defaults in First American's portfolio will reduce the value of that portfolio and the amount of cash available for distribution to shareholders.



    - CHANGES IN INTEREST RATES COULD REDUCE THE VALUE OF FIRST AMERICAN'S ASSETS. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond the control of First American. When interest rates decline, the value of a portfolio invested in fixed rate mortgages can be expected to rise. Conversely, when interest rates rise, the value of a portfolio invested in fixed rate mortgages can be expected to decline. The impact of interest rate changes on either the fair value of First American's assets or the market price of First American common stock cannot be predicted due to the characteristics of the mortgages and mortgage-related assets in which First American expects to invest and the various hedging techniques that can be employed by First American.



    - DECLINE IN MARKET VALUE OF ASSETS COULD LIMIT FIRST AMERICAN'S BORROWING CAPACITY. First American's leveraging strategy will be designed to increase the size of its portfolio of mortgage loans and mortgage-backed securities by borrowing against its existing mortgage loans and mortgage-backed securities. Since First American will secure the borrowings with pledges of its assets, a decline in the market value of its assets could limit First American's ability to borrow or require First American to sell assets, possibly at losses under adverse market conditions, in order to maintain liquidity and comply with its investment policies.



    - FIRST AMERICAN MAY EXPERIENCE LOSSES ON CERTAIN MORTGAGE-BACKED SECURITIES. While First American expects that a substantial majority of its mortgage-backed securities investments will be made in U.S. agency mortgage-backed securities, First American may include in its portfolio privately issued mortgage securities backed by pools of mortgage loans, which are typically not guaranteed by the U.S. government or any agency of the U.S. government. Although such mortgage-backed securities generally are structured with one or more types of credit enhancement and are investment grade or of equivalent credit quality, any losses due to borrower defaults on any of the underlying mortgage loans, bankruptcies, fraud or special hazard losses, in excess of certain insurance limits, would be the responsibility of First American. Any such losses will reduce the value of First American's assets and the amount of cash available for distribution to shareholders.



    - VOLATILITY OF VALUES OF MORTGAGED PROPERTIES MAY AFFECT ADVERSELY FIRST AMERICAN'S MORTGAGE LOANS. The value of First American's mortgage loans will depend in part on the value of the real properties securing such loans. Commercial and multifamily property values and net operating income derived from these properties are subject to volatility and may be affected adversely by a number of factors, including:


     - national, regional and local economic conditions;

     - local real estate conditions (such as an oversupply of housing or commercial space);

     - changes or continued weakness in specific industry segments;

     - perceptions by prospective tenants of the safety, attractiveness, construction quality, age and design of the property;

     - the willingness and ability of the property's owner to provide capable management and adequate maintenance;

     - demographic factors; and

     - increases in operating expenses (such as energy or insurance costs).


      In the event that the value of real properties collateralizing First American's mortgage loans decreases, the market value of First American's mortgage loans could decline, which could limit First American's ability to borrow or require First American to sell assets, possibly at losses under adverse market conditions, in order to maintain liquidity and comply with its investment policies.



POSSIBLE ENVIRONMENTAL LIABILITIES MAY RESULT IF FIRST AMERICAN ACQUIRES INTERESTS IN PROPERTIES.



    First American may become subject to environmental risks if, in connection with a foreclosure of a mortgage loan, it acquires a property with material environmental problems. Such environmental risks include the risk that operating costs and values of these assets may be adversely affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. Such laws often impose liability regardless of whether the owner or operator knows of, or was responsible for, the presence of such hazardous or toxic substances. The costs of investigation, remediation or removal of hazardous substances could exceed the value of the property. First American's income and ability to make distributions to its shareholders could be affected adversely by an environmental liability existing on a property so acquired by First American.


INVESTMENTS MAY BE ILLIQUID AND THEIR VALUE MAY DECREASE.


    Many of First American's assets are and will be relatively illiquid. Thus, the ability of First American to vary its portfolio in response to changes in economic and other conditions may be relatively limited. This could result in depreciation in the value of First American's assets.


LEVERAGE INCREASES EXPOSURE TO LOSS.


    - FIRST AMERICAN WILL BE MORE HIGHLY LEVERAGED THAN ANY OF THE FUNDS. As diversified, closed-end management investment companies, the Funds are subject to the provisions of the Investment Company Act which limit borrowings to an amount equal to one-third of their total assets. Consistent with these provisions, the Funds have used borrowings in their investment strategies. As of November 30, 2001, the Funds had aggregate total borrowings of approximately $198,515,000, which represented 22.67% of their aggregate total assets. Approximately $84,954,000 of these borrowings have a fixed interest rate of 4.65% and mature on April 17, 2003. Approximately $113,561,000 of these borrowings bear interest at a floating rate having a weighted average interest rate of 2.76% as of November 30, 2001. The Funds' borrowings consist of short-term reverse repurchase agreements and whole loan revolving credit facility agreements.



      Upon completion of the merger, First American will succeed to the borrowings then held by the Funds. However, unlike the Funds, First American will not be subject to the borrowing limitations of the Investment Company Act and First American's borrowing policy will be to incur debt such that, once fully invested, it will maintain a debt-to-equity ratio of between 1:1 to 1.5:1 with regard to its mortgage loan portfolio and 4:1 to 9:1 with respect to its portfolio of mortgage-backed securities. First American will thus be more highly leveraged than any of the Funds.



    - HIGHER LEVELS OF LEVERAGE EXPOSE FIRST AMERICAN TO GREATER RISK OF LOSSES. Leverage can reduce the net income available for distributions to shareholders. If interest income on assets purchased with borrowed funds fails to cover the cost of the borrowings, First American will experience net interest losses and may experience net losses and erosion or elimination of its equity. The anticipated greater use of leverage by First American compared to the Funds makes the possibility of losses more likely.



    - INTEREST RATE MISMATCH COULD OCCUR BETWEEN ASSET YIELDS AND BORROWING RATES RESULTING IN DECREASED YIELD. First American's operating results will depend in large part on differences between the income from its assets (net of credit losses) and its borrowing costs. First American intends to fund a substantial portion of its assets with borrowings which have interest rates that reset relatively frequently, such as monthly or quarterly. First American anticipates that, in most cases, the income from its assets will respond more slowly to interest rate fluctuations than the cost of its borrowings, creating a potential mismatch between asset yields and borrowing rates. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence First American's net income. Increases in these rates will tend to decrease First American's net income and fair value of First American's net assets. Interest rate fluctuations resulting in First American's interest expense exceeding interest income would result in First American incurring operating losses.



    - UNAVAILABILITY OF BORROWINGS COULD ADVERSELY AFFECT FIRST AMERICAN. The ability of First American to achieve its investment objectives depends to a significant extent on its ability to borrow funds in sufficient amounts and on sufficiently favorable terms to earn incremental returns. First American may not be able to achieve the degree of leverage it believes to be optimal due to decreases in the proportion of the value of its assets that it can borrow against, decreases in the fair value of First American's assets, increases in interest rates, changes in the availability of financing in the market, conditions in the lending market and other factors. This may cause First American to experience losses or to earn smaller profits than would otherwise be the case.



HEDGING STRATEGIES MAY NOT ELIMINATE INTEREST RATE RISK AND MAY REDUCE THE OVERALL RETURNS ON INVESTMENTS.



    First American intends to enter into hedging transactions to protect its investment portfolio from interest rate fluctuations and other changes in market conditions. These hedging strategies will be consistent with the current strategies employed by the Funds, and First American will develop and utilize other strategies as appropriate and consistent with its qualification as a REIT. These hedging transactions may include interest rate or currency swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments.



    Developing an effective hedging strategy is complex and no strategy can completely insulate First American from risks associated with interest rate changes and prepayments. In addition, hedging typically involves costs, including transaction costs, which increase dramatically as the period covered by the hedge increases and which also increase during periods of rising or volatile interest rates. First American may increase its hedging activity, and thus increase its hedging costs, during such periods when interest rates are volatile or rising and hedging costs have increased.



    Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there may be no requirements on the part of the counterparty with respect to record keeping, financial responsibility or segregation of customer funds and positions. First American intends to enter into these transactions only with counterparties with long-term debt rated "AA" or better by at least one nationally recognized rating agency. The business failure of a counterparty with which First American has entered into a hedging transaction will most likely result in a default, which may result in the loss of unrealized profits and force First American to cover its resale commitments, if any, at the then current market price. Although generally First American will seek to reserve for itself the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the counterparty, and First American may not be able to enter into an offsetting contract in order to cover its risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and First American may be required to maintain a position until exercise or expiration, which could result in losses.



    Hedging devices and mortgage instruments are complex and can produce volatile results. Accordingly, there can be no assurance that First American's hedging strategy will have the desired beneficial impact on First American's earnings, financial condition and the resulting dividend yield on its common stock. Instead, such hedging strategies may have an adverse effect on First American's net income and cash available for distribution to shareholders.



SIGNIFICANT COMPETITION MAY ADVERSELY AFFECT FIRST AMERICAN'S ABILITY TO ACQUIRE ASSETS.



    First American's net income depends, in large part, on First American's ability to acquire mortgage loans and other mortgage-related assets at favorable spreads over First American's borrowing costs. In acquiring mortgage loans and other mortgage-related assets, First American competes with other mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, other lenders, governmental bodies and other entities. Many of First American's competitors may be significantly larger than First American, have access to greater capital and other resources and may have other advantages over First American. In addition to existing companies, other companies may be organized for purposes similar to that of First American. A proliferation of such companies may increase the competition for equity capital and thereby adversely affect the market price of the common stock of First American. In addition, adverse publicity affecting this sector of the capital markets or significant operating failures of competitors may adversely affect the market price of First American's common stock.


DEPENDENCE ON THE REIT ADVISOR AND KEY PERSONNEL.


    After the merger is complete, the current management team of the Fund Advisor will serve as the management team for the REIT Advisor. First American will be heavily dependent for the selection, structuring and monitoring of its mortgage assets and associated borrowings on the diligence and skill of the management team of the REIT Advisor. While First American believes that the REIT Advisor could find replacements for its key executives, the loss of their services could have an adverse effect on the operations of the REIT Advisor and First American.


PAYMENT UPON TERMINATION OF ADVISORY AGREEMENT.


    First American may, at its option, terminate, or decline to renew the term of, the Advisory Agreement with or without cause at any time upon 60 days' written notice with the approval of two-thirds of the board of directors (including at least a majority of the independent directors). In the event First American terminates or declines to renew the Advisory Agreement (other than for cause), First American is obligated to pay the REIT Advisor a termination or non-renewal fee which shall equal 5% of, for the first two years following the initial date of the Advisory Agreement, and 2% of, thereafter, the net equity of First American, calculated as of the fiscal year-end immediately prior to the termination or non-renewal, as the case may be, in accordance with accounting principles generally accepted in the United States.


CONFLICTS OF INTEREST OF THE REIT ADVISOR MAY RESULT IN DECISIONS THAT DO NOT FULLY REFLECT SHAREHOLDERS' BEST INTERESTS.


    First American is subject to conflicts of interest involving the REIT Advisor. The executive officers and certain of the directors of First American will be directors, officers and employees of the REIT Advisor. A majority of the board of directors of First American, however, will consist of independent directors. See "Parties Negotiating the Terms of the Merger Proposal Have Conflicts of Interest" above addressing the conflicts arising from the affiliations of First American's officers and directors.



    - FIRST AMERICAN MAY FACILITATE THE ACQUISITION OF MORTGAGE LOANS, MORTGAGE ASSETS AND OTHER MORTGAGE-RELATED ASSETS THROUGH AFFILIATES OF THE REIT ADVISOR. The REIT Advisor will seek to locate, and facilitate in the acquisition of, mortgage product for investment by First American through a variety of sources. These sources include national and regional mortgage bankers, life insurance companies and banks. In addition, unlike the Funds, First American will be permitted to acquire product from affiliates of the Fund Advisor, which will potentially include its parent company, U.S. Bancorp, and its affiliate, U.S. Bancorp Piper Jaffray. Although such investments will be subject to review by the independent directors, it is anticipated that the independent directors will rely primarily on information provided by the REIT Advisor in reviewing such transactions. Because the REIT Advisor is a wholly-owned subsidiary of the Fund Advisor, which is a wholly-owned subsidiary of U.S. Bancorp, there is a risk that U.S. Bancorp will be able to exert influence over these investment decisions.



    - THE REIT ADVISOR WILL EARN GREATER BASE MANAGEMENT FEES AS FIRST AMERICAN INCREASES IN SIZE. As compensation for its services, the REIT Advisor will receive a base management fee and a performance fee. The base management fee shall be based on First American's assets and shall equal 0.25% per annum for investment grade assets or residential mortgage-backed securities determined in the reasonable judgment of the REIT Advisor to be of equivalent credit quality

      (whether or not rated) and 1% per annum for the first $1 billion of non-investment grade assets and 0.75% of non-investment grade assets over $1 billion, payable quarterly not later than 30 days after the end of each fiscal quarter. The structure of the base management fee may encourage the REIT Advisor to increase leverage so as to increase the size of First American's asset base and thus the size of the base management fee.



    - THE INCENTIVE COMPENSATION PAYABLE TO THE REIT ADVISOR IS STRUCTURED TO REWARD INCOME MAXIMIZATION. In addition to the base management fee, the REIT Advisor will be entitled to receive a performance fee for each fiscal quarter equal to the product of (i) the weighted average number of shares of common stock outstanding during such quarter, and (ii) 20% of the amount by which (a) the net income per share of common stock of First American (before the performance fee) exceeds (b) a net income per share that would result in a yield, tied to the historical offering prices of the common stock, equal to the greater of 10% or the applicable ten-year U.S. Treasury Rate plus 3.5% (each expressed as a quarterly percentage). The structure of the incentive fee may encourage the REIT Advisor to maximize net income of First American at the expense of other investment considerations, such as the preservation of capital.



    - THE REIT ADVISOR MAY ENGAGE IN OTHER BUSINESS ACTIVITIES. The Advisory Agreement between First American and the REIT Advisor does not limit or restrict the right of the REIT Advisor or affiliates to engage in any business or render services of any kind to any other person. The REIT Advisor, however, intends to devote substantially all of its time to the management of First American.


THE LIABILITY OF THE REIT ADVISOR IS LIMITED.


    INDEMNIFICATION. First American has agreed to indemnify the REIT Advisor and its equity owners, officers, managers, employees, agents, associates and controlling persons (and the equity owners, officers, managers, employees and agents of such persons) against any liabilities and expenses incurred in connection with any action or proceeding involving such person by reason of such person's service in any of the foregoing capacities. First American also agrees that such persons shall not have any liability to First American or its shareholders for any error of judgment, mistake of law, loss arising out of any investment, or act or omission in performing its obligations under the Advisory Agreement. First American will not provide such indemnification or relieve such person of liability if the liability arises as a result of such person's willful misfeasance, bad faith, gross negligence, reckless disregard of the duties involved in the conduct of its position or any material breach of the terms of the Advisory Agreement (unless such breach arises solely from the REIT Advisory's good faith reliance upon the advice of outside professionals).



TAX RISKS RELATED TO OPERATION OF FIRST AMERICAN.



    - FAILURE TO MAINTAIN REIT STATUS WOULD HAVE ADVERSE TAX CONSEQUENCES. In order to maintain its qualification as a REIT for federal income tax purposes, First American must continually satisfy certain tests with respect to the sources of its income, the nature of its assets, the amount of its distributions to shareholders and the ownership of its stock. If First American fails to qualify as a REIT in any taxable year (and is not entitled to relief from such failure to qualify), it would be taxed as a regular domestic corporation. In that event, First American would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to First American's shareholders would not be deductible by First American in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to First American's shareholders, which in turn could have an adverse effect on the value of, and trading price for, First American's common stock. In addition, the disqualification of First American as a REIT for any one year would disqualify First American from being treated as a REIT for its four subsequent taxable years following the taxable year in which such qualification is lost.



    - QUALIFICATION AS A REIT MAY RESTRICT HEDGING. The Code may limit the ability of First American to hedge its assets and the related First American borrowings. Under the Code, First American must limit its income in each year from hedging transactions qualifying under Section 856(c)(5)(g) (together with any other income generated from other than qualifying real estate assets) to 25% or less of First American's gross income. As a result, First American may have to limit its use of certain hedging techniques that might otherwise be advantageous. Any limitation on First American's use of hedging techniques may result in greater interest rate risk. If First American were to receive income from such hedging transactions and qualifying real estate assets in excess of the 25% limitation, it could incur payment of a penalty tax equal to the amount of income in excess of those limitations, multiplied by a fraction intended to reflect its profitability or in the case of a willful violation, loss of REIT status for federal tax purposes.



    - QUALIFICATION AS A REIT MAY LIMIT OPERATING FLEXIBILITY. First American must also ensure that at the end of each fiscal quarter at least 75% of the value of its assets consists of cash, cash equivalents, government securities and qualifying real estate assets, and of the investments in securities not included in the foregoing, First American does not hold more than 10% of the outstanding securities (by vote or value) of any one issuer (other than qualified REIT subsidiaries, taxable REIT subsidiaries and with respect to the 10% value test, certain "straight debt" securities), no more than 5% by value of First American's assets consist of the securities of any one issuer (other than qualified REIT subsidiaries or taxable REIT subsidiaries) and no more than 20% by value of First American's assets consists of securities of one or more "taxable REIT subsidiaries." Failure to comply with any of the foregoing tests as a result of the acquisition of additional assets would require First American to dispose of a portion of its assets within 30 days after the end of the fiscal quarter or face loss of REIT status and related adverse tax consequences.



    - REIT DISTRIBUTION REQUIREMENTS COULD REQUIRE UNFAVORABLE ACTIONS. First American must generally distribute at least 90% of its taxable income each year. First American's operations may, from time to time, generate taxable income in excess of cash flows. For example, subordinated mortgage-backed securities often are originally issued at a discount to their redemption price, which discount is generally equal to the difference between an obligation's issue price and its redemption price (or OID). Mezzanine loans also may be deemed to have OID for federal income tax purposes. OID generally will be accrued using a constant yield methodology that does not allow credit losses to be reflected until they are actually incurred. First American will generally be required to recognize as income each year the portion of the OID that accrues during that year, which will increase the amount that First American must distribute for that year in order to avoid a corporate-level income tax, and to avoid potential disqualification as a REIT, notwithstanding that there may be no corresponding contemporaneous receipt of cash by First American. However, to the extent the OID that accrues during a taxable year (along with certain other specified types of non-cash income) exceeds 5% of First American's taxable income (without regard to the dividends paid deduction or any net capital gain), First American will not be required to distribute such amounts to avoid potential disqualification as a REIT. In addition, First American may recognize taxable market discount income upon the receipt of proceeds from the disposition of, or principal payments on, mortgage loans and mortgage-backed securities that are "market discount bonds" (I.E., obligations with an adjusted issue price that is greater than First American's tax basis in such obligations), although such proceeds often will be used to make non-deductible principal payments on related borrowings. Finally, First American may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification" (as specifically defined in the U.S. Department of Treasury Regulations) to a mortgage loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds First American's basis in the original loan. Consequently, First American's investment activities could have the effect of requiring First American to incur borrowings or to liquidate a portion of its portfolio at rates or times that First American regards as unfavorable in order to distribute at least 90% of its taxable income and thereby avoid corporate-level income tax on the distributed portion and to maintain its qualification as a REIT.

    - TAX LAW APPLICABLE TO REITS COULD CHANGE. The rules dealing with federal income taxation are constantly under review by the Internal Revenue Service (or the IRS), the U.S. Department of the Treasury and Congress. New federal tax legislation or other provisions may be enacted into law or new interpretations, rulings or regulations could be adopted, all of which could adversely affect the taxation of First American or its shareholders, possibly with retroactive effect. No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly affecting First American or its shareholders.


GENERAL RISK FACTORS


POTENTIAL FUTURE OFFERINGS COULD DILUTE THE INTEREST OF HOLDERS OF FIRST AMERICAN COMMON STOCK.



    First American expects in the future to increase its capital resources by making additional offerings of equity and debt securities, including classes of preferred stock, common stock, commercial paper, medium-term notes, CMOs and senior or subordinated notes. All debt securities and other borrowings, as well as all classes of preferred stock, will be senior to the common stock in a liquidation of First American. The effect of additional equity offerings may be the dilution of the equity of shareholders of First American or the reduction of the price of shares of First American's common stock, or both. First American is unable to estimate the amount, timing or nature of additional offerings as they will depend upon market conditions and other factors.



FAILURE TO MAINTAIN EXEMPTION FROM THE INVESTMENT COMPANY ACT WOULD RESTRICT FIRST AMERICAN'S OPERATING FLEXIBILITY.



    First American at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act. Accordingly, First American does not expect to be subject to the restrictive provisions of the Investment Company Act. The Investment Company Act excludes from regulation entities that are primarily engaged in the business of purchasing or otherwise acquiring "mortgages and other liens on and interests in real estate." Under the current interpretations of the staff of the SEC, in order to qualify for this exemption, First American must, among other things, maintain at least 55% of its assets directly in mortgage loans, qualifying pass-through certificates and certain other qualifying interests in real estate and an additional 25% of its assets in real estate-related assets. In addition, unless certain mortgage-backed securities represent all the certificates issued with respect to an underlying pool of mortgage loans, such securities may be treated as securities separate from the underlying mortgage loans and thus may not qualify as qualifying interests in real estate for purposes of the 55% requirement. First American's ownership of many mortgage-backed securities, therefore, will be limited by the provisions of the Investment Company Act. If First American fails to qualify for exemption from registration as an investment company, its ability to use leverage would be substantially reduced, and it would be unable to conduct its business as described herein. Any such failure to qualify for such exemption would have a material adverse effect on First American.


POTENTIAL LIMITS ON CHANGE OF CONTROL.


    - CERTAIN PROVISIONS OF FIRST AMERICAN'S ORGANIZATIONAL DOCUMENTS. Certain provisions of First American's articles of incorporation and bylaws may delay, defer or prevent a tender offer, proxy contest or other takeover attempt involving First American. These provisions include:


     - the availability of shares of preferred stock for issuance from time to time at the discretion of the board of directors;

     - prohibitions against shareholders acting by written consent in lieu of a meeting other than by the unanimous written consent of the shareholders;

     - the classification of the board of directors into three classes, each of which will serve for staggered three-year periods; and

     - directors may only be removed by shareholders representing at least two-thirds of the outstanding shares entitled to vote in the election of directors.

    - POTENTIAL EFFECTS OF THE OWNERSHIP LIMIT. As detailed above, First American's articles of incorporation establish the ownership limit. First American's board, upon receipt of a ruling from the IRS, an opinion of counsel or other evidence satisfactory to First American's board and upon such other conditions as the board may establish, may exempt a proposed transferee from the ownership limit. However, the board may not grant an exemption from the ownership limit to any proposed transferee whose ownership, direct or indirect, of First American common stock in excess of the ownership limit would result in the termination of First American's status as a REIT. The foregoing restrictions on transferability and ownership will continue to apply until two-thirds of the board of directors, including at least a majority of the independent directors, determines that it is no longer in the best interests of First American to continue to qualify as a REIT. The ownership limit may have the effect of delaying, deferring or preventing a transaction or a change in control of First American that might involve a premium price for the common stock or otherwise be in the best interests of the shareholders.



    - POTENTIAL EFFECTS OF CLASSIFIED BOARD OF DIRECTORS. First American's board of directors is divided into three classes. The initial terms of the Class I, Class II and Class III directors will expire in 2003, 2004 and 2005, respectively. Beginning in 2003, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the shareholders. The staggered terms of directors may reduce the possibility of a tender offer or an attempt to change control of First American, even though a tender offer or change in control might involve a premium price for the common stock or otherwise be in the best interests of the shareholders.



    - POTENTIAL EFFECTS OF ISSUANCE OF ADDITIONAL SHARES. First American's articles of incorporation authorize the board of directors to (i) cause First American to issue additional authorized but unissued preferred or common stock and (ii) classify or reclassify any unissued common or preferred stock and to set the preferences, rights and other terms of such classified or reclassified shares. Although the board of directors has no such intention to do so at the present time, it could establish a class or series of shares that could, depending on the terms of such series, delay, defer or prevent a transaction or a change in control of First American that might involve a premium price for the common stock or otherwise be in the best interest of the shareholders. The articles of incorporation and bylaws of First American also contain other provisions that may have the effect of delaying, deferring or preventing a transaction or a change in control of First American that might otherwise be in the best interest of the shareholders.



    - MARYLAND BUSINESS COMBINATION STATUTE. The MGCL establishes special requirements for "business combinations" between a Maryland corporation and "interested shareholders" unless exemptions are applicable. An interested shareholder is any person who beneficially owns 10% or more of the voting power of First American's then outstanding voting stock. Among other things, the law prohibits for a period of five years, a merger and other similar transactions between First American and an interested shareholder unless the board of directors approves the transaction prior to the party becoming an interested shareholder. The five-year period runs from the most recent date on which the interested shareholder became an interested shareholder. The law also requires payment of a fair price to shareholders to be determined as set forth in the statute or a supermajority shareholder vote for such transactions after the end of the five-year period. This means that the transaction must be approved by at least:


     - 80% of the votes entitled to be cast by holders of outstanding voting shares voting together as a single voting group; and

     - 66% of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested shareholder with whom the business combination is to be effected.


       The effects of these provisions of the MGCL may be to delay, defer or prevent a transaction or change of control of First American that might involve a premium price for common stock or otherwise be in the best interests of shareholders.

    - MARYLAND CONTROL SHARE ACQUISITION STATUTE. The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a shareholder vote. Two-thirds of the shares other than the "control shares" must vote in favor of granting the "control shares" voting rights. "Control shares" are shares of stock that taken together with all other shares of stock the acquiror previously acquired, would entitle the acquiror to exercise at least 10% of the voting power in electing directors. Control shares do not include shares of stock that the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. If a person who has made (or proposes to make) a control share acquisition satisfies certain conditions (including agreeing to pay expenses), he may compel the board of directors to call a special meeting of shareholders to be held within 50 days to consider the voting rights of the shares. If such a person makes no request for a meeting, First American has the option to present the question at any shareholders' meeting.



      The effects of these provisions of the MGCL may be to delay, defer or prevent a transaction or change of control of First American that might involve a premium price for common stock or otherwise be in the best interests of shareholders.

                                   THE FUNDS

    Each Fund is organized as a Minnesota corporation and is registered under the Investment Company Act as a diversified, closed-end management investment company. The following sections set forth certain additional information about each Fund. You also can obtain more information about the Funds from the documents that have been incorporated by reference into this joint proxy statement/prospectus, as described above in "WHERE YOU CAN FIND MORE INFORMATION." In addition, selected financial information for each of the Funds is set forth below in "SELECTED HISTORICAL FINANCIAL DATA."


    Certain historical performance information for the Funds is set forth in the sections that follow. You should recognize that the Funds' historical performance is not indicative of their future performance, or of First American's future performance if the merger is completed. As described elsewhere in this joint proxy statement/prospectus, if the merger is completed, First American is expected to operate differently than the Funds.



AMERICAN STRATEGIC INCOME PORTFOLIO INC.



    GENERAL. American Strategic's investment objective is to provide a high level of current income, with a secondary objective to seek capital appreciation. Its primary investments are mortgage-related assets that directly or indirectly represent a participation in or are secured by and payable from mortgage loans. American Strategic may also invest in asset-backed securities, U.S. government securities, corporate debt securities, municipal obligations, unregistered securities and mortgage servicing rights. American Strategic borrows through the use of reverse repurchase agreements.



    At November 30, 2001, American Strategic had total assets of approximately $75,563,000; outstanding reverse repurchase agreements payable of approximately $21,951,000 (equal to 29.1% of total assets); and net assets of approximately $53,427,000. At that date, American Strategic's portfolio composition, as a percentage of total assets, was as follows:


U.S. agency mortgage-backed securities............  39%
Commercial loans..................................  27%
Multifamily loans.................................  14%
Private fixed rate mortgage-backed securities.....   9%
Single-family loans...............................   5%
Short-term securities.............................   4%
Preferred stock...................................   1%
Other assets......................................   1%


   At November 30, 2001, the whole mortgage loans held by American Strategic were secured by properties located in 32 states. At that date, properties located in Minnesota secured 14% of these loans by principal balance, properties located in California secured 13% and properties located in Texas secured 10%. No other state accounted for 10% or more of such loans.



    At November 30, 2001, none of the commercial loans or multifamily loans held by American Strategic were delinquent. At that date, 94.9% by principal balance of the single-family loans held by American Strategic were current; 5.1% were delinquent by 30 to 59 days; and none were delinquent by 60 or more days.



    American Strategic commenced operations on December 27, 1991. Its common stock is listed on the NYSE under the symbol "ASP." For additional information regarding American Strategic's primary investments, investment objectives and policies and federal tax treatment of distributions made during the 2001 fiscal year, see the Annual Report of American Strategic Income Portfolio Inc. on
Form N-30D for the year ended November 30, 2001.

    MANAGEMENT AND ADMINISTRATION. The Fund Advisor acts as investment advisor to American Strategic and furnishes related office facilities, equipment, research and personnel. Under the related investment advisory agreement between American Strategic and the Fund Advisor, for these services American Strategic pays the Fund Advisor a monthly investment management fee in an amount equal to 0.01667% of American Strategic's average weekly net assets (approximately 0.2% on an annual basis) and 4.50% of the daily gross income accrued by American Strategic during the month (I.E., investment income, including amortization of discount and premium, other than gains from the sale of securities or gains from options and futures contracts less interest on money borrowed by American Strategic); provided, that in the aggregate, the monthly investment management fee shall not exceed 1/12th of 0.725% of American Strategic's average weekly net assets during the month (approximately 0.725% on an annual basis). For the year ended November 30, 2001, the effective investment management fee incurred by American Strategic was 0.64%.



    John G. Wenker, Russell J. Kappenman and Chris Neuharth are the existing members of the management team of the Fund Advisor that act as portfolio managers for American Strategic. Their biographies are set forth below under "MANAGEMENT OF FIRST AMERICAN--The Board of Directors and Executive Officers of First American."



    U.S. Bank National Association, the immediate parent company of the Fund Advisor, provides administrative services, including certain legal and shareholder services, to American Strategic. For these services, American Strategic pays U.S. Bank National Association a monthly fee in an amount equal to an annualized rate of 0.25% of American Strategic's average weekly net assets. U.S. Bank National Association also acts as custodian for American Strategic's assets, for which it was paid approximately $14,000 by American Strategic during the year ended November 30, 2001.



    American Strategic also pays fees and expenses to unaffiliated third parties for mortgage loan servicing, printing and mailing of shareholder materials, SEC registration and reporting, transfer agency services, legal and auditing services, insurance and other miscellaneous expenses. During the year ended November 30, 2001, American Strategic's total expense ratio (including amounts paid to the Fund Advisor and its affiliates for investment advisory, administration and custodian services as described above, but excluding interest expense) equaled 1.34% of its average weekly net assets.



    HISTORICAL NAV-BASED PERFORMANCE. The following table sets forth American Strategic's average annualized total returns, based on net asset value, for the one-year, five-year and since-inception periods ended November 30, 2001. The figures set forth in the table are based on the change in American Strategic's net asset value, assuming all distributions were reinvested, and do not reflect sales charges. Net asset value-based performance is used to measure investment management results, and does not reflect changes in the discount or premium to net asset value at which American Strategic's common stock has traded in the open market during the periods presented.



       NAV-BASED AVERAGE ANNUALIZED TOTAL RETURNS FOR AMERICAN STRATEGIC



ONE YEAR ENDED  FIVE YEARS ENDED  INCEPTION (12/27/91)
   11/30/01         11/30/01        THROUGH 11/30/01
--------------  ----------------  --------------------
    9.85%               8.13%                8.30%



   HISTORICAL MARKET PRICE-BASED PERFORMANCE. The following table sets forth American Strategic's average annualized total returns, based on changes in its market price, for the one-year, five-year and since-inception periods ended November 30, 2001. The figures set forth in the table are based on the change in American Strategic's market price, assume reinvestment of all distributions, and reflect sales charges on initial purchases.

   MARKET PRICE-BASED AVERAGE ANNUALIZED TOTAL RETURNS FOR AMERICAN STRATEGIC



YEAR ENDED  FIVE YEARS ENDED  INCEPTION (12/27/91)
 11/30/01       11/30/01        THROUGH 11/30/01
----------  ----------------  --------------------
  24.73%           12.18%                8.24%



   HISTORICAL MARKET DISCOUNTS TO NAV. Since its inception, American Strategic's common stock has frequently traded at a discount to its net asset value. The following table sets forth the average discount to net asset value at which American Strategic's stock has traded during each full calendar year since its inception:



         AVERAGE ANNUAL TRADING DISCOUNTS TO NAV FOR AMERICAN STRATEGIC



           AVERAGE TRADING
CALENDAR  PREMIUM (DISCOUNT)
  YEAR          TO NAV
--------  ------------------
  1992               8.09%
  1993               2.95%
  1994              -4.08%
  1995              -4.09%
  1996             -13.82%
  1997             -10.05%
  1998              -8.72%
  1999              -8.07%
  2000             -10.00%
  2001              -4.16%



   On March 20, 2002, the last trading day before the announcement of the signing of the Merger Agreement, American Strategic's last reported sale price on the NYSE was $12.73 which represented a premium of 2.50% to American
Strategic's net asset value per share. On             , 2002, the last trading
day before the printing of this joint proxy statement/prospectus, American
Strategic's last reported sale price on the NYSE ($        ) represented a
[discount] [premium] of    % to American Strategic's net asset value per share.



AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II



    GENERAL. American Strategic II's investment objective is to provide a high level of current income, with a secondary objective to seek capital appreciation. Its primary investments are mortgage-related assets that directly or indirectly represent a participation in or are secured by and payable from mortgage loans. American Strategic II may also invest in asset-backed securities, U.S. government securities, corporate debt securities, municipal obligations, unregistered securities and mortgage servicing rights. American Strategic II borrows through the use of reverse repurchase agreements.



    At November 30, 2001, American Strategic II had total assets of approximately $249,799,000; outstanding reverse repurchase agreements payable of approximately $37,500,000 (equal to 15.0% of total assets); and net assets of approximately $211,557,000. At that date, American Strategic II's portfolio composition, as a percentage of total assets, was as follows:


Multifamily loans.................................  37%
Commercial loans..................................  29%
U.S. agency mortgage-backed securities............  16%
Private fixed rate mortgage-backed securities.....  13%
Short-term securities.............................   3%
Single-family loans...............................   1%
Other assets......................................   1%
Preferred stock...................................   0%


   At November 30, 2001, the whole mortgage loans held by American Strategic II were secured by properties located in 31 states. At that date, properties located in Texas, Minnesota and California secured 28%, 14% and 11%, respectively, of these loans by principal balance, with no other state accounting for 10% or more of such loans.



    At November 30, 2001, none of the commercial loans or multifamily loans held by American Strategic II were delinquent. At that date, 90.4% by principal balance of the single-family loans held by American Strategic II were current; 3.8% were delinquent by 30 to 59 days; none were delinquent by more than 60 and less than 120 days; and 5.8% were delinquent by 120 or more days.



    American Strategic II commenced operations on July 30, 1992. Its common stock is listed on the NYSE and the Chicago Stock Exchange under the symbol "BSP." For additional information regarding American Strategic II's primary investments, investment objectives and policies and federal tax treatment of distributions made during the 2001 fiscal year, see the Semi-Annual Report of American Strategic Income Portfolio Inc.--II on Form N-30D for the period ended November 30, 2001.



    MANAGEMENT AND ADMINISTRATION. The Fund Advisor acts as investment advisor to American Strategic II and furnishes related office facilities, equipment, research and personnel. The investment advisory agreement between American Strategic II and the Fund Advisor is substantially similar to that between American Strategic and the Fund Advisor, as described above. For the six months ended November 30, 2001, the effective investment management fee incurred by American Strategic II was 0.63%.



    John G. Wenker, Russell J. Kappenman and Chris Neuharth are the existing members of the management team of the Fund Advisor that act as portfolio managers for American Strategic II. Their biographies are set forth below under "MANAGEMENT OF FIRST AMERICAN--The Board of Directors and Executive Officers of First American."



    U.S. Bank National Association, the immediate parent company of the Fund Advisor, provides administrative services, including certain legal and shareholder services, to American Strategic II on terms similar to those provided to American Strategic, as described above. U.S. Bank National Association also acts as custodian for American Strategic II's assets, for which it was paid approximately $20,000 by American Strategic II during the six months ended November 30, 2001.



    American Strategic II also pays fees and expenses to unaffiliated third parties for mortgage loan servicing, printing and mailing of shareholder materials, SEC registration and reporting, transfer agency services, legal and auditing services, insurance and other miscellaneous expenses. During the six months ended November 30, 2001, American Strategic II's total expense ratio (including amounts paid to the Fund Advisor and its affiliates for investment advisory, administration and custodian services as described above, but excluding interest expense) on an annualized basis equaled 1.10% of its average weekly net assets.



    HISTORICAL NAV-BASED PERFORMANCE. The following table sets forth American Strategic II's average annualized total returns, based on net asset value, for the one-year, five-year and since-inception periods ended November 30, 2001. The figures set forth in the table are based on the change in American

Strategic II's net asset value, assuming all distributions were reinvested, and do not reflect sales charges. Net asset value-based performance is used to measure investment management results, and does not reflect changes in the discount or premium to net asset value at which American Strategic II's common stock has traded in the open market during the periods presented.



      NAV-BASED AVERAGE ANNUALIZED TOTAL RETURNS FOR AMERICAN STRATEGIC II



ONE YEAR ENDED  FIVE YEARS ENDED  INCEPTION (7/30/92)
   11/30/01         11/30/01       THROUGH 11/30/01
--------------  ----------------  -------------------
    12.42%              8.98%               8.28%



   HISTORICAL MARKET PRICE-BASED PERFORMANCE. The following table sets forth American Strategic II's average annualized total returns, based on changes in its market price, for the one-year, five-year, and since-inception periods ended November 30, 2001. The figures set forth in the table are based on the change in American Strategic II's market price, assume reinvestment of all distributions, and reflect sales charges on initial purchases.



 MARKET PRICE-BASED AVERAGE ANNUALIZED TOTAL RETURNS FOR AMERICAN STRATEGIC II



ONE YEAR ENDED  FIVE YEARS ENDED  INCEPTION (7/30/92)
   11/30/01         11/30/01       THROUGH 11/30/01
--------------  ----------------  -------------------
    21.21%             12.59%               7.91%



   HISTORICAL MARKET DISCOUNTS TO NAV. Since its inception, American Strategic II's common stock has frequently traded at a discount to its net asset value. The following table sets forth the average discount to net asset value at which American Strategic II's stock has traded during each full calendar year since its inception:



       AVERAGE ANNUAL TRADING DISCOUNTS TO NAV FOR AMERICAN STRATEGIC II



           AVERAGE TRADING
CALENDAR  PREMIUM (DISCOUNT)
  YEAR          TO NAV
--------  ------------------
  1993               6.01%
  1994              -2.26%
  1995             -12.43%
  1996             -15.76%
  1997             -10.65%
  1998              -9.26%
  1999              -8.80%
  2000              -9.94%
  2001              -5.51%



   On March 20, 2002, the last trading day before the announcement of the signing of the Merger Agreement, American Strategic II's last reported sale price on the NYSE was $13.29 which represented a premium of 0.99% to American
Strategic II's net asset value per share. On             , 2002, the last
trading day before the printing of this joint proxy statement/prospectus,
American Strategic II's last reported sale price on the NYSE ($        )
represented a [discount] [premium] of    % to American Strategic II's net asset
value per share.



AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III


    GENERAL. American Strategic III's investment objective is to provide a high level of current income, with a secondary objective to seek capital appreciation. Its primary investments are mortgage-related assets that directly or indirectly represent a participation in or are secured by and payable from mortgage loans. American Strategic III may also invest in asset-backed securities, U.S. government securities, corporate debt securities, municipal obligations, unregistered securities and mortgage servicing rights. American Strategic III borrows through the use of reverse repurchase agreements.



    At November 30, 2001, American Strategic III had total assets of approximately $360,049,000; outstanding reverse repurchase agreements payable of approximately $91,699,000 (equal to 25.5% of total assets); and net assets of approximately $267,667,000. At that date, American Strategic III's portfolio composition, as a percentage of total assets, was as follows:


Multifamily loans.................................  52%
Commercial loans..................................  24%
Private fixed rate mortgage-backed securities.....  12%
U.S. agency mortgage-backed securities............  10%
Other assets......................................   1%
Short-term securities.............................   1%
Preferred stock...................................   0%
Single-family loans...............................   0%


   At November 30, 2001, the whole mortgage loans held by American Strategic III were secured by properties located in 16 states. At that date, properties located in Texas, Arizona, California and Nevada secured 28%, 12%, 10% and 10%, respectively, of these loans by principal balance, with no other state accounting for 10% or more of such loans.



    At November 30, 2001, none of the commercial loans or multifamily loans held by American Strategic III were delinquent. At that date, American Strategic III held no single-family loans.



    American Strategic III commenced operations on March 25, 1993. Its common stock is listed on the NYSE and the Chicago Stock Exchange under the symbol "CSP." For additional information regarding American Strategic III's primary investments, investment objectives and policies and federal tax treatment of distributions made during the 2001 fiscal year, see the Semi-Annual Report of American Strategic Income Portfolio Inc.--III on form N-30D for the period ended November 30, 2001.



    MANAGEMENT AND ADMINISTRATION. The Fund Advisor acts as investment advisor to American Strategic III and furnishes related office facilities, equipment, research and personnel. The investment advisory agreement between American Strategic III and the Fund Advisor is substantially similar to that between American Strategic and the Fund Advisor, as described above. For the six months ended November 30, 2001, the effective investment management fee incurred by American Strategic III was 0.62%.



    John G. Wenker, Russell J. Kappenman and Chris Neuharth are the existing members of the management team of the Fund Advisor that act as portfolio managers for American Strategic III. Their biographies are set forth below under "MANAGEMENT OF FIRST AMERICAN--The Board of Directors and Executive Officers of First American."



    U.S. Bank National Association, the immediate parent company of the Fund Advisor, provides administrative services, including certain legal and shareholder services, to American Strategic III on terms similar to those provided to American Strategic, as described above. U.S. Bank National Association also acts as custodian for American Strategic III's assets, for which it was paid approximately $26,000 by American Strategic III during the six months ended November 30, 2001.



    American Strategic III also pays fees and expenses to unaffiliated third parties for mortgage loan servicing, printing and mailing of shareholder materials, SEC registration and reporting, transfer agency services, legal and auditing services, insurance and other miscellaneous expenses. During the six months ended November 30, 2001, American Strategic III's total expense ratio (including amounts paid to the Fund Advisor and its affiliates for investment advisory, administration and custodian services as described above, but excluding interest expense) on an annualized basis equaled 1.08% of its average weekly net assets.

    HISTORICAL NAV-BASED PERFORMANCE. The following table sets forth American Strategic III's average annualized total returns, based on net asset value, for the one-year, five-year and since-inception periods ended November 30, 2001. The figures set forth in the table are based on the change in American Strategic III's net asset value, assuming all distributions were reinvested, and do not reflect sales charges. Net asset value-based performance is used to measure investment management results, and does not reflect changes in the discount or premium to net asset value at which American Strategic III's common stock has traded in the open market during the periods presented.



     NAV-BASED AVERAGE ANNUALIZED TOTAL RETURNS FOR AMERICAN STRATEGIC III



ONE YEAR ENDED  FIVE YEARS ENDED  INCEPTION (3/25/93)
   11/30/01         11/30/01       THROUGH 11/30/01
--------------  ----------------  -------------------
    12.21%              9.18%               7.72%



   HISTORICAL MARKET PRICE-BASED PERFORMANCE. The following table sets forth American Strategic III's average annualized total returns, based on changes in its market price, for the one-year, five-year and since-inception periods ended November 30, 2001. The figures set forth in the table are based on the change in American Strategic III's market price, assume reinvestment of all distributions and reflect sales charges on initial purchases.



 MARKET PRICE-BASED AVERAGE ANNUALIZED TOTAL RETURNS FOR AMERICAN STRATEGIC III



ONE YEAR ENDED  FIVE YEARS ENDED  INCEPTION (3/25/93)
   11/30/01         11/30/01       THROUGH 11/30/01
--------------  ----------------  -------------------
    19.63%             12.76%               7.45%



   HISTORICAL MARKET DISCOUNTS TO NAV. Since its inception, American Strategic III's common stock has frequently traded at a discount to its net asset value. The following table sets forth the average discount to net asset value at which American Strategic III's stock has traded during each full calendar year since its inception:



       AVERAGE ANNUAL TRADING DISCOUNTS TO NAV FOR AMERICAN STRATEGIC III



           AVERAGE TRADING
CALENDAR  PREMIUM (DISCOUNT)
  YEAR          TO NAV
--------  ------------------
  1993               4.91%
  1994              -3.30%
  1995             -11.17%
  1996             -14.81%
  1997              -9.00%
  1998              -6.94%
  1999              -6.59%
  2000              -8.91%
  2001              -4.37%



   On March 20, 2002, the last trading day before the announcement of the signing of the Merger Agreement, American Strategic III's last reported sale price on the NYSE was $12.12 which represented a discount of 2.49% to American
Strategic III's net asset value per share. On             , 2002, the last
trading day before the printing of this joint proxy statement/prospectus,
American Strategic III's last reported sale price on the NYSE ($        )
represented a [discount] [premium] of    % to American Strategic III's net asset
value per share.

AMERICAN SELECT PORTFOLIO INC.



    GENERAL. American Select's investment objective is to provide a high level of current income, with a secondary objective to seek capital appreciation. Its primary investments are mortgage-related assets that directly or indirectly represent a participation in or are secured by and payable from mortgage loans. American Select may also invest in asset-backed securities, U.S. government securities, corporate debt securities, municipal obligations, unregistered securities and mortgage servicing rights. American Select borrows through the use of reverse repurchase agreements.



    At November 30, 2001, American Select had total assets of approximately $190,268,000; outstanding reverse repurchase agreements payable of approximately $47,365,000 (equal to 24.9% of total assets); and net assets of approximately $142,617,000. At that date, American Select's portfolio composition, as a percentage of total assets, was as follows:


Multifamily loans.................................  48%
Commercial loans..................................  24%
U.S. agency mortgage-backed securities............  15%
Private fixed rate mortgage-backed securities.....   9%
Short-term securities.............................   2%
Preferred stock...................................   1%
Other assets......................................   1%
Single-family loans...............................   0%


   At November 30, 2001, the whole mortgage loans held by American Select were secured by properties located in 17 states. At that date, properties located in Texas, Oklahoma, Arizona and Minnesota secured 28%, 14%, 11% and 11%, respectively, of these loans by principal balance, with no other state accounting for 10% or more of such loans.



    At November 30, 2001, none of the commercial loans or multifamily loans held by American Select were delinquent. At that date, American Select held no single-family loans.



    American Select commenced operations on September 21, 1993. Its common stock is listed on the NYSE and the Chicago Stock Exchange under the symbol "SLA." For additional information regarding American Select's primary investments, investment objectives and policies and federal tax treatment of distributions during the 2001 fiscal year, see the Annual Report of American Select Portfolio Inc. on Form N-30D for the year ended November 30, 2001.



    MANAGEMENT AND ADMINISTRATION. The Fund Advisor acts as investment advisor to American Select and furnishes related office facilities, equipment, research and personnel. Pursuant to the advisory agreement between American Select and the Fund Advisor, American Select pays the Fund Advisor a monthly investment management fee for these services in an amount equal to an annualized rate of 0.50% of American Select's average weekly net assets.



    John G. Wenker, Russell J. Kappenman and Chris Neuharth are the existing members of the management team of the Fund Advisor that act as portfolio managers for American Select. Their biographies are set forth below under "MANAGEMENT OF FIRST AMERICAN--The Board of Directors and Executive Officers of First American."



    U.S. Bank National Association, the immediate parent company of the Fund Advisor, provides administrative services, including certain legal and shareholder services, to American Select on terms similar to those provided to American Strategic, as described above. U.S. Bank National Association also acts as custodian for American Select's assets, for which it was paid approximately $34,000 by American Select during the year ended November 30, 2001.



    American Select also pays fees and expenses to unaffiliated third parties for mortgage loan servicing, printing and mailing of shareholder materials, SEC registration and reporting, transfer agency services, legal and auditing services, insurance and other miscellaneous expenses. During the year ended November 30, 2001, American Select's total expense ratio (including amounts paid to the Fund Advisor and its affiliates for investment advisory, administration and custodian services as described above, but excluding interest expense) equaled 1.02% of its average weekly net assets.



    HISTORICAL NAV-BASED PERFORMANCE. The following table sets forth American Select's average annualized total returns, based on net asset value, for the one-year, five-year and since-inception periods ended November 30, 2001. The figures set forth in the table are based on the change in American Select's net asset value, assuming all distributions were reinvested, and do not reflect sales charges. Net asset value-based performance is used to measure investment management results, and does not reflect changes in the discount or premium to net asset value at which American Select's common stock has traded in the open market during the periods presented.



         NAV-BASED AVERAGE ANNUALIZED TOTAL RETURNS FOR AMERICAN SELECT



ONE YEAR ENDED  FIVE YEARS ENDED  INCEPTION (9/21/93)
   11/30/01         11/30/01       THROUGH 11/30/01
--------------  ----------------  -------------------
    12.83%              9.71%               8.02%



   HISTORICAL MARKET PRICE-BASED PERFORMANCE. The following table sets forth American Select's average annualized total returns, based on changes in its market price, for the one-year, five-year, and since-inception periods ended November 30, 2001. The figures set forth in the table are based on the change in American Select's market price, assume reinvestment of all distributions, and reflect sales charges on initial purchases.



    MARKET PRICE-BASED AVERAGE ANNUALIZED TOTAL RETURNS FOR AMERICAN SELECT



ONE YEAR ENDED  FIVE YEARS ENDED  INCEPTION (9/21/93)
   11/30/01         11/30/01       THROUGH 11/30/01
--------------  ----------------  -------------------
    28.22%             13.91%               8.17%



   HISTORICAL MARKET DISCOUNTS TO NAV. Since its inception, American Select's common stock has frequently traded at a discount to its net asset value. The following table sets forth the average discount to net asset value at which American Select's stock has traded during each full calendar year since its inception:



          AVERAGE ANNUAL TRADING DISCOUNTS TO NAV FOR AMERICAN SELECT



           AVERAGE TRADING
CALENDAR  PREMIUM (DISCOUNT)
  YEAR          TO NAV
--------  ------------------
  1994              -9.77%
  1995             -11.97%
  1996             -14.86%
  1997              -9.48%
  1998              -7.72%
  1999              -7.81%
  2000              -9.73%
  2001              -5.57%



   On March 20, 2002, the last trading day before the announcement of the signing of the Merger Agreement, American Select's last reported sale price on the NYSE was $13.83 which represented a premium of 3.98% to American Select's
net asset value per share. On             , 2002, the last trading day before
the printing of this joint proxy statement/prospectus, American Select's last
reported sale price on the NYSE ($        ) represented a [discount] [premium]
of    % to American Select's net asset value per share.

DIRECTORS AND OFFICERS


    The same individuals serve as the directors and the officers of each of the Funds. No current director of the Funds serves or is expected to serve as a director or officer of First American. John M. Murphy, Jr., a current director of the Funds is deemed to be an "interested person" of the Fund Advisor and the REIT Advisor by virtue of his employment by U.S. Bancorp and his ownership of U.S. Bancorp common stock.



    The following officers of the Funds serve or are expected to serve in the capacities indicated with First American:



                                                                        OFFICE TO BE HELD WITH FIRST
  NAME                           OFFICE HELD WITH FUNDS                           AMERICAN
  ----                  ----------------------------------------  ----------------------------------------
  John G. Wenker        Senior Vice President                     Director, President and Chief Executive
                                                                  Officer
  Robert H. Nelson      Treasurer                                 Chief Financial Officer
  Russell J. Kappenman  Vice President and Assistant Treasurer    Executive Vice President, Director of
                                                                  Investments
  William T. Nimmo      Vice President                            Senior Vice President

  Julene R. Melquist    Vice President                            Senior Vice President


VALUATION OF CERTAIN OF THE FUNDS' ASSETS

    Each Fund's investments in whole loans (single-family, multifamily, and commercial), participation mortgages, and mortgage servicing rights are generally not traded in any organized market; therefore, market quotations for these assets are not readily available. These types of investments represent a substantial portion of each Fund's investment portfolio.


    These investments are valued at "fair value" according to procedures adopted by the Funds' boards of directors. Pursuant to these procedures, whole loan investments are initially valued at cost and their values are subsequently monitored and adjusted pursuant to the Fund Advisor's pricing model designed to incorporate, among other things, the present value of the projected stream of cash flows on such investments. The pricing model takes into account a number of relevant factors, including:


    - the projected rate of prepayments;

    - the delinquency profile;

    - the historical payment record;

    - the expected yield at purchase;

    - changes in prevailing interest rates; and

    - changes in the real or perceived liquidity of whole loans, participation mortgages or mortgage servicing rights, as the case may be.

    The results of the pricing model may be further subject to price ceilings due to the illiquid nature of the loans.

    Changes in prevailing interest rates, real or perceived liquidity, yield spreads and credit worthiness are factored into the pricing model each week. Certain mortgage loan information is received on a monthly basis and includes, but is not limited to, the projected rate of prepayments, projected rate and severity of defaults, the delinquency profile and the historical payment record. Valuations of whole loans are determined no less frequently than weekly.

REGULATORY MATTERS


    As regulated management investment companies under the Investment Company Act, the Funds' shareholders are afforded certain regulatory protections. If the merger is approved, First American will not be regulated under the Investment Company Act and, thus, its shareholders will not be afforded the following regulatory protections:


    - INDEPENDENT BOARD OF DIRECTORS. Section 10(a) of the Investment Company Act provides that no more than 60% of the board members may be "interested persons" of the investment company as defined in Section 2(a)(19) of the Investment Company Act.

      Section 16(a) of the Investment Company Act requires an investment company's initial board of directors to be elected by the shareholders at an annual or special meeting. In the event that less than a majority of the directors then holding office were elected by shareholders,
      Section 16(a) requires that the board of directors hold a meeting of shareholders to fill vacancies on the board within 60 days.


    - APPROVAL OF INVESTMENT ADVISORY AND SERVICE CONTRACTS. Section 15(c) of the Investment Company Act makes it unlawful for any registered investment company to enter into, renew or perform any investment advisory or principal underwriting contract unless the terms of such contract and any renewal thereof are approved by a vote of the majority of independent directors, after consideration of such information as may be reasonably necessary to evaluate the terms of any such contract.



    - SELECTION OF ACCOUNTANTS AND AUDITOR. Section 32(a) of the Investment Company Act makes it unlawful for any registered investment company to file with the SEC any financial statement signed or certified by an independent public accountant unless, among other things: (i) such accountant has been selected by the vote, cast in person, of a majority of the independent directors of the investment company at a meeting held within 30 days before or after the beginning of the fiscal year or before the annual meeting of shareholders in that year; and (ii) such selection has been submitted for ratification or rejection at the next annual meeting of shareholders, provided that, any vacancy occurring due to the death or resignation of the accountant may be filled by a majority vote of the independent directors cast in person at a meeting called for that purpose. (Rule 32a-4 under the Investment Company Act exempts Companies from the provisions described in (ii) if they maintain an audit committee satisfying certain requirements, as do the Funds.)



    - RESTRICTIONS ON BORROWING AND ISSUING SENIOR SECURITIES. Section 18 of the Investment Company Act generally prohibits investment companies from issuing senior securities. Notwithstanding this prohibition,
      Section 18(a)-(e) permits closed-end investment companies to issue senior securities representing debt or preferred stock, subject to certain conditions. In the case of debt, Section 18(a)(1) requires that the investment company have asset coverage of 300% immediately after the issuance of such debt and no dividends on the investment company's stock may be declared unless the indebtedness generally has an asset coverage at that time of 300%. When asset coverage is less than 100%, holders of the debt must be given the right to elect a majority of directors in certain cases.


    - FUNDAMENTAL INVESTMENT POLICIES. Section 8(b) of the Investment Company Act requires an investment company to file a registration statement with the SEC containing the following listed categories of information, including the investment company's "fundamental" policies as to:
      (i) classification and sub-classification under the Investment Company Act; (ii) borrowing money; (iii) issuing senior securities; (iv) engaging in the business of underwriting; (v) concentration; (vi) the purchase and sale of real estate and commodities; (vii) making loans to other persons; and (viii) portfolio turnover.

    - CHANGES IN INVESTMENT POLICIES. Section 13 of the Investment Company Act prohibits an investment company from changing certain investment and other policies without a shareholder vote. A shareholder vote is generally required when an investment company: (i) changes its classification (such as from closed-end to open-end or from diversified to non-diversified);
      (ii) changes its policy regarding borrowing money, issuing senior securities, underwriting the securities of others, investments in real estate or commodities, or making loans to other persons;

      (iii) deviates from its concentration policy or any other fundamental policy; or (iv) changes the nature of its business such that it ceases to be an investment company.


    - CONTINUATION AND TERMINATION OF INVESTMENT ADVISORY CONTRACT.
      Section 15(a) of the Investment Company Act makes it unlawful to serve or act as investment adviser to a registered investment company except pursuant to a written contract which, among other requirements: (i) shall continue in effect for a period of more than two years only if such continuance is approved annually by the board of directors or fund shareholders; and (ii) provides that the agreement may be terminated, without penalty and upon 60 days notice, by a vote of the board of directors or shareholders at the election of the fund and shall automatically terminate in the event of assignment or upon a change in control of the investment adviser.



    - APPROVAL OF SERVICE CONTRACTS WITH AFFILIATES. The SEC staff has taken the position that Section 17(d) of the Investment Company Act and Rule 17d-1 thereunder require independent directors to apply a set of criteria when reviewing the terms of service contracts with affiliates. Such contracts with affiliates should be approved by the board of directors of the investment company and by a majority of the independent directors, considering such information as may be reasonably necessary to evaluate the terms of the service contract. The independent directors should conclude that: (i) the service contract is in the best interest of the fund; (ii) the services to be performed are required for operation of the fund; (iii) the services provided are of a nature and quality at least equal to the same or similar service provided by independent third parties; and (iv) the fees for such services are fair and reasonable in light of the usual and customary changes made by others for services of the same nature and quality.


    - DISTRIBUTION AND REPURCHASE OF SHARES. Section 23(a) of the Investment Company Act prohibits closed-end investment companies from issuing securities for services or for property other than cash or securities, except as a dividend or distribution to shareholders or in connection with a reorganization.

      Section 23(b) under the Investment Company Act generally prohibits closed-end investment companies from selling their common stock at a price below current net asset value. Excepted from this prohibition are shares sold: (i) in an offering to existing shareholders; (ii) with the consent of a majority of shareholders; (iii) upon conversion of a convertible security; (iv) upon the exercise of a warrant; or (v) under such other circumstances as the SEC may permit by rule or order.

      Section 23(c) under the Investment Company Act prohibits closed-end investment companies from repurchasing their securities, except:
      (1) Section 23(c)(1) permits an investment company to purchase its shares on a securities exchange or other open market;
      (2) Section 23(c)(2) permits a closed-end investment company to make purchase in a tender to all existing shareholders, after reasonable opportunity to submit tenders is given to all shareholders of a class; and
      (3) Section 23(c)(3) authorizes the SEC to exempt, by rule or order, repurchases that do not unfairly discriminate against any shareholders of the class to be repurchased.

    - CODE OF ETHICS. Section 17(j) and Rule 17j-1 under the Investment Company Act generally require registered investment companies, their advisers and principal underwriters to adopt written codes of ethics with provisions reasonably necessary to prevent access persons from engaging in fraudulent activities.


    - TRANSACTIONS WITH AFFILIATES. Section 17 of the Investment Company Act prohibits certain transactions involving registered investment companies and their "affiliated persons" as defined in Section 2(a)(3) of the Investment Company Act. Section 17(a) makes it unlawful for an affiliated person of a registered investment company, an underwriter, or promoter, acting as principal to knowingly sell any security (other than securities the buyer issues) or other property to the company or to buy any security (other than securities the investment company issues) or property from the company.

      Under its rulemaking authority, the SEC has adopted several rules under
      Section 17(a) to exempt various transactions that would otherwise be prohibited. Rule 17a-3 exempts transactions between a registered investment company and one or more of its wholly-owned subsidiaries.
      Rule 17a-7 provides that a registered investment company may purchase a security from, or sell a security to, certain affiliated persons, provided that, among other things, the board of directors, including a majority of the independent directors, adopts procedures to comply with the rule.
      Rule 17a-8 allows a merger, consolidation or purchase or sale of substantially all the assets of certain registered investment companies which are affiliated persons of one another.


      Section 17(d) prohibits any affiliated person, acting as principal, from effecting any transaction in which the investment company is a joint participant. Rule 17d-1 makes it unlawful for an affiliated person or principal underwriter of an investment company, acting as principal, to participate in or effect any transaction in connection with a joint enterprise or arrangement. Rule 17d-1(d)(7) exempts from
      Section 17(d) and Rule 17d-1 thereunder any arrangement regarding liability insurance policies, provided that certain conditions apply.


      Section 17(e) limits the compensation an affiliated person may receive when acting as an agent or broker for a registered investment company.
      Section 17(e)(1) provides that when selling property as an agent to or for an investment company, an affiliate may not accept any compensation, except usual and customary commissions in the course of the person's business as an underwriter or broker. Rule 17e-1 defines a usual and customary broker's commission as one that is fair when compared to the commission received by brokers in connection with comparable transactions.


    - CUSTODY OF ASSETS. Rule 17f-1 under the Investment Company Act requires securities and other investments of registered investment companies to be held in the custody of a bank, broker dealer or the registered investment company. Rule 17f-1 requires that the custodian shall be engaged pursuant to a written contract which has been approved by a majority of the board of directors, and ratified at least annually thereafter.


    - FIDELITY BONDING. Rule 17g-1 under the Investment Company Act provides that every registered investment company shall maintain a bond against larceny and embezzlement. Rule 17g-1(d) provides that the bond shall be in such reasonable form and amount as a majority of the independent directors of the investment company shall approve as often as their fiduciary duties require, but not less often than annually. Rule 17g-1(e) provides that no premium may be paid for a joint fidelity bond unless a majority of the independent directors of each investment company named therein approve the portion of the premium to be paid by each company, taking into account all relevant factors.



THE FUND ADVISOR



    In addition to serving as the investment advisor to the Funds, the Fund Advisor also acts as the investment advisor to Real Estate Securities Fund, a mutual fund organized as a separate series of First American Investment Funds, Inc., a registered investment company. Real Estate Securities Fund invests primarily in income producing common stocks of publicly traded companies engaged in the real estate industry. A majority of Real Estate Securities Fund's total assets are invested in REITs. Real Estate Securities Fund's objective is to provide above average current income and long-term capital appreciation. At September 30, 2001, Real Estate Securities Fund had net assets of approximately $101,069,000,

95.7% of which were represented by investments in REIT common stocks. At that date, Real Estate Securities Fund's REIT portfolio composition, as a percentage of net assets, was as follows:



Office/Industrial.................................  40.3%
Residential.......................................  22.0%
Mall/Retail.......................................  17.2%
Diversified.......................................   5.3%
Hotels............................................   3.7%
Self Storage......................................   3.2%
Financial Services................................   2.4%
Health Care.......................................   0.8%
Specialty Real Estate.............................   0.8%



   Real Estate Securities Fund pays the Fund Advisor an annual management fee equal to 0.70% of average net assets.



    The following table sets forth the Real Estate Securities Fund's average annualized total returns for the one-year, five-year and since-inception periods ended September 30, 2001. The figures set forth in the table are based on the change in the Real Estate Securities Fund's net asset value, assuming all distributions were reinvested, and do not reflect sales charges. Because mutual fund shares are not publicly traded, there is no market price-based performance information.



                   NAV-BASED AVERAGE ANNUALIZED TOTAL RETURNS
                        FOR REAL ESTATE SECURITIES FUND



                                                    INCEPTION (6/30/95)
ONE YEAR ENDED                  FIVE YEARS ENDED          THROUGH
DECEMBER 31, 2001              DECEMBER 31, 2001     DECEMBER 31, 2001
-----------------             --------------------  --------------------
           9.82%                     7.05%                 11.62%


LEGAL PROCEEDINGS


    There is no material litigation pending involving any of the Funds or the Fund Advisor, nor to the knowledge of the Funds, is any material litigation threatened or pending against the Funds or the Fund Advisor.

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.


GENERAL


    First American Strategic Real Estate Portfolio Inc., a Maryland corporation, is a specialty finance company that was formed on January 11, 2002 as the vehicle through which the Funds will continue their businesses upon completion of the merger. First American will seek to qualify and will elect to be taxed as a REIT under the Code. If First American qualifies as a REIT, it generally will not be subject to federal income tax to the extent that it distributes its taxable income to its shareholders. See "FEDERAL INCOME TAX CONSEQUENCES."



    If all of the Funds participate in the merger, First American will own nearly $1.0 billion in mortgage-related assets consisting of Fund assets and the additional mortgages and mortgage-related assets acquired using capital raised from additional borrowings. First American's investment portfolio will consist primarily of whole loans and participating mortgages secured by commercial and multifamily properties and, to a lesser extent, U.S. agency mortgage-backed securities. As of November 30, 2001, this portfolio consisted primarily of 186 separate mortgage loans with a weighted average remaining maturity of approximately four years and a weighted average interest rate of approximately 8.40%, and U.S. agency mortgage-backed securities with an outstanding aggregate balance of approximately $135,540,000. The combined portfolio of mortgage loans is diversified by geographic region with the collateral being located in 39 states, and by loan type with 25.59% of portfolio assets being commercial loans and 43.48% being multifamily loans. In addition to the assets listed above, the Funds, as of November 30, 2001, also had approximately $17,160,000 in cash, $9,074,000 in single-family loans, $3,934,000 in preferred stock, $87,106,000 in corporate notes to real estate opportunity funds and real estate operating companies and $5,917,000 in private label mortgage-backed securities.



INVESTMENT STRATEGY



    First American's strategy is to continue to grow its asset base, which will initially consist of the mortgage portfolio it acquires in the merger, and its net income over time through additional investments in mortgage-related assets that will enable First American to capitalize on the spread between the yield on its assets (net of credit losses) and the cost of its borrowings and hedging activities. First American will continue to invest in many of the same types of assets held by the Funds and will thus emphasize direct ownership of commercial, multifamily and residential mortgage loans. First American will also continue to focus on loan sizes ranging from $1.0 million to $10.0 million. First American's policy is to acquire those mortgage loans and other real estate-related assets which the REIT Advisor believes are likely to generate high returns on capital invested. The REIT Advisor will select assets for purchase by First American based on the underwriting standards developed and implemented over the last decade by its management team. In particular, the REIT Advisor will consider and analyze various factors including: (i) interest rates on the underlying mortgages, (ii) loan-to-value ratios, (iii) loan-to-cost ratios, (iv) seasoning and payment history, (v) amortization type, (vi) the geographic regions in which the underlying collateral is located, (vii) prepayment expectations,
(viii) size of the loans, (ix) property type and (x) enforceability of the loans. The REIT Advisor will also assess the costs of financing, hedging and managing such assets. Prior to an acquisition, potential returns on capital employed will be analyzed over the expected life of such assets and in a variety of interest rate, yield spread, financing cost, credit loss and prepayment scenarios. In managing First American's portfolio, the REIT Advisor will also consider balance sheet management and risk diversification issues.



    First American does not currently intend to originate loans. First American will seek to facilitate the acquisition of mortgage product for investment through a variety of sources. These sources include national and regional mortgage bankers, life insurance companies and banks. In addition, unlike the Funds, First American will be permitted to facilitate the acquisition of product from affiliates of U.S. Bancorp, which will potentially include U.S. Bancorp Piper Jaffray and the Fund Advisor. First American will also have substantially enhanced flexibility in raising capital compared to the Funds and thus is expected to be a more regular participant in the commercial and residential mortgage market.

    Although First American intends to purchase primarily multifamily, commercial and residential mortgage loans and other whole loan assets, First American will also seek to invest in certain other asset types, some of which are not permitted investments for the Funds, such as equity positions in entities that own real estate assets. In addition, First American will consider other real estate investments depending on market conditions. For example, First American anticipates continuing to provide corporate financing to certain real estate funds and real estate operating companies. Also, First American anticipates purchasing common and preferred stock of other real estate investment trusts on an opportunistic basis. First American has a great deal of discretion as to the manner in which it may invest, leverage and hedge its assets, but does not currently have any specific plans to invest in particular stocks, partnerships or joint ventures. First American may change its policies without shareholder approval, but subject to approval by two-thirds of First American's board of directors (including a majority of the independent directors).



    The REIT Advisor, in its discretion, subject to the supervision of First American's board of directors and to the REIT provisions of the Code, will evaluate and monitor First American's assets and how long such assets should be held in First American's portfolio. First American's strategy is to be a portfolio investor in the loans and other assets it acquires, and it does not anticipate purchasing loans for sale. However, at times and depending on market conditions, the REIT Advisor will more actively manage First American's assets, and assets may not be held to maturity. First American intends to manage its portfolio so that gains realized by First American on the sale of property will not be deemed "prohibited transaction income" for federal income tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES--Requirements for Qualification as a Real Estate Investment Trust--Prohibited Transaction Income."


OPERATING POLICIES AND STRATEGIES


    OPERATING POLICIES. First American's board of directors, by a vote of at least two-thirds of directors (including a majority of the independent directors), must approve operating policies for First American. First American's board of directors may, in its discretion, revise such policies from time to time in response to changes in market conditions or opportunities, acting by a vote of at least two-thirds of directors (including at least a majority of the independent directors), but without shareholder approval.



    First American will also adopt compliance guidelines, including restrictions on acquiring, holding and selling assets, to ensure that First American establishes and maintains its qualification as a REIT and is excluded from regulation as an investment company under the Investment Company Act. Before acquiring any asset, the REIT Advisor will determine whether such asset would constitute a "real estate asset" within the meaning of Section 856(c)(5)(B) of the Code. Substantially all of the assets currently held by the Funds and substantially all of the assets that First American intends to acquire are expected to be such "real estate assets." The REIT Advisor will regularly monitor purchases of mortgage loans and the income generated from such assets, including income from its hedging activities, in an effort to ensure that at all times First American maintains its qualification as a REIT and its exclusion from regulation under the Investment Company Act.



    First American's board of directors will review First American's transactions on a quarterly basis to ensure compliance with the operating policies and to ratify all transactions with the REIT Advisor and its affiliates. First American's board of directors is likely to rely substantially on information and analysis provided by the REIT Advisor to evaluate First American's operating policies, compliance therewith and other matters relating to First American's investments.



    Under the REIT provisions of the Code, First American is required to distribute at least 90% of its taxable income. See "FEDERAL INCOME TAX CONSEQUENCES--Requirements for Qualification as a Real Estate Investment Trust." First American intends to make quarterly distributions to its shareholders of amounts that will, at a minimum, enable it to comply with these provisions. The actual amount of such distributions will be determined on a quarterly basis by First American's board of directors, taking into account, in addition to the REIT requirements, the cash needs and net income of

First American, earnings of First American, the market price for its common stock and other factors the board of directors considers relevant.


    CAPITAL AND LEVERAGE POLICIES. As diversified, closed-end management investment companies, the Funds are subject to the provisions of the Investment Company Act which limit borrowings from unrelated parties to an amount equal to one-third of their total assets. Consistent with these provisions, the Funds have used borrowings in their investment strategies. As of November 30, 2001, the Funds had aggregate total borrowings of approximately $198,515,000, which represented 22.67% of their aggregate total assets as of such date. Of these borrowings, approximately $84,954,000 have a fixed interest rate of 4.65% and a maturity on April 17, 2003. Approximately $113,561,000 of these borrowings bear interest at a floating rate and have a weighted average interest rate of 2.76% as of November 30, 2001. The Funds' borrowings consist of short-term reverse repurchase agreements and whole loan revolving credit facility agreements. Reverse repurchase agreements are structured as sale and repurchase obligations and have the economic effect of allowing a borrower to pledge purchased mortgage assets as collateral securing short-term loans to finance the purchase of mortgage loan assets. Typically, the lender in a reverse repurchase arrangement makes a loan in an amount equal to a percentage of the market value of the pledged collateral. At maturity, the borrower is required to repay the loan and the pledged collateral is released. In addition to their borrowings, the Funds have considered alternative capital raising initiatives. As a practical matter, it is difficult and expensive for the Funds, in their current organizational forms, to raise additional equity capital or to access entity level debt capital.


    Upon completion of the merger, First American will succeed to the borrowings then held by the Funds participating in the merger. However, unlike the Funds, First American will not be subject to the borrowing limitations of the Investment Company Act and First American's borrowing policy will be to incur debt such that, once fully invested, it will maintain a debt-to-equity ratio of between 1:1 to 1.5:1 with regard to its mortgage loan portfolio and 4:1 to 9:1 with respect to its portfolio of mortgage-backed securities. Based on the borrowings of the Funds as of November 30, 2001 and assuming all of the Funds participate in the merger but the maximum number of shareholders make the cash election, First American will, immediately upon completion of the merger, have a borrowing capacity that will enable it to purchase an estimated $100.0 million in additional mortgage and mortgage-related assets without the need to raise additional equity capital.



    First American's articles of incorporation and bylaws do not limit the amount of indebtedness First American can incur, and First American's borrowing policy is subject to revision with the approval of two-thirds of First American's board of directors (including at least a majority of the independent directors) depending on market conditions and other factors deemed relevant by First American's board of directors in consultation with the REIT Advisor. First American intends to maintain an adequate capital base to protect against various business conditions in which First American's financing and hedging costs might exceed interest income (net of credit losses) from its mortgage loans and other real estate-related assets. These conditions could occur, for example, due to credit losses or when, due to interest rate fluctuations, interest income on First American's mortgage loan assets lags behind amounts due on interest rate increases as a result of First American's borrowings, which are expected to be predominantly variable rate.



    First American expects that reverse repurchase agreements, unsecured credit lines, and collateralized and unsecured debt offerings will be the principal means of leveraging its mortgage loans and other real estate-related assets. First American intends to enter into such arrangements with financially sound institutions, including broker/dealers, commercial banks and other lenders, which meet credit standards and terms approved by First American's board of directors.



    The structure of reverse repurchase agreements are such that they require borrowers to deposit additional collateral (a "margin call") or reduce their borrowings thereunder, if the market value of the pledged collateral declines. This may require First American to sell mortgage loan assets, provide such additional collateral or reduce its borrowings. First American intends to maintain an equity cushion sufficient to provide liquidity in the event of interest rate movements and other market conditions affecting the market value of the pledged mortgage loan assets. However, there can be no assurance that First American will be able to safeguard against being required to sell mortgage loan assets in the event of a change in market conditions.



    In addition to reverse repurchase agreements, First American may also utilize lines of credit if it appears advantageous to do so. First American also expects to issue shares of common and preferred stock, including in connection with the acquisition of assets.



    Although First American has no immediate plans to do so, in different interest rate and credit environments it may be advantageous to issue secured or unsecured notes of varying maturities or seniorities. Secured debt offerings would likely use mortgage-related assets as collateral. It is likely these offerings will obtain credit ratings from nationally recognized rating agencies. It is likely First American would sell the investment grade levels of a given offering and retain the non-investment grade levels. In addition, First American may from time to time sell participations in individual or collective pools of mortgage loans. The goal of these types of offerings is to lock in spread income, match assets to funding liabilities and enhance returns on equity of First American.



    ADDITIONAL BORROWINGS. Upon completion of the merger, it is anticipated that First American will have greater borrowing capacity than the Funds. First American may use its greater borrowing capacity to fund cash payments to Fund shareholders making the cash election. It is estimated that aggregate cash payments could total approximately $101,290,000 assuming the maximum level of participation of shareholders (15% of each Fund's shares) in the cash election. First American may fund these cash payments through reverse repurchase agreements at the cumulative effective borrowing rate of First American. First American has obtained a verbal commitment from the Funds' existing lending relationship to expand its current cumulative whole loan reverse repurchase agreement capacity of $210,000,000 to $350,000,000.



    In addition, First American is taking steps to add at least two additional lending facilities, each to provide $250,000,000 of additional borrowing capacity. First American is currently involved in a process with six financial institutions to obtain such financing, which remains subject to further negotiation and execution of a mutually acceptable agreement.



    CREDIT RISK MANAGEMENT. With respect to its assets, First American will be exposed to various levels of credit and special hazard risk, depending on the nature of the underlying assets and the nature and level of credit enhancements supporting such assets. First American will purchase mortgage loans that meet minimum debt service coverage standards established by First American. The REIT Advisor will review and monitor credit risk and other risks of loss associated with each investment. In addition, the REIT Advisor will seek to diversify First American's portfolio of mortgage loan assets and other real estate-related assets to avoid undue geographic, issuer, industry and property type concentrations. One of the principal benefits of the merger is that it permits each Fund to achieve further diversification in managing credit risk by combining the separate portfolios of each Fund into a much larger investment vehicle which is expected to continue to grow and achieve further diversification over time. In furtherance of this objective, First American's board of directors will also monitor First American's overall portfolio risk and review levels of allowances for losses.



    ASSET/LIABILITY MANAGEMENT. To the extent consistent with its election to qualify as a REIT, First American will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. First American intends to minimize its interest rate risk from borrowings both through hedging activities and by attempting to structure the key terms of its borrowings to generally correspond (in the aggregate for the entire portfolio, and not on an asset-by-asset basis) to the interest rate and maturity parameters of its assets.



    HEDGING ACTIVITIES. Like the Funds, First American intends to enter into hedging transactions to protect its investment portfolio from interest rate fluctuations and other changes in market conditions. These hedging strategies will be consistent with the current strategies employed by the Funds, and First

American will develop and utilize other strategies as appropriate and consistent with its qualification as a REIT. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as the REIT Advisor determines is in the best interest of First American, given the cost of such hedges and the need to maintain First American's status as a REIT. The REIT Advisor may elect to have First American bear a level of interest rate risk that could otherwise be hedged when the REIT Advisor believes, based on all relevant facts, that bearing such risk is advisable.



    Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there may be no requirements on the part of the counterparty with respect to record keeping, financial responsibility or segregation of customer funds and positions. First American intends to enter into these transactions only with counterparties with long-term debt rated "AA" or better by at least one nationally recognized rating agency. The business failure of a counterparty with which First American has entered into a hedging transaction will most likely result in a default, which may result in the loss of unrealized profits and force First American to cover its resale commitments, if any, at the then current market price. Although generally First American will seek to reserve for itself the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the counterparty, and First American may not be able to enter into an offsetting contract in order to cover its risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and First American may be required to maintain a position until exercise or expiration, which could result in losses.



    First American intends to protect its investment portfolio against the effects of significant interest rate fluctuations and to preserve the net income and capital value of First American. Specifically, First American's asset acquisition and borrowing strategies are intended to offset the potential adverse effects resulting from the differences between fixed rates or other limitations on coupon rate adjustment, such as interest rate caps, associated with its mortgage loan assets and the shorter term predominantly variable rate nature of First American's related borrowings.



    First American's hedging activities are intended to address both income and capital preservation. Income preservation refers to maintaining a stable spread between yields from mortgage loan assets and First American's borrowing costs across a reasonable range of adverse interest rate environments. Capital preservation refers to maintaining a relatively steady level in the market value of First American's capital across a reasonable range of adverse interest rate scenarios. To monitor and manage capital preservation risk, First American will model and measure the sensitivity of the market value of its capital (I.E., the combination of its assets, liabilities and hedging positions) to various changes in interest rates in various economic scenarios. First American will not enter into hedging transactions for speculative purposes.



    First American will focus its hedging activities on providing a level of income and capital protection against reasonable interest rate risks. However, no strategy can insulate First American completely from changes in interest rates.



    First American has not established specific policies as to the extent of the hedging transactions in which it will engage; however, the board of directors will be responsible for reviewing at its regular meetings the extent and effect of hedging activities.



    REGULATORY POLICIES. First American intends to invest and operate in a manner consistent with the requirements of the Code to establish and maintain its qualification as a REIT for federal income tax purposes, unless two-thirds of First American's board of directors (including at least a majority of the independent directors) determines that it is no longer in the best interest of First American to qualify as a REIT.

    At the same time, First American intends to operate in a manner that will not subject it to regulation as an investment company under the Investment Company Act in reliance upon the exemption provided by
Section 3(c)(5)(C) which excludes from regulation entities that are primarily engaged in the business of purchasing or otherwise acquiring "mortgages and other liens on and interests in real estate." Under the current interpretations of the staff of the SEC, in order to qualify for this exemption, First American must, among other things, maintain at least 55% of its assets directly in mortgage loans, qualifying pass-through certificates and certain other qualifying interests in real estate and an additional 25% of its assets in real estate-related assets. In addition, unless certain mortgage-backed securities represent all the certificates issued with respect to an underlying pool of mortgage loans, such securities may be treated as securities separate from the underlying mortgage loans and thus, may not qualify as qualifying interests in real estate for purposes of the 55% requirement.



    Because First American will not be a registered investment company, First American's shareholders will not enjoy the same regulatory protections as the Fund's shareholders under the Investment Company Act. See "THE FUNDS--Regulatory Matters."



    OTHER POLICIES. First American has the authority to offer shares of its capital stock and to repurchase or otherwise reacquire such shares or any other of its securities. Under certain circumstances First American may purchase shares of its common stock in the open market or otherwise. First American's board of directors has no present intention to cause First American to repurchase any of its shares, and any such action would be taken only in conformity with applicable federal and state laws and the requirements for qualification as a REIT for federal income tax purposes.



    Except in connection with its formation, First American has not, to date, issued shares of common stock or other securities. First American does not intend to offer securites for property or to make direct investments in real estate. First American has not made loans to officers and directors and does not intend to do so. First American does not intend to engage in trading, underwriting or agency distribution or sale of securities of other issuers.



    First American has no present intention to invest in the securities of other issuers for the purpose of exercising control. The decision to do so is vested solely in First American's board of directors and may be changed without a vote of First American's shareholders.



    FUTURE REVISIONS IN POLICIES AND STRATEGIES. First American's board of directors (including the independent directors) will approve the investment policies, the operating policies and the strategies set forth in this joint proxy statement/prospectus. First American's board of directors has the power to modify or waive such policies and strategies without the consent of the shareholders to the extent that First American's board of directors determines that such modification or waiver is in the best interest of First American or its shareholders. Among other factors, developments in the market that affect the policies and strategies mentioned herein or which change First American's assessment of the market may cause First American's board of directors to revise its policies and strategies.



    COMPETITIVE CONDITIONS OF THE REIT MARKET. The commercial mortgage market is very competitive. The products within the commercial mortgage market range from straightforward commodity-like loan product to highly structured individualized commercial loans. First American's net income depends on its ability to acquire mortgages and mortgage-related assets for its investment portfolio at favorable spreads over its borrowing costs. In acquiring these assets, First American will compete with other REITs, investment banking firms, savings and loan associations, banks, insurance companies, mutual funds and other lenders and other entities that purchase adjustable rate and fixed rate mortgage assets.



    First American's principal methods of competition are service, loan structure and price. The largest positive factor pertaining to First American's competitive position is that the management team of the REIT Advisor has successfully executed a similar business plan on behalf of the Funds over a period of ten years. However, many of First American's competitors have greater financial resources than First American and, as a result, First American may not be able to acquire sufficient adjustable rate and fixed rate mortgage assets at favorable spreads over its borrowing costs.

RIGHT TO INSPECT BOOKS AND RECORDS


    First American will be required to keep complete and accurate books with respect to its business at its principal executive office. The books will be maintained for financial accounting purposes in accordance with accounting principles generally accepted in the United States. Shareholders will be entitled to have access to First American's bylaws, minutes of the proceedings of shareholders' meetings, annual statements of affairs of First American and voting trust agreements filed with First American at reasonable times upon reasonable notice to First American, subject to certain limitations, including those intended to protect confidential business information. Each shareholder has the right under the MGCL to obtain, upon written request, a statement showing all stock and securities issued by First American during a specified period of not more than the preceding 12 months.


REPORTS


    First American will be required to satisfy the annual and periodic reporting requirements of the Exchange Act, including, filing an Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which requires the filing of financial statements with each report. Furthermore, First American must file a Current Report Form 8-K report whenever a reportable event occurs between the above reporting periods.


LEGAL PROCEEDINGS


    There is no material litigation pending involving First American or the REIT Advisor, nor, to the knowledge of either of the foregoing entities, is any material litigation threatened or pending against such entities.

                                   THE MERGER

BACKGROUND OF THE MERGER


    On May 1, 1998, U.S. Bancorp, the ultimate parent company of the Fund Advisor, completed its acquisition of Piper Jaffray Companies Inc. (or Piper). At that time, Piper Capital Management Incorporated (or PCM), a subsidiary of Piper, was the investment advisor to the Funds. In connection with this acquisition, the Funds sought shareholder approval of a proposal that another subsidiary of U.S. Bancorp, First American Asset Management (or FAAM) group within U.S. Bank, become the investment advisor to the Funds. FAAM is the corporate predecessor of the Fund Advisor, and John G. Wenker and Russell J. Kappenman have managed the Funds on a continuous basis since their inceptions, first as employees of PCM, next as employees of FAAM, and now as employees of the Fund Advisor.



    When it was announced that the Funds would be seeking such shareholder approval, Sit Investment Associates, Inc., a substantial shareholder of the Funds, asked PCM to recommend to the Funds' boards of directors that the Funds make discretionary cash repurchase offers for up to 10% of each Fund's outstanding shares at their net asset values per share in December 1999 and December 2001 if the respective Funds' average trading discounts to net asset value per share exceeded 5% during the 12 calendar weeks preceding October 1, 1999 and October 1, 2001, respectively. At that time, it was anticipated that such repurchase offers might have the effect of narrowing the discount to net asset value at which the Funds' shares traded. PCM agreed to this request, and it publicly announced that it would make such recommendations to the Funds' boards.



    Each Fund's average trading discount to net asset value per share exceeded 5% during the applicable measuring period in 1999. Accordingly, FAAM, which then was acting as the Funds' investment advisor, recommended to the Funds' boards of directors that such 10% repurchase offers be made, and the boards approved this recommendation. These repurchase offers were completed in December 1999 and resulted in each Fund repurchasing 10% of its outstanding shares at net asset value per share.



    The measuring period for determining whether the Fund Advisor would recommend a second repurchase offer began on July 9, 2001. Each Fund's average trading discount to net asset value per share slightly exceeded the applicable 5% threshhold during the period from July 9, 2001 to September 19, 2001, when the Funds' boards of directors held their regular quarterly meeting. However, at that meeting, Mr. Wenker and Robert H. Nelson of the Fund Advisor informed the boards that the Fund Advisor was considering recommending the merger of the Funds into a newly-formed REIT rather than such cash repurchase offers.



    These representatives stated that prior cash repurchase offers conducted by the Funds had not resulted in a lasting reduction of the Funds' trading discounts to net asset value. In support of this statement, they presented summaries of the Funds' trading histories following completion of the December 1999 cash repurchase offers, and also following completion of earlier 10% cash repurchase offers that the Funds had made at net asset value per share in 1997. They also stated that further cash repurchase offers would likely reduce the Funds' trading liquidity.



    Subsequent to the September 19, 2001 board meeting, the members of the boards of directors informally agreed to appoint the special committee to consider any such proposal that might be advanced by the Fund Advisor, as well as other potential means for enhancing the Funds' shareholder value. The members of the special committee are Leonard W. Kedrowski (chair), Richard K. Riederer and Virginia L. Stringer, each of whom is a director of the Funds and is not an "interested person" of the Fund Advisor or the Funds within the meaning of the Investment Company Act.



    The special committee retained the law firm of Gardner, Carton & Douglas, which also acts as counsel to the independent directors of the Funds, to act as counsel to the special committee. At the special committee's direction, on November 11, 2001, Gardner, Carton & Douglas sent requests for proposals to seven firms to act as financial advisor to the special committee.

    The special committee received responses from five of these firms. The committee met on November 30, 2001 to consider these responses. At that time, the committee determined to invite representatives of three of the firms to interview with the committee in person.



    At the December 5, 2001 regular quarterly meeting of the Funds' boards of directors, the boards of directors formalized the appointment of the special committee, and Mr. Kedrowski updated the directors on the special committee's steps toward retaining a financial advisor. At this meeting, it was agreed that minutes of the special committee's meetings would be circulated to all board members on a concurrent basis so that they could remain apprised of developments at the committee level. In addition, Mr. Nelson of the Fund Advisor reviewed several alternatives, in addition to the merger of the Funds into a newly-formed REIT, which might be explored in order to enhance shareholder value.


    On December 10, 2001, the Funds issued a public statement to the effect that, in an effort to enhance shareholder value, the boards of directors and management of the Funds were considering a number of alternatives, including a possible reorganization of the Funds into a specialty finance company that would elect to be taxed as a REIT, the possible combination of the Funds, stock repurchases and other possible business strategies. The statement noted that no decision had been made by the boards of directors or Fund management to pursue any particular alternative or to change the current business strategy of the Funds.


    The special committee met again on December 14, 2001. At this meeting, Mr. Nelson of the Fund Advisor reviewed with the committee the Fund Advisor's views concerning the advantages and disadvantages of several alternative courses of action which the Funds might pursue in an effort to enhance shareholder value. Mr. Nelson expressed the Fund Advisor's view that the merger of the Funds into a newly-formed REIT advised by a subsidiary of the Fund Advisor represented the best alternative for enhancing shareholder value.



    The special committee met on December 17, 2001 to interview representatives of the three financial advisory firms which were identified at its November 30, 2001 meeting. After these interviews were completed, the special committee directed Gardner, Carton & Douglas to hold further discussions with one of the potential financial advisors concerning the fee and expense arrangements that would apply if the special committee retained that firm.



    The special committee met again on December 20, 2001, at which time Gardner, Carton & Douglas reported on its further discussions with FBR concerning the latter's proposed fee and expense arrangements for providing financial advisory services and, if the committee requested them, fairness opinions. At this time, the special committee authorized the retention of FBR, subject to finalization of fee and expense arrangements on the terms discussed at the meeting. At this meeting, the special committee also discussed the understandings it would like to reach with the Fund Advisor concerning the allocation of expenses relating to a potential transaction.



    The special committee next met on January 11, 2002, by which time the Funds' fee and expense arrangements with FBR were substantially completed. At this meeting, representatives of FBR, committee members and counsel discussed the range of alternatives for enhancing shareholder value that would be reviewed by FBR and the committee, the analytical techniques that FBR would use in preparing its analysis of these alternatives and matters relating to fairness opinions that might be requested from FBR.



    The special committee met again on January 17, 2002. At this time, the special committee approved the final form of the engagement letter between the Funds and FBR. In addition, FBR presented its evaluation of strategic alternatives for the Funds. The alternatives reviewed included:


 - maintaining the status quo;

 - liquidating the Funds or conducting tender offers for their shares;

 - converting the Funds into closed-end interval funds;

 - combining the Funds into a single closed-end fund; and

 - converting the Funds into a single open-end fund, a business development company, a corporation taxable at the entity level or a REIT.


FBR concluded that combining the Funds into a single externally-managed, publicly-traded REIT was the alternative most likely to maximize shareholder value.



    The special committee, FBR, Gardner, Carton & Douglas and Fund counsel then discussed this conclusion at length, as well as the significant variables that were likely to determine whether conversion of the Funds to a particular REIT structure would be in Fund shareholders' best interest. These variables included the terms of the management agreement between the REIT and its manager, including fee structures and levels, expense provisions, and termination provisions; the corporate governance provisions pertaining to the REIT; management incentive structures for the REIT's manager; the REIT's anticipated operating and balance sheet management policies; and the terms upon which the Funds would be reorganized into the REIT. At the conclusion of this dialogue, the special committee agreed that it would pursue discussions with the Fund Advisor concerning such a transaction, and it so advised the Fund Advisor.



    The special committee next met on January 25, 2002, at which time FBR presented comparative data concerning the Funds and various publicly-traded mortgage REITs. Gardner, Carton & Douglas reported that counsel to the Fund Advisor and counsel to First American recently had provided initial drafts of First American's proposed articles of incorporation and bylaws and of a proposed agreement and plan of reorganization between First American and the Funds. The special committee, Gardner, Carton & Douglas and Fund counsel then discussed the process by which these drafts and the draft advisory agreement between the REIT Advisor and First American, when it was made available, would be reviewed and negotiated on behalf of the special committee. The special committee also was updated on discussions with the Fund Advisor concerning the allocation of expenses relating to the potential transaction.



    Counsel to the Fund Advisor provided an initial draft of the proposed advisory agreement between the REIT Advisor and First American to Gardner, Carton & Douglas, Fund counsel and FBR on January 29, 2002. The special committee met on February 5, 2002 to discuss the terms of this draft and of the other draft documents that previously were provided. At this meeting, the special committee identified several corporate governance provisions embedded in First American's draft articles of incorporation and bylaws that it wished to modify, and it engaged in an extensive discussion of the proposed management fee and termination fee provisions set forth in the draft Advisory Agreement that had been provided. At the conclusion of this discussion, the special committee directed FBR to review First American's proposed operations in depth with the Fund Advisor, so that the anticipated impact of the proposed advisory fee and termination fee provisions could be better understood.



    Between February 5, 2002 and February 21, 2002, FBR engaged in extensive discussions with Mr. Wenker and Mr. Nelson of the Fund Advisor concerning the proposed financial terms of the advisory agreement, including the base management fee, the performance incentive management fee and the termination fee. These discussions resulted in an agreement by the Fund Advisor to provide for a lower base management fee for investment grade assets than for non-investment grade assets, although overall agreement on the management fee was not reached. During this period, Gardner, Carton & Douglas and Fund counsel also negotiated with counsel to the Fund Advisor and counsel to First American concerning several non-financial provisions of the Advisory Agreement and several terms of First American's articles of incorporation and bylaws and of the proposed agreement and plan of reorganization.



    The special committee met on February 21, 2002, and was updated on the status of these negotiations. Representatives of FBR reported that substantial progress had been made in the negotiation of the management fee although final terms had not yet been agreed upon, and that agreement had not yet been reached on the termination fee provisions of the proposed advisory agreement. The special committee directed FBR and Gardner, Carton & Douglas to continue the negotiations and to keep committee members apprised of their progress. In addition, the Funds' full boards of directors held a regular quarterly board meeting on February 20 and 21, 2002, at which time it discussed the special committee's work to date.



    The special committee met again on March 5, March 8 and March 12, 2002, to receive updates on the negotiations and to provide direction to FBR and counsel concerning the conduct of the negotiations. At these meetings, FBR and Gardner, Carton & Douglas also offered their views concerning the transaction terms which remained under discussion. In addition, between these special meetings and following the March 12 meeting, the chair of the special committee, acting at the Committee's direction, presented the committee's position concerning several of the open issues directly to Mr. Wenker and Mr. Nelson of the Fund Advisor.



    These negotiations, which were substantially completed by March 18, 2002 resulted in significant changes to the corporate governance provisions set forth in First American's proposed articles of incorporation and bylaws and in a restructuring of and substantial reduction in the termination fee provided for in the proposed Advisory Agreement. The special committee met on March 20, 2002, and was advised that FBR was prepared to render fairness opinions based on the terms that had been negotiated. Following a final review and discussion of these terms, the special committee unanimously recommended that the full boards of directors approve the merger on such terms.



    The Funds' full boards of directors met on March 20, 2002, following the special committee meeting. At this board meeting, the chair of the special committee and Gardner, Carton & Douglas reviewed the course of the negotiations and the special committee's proceedings in detail. The boards of directors also had before them and reviewed final drafts of the Merger Agreement, the Advisory Agreement, and First American's articles of incorporation and bylaws, as well as drafts of the registration statement of which this joint proxy statement/prospectus is a part and of the exemptive order that would be filed by the Funds and First American with the SEC. In addition, Gardner, Carton & Douglas (who also serves as counsel to the independent directors of the Funds' board) advised the boards of directors concerning its legal duties with respect to the proposed transaction. Finally, representatives of FBR presented their analysis of the transaction and provided their verbal opinion (subsequently confirmed in writing) that the financial consideration to be received by Fund shareholders in the merger is fair, from a financial point of view, to the shareholders of each Fund. See "--Opinions of the Financial Advisor" below. Following an extensive discussion of the merger and questioning of FBR and Gardner, Carton & Douglas by board members, the boards of directors of each Fund unanimously approved the merger and the related Merger Agreement and recommended their approval by the shareholders of each Fund.



    As noted in the preceding discussion, in the course of its negotiations with the Fund Advisor, the special committee obtained several significant changes to the financial and corporate governance provisions pertaining to First American that were initially proposed by the Fund Advisor. The material changes that the special committee obtained include the following:



    - The Fund Advisor initially proposed that the base management fee payable under the Advisory Agreement would equal 1.00% per annum for all assets held by First American. In its final form, the Advisory Agreement provides that the base management fee equals 0.25% per annum for investment grade assets or residential mortgage-backed securities determined, in the reasonable judgment of the REIT Advisor, to be of equivalent credit quality, and 1.00% per annum for the first $1 billion of other assets and 0.75% per annum of other assets over $1 billion.



    - The Fund Advisor initially proposed that the "hurdle rate" that First American must earn in order for the REIT Advisor to be entitled to a quarterly incentive fee under the Advisory Agreement would be the greater of 10% per annum or the five-year U.S. Treasury rate. In its final form, the Advisory Agreement provides for a "hurdle rate" equal to the greater of 10% per annum or the ten-year U.S. Treasury rate.

    - Based on its review of termination provisions of investment advisory agreements involving comparable publicly-traded mortgage REITs, the REIT Advisor proposed a termination fee equal to the appraised value of the Advisory Agreement for the five-year period following the date of termination. In its final form, the Advisory Agreement provides that, if First American terminates (other than for cause) or chooses not to renew the Advisory Agreement, First American will pay the REIT Advisor a termination fee equal to 5% of, for the first two years of the Advisory Agreement, and 2% thereafter of the net equity of First American calculated as of the fiscal year-end immediately prior to the termination or non-renewal in accordance with generally accepted accounting principles. Based upon information provided by FBR, the special committee believed that this revised arrangement is likely to result in a substantially lower termination fee compared to the REIT Advisor's original proposal.



    - As initially proposed by the Fund Advisor, First American's bylaws would have provided that First American directors could be removed only for cause, and even then only with an 80% vote by shareholders. In its final form, this director-removal provision appears in First American's articles of incorporation, and it provides that First American directors can be removed with or without cause by means of a two-thirds vote by shareholders.



    - As initially proposed by the Fund Advisor, First American's articles of incorporation would have provided that (i) an 80% shareholder vote is required to amend or repeal specified provisions of the articles and
      (ii) an 80% shareholder vote is required to amend any other provisions of the articles unless the amendment is approved by three-quarters of First American's directors. In their final form, First American's articles provide that any amendment or repeal of the articles requires a two-thirds vote of the directors, including at least a majority of the independent directors, plus (A) a two-thirds shareholder vote in the case of specified provisions of the articles, and (B) a majority shareholder vote in the case of other provisions.



    - As initially proposed by the Fund Advisor, First American's articles of incorporation and bylaws would have provided that the bylaws could be amended either (i) by an 80% shareholder vote, or (ii) by a two-thirds vote of directors. In their final form, First American's articles and bylaws provide that the bylaws can be amended either (A) by a two-thirds shareholder vote, or (ii) by a two-thirds vote of directors, including a majority of the independent directors.



    - Other changes negotiated by the special committee include: (i) changing the termination provision of the Advisory Agreement to allow for termination with or without cause, (ii) requiring that, for purposes of establishing a quorum to transact business, the required majority of directors include a majority of independent directors, (iii) requiring a vote of two-thirds of directors (including at least a majority of independent directors) for actions rather than a simple majority of directors, (iv) requiring First American to continue to qualify as a REIT unless two-thirds of directors (including at least a majority of independent directors) determine that such qualifications no longer in the best interests of First American, (v) decreasing the percentage of shareholders required to call a special shareholders meeting from 50% to 10% and (vi) requiring that at least a majority of the members of any committees of First American's board of directors be independent directors, except for the Audit and Compensation Committees which will consist only of independent directors.


RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF EACH FUND AND THE SPECIAL COMMITTEE


    The board of directors of each Fund has determined that the merger is fair to, and in the best interests of, the shareholders of that Fund. Accordingly, the boards of directors of each Fund has approved the merger and the Merger Agreement and has recommended that the shareholders of that Fund vote "FOR" the approval of the merger and the adoption of the Merger Agreement. In reaching this determination, the boards of directors of each Fund considered the deliberations, findings and recommendations of the special committee. The boards of directors and the special committee also consulted with FBR, Gardner, Carton & Douglas and the Funds' accountants, and received fairness opinions from FBR.

    POSITIVE FACTORS CONSIDERED BY THE BOARD OF DIRECTORS OF EACH FUND AND THE SPECIAL COMMITTEE. In reaching their determinations, the boards of directors of each Fund and the special committee considered that the merger provides the following benefits to the Funds and their shareholders:



    POTENTIAL FOR GROWTH; ENHANCED ACCESS TO CAPITAL. Following the merger, First American will have the potential for enhanced access to and flexibility in obtaining additional equity capital and debt financing. First American intends to use this enhanced flexibility to grow its investment portfolio by purchasing additional mortgage and mortgage-related assets at positive yield spreads and thereby to increase its earnings and distributions to shareholders over time. In particular, First American will have the ability to fund future portfolio growth through the issuance of additional publicly traded securities and the raising of funds from borrowings under secured and unsecured debt obligations. In addition, the potentially larger size and more flexible structure of First American should provide financing alternatives presently not available to the Funds. The boards of directors of each Fund and the special committee believe that the total market capitalization of First American will be greater than that of the individual Funds, which may encourage additional and continuing investment, in many cases by larger institutional investors (which tend to favor companies with larger market capitalizations), as well as increased market research.



    FLEXIBLE OPERATING STRUCTURE AND DECREASED REGULATORY BURDEN. In the merger, the participating Funds will consolidate into First American, which will not be subject to the regulatory framework of the Investment Company Act. First American will provide a capital and operating structure that can respond more efficiently to, and to anticipate the occurrence of, changing conditions in the U.S. capital markets, thereby enhancing First American's ability to generate higher risk-adjusted returns.



    THE OPPORTUNITY TO INCREASE BORROWINGS USED IN INVESTMENT ACTIVITIES. Unlike the Funds, First American will not be subject to the borrowing limitations of the Investment Company Act, which limits borrowings to an amount equal to one-third of an investment company's assets. First American's borrowing policy is currently expected to be to incur debt such that, once fully invested, it will maintain a debt-to-equity ratio of between 1:1 to 1.5:1 with regard to its mortgage loan portfolio and 4:1 to 9:1 with respect to its portfolio of mortgage-backed securities. As a result of increased leverage, it is anticipated that First American will, immediately upon completion of the merger, have a borrowing capacity that will enable it to purchase additional mortgage-related assets without the need to raise additional equity capital.



    POTENTIAL FOR ENHANCED LIQUIDITY. Following the merger, the anticipated listing of the shares of First American common stock on the NYSE and First American's potentially larger equity market capitalization and growth strategy should enhance the liquidity of First American common stock held by shareholders.



    GREATER INVESTMENT DIVERSIFICATION. It is anticipated that, following the merger, First American's portfolio of mortgage loans will be more diversified in terms of number and type of investments and risk profile than the current portfolio of any individual Fund. Such diversification may be further enhanced through First American's acquisition of additional mortgage loans. Supporting their determination that the merger is in the best interests of shareholders, the boards of directors and the special committee believe that the potential increased size and diversity of First American's portfolio will reduce the dependence of the performance of shareholders' investments on any particular investment or group of investments.



    THE OPPORTUNITY FOR SHAREHOLDERS TO EXCHANGE THEIR SHARES IN A TAX-DEFERRED TRANSACTION. The merger offers shareholders an opportunity to exchange their Fund shares for shares of First American common stock on a basis expected to be tax-free for federal income tax purposes.



    THE RECEIPT OF FAIRNESS OPINIONS FROM A FINANCIAL ADVISOR. The board of directors of each Fund and the special committee also took into account FBR's opinions that the financial consideration to be received in the merger is fair, from a financial point of view, to the shareholders of each Fund.
See "--Opinions of the Financial Advisor" below.

    NEGATIVE FACTORS CONSIDERED BY THE BOARD OF DIRECTORS OF EACH FUND AND THE SPECIAL COMMITTEE. The board of directors of each Fund and the special committee also considered the following negative factors concerning the merger:



    UNCERTAIN MARKET PRICE OF FIRST AMERICAN COMMON STOCK AFTER THE
MERGER. Prior to the merger, there will have been no public market for First American common stock and there can be no assurance that a regular trading market for First American common stock to be issued in the merger will develop or, if developed, that any such market will be sustained. In the absence of a public trading market, an investor may be unable to liquidate his or her investment in First American. There can be no assurance that the per share price at which First American common stock trades in the public market after the merger will not be lower than the net asset value of First American or the prices at which the Funds currently trade.


    VOLATILITY OF REIT MARKET. Historically, the trading price of shares of publicly-traded mortgage REITs has been more volatile than that of the Funds' shares.


    INCREASED LEVERAGE MAY INCREASE EXPOSURE TO LOSS. Upon completion of the merger, First American will not be subject to the borrowing limitations of the Investment Company Act, and First American intends to be more highly leveraged than any of the Funds, thereby exposing First American to greater risk of losses.



    INCREASED COMPENSATION IS PAYABLE TO THE REIT ADVISOR. The Advisory Agreement provides for compensation to be paid by First American to the REIT Advisor that is higher than the compensation currently paid by the Funds to the Fund Advisor. For example, for the 12-month period ended November 30, 2001, the Funds paid aggregate fees to the Fund Advisor of $4,038,979, while on a pro forma basis for First American (assuming maximum participation) covering the same period, the fees payable to the REIT Advisor would have been $7,299,269. Based on the advice of FBR and their review of fee structures in place for comparable companies identified by FBR, the board of directors of each Fund justified the higher management fee because substantially more active asset management is required for First American (a growth-oriented company) compared to the Funds.



    TERMINATION FEE MAY BE PAYABLE TO THE REIT ADVISOR UPON TERMINATION OR NON-RENEWAL OF THE ADVISORY AGREEMENT. First American will be obligated to pay the REIT Advisor a termination fee in the event First American terminates or declines to renew the Advisory Agreement, except in the case of a termination for cause. Applying the pro forma net equity of the Funds as of November 30, 2001 (I.E., approximately $571 million) as the estimate of First American's net equity, it is estimated that the termination fee payable to the REIT Advisor during the first two years of First American's operations would be approximately $28.5 million. In contrast, no termination fee is due to the Fund Advisor upon termination of its advisory agreements with Funds.



    SHAREHOLDERS WILL NO LONGER ENJOY CERTAIN PROTECTIONS AFFORDED BY THE INVESTMENT COMPANY ACT. Although the boards of directors of each Fund and the special committee believe that the structure of First American and the Advisory Agreement are in the best interests of the Funds' shareholders, the Investment Company Act provides certain protection to the shareholders of the Funds (such as the ability for a company to terminate its advisory contracts within 60 days without penalty, the limitation on leverage to one-third of assets, the severe restrictions on transactions with affiliates, the required annual approval of advisory contracts by a majority of the board of directors, including a majority of the independent directors, and the approval of the shareholders required to change investment objectives) that First American's shareholders will not have. See "THE FUNDS--Regulatory Matters."



    BENEFITS OF MERGER MAY BE REDUCED IF LESS THAN ALL THE FUNDS PARTICIPATE IN THE MERGER. Certain of the potential benefits of the merger such as ability to access equity markets in the future, the liquidity of First American's shares and the ability to achieve expected operating efficiencies, may not be available to First American if less than all of the Funds participate in the merger.



    EXPENSES OF THE MERGER. Each Fund will bear a pro rata share of the expenses of the merger, which are estimated to be $3,000,000, whether or not the merger is consummated. The payment of such expenses will reduce the net worth of First American following the merger. Amounts used to pay such expenses would otherwise be available for investment in additional mortgage-related assets or for distribution to shareholders by the Funds.



    RESTRICTIONS IMPOSED ON OPERATIONS AND OWNERSHIP IN ORDER TO MAINTAIN REIT STATUS. In order to maintain REIT status under the Code, First American will need to satisfy certain tests as to its operations, imposing restrictions on the nature of its assets, its ability to hedge its assets and related borrowings, and requiring First American to distribute at least 90% of its taxable income to its shareholders. In addition, First American's articles of incorporation provide for restrictions regarding ownership and transfer of First American's stock, in order to comply with REIT ownership requirements. The board of directors of each Fund and the special committee also considered the fact that it may be advantageous for Fund shareholders who stand to receive shares in the merger in amounts exceeding the ownership limit to sell their shares prior to the closing of the merger.



    OTHER NEGATIVE FACTORS. The board of directors of each Fund and the special committee also considered that the parties negotiating the terms of the merger proposal have conflicts of interest, the changes in the nature of the investment held by investors in the Funds, that First American may have to sell assets or incur additional indebtedness to fund cash payments to shareholders in the merger, that failure to realize the anticipated benefits of the merger could have a negative impact on the market price of First American common stock, that the initial size of First American is uncertain, that if a Fund's shareholders fail to approve the merger or a Fund otherwise fails to participate in the merger, and the merger is consummated, the non-participating Fund may face significant operating and administrative challenges, that First American may make lower and less frequent distributions than the dividends historically paid by the Funds, and that failure of First American to maintain REIT status would have adverse tax consequences.



    In view of the wide variety of factors considered by the board of directors of each Fund and the special committee, the boards of directors and the special committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. The board of directors of each Fund and the special committee viewed their positions and recommendations based on the totality of the information presented and considered after taking into consideration all the factors set forth above. The board of directors of each Fund and the special committee determined that the potential benefits of the merger outweighed the potential detriments associated with the merger.


INTERESTS OF CERTAIN PERSONS IN THE MERGER


    When you consider the recommendation of the board of directors of each Fund that shareholders of that Fund vote in favor of the merger and the adoption of the Merger Agreement, you should be aware that one member of the board of directors of each Fund is an officer of the Fund Advisor's ultimate parent company and that the Fund Advisor may have interests in the merger that may be different from, or in addition to, your interests as shareholders. These conflicts include:



    - The new Advisory Agreement contains compensation, termination and other terms more favorable to the REIT Advisor, which is a subsidiary of the Fund Advisor, than do the current advisory agreements between the Funds and the Fund Advisor. See "COMPARISON OF RIGHTS AND INVESTMENTS--Comparison of the Advisory Agreements with the Fund Advisor and REIT Advisor" for a summary comparison of the agreements.



    - Affiliates of the REIT Advisor are expected to hold three of the seven positions on First American's board of directors following the merger.



    - Under the Merger Agreement, for six years after the closing date of the merger, First American will indemnify and hold harmless the Funds' present and former officers and directors for acts or omissions occurring before the close of the merger to the extent provided under the Fund's articles of incorporation, the MBCA or the Investment Company Act.

    In addition, the management team of the Fund Advisor (which participated in the structuring of and negotiations relating to the merger and relating to the Advisory Agreement on behalf of the REIT Advisor) will become the management team for the REIT Advisor upon completion of the merger. Certain members of this management team stand to earn greater incentive compensation from the REIT Advisor than they have historically earned in their current capacities with the Fund Advisor. Further, because First American will not be registered under the Investment Company Act, it will be permitted to engage in transactions with affiliates that would be prohibited by the Investment Company Act for the Funds. Thus, First American will be permitted to acquire mortgage-related assets from and sell mortgage-related assets to affiliates of the REIT Advisor.


WHAT SHAREHOLDERS WILL RECEIVE IN THE MERGER


    FIRST AMERICAN COMMON STOCK. Shareholders of each Fund participating in the merger will receive in exchange for all of their existing shares of common stock in that Fund newly issued shares of First American common stock or an equivalent cash amount (subject to the cash election cap discussed below).



    Shareholders of Funds participating in the merger (other than those making a cash election or exercising dissenters' rights) will receive one newly issued share of First American common stock for each $10.00 of Fund net asset value their holdings of Fund shares represent. For this purpose, net asset value will be calculated as of the last business day of the week immediately preceding the closing of the merger. The net asset value of each Fund for this purpose will be determined under the existing net asset value policies of the Funds, which will take into account the estimated expenses of the merger.



    The following table describes the aggregate net asset values and the net asset value per Fund share for each Fund as of November 30, 2001, the aggregate number of shares of First American common stock that would have been issued to shareholders of each Fund (assuming no cash elections and no exercises of dissenters' rights) and the number of shares of First American common stock that would have been available to be issued for each Fund share in such Fund had the merger been completed as of such date:



                           NAV--FIRST AMERICAN COMMON STOCK TO BE ISSUED
----------------------------------------------------------------------------------------------------
                                                                AGGREGATE SHARES   SHARES OF COMMON
                                AGGREGATE NET  NET ASSET VALUE  OF COMMON STOCK   STOCK TO BE ISSUED
             FUND               ASSET VALUE*   PER FUND SHARE*    TO BE ISSUED      PER FUND SHARE
------------------------------  -------------  ---------------  ----------------  ------------------
American Strategic              $ 53,386,310       $12.62            5,338,631              1.262
American Strategic II           $211,593,652       $13.26           21,159,365              1.326
American Strategic III          $265,723,985       $12.45           26,572,398              1.245
American Select                 $141,913,815       $13.31           14,191,381              1.331


---------------------

  *  Assumes $0.05 per share of estimated transaction expenses

    CASH ELECTION OPTION. The Merger Agreement also provides for the cash election that allows shareholders of each Fund to elect to receive, in lieu of First American common stock, cash in an amount equal to the net asset value of their shares on the last business day of the week immediately preceding the date of the merger, taking into account the estimated expenses of the merger. No partial cash elections will be accepted. Cash available to fund cash elections for shareholders in each Fund is limited to 15% of its net asset value. In the event that shareholders in any Fund representing in excess of 15% of its outstanding shares select the cash election, First American will limit the cash paid in respect of such Fund to 15% of such Fund's net asset value and will allocate the cash among such electing shareholders proportionately based their individual shareholdings, and the electing shareholders will receive First American common stock for the balance of their Fund shares.



    NO FRACTIONAL SHARES. First American will not issue any fractional shares. Each holder of shares of the Funds exchanged in the merger who would otherwise have been entitled to receive a fractional share of First American common stock (after taking into account all stock certificates delivered by such shareholder) will receive, from EquiServe, a cash payment in lieu of such fractional share(s) of First American common stock representing such holder's proportionate interest in the net proceeds from the sale by the EquiServe in one or more transactions on behalf of all such holders of the aggregate of the fractional shares of First American common stock which would otherwise have been issued. The sale of the pooled fractional shares will be executed by EquiServe on the NYSE through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of share certificates of the Funds, EquiServe will hold such proceeds in a fund for the holders of share certificates. First American will pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of EquiServe incurred in connection with the sale of the pooled fractional shares. After completion of the sale of all pooled fractional shares exchanged in the merger, EquiServe will make payments to the holders of share certificates of the Funds representing their fractional shares without interest.


ALTERNATIVES TO MERGER


    In addition to considering the merger, the special committee and each Fund's board of directors considered several potential alternatives. The discussion below considers these alternatives and the reasons that the special committee, in consultation with FBR, and the boards of directors determined that the merger is the alternative that is in the best interests of the shareholders of the Funds.



    MAINTAINING THE STATUS QUO. The special committee and the boards of directors recognized that the Funds could continue to operate in their present form with no change to their current expense structures and without their incurring the expenses associated with a change in form. However, they believed that maintaining the status quo would not address the historical discounts to net asset value at which the Funds generally have traded and would not allow shareholders to benefit from the potential increased returns and other advantages which might result from some of the other alternatives discussed below. Nevertheless, the special committee and the boards of directors did view the returns to shareholders from the Funds in their present form as one of the benchmarks against which other alternatives should be measured.



    LIQUIDATING THE FUNDS. The special committee and the boards of directors considered liquidating and winding up the Funds by selling all of their assets and returning the proceeds, net of the expenses associated with the liquidation and winding up, to shareholders. They recognized that a liquidation would return an amount approximating the Funds' net asset value per share, less associated expenses, to shareholders, but they did not believe that the discounts to net asset value at which the Funds historically have traded were so deep as to justify a step as drastic as liquidation. They noted in this regard that a liquidation of the Funds would run counter to shareholders' expectations that they would remain the owners of an ongoing, dividend-paying concern. They also noted that liquidation of the Funds would require the Funds to incur the expense of soliciting shareholder approvals, as well as the time, expense, and uncertainty associated with selling all of the Funds' largely-illiquid assets in a relatively short time frame. For these reasons, they concluded that a liquidation of the Funds would be less beneficial to shareholders than the merger or continuing the Funds in their present form.



    CONDUCTING TENDER OFFERS FOR THE FUNDS' SHARES. The special committee and the boards of directors considered conducting tender offers in which the Funds would offer to repurchase a portion of their outstanding shares for cash at prices equal to their net asset values per share. They recognized that such tender offers would enable some shareholders to receive an amount of cash equal to net asset value per share, which would be beneficial to those shareholders if the Funds' shares were trading at a discount to net asset value per share at the time of the tender offer. However, based on prior tender offers conducted by the Funds, the special committee and the boards of directors had no evidence that such tender offers would produce a lasting reduction in the trading discount to net asset value of the shares that would remain outstanding following a tender offer. Thus, they did not believe that a tender offer would provide a lasting benefit to those shareholders who did not tender their shares or whose tenders were not accepted due to pro-rationing procedures. In addition, a tender offer would reduce the equity base of the Funds, which would tend to increase the expense ratios and reduce the returns experienced by the remaining shareholders following a tender offer. A tender offer also would reduce the number of shares outstanding, which would tend to reduce the trading liquidity of the shares that would remain outstanding following a tender offer and could, if enough shares were repurchased, cause a Fund to be delisted from the NYSE. For these reasons, they concluded that conducting tender offers would not be as advantageous to the Funds as the merger.



    COMBINING THE FUNDS INTO A SINGLE CLOSED-END FUND. The special committee and the boards of directors considered combining the Funds into a single closed-end fund registered as a management investment company under the Investment Company Act. They recognized that due to the potentially increased market capitalization of the resulting fund as compared to the existing Funds (depending on which Funds' shareholders approved such transaction), shareholders might benefit from increased trading liquidity in the resulting fund's shares. However, FBR advised them that it has found no strong relationship between the market capitalizations of closed-end funds and the discounts at which they trade to net asset value. They also recognized that due to its size, the resulting fund might benefit from increased asset diversification and economies of scale. However, because the resulting fund would remain subject to the provisions of the Investment Company Act, including its limitations on the use of leverage and on capital structure, the special committee and the boards of directors believed that this alternative would not produce as many benefits to shareholders as the combination of the Funds into a single newly-formed REIT. They also noted that a combination of the Funds into a single closed-end fund would, like a combination of the Funds into a REIT, require the Funds to incur the expense of soliciting shareholder approval.



    COMBINING THE FUNDS INTO A SINGLE CLOSED-END "INTERVAL" FUND. The special committee and the boards of directors considered combining the Funds into a single closed-end "interval" fund registered as a management investment company under the Investment Company Act. Pursuant to rules under the Investment Company Act, such an "interval" fund must have a fundamental policy requiring it to make offers to repurchase from 5% to 25% of its then-outstanding shares (as determined by its board of directors with respect to each given repurchase offer) every three, six or 12 months at a cash repurchase price equal to net asset value per share. The special committee and the boards of directors recognized that such periodic repurchase offers might tend to reduce the resulting fund's trading discount to net asset value per share, but, as noted above, they had no evidence that prior tender offers conducted by the Funds had had this effect on a lasting basis. They also believed that this alternative presented both the disadvantages described above under "--Conducting Tender Offers for the Funds' Shares," and the disadvantages described above under "--Combining the Funds into a Single Closed-end Fund." In addition, because repurchase offers would be required to be conducted (and paid for in cash) on a regular periodic basis under this alternative, they believed that management of the resulting fund's portfolio would require a greater bias toward liquid assets which could be readily sold in order to fund the repurchase offers, which likely would reduce shareholder returns.

    COMBINING THE FUNDS INTO A SINGLE OPEN-END FUND. The special committee and the boards of directors considered combining the Funds into a single open-end fund registered as a management investment company under the Investment Company Act. Unlike a closed-end fund, such an open-end fund must redeem its shares upon shareholder request at any time at a price equal to net asset value per share. In order to ensure that an open-end fund can sell securities quickly in order to satisfy such redemption requests, rules under the Investment Company Act prohibit an open-end fund from holding more than 15% of its assets in the form of illiquid assets. Because the Funds currently hold a much higher proportion of their assets than this in the form of illiquid assets (I.E., mortgage loans), the special committee and the boards of directors concluded that combining the Funds into a single open-end fund would require a fundamental change in their investment policies and strategies which likely would reduce returns to shareholders. In addition, this change would require the Funds to bear the expense of selling most of their illiquid assets before or at the time the combination into an open-end fund took place, as well as the expense of soliciting shareholder approvals of the change. The change also would leave the resulting fund subject to the provisions of the Investment Company Act, including its limitations on the use of leverage and on capital structure. Thus, although the special committee and the boards of directors recognized that this alternative would eliminate the possibility of the resulting fund's trading at a discount to net asset value per share, they concluded that the fundamental change in the nature of the resulting fund, together with the disadvantages noted above, made this alternative less advantageous than the merger.



    COMBINING THE FUNDS INTO A SINGLE BUSINESS DEVELOPMENT COMPANY. The special committee and the boards of directors considered combining the Funds into a single "business development company." A "business development company" is an entity which is registered under the Investment Company Act but which is subject to somewhat less stringent limitations on its capital structure and transactions with affiliates than other registered investment companies. However, the Investment Company Act limits the types of securities which a "business development company" may hold and requires that a "business development company" must make available significant managerial assistance with respect to the issuers of a substantial proportion of the securities held by it. The special committee and the boards of directors concluded that the limitations on the types of securities which the resulting entity could hold would require a fundamental change in its investment policies and strategies compared with those of the Funds, which likely would reduce returns to shareholders. They also believed that the "significant managerial assistance" requirement would result in a fundamental change in the nature and cost of the services which the resulting entity would require from its investment advisor. For these reasons, the special committee and the boards of directors concluded that this alternative was less advantageous to shareholders of the Funds than the proposed merger.



    COMBINING THE FUNDS INTO A SINGLE ENTITY TAXABLE AS A CORPORATION. The special committee and the boards of directors considered combining the Funds into a single entity which would be taxed as a corporation. Under this alternative, the resulting entity, unlike the Funds or a REIT, would be subject to so-called "double taxation," once at the entity level, and a second time at the shareholder level. Although this alternative would free the resulting entity from having to comply with the asset-composition, income-composition, and distribution rules with which the Funds or a REIT must comply in order to qualify for pass-through tax treatment, the special committee and the boards concluded that the reduction in returns to shareholders which would result from double taxation was unlikely to be offset by increases in returns which might result from not having to comply with these rules. They also believed that this alternative would likely require fundamental changes in the resulting entity's investment policies and strategies in order to attempt to offset the effects of double taxation.



    THE PROPOSED MERGER. The special committee and the boards of directors concluded that combining the Funds into a single newly-formed REIT is the alternative that is in the best interests of Fund shareholders. They noted that the increased leverage and capital structure flexibility which would be available to a REIT, as compared with an entity subject to regulation under the Investment Company Act, may increase returns to shareholders and may increase the resulting entity's access to the capital markets. From this standpoint, the REIT structure was deemed superior to any of the alternatives discussed above which involve the Funds' or a resulting entity's continuing to be subject to regulation under the Investment Company Act. In addition, unlike maintaining the status quo, combining the Funds into a REIT potentially would increase shareholder liquidity due to increased market capitalization, increase asset diversification and produce economies of scale. In addition, the REIT structure would avoid the disadvantages of Fund shrinkage which would result from conducting tender offers or periodic repurchase offers. The REIT structure also would allow the resulting entity to continue investing in the same types of assets without a dramatic change in investment policies or strategies, unlike a conversion to an open-end fund, or a "business development company." This alternative also would enable the resulting entity to continue to receive pass-through tax treatment similar to that now enjoyed by the Funds, unlike conversion to an entity taxable as a corporation. For these reasons, the special committee and the boards of directors concluded that the proposed merger is the alternative that is in the best interests of the Fund shareholders.


OPINIONS OF THE FINANCIAL ADVISOR


    Pursuant to a letter agreement dated as of January 10, 2002, the special committee retained FBR to act as the financial advisor to the special committee and the board of directors in connection with evaluating the Funds' strategic alternatives. At the board of directors meeting held on March 20, 2002 to consider and approve the merger and the Merger Agreement, FBR delivered its oral opinion (subsequently confirmed in writing by delivering written opinions to the Funds' boards of directors dated March 20, 2002) that as of the date of such opinions, the financial consideration (securities or cash) to be received in the proposed merger pursuant to the terms of the Merger Agreement is fair, from a financial point of view, to each shareholder of the Funds.



    The full text of FBR's opinions, which sets forth the assumptions made, procedures followed, matters considered and limits on the review undertaken, is attached in Appendicies C-1 to C-4 to this joint proxy statement/prospectus and is incorporated herein by reference. No limitations were imposed by the special committee or the board of directors upon FBR with respect to the investigation made or procedures followed by FBR in rendering its opinions. The description of FBR's opinions set forth herein is qualified in its entirety by reference to Appendices C-1 to C-4. You are urged to read the FBR opinions in their entirety. FBR's opinions are addressed only to the Funds' boards of directors and directed only to the terms of the Merger Agreement and do not constitute a recommendation to any shareholder as to how such shareholder should vote at the special meeting.



    FBR is a nationally recognized investment banking firm and was selected by the Funds' boards of directors based on the firm's reputation and experience in investment banking in general, and on its expertise in the specialty finance and mortgage REIT sectors. FBR, as part of its investment banking business, is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.


    In connection with rendering the opinions dated March 20, 2002, FBR, among other things:

    1.  reviewed the Merger Agreement;

    2.  reviewed the Advisory Agreement;


    3.  reviewed First American's articles of incorporation;



    4.  reviewed First American's bylaws;



    5. reviewed the American Strategic and American Select annual reports to shareholders for the years ended November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;



    6. reviewed the American Strategic II and American Strategic III annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998, May 31, 1999, May 31, 2000, and
        May 31, 2001;

    7. reviewed the American Strategic and American Select semi-annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998, May 31, 1999, May 31, 2000, and May 31,
        2001;



    8. reviewed the American Strategic II and American Strategic III semi-annual reports to shareholders for the years ended November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998,
        November 30, 1999, November 30, 2000, and November 30, 2001;



    9.  reviewed the American Strategic prospectus dated December 19, 1991;



    10. reviewed the American Strategic II prospectus dated July 23, 1992;



    11. reviewed the American Strategic III prospectus dated March 19, 1993;



    12. reviewed the American Select prospectus dated September 14, 1993;


    13. reviewed the Funds' portfolios as of January 31, 2002;

    14. reviewed the Funds' master loan and security agreements;

    15. reviewed the reported market prices and trading history of the Funds' shares for the period November 30, 1995 through March 15, 2002;


    16. discussed the financial condition, results of operations, earnings projections, business and prospects of the Funds with the Fund Advisor;


    17. compared the results of operations and financial condition of the Funds with those of certain closed-end mutual funds that FBR deemed to be reasonably comparable to the Funds;


    18. compared the results of operations and financial conditions of the Funds with those of certain publicly-traded REITs that FBR deemed to be reasonably comparable to First American;



    19. participated in discussions and negotiations among representatives of the Funds and representatives of the Fund Advisor;



    20. reviewed the financial terms, to the extent publicly available, of external management contracts of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the proposed Advisory Agreement between First American and the REIT Advisor; and


    21. performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate.


    In connection with rendering its opinions, FBR assumed and relied upon, without independent verification, the accuracy and completeness of all financial information, analyses and other information reviewed by and discussed with it on the analyses and estimates provided by the Fund Advisor. With respect to the financial forecasts reviewed with the Fund Advisor, FBR assumed that they reflected the best currently available estimates and judgements of management of the future financial performances of the Funds and that such performance would be achieved. FBR discussed with the Fund Advisor its beliefs regarding the Funds' earnings for periods ending May 31, 2001 and November 30, 2001 as it related to the projections for First American. FBR assumed that the information it reviewed is based on reasonable judgements of the future financial performance of the Funds and First American. FBR also assumed that there has been no material change in the Funds' assets, financial conditions, results of operations, business or prospects since the date of the last financial statements noted above.



    The forecasts furnished to FBR for the Funds were prepared by the Fund Advisor. As a matter of policy, the Funds do not publicly disclose internal management forecasts, projections or estimates of the type furnished to FBR in connection with its analysis of the merger and the management contract, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of management, including, without limitation, general economics, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts, projections and estimates.



    In connection with rendering its fairness opinions to the Funds' board of directors, FBR performed a variety of analyses. The following is a summary of the material analyses performed by FBR, but does not purport to be a complete description of its analyses or presentations at the March 20, 2002 meeting of the Funds' boards of directors. FBR believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying FBR's opinions. The preparation of a fairness opinion is a complex process involving subjective judgements and is not necessarily susceptible to partial analyses or summary description. In its analyses, FBR made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which are beyond the control of the Funds and the Fund Advisor. Any estimates contained in FBR's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of value of companies do not purport to be appraisals or necessarily reflect the prices at which the companies or the securities may actually trade.



    SUMMARY OF TERMS OF PROPOSED TRANSACTION. FBR reviewed the terms of the proposed merger, including the proposed business structure, the proposed consideration and the management contract terms. First American, into which the Funds will merge, will be structured as a REIT. The REIT will be externally managed by the REIT Advisor, a subsidiary of the Fund Advisor. The proposed consideration is the respective Funds' net asset value per share calculated as of the last day of the week immediately proceeding the closing of merger. The REIT Advisor will be compensated with a base management fee and a performance fee pursuant to the terms of the Advisory Agreement.



    FBR reviewed the financial terms, to the extent publicly available, of certain publicly-traded REITs and external management contracts that FBR deemed to be reasonably comparable to First American and the proposed terms of the Advisory Agreement.



    PRO FORMA ANALYSIS. FBR performed pro forma merger analyses that combined the Funds' current and forecasted income statements and balance sheets based on earnings forecasts of the Fund Advisor and FBR's knowledge of the mortgage REIT industry. Assumptions and analyses of the accounting treatment, operating efficiencies, balance sheet flexibility and other adjustments were made to arrive at a base case pro forma analysis to determine the effect of the transaction on the Funds. Based on various assumptions including asset yields, cost of debt and certain leverage assumptions, the pro forma return on equity for the Funds in their current structures would range from 6.8% to 8.0%. Under the new REIT structure, using similar assumptions but increased leverage, the pro forma return on equity would be approximately 11.6%. The actual results achieved by First American will vary from the projected results and such variations may be material.



    TRADING HISTORY ANALYSIS. FBR performed a trading history analysis which compared the average price to net asset value ratio of the Funds with those of certain publicly-traded REITs that FBR deemed to be reasonably comparable to First American. Historically, the Funds' average price to net asset value ratio has been below 100%. At the end of 2001, each of the Fund's price per share was trading close to its respective net asset value, and total financial consideration to be received in the merger by each Fund will be equal to its respective net asset value. However, future price to net asset value ratios will vary.

                   HISTORICAL PRICE TO NET ASSET VALUE RATIOS



    The table below summarizes certain information relating to the historical price to net asset value ratios of the Funds used by FBR in its analysis.



                                                              HISTORICAL
                          1997   1998   1999   2000    2001    AVERAGE
                          -----  -----  -----  -----  ------  ----------
American Strategic        93.9%  92.2%  92.6%  89.4%  101.5%    93.2%
American Strategic II     90.3%  91.3%  91.6%  90.3%   99.0%    92.5%
American Strategic III    93.3%  95.5%  94.1%  92.7%   97.9%    94.7%
American Select           91.2%  93.6%  92.3%  89.5%   99.7%    93.3%



   SELECTED REIT ANALYSIS. In preparing its presentation, FBR used publicly available information to compare selected financial and market trading information, including capital levels, earnings performance, asset quality ratios, leverage characteristics and profitability for First American and other selected publicly traded REITs. This peer group consisted of mortgage REITs, with investment focuses in commercial mortgages and residential mortgages as shown in the table below. As a group, at December 31, 2001 the comparable REITs trade at an average premium to book of 120%, trading at an average 2001 price-to-earnings ratio of 8.4x. Historically, mortgage REITs have had higher stock price volatility, and at times have traded at substantially greater discounts to net asset value, than the Funds.



                     COMPARABLE REITS TRADING HISTORY DATA



    The table below summarizes select information of the peer group REITs reviewed by FBR in connection with its analysis of the merger:



                                    PRICE            MKT/    EPS      P/E
                           TICKER  12/31/01   BVPS   BOOK   2001      2001
                           ------  --------  ------  -----  -----  ----------
America First Mortgage
  Investments, Inc.        MFA      $ 8.75    7.11   123%   $1.05        8.3x
American Mortgage
  Acceptance Corp.         AMC      $14.55   13.69   106%   $1.38       10.5x
Annaly Mortgage            NLY      $16.00   12.25   131%   $2.05        7.8x
Anthracite Capital, Inc.   AHR      $10.99    7.47   147%   $1.46        7.5x
Anworth Mortgage Assets
  Corporation              ANH      $ 9.10    8.07   113%   $1.50        6.1x
FBR Asset Investment
  Corp.                    FB       $27.95   22.50   124%   $3.35        8.3x
iStar Financial Inc.       SFI      $24.95   21.61   115%   $2.19       11.4x
RAIT Investment Trust      RAS      $16.30   14.14   115%   $2.52        6.5x
Redwood Trust              RWT      $24.23   24.62    98%   $3.04        8.0x
Thornburg Mortgage, Inc.   TMA      $19.70   16.04   123%   $2.03        9.7x
AVERAGE/TOTAL                                        128%   $2.06        8.4X



   However, past performance of the peer group does not guarantee future results. The actual trading performance of First American could vary materially from the historical performance of the peer group. This analysis does not purport to be indicative of the actual values or expected values of First American's common stock.

    ANALYSIS OF COMPARABLE EXTERNAL MANAGEMENT CONTRACTS. FBR also reviewed the management contracts of several publicly traded REITs considered comparable to First American. These REITs included America First Mortgage Investments, Inc., American Mortgage Acceptance Company, Anthracite Capital, Inc., Anworth Mortgage Assets Corporation, FBR Asset Investment Corporation, and Thornburg
Mortgage, Inc. as shown in the table below. FBR compared the asset types held by each REIT, and the structure of the management contract including the base management fee, the incentive fee and the termination fee. FBR determined Anthracite Capital, Inc., American Mortgage Acceptance Corporation and FBR Asset Investment Corporation, to be most comparable to First American in asset types and leverage characteristics. The base management fees of these three comparable REITs are based on a percentage of assets, distinguishing between the credit quality of the assets. The managers are, therefore, compensated appropriately for the amount of management required by each asset type. The incentive fee is based on a hurdle return of a specified percentage above the ten-year U.S. Treasury rate. In the event of termination without cause, most of the comparable REITs require a termination fee determined by independent appraisal be paid to the manager.



                     COMPARABLE REITS MANAGEMENT CONTRACTS



    The following table summarizes the management contracts of these three comparable REITs:



COMPANY                 ASSET TYPE                 BASE FEE                         INCENTIVE FEE              TERMINATION FEE
Anthracite Capital,   Commercial       1% per annum of average invested   25% of the dollar amount by which  By Appraisal
Inc.                                   assets rated less than BB- or not  (1)(a) Funds From Operations of
                                       rated, 0.75% of average invested   the company (before the incentive
                                       assets rated BB- through BB+, and  fee) per share of common stock
                                       0.20% of average invested assets   (based on the weighted average
                                       rated above BB+.                   number of shares outstanding)
                                                                          plus (b) gains (or minus losses)
                                                                          from debt restructuring and sales
                                                                          of property per share of common
                                                                          stock (based on the weighted
                                                                          average number of shares
                                                                          outstanding), exceed (2) an
                                                                          amount equal to (a) the weighted
                                                                          average of the price per share of
                                                                          the initial offering and the
                                                                          prices per share of any secondary
                                                                          offerings by the company
                                                                          multiplied by (b) the ten-year
                                                                          U.S. Treasury rate plus 3.5% per
                                                                          annum (expressed as a quarterly
                                                                          percentage) multiplied by
                                                                          (B) the weighted average number
                                                                          of shares of common stock
                                                                          outstanding during such quarter.

COMPANY                 ASSET TYPE                 BASE FEE                         INCENTIVE FEE              TERMINATION FEE
American Mortgage     Commercial       0.355% for investments in          25% of the dollar amount by which  None
Acceptance Corp.                       mortgage loans; (ii) 0.355% for    (1)(a) Funds From Operations of
                                       certain investment grade           the company (before the incentive
                                       investments; (iii) 0.750% for      fee) per share (based on the
                                       certain non-investment grade       weighted average number of shares
                                       investments; (iv) 1.000% for       outstanding) plus (b) gains (or
                                       unrated investments; and           minus losses) from debt
                                       (v) 0.625% for investments held    restructuring and sales of
                                       prior to April 6, 1999.            property per share (based on the
                                                                          weighted average number of shares
                                                                          outstanding), exceed (2) an
                                                                          amount equal to (a) the weighted
                                                                          average of the price per share of
                                                                          the initial offering (I.E. $20
                                                                          per share) and the prices per
                                                                          share of any secondary offerings
                                                                          by the company multiplied by
                                                                          (b) the ten-year U.S. Treasury
                                                                          rate plus 2% per annum multiplied
                                                                          by (B) the weighted average
                                                                          number of shares outstanding
                                                                          during such fiscal year.
FBR Asset Investment  Mixed            0.25% per annum of the average     25% of the dollar amount by which  By Appraisal
Corp.                                  book value of our mortgage assets  (1)(a) Funds From Operations during each calendar quarter; and  (before the incentive fee) per
                                       0.75% per annum of the average     share of common stock, based on
                                       book value of the remainder of     the weighted average number of
                                       our invested assets during each    shares outstanding, plus
                                       calendar quarter.                  (b) gains or minus losses from
                                                                          debt restructuring and sales of
                                                                          property per share, based on the
                                                                          weighted average number of shares
                                                                          outstanding, exceed (2) an
                                                                          amount equal to (a) the weighted
                                                                          average of the price per share of
                                                                          the initial private offering of
                                                                          our common stock in 1997 and in
                                                                          the secondary public offering of
                                                                          our common stock in August 2001
                                                                          of $20.82 and the price per share
                                                                          in any future secondary offerings
                                                                          by the company multiplied by
                                                                          (b) the ten-year U.S. Treasury
                                                                          rate plus 5% per annum,
                                                                          multiplied by (B) the weighted
                                                                          average number of shares of
                                                                          common stock outstanding during
                                                                          the applicable period.

   First American's proposed base management fee, incentive fee and termination fee compare favorably to the fees received by the managers of comparable REITs.



    FBR conducted several analyses based on the total participation of all four Funds in the merger. The first analysis assumed that 15% of the equity of the Funds accepted the cash election option and 5% of the Funds exercised their dissenters' rights. The second scenario assumed that 0% of the equity of the combined Funds accepted the cash election option and 0% of the combined Funds exercised their dissenters' rights. The third scenario assumed that only $200,000,000 of the total equity of the Funds participated in the merger. As the projected equity base of First American decreases, First American's benefits from economics of scale were reduced, thereby reducing the projected returns on the new REIT. Although these returns decreased, FBR determined that the returns in even this third scenario compared favorably to the returns of the Funds.



    Based upon and subject to the foregoing, as well as any such other matters as FBR considered relevant, it is FBR's opinion that the financial consideration to be received in the merger is fair, from a financial point of view, to the shareholders of each Fund.



    Pursuant to the terms of the engagement letter, the Funds agreed to pay FBR the following fees for its services rendered:



    - $50,000 payable upon the signing of the engagement letter;



    - an advisory fee of $100,000 payable in three installments as follows:
      $45,000 on February 1, 2002; $45,000 on April 1, 2002; and $10,000 upon completion of the engagement; and



    - $600,000 payable upon delivery of the fairness opinions.



    The Funds also agreed to reimburse FBR for its reasonable out-of-pocket expenses. These expenses will not exceed $20,000 without the prior written permission of each of the Fund's board of directors.


THE MERGER AGREEMENT

    The following is a brief summary of the material provisions of the Merger Agreement. Because this summary is not a complete description of the Merger Agreement, we urge you to read the Merger Agreement in its entirety for a complete description of the terms and conditions of the merger. We attach a copy of the agreement and plan of reorganization and the form of plan of merger to this joint proxy statement/prospectus as Appendix A and Appendix B, respectively, and incorporate them by reference in this joint proxy statement/prospectus.


    TERMS OF THE MERGER. The Merger Agreement provides that the participating Funds will merge with and into First American, with First American being the surviving company in the merger. At the Effective Time, the participating Funds will cease to exist and First American will be the surviving corporation in the merger.



    The merger will become effective upon the filing of the articles of merger for such Fund with the Minnesota Secretary of State and upon acceptance for filing of such articles of merger by the Department of Assessments and Taxation of the State of Maryland and the Secretary of State of the State of Minnesota. It is anticipated that the Effective Time will occur on the closing date of the merger, which is scheduled for the day following the special meeting.



    After the Effective Time, the articles of incorporation and bylaws of First American will remain the articles of incorporation and bylaws of First American. For information regarding the officers and directors of First American after the Effective Time, see "MANAGEMENT OF FIRST AMERICAN--The Board of Directors and Executive Officers of First American."



    CONVERSION OF SECURITIES. At the Effective Time, each share of common stock of the participating Funds held by First American or any of the participating Funds immediately prior to the effective time will automatically be cancelled and cease to exist. No consideration shall be payable with respect to such shares.

    At the Effective Time, each share of First American common stock issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and cease to exist. No consideration shall be payable with respect to such shares.



    At the Effective Time, each share of common stock of the participating Funds issued and outstanding immediately prior to the Effective Time, excluding shares held by shareholders exercising dissenters' rights under the MBCA, will be converted into the right to receive shares of First American common stock, cash or a combination of First American common stock and cash. See "THE MERGER--What Shareholders Will Receive in the Merger" and "THE MEETING--How to Elect the Merger Consideration You Are to Receive." At the Effective Time, each such share shall automatically be cancelled and cease to exist, and each certificate previously evidencing such shares shall represent only the right to receive the consideration payable in connection with the merger. Shares of First American common stock issuable as consideration in the merger shall be subject to the ownership limitations and other related provisions contained in First American's articles of incorporation. See "DESCRIPTION OF CAPITAL STOCK OF FIRST AMERICAN--Restrictions on Transfer."



    EXCHANGE OF CERTIFICATES. After the Effective Time, First American's exchange agent will mail to shareholders of participating Funds a letter of transmittal and instructions for surrendering of cancellation certificates representing shares of common stock of the participating Funds. When a participating Fund shareholder delivers the share certificates to the exchange agent, along with an executed letter of transmittal and any other required documents, the exchange agent will cancel such stock certificates and send such shareholder First American common stock and/or cash to which that shareholder is entitled pursuant to the Merger Agreement. If your Fund shares are held in "street name," the exchange will occur automatically.



    Until the certificates formerly representing Fund common stock are surrendered for cancellation after the Effective Time, holders of such certificates will not be paid dividends or other distributions on First American common stock into which such shares have been converted. When such certificates have been surrendered, unpaid dividends or other distributions shall be paid, without interest, to the shareholder.



    At the Effective Time, the stock transfer books of the participating Funds shall be closed and there shall be no further registration of transfers of common stock of such Funds.



    None of First American, the Funds or the exchange agent shall be liable to any person for any amount required to be paid to public officials pursuant to applicable abandoned property laws. Unclaimed property held by the exchange agent six months after the Effective Time shall be redelivered to First American upon demand, and any holders of participating Fund common stock who have not surrendered stock certificates for cancellation shall look only to First American for delivery of the consideration payable in connection with the merger.



    First American or the exchange agent may deduct and withhold from the merger consideration payable to a Fund shareholder pursuant to the Merger Agreement such amounts at First American or the exchange agent are required to deduct and withhold under the Code or any other state, local or foreign tax law.


    REPRESENTATIONS AND WARRANTIES OF THE FUNDS. The Merger Agreement contains various representations and warranties of each Fund relating to, among other things:

 - corporate organization, good standing and qualification;

 - capital structure;

 - execution, delivery and performance of the Merger Agreement and related matters;

 - non-contravention of agreements, applicable laws, court orders and the Fund's governing instruments;

 - required governmental approvals of the merger;

 - documents filed by the Fund with the SEC and the accuracy of information contained in such documents;

 - financial statements;

 - absence of undisclosed liabilities;

 - absence of certain material adverse and other changes;

 - litigation;

 - brokers' fees;

 - compliance with laws and court orders;

 - violations or defaults under material agreements;

 - indebtedness;

 - ownership of assets;

 - books and records;

 - accuracy of information supplied by the Fund in connection with the registration statement that contains this joint proxy statement/prospectus;

 - vote required to approve the merger and the Merger Agreement; and

 - registration as a closed-end management investment company and qualification as a regulated investment company.


The representations and warranties of the Funds terminate at the Effective Time.



   REPRESENTATIONS AND WARRANTIES OF FIRST AMERICAN. The Merger Agreement contains various representations and warranties of First American relating to, among other things:


 - corporate organization, good standing and qualification;

 - capital structure;

 - execution, delivery and performance of the Merger Agreement and related matters;


 - non-contravention of agreements, applicable laws, court orders and First American's governing instruments;


 - required governmental approvals of the merger;

 - absence of business activity since incorporation;

 - litigation;


 - absence of assets, liabilities and agreements to which First American is a party, other than the Merger Agreement;


 - brokers' fees;

 - compliance with laws and court orders; and


 - accuracy of information supplied by First American in connection with the registration statement that contains this joint proxy statement/prospectus.



The representations and warranties of First American terminate at the Effective Time.



   COVENANTS OF THE FUNDS. Until the Effective Time, each Fund has agreed to carry on its business in the usual, regular and ordinary course and in substantially the same manner as previously conducted.

Each Fund also has agreed to use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing business status and its status as a regulated investment company.


    Except as otherwise contemplated by the Merger Agreement, each Fund has also agreed not to:

 - split, combine or reclassify any shares of common stock of the Fund;

 - issue or authorize the issuance of any securities, except pursuant to the terms of any existing dividend reinvestment plan of the Fund, with respect to any shares of common stock of the Fund;

 - purchase, redeem or otherwise acquire any shares of common stock of the Fund;

 - issue, deliver or sell, or grant any option or other right regarding,
   (i) any shares of common stock of the Fund, (ii) any other securities of the Fund or (iii) any securities convertible into, or granting rights to acquire, any securities of the Fund;

 - amend the articles of incorporation or bylaws of the Fund;

 - merge or consolidate with any person;

 - make any tax election, unless required by law to preserve the Fund's status as a regulated investment company;

 - change in any material manner any of its methods, principles or practices of accounting, except as may be required by the SEC, applicable law or generally accepted accounting principles;

 - take or rescind any election relating to tax matters; or

 - pay any distribution, except for regular quarterly distributions not in excess of certain specified amounts.

    Each Fund also has agreed not to take any action that would result in
(i) any of the representations and warranties of the Fund in the Merger Agreement becoming untrue in any material respect or (ii) any of the conditions to the merger not being satisfied.


    COVENANTS OF FIRST AMERICAN. Until the Effective Time, First American has agreed, except as contemplated by the Merger Agreement, not to do any of the following:


 - conduct any business;

 - enter into any material contracts;

 - acquire any assets or incur any liabilities; or

 - amend its articles of incorporation or bylaws.


    First American also has agreed not to take any action that would result in
(i) any of the representations and warranties of First American in the Merger Agreement becoming untrue in any material respect or (ii) any of the conditions to the merger not being satisfied.



    COVENANTS REGARDING THE MERGER. Pursuant to the Merger Agreement, each Fund and First American has agreed to cooperate with the other Funds and First American and to use its best efforts to do, or cause to be done, all things necessary to consummate the transactions contemplated by the Merger Agreement. Such cooperation includes, among other things, each Fund and First American using best efforts to:


 - make requisite filings with governmental agencies and obtain requisite consents, approvals and waivers from governmental agencies and non-governmental third parties;

 - defend lawsuits challenging the merger, the Merger Agreement or the transactions contemplated by the Merger Agreement; and

 - execute and deliver any additional instruments necessary to consummate the merger and the other transactions contemplated by the Merger Agreement.

    Each Fund has agreed to hold a meeting of its shareholders for the purpose of voting on the merger and the Merger Agreement. Each Fund has also agreed to include in this joint proxy statement/ prospectus the recommendation of its board of directors to the effect that the merger and the Merger Agreement are in the best interest of its shareholders. Such recommendation may be withdrawn or modified if such Fund's board of directors determines to do so in good faith.


    Each Fund and First American has agreed to provide notice to the other parties to the Merger Agreement if (i) any representation or warranty contained in the Merger Agreement becomes untrue or inaccurate in any material respect or
(ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under the Merger Agreement.



    The Merger Agreement further provides that, from and after the Effective Time, First American shall indemnify any person who has been, at any time prior to the Effective Time, an officer or director of a participating Fund from any and all liabilities resulting from his or her acts and omissions prior to the Effective Time to the full extent permitted by the Fund's articles of incorporation, the MBCA or the MGCL or the Investment Company Act, including but not limited to acts and omissions arising out of or pertaining to the merger.



    CONDITIONS TO THE MERGER. For a Fund to participate in the merger, the merger and the Merger Agreement must be approved by the shareholders of such Fund by a vote of at least a majority of all the votes entitled to be cast and all of the conditions to the merger shall be satisfied or waived.



    Under the Merger Agreement, the obligation of each Fund and First American to complete the merger is subject to the satisfaction of the following conditions:



 - Funds having, in the aggregate, a net asset value of at least $200 million (net of cash needed to fund payments to shareholders making a cash election or exercising dissenters' rights) shall have approved the merger;



 - the NYSE shall have approved for listing First American's common stock to be issued in the merger;



 - the registration statement containing this joint proxy statement/prospectus shall have become effective under the Securities Act of 1933, as amended (or the Securities Act) and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order;


 - No temporary restraining order, preliminary or permanent injunction or other order issued by any court or other legal restraint or prohibition preventing the consummation of the merger or any of the other transactions contemplated by the Merger Agreement shall be in effect;


 - the SEC shall have issued the Exemptive Order and such Exemptive Order shall not contain any terms or conditions that are unacceptable to the Funds or are inconsistent with the Merger Agreement;


 - receipt of all other necessary governmental consents and approvals;


 - receipt by the Funds of an opinion from Ernst & Young stating that the merger will be treated for federal income tax purposes as a tax-free reorganization and that after the merger, commencing with First American's taxable year ending December 31, 2002, First American's organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code; and


 - the Advisory Agreement shall have been executed and be effective.

    The obligation of any Fund that has received shareholder approval to consummate the merger and the other transactions contemplated by the Merger Agreement are further subject to the following conditions, any one or more of which may be waived by the Funds participating in the merger:



 - the representations and warranties of First American and the Funds participating in the merger set forth in the Merger Agreement shall be true and correct in all material respects as of the Effective Time, and First American and each Fund participating in the merger shall have provided an officer's certificate to that effect;



 - First American and the Funds participating in the merger shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time, and First American and each Fund participating in the merger shall have provided an officer's certificate to that effect;



 - since the date of the Merger Agreement, there shall not have been any material adverse change in the business, results of operations or financial condition of any of the Funds participating in the merger, First American or the REIT Advisor, and each Fund participating in the merger, First American and the REIT Advisor shall have provided an officer's certificate to that effect;


 - all consents and waivers from third parties necessary in connection with the merger and other transactions contemplated by the Merger Agreement shall have been received, other than such consents and waivers from third parties which, if not obtained, would not have a material adverse effect on the business, properties, assets, financial conditions or results of operations of a Fund; and


 - the holders of not more than 5% of the outstanding common stock of any Fund participating in the merger shall have exercised dissenters' rights in accordance with the MBCA.


    Where the law permits, each Fund (acting through its board of directors) could decide to complete the merger even though one or more conditions were not satisfied. By law, no Fund can waive:

 - the requirement that its shareholders approve the merger;


 - the requirement that it receives the Exemptive Order; and


 - the condition which requires the absence of any court order or law preventing the closing of the merger.


    Whether any of the other conditions would be waived would depend on the facts and circumstances as determined by the reasonable business judgment of the board of directors of the Funds participating in the merger. The board of directors of each Fund has indicated that it will only waive the condition relating to the maximum percentage of shareholders of that Fund that can exercise dissenters' rights under the MBCA if doing so would not cause the initial net asset value of First American to fall below $200 million. If the Funds participating in the merger waived compliance with one or more of the other conditions and the condition was deemed to require the vote of Fund shareholders, each Fund participating in the merger would have to re-solicit shareholder approval before closing the merger. None of the Funds intends to notify shareholders of any waiver that, in the judgment of its board of directors, does not require re-solicitation of shareholder approval.



    TERMINATION OF THE MERGER AGREEMENT. The Funds may terminate the Merger Agreement, at any time prior to the effective date whether before or after any shareholder approvals are obtained, by mutual written consent of the Funds duly authorized by their respective boards of directors. In addition, any Fund may terminate the Merger Agreement only as to such Fund, at any time prior to the effective date whether before or after any shareholder approvals are obtained, if its board of directors shall have determined that it is in the best interests of the Fund and its shareholders to terminate the Fund's rights and obligations under the Merger Agreement.



    AMENDMENT OR WAIVER OF THE MERGER AGREEMENT. The Funds may amend or modify the Merger Agreement at any time prior to the effective date, in writing signed by the Funds and First American.

However, if the Funds' shareholders have approved the merger and the Merger Agreement, the Funds may not amend or modify the Merger Agreement, without obtaining shareholder approval, if such amendment or modification would require shareholder approval.



    Prior to receiving shareholder approval of the merger and the Merger Agreement, any action required or permitted to be taken by the Funds under the Merger Agreement, including amendments, consents, waivers or termination of the Merger Agreement, shall require the consent of all of the Funds. After shareholder approval of the merger and the Merger Agreement, any such action shall require the consent of all of the Funds participating in the merger.


DELISTING AND DEREGISTRATION OF THE FUNDS' SHARES


    At the Effective Time, trading in the common stock of the Funds participating in the merger on the NYSE will cease. Price quotations for such Funds' common stock will no longer be available and the registration of such Funds' common stock under the Exchange Act will be terminated.


REGULATORY APPROVALS REQUIRED FOR THE MERGER


    Neither First American nor the Funds are aware of any significant regulatory approvals required for the merger other than the Exemptive Order discussed in the paragraph below.


EXEMPTIVE RELIEF


    In order to consummate the merger, the Funds have applied for an Exemptive Order, which is an order issued by the SEC exempting the Funds from certain provisions of Section 17(a) of the Investment Company Act. Section 17(a) of the Investment Company Act generally makes it unlawful for any person affiliated with a registered investment company (or any affiliated person of such person), acting as a principal, to sell any security or other property to or purchase any security or other property from such investment company. Under the Investment Company Act, an affiliated person of an investment company (or of another person) includes (i) persons directly or indirectly owning, controlling or holding the power to vote 5% or more of the outstanding voting securities of the investment company (or such other person), (ii) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the investment company (or such other person), (iii) any person directly or indirectly controlling, controlled by or under common control with the investment company (or such other person), (iv) any officer or director of the investment company (or such other person) and (v) any investment advisor of the investment company.



    The REIT Advisor and the Fund Advisor are affiliates of each other because the REIT Advisor is a wholly-owned subsidiary of the Fund Advisor. The Fund Advisor is an affiliate of each of the Funds because it is their investment advisor. The Fund Advisor and the REIT Advisor may be regarded as affiliates of First American because the REIT Advisor, as the investment advisor to First American, may be viewed as "controlling" (as defined by the Investment Company
Act) First American. In addition, the Fund Advisor temporarily owns all of the outstanding shares of First American. The REIT Advisor, First American and the Funds may also be regarded as affiliates of each other on the basis that they are under the common control of the Fund Advisor. Accordingly, absent an exemption, the merger may be prohibited by Section 17(a) of the Investment Company Act.



    Exemptions from the provisions of Section 17(a) may be granted by the SEC pursuant to Section 17(b) of the Investment Company Act if evidence establishes that (i) the terms of the proposed transaction, including the consideration to be paid or received, are reasonable and fair and do not involve overreaching on the part of any person concerned; (ii) the proposed transaction is consistent with the policy of each registered investment company concerned, as recited in its registration statement and reports filed under the Investment Company Act; and (iii) the proposed transaction is consistent with the general purposes of the Investment Company Act.

ACCOUNTING TREATMENT

    The merger will be accounted for using the purchase method of accounting in accordance with accounting principles generally accepted in the United States.


    The accounting acquirer will be the Fund participating in the merger that has the highest amount of net assets at the date of the merger since that Fund's shareholders will be allocated the largest number of shares of First American common stock. Thus, if all the Funds participate in the merger, the accounting acquirer will be American Strategic III.


TAX TREATMENT OF THE MERGER


    The merger is intended to qualify as a tax-free reorganization. Ernst & Young will provide the Funds with an opinion relating to the federal income tax consequences to the Funds and the Funds' shareholders with respect to the merger. Specifically, Ernst & Young will opine that the merger will qualify as a tax-free reorganization under Section 368(a) of the Code, and that neither the Funds nor the Funds' shareholders (with the exception of those shareholders making the cash election or exercising their dissenters' rights) will recognize taxable gain or loss as a result of the merger. Shareholders may, however, recognize gain with respect to cash received for fractional shares. You should consult with your tax advisors regarding the tax consequences of the merger to you. For further details on the tax treatment of the merger, see "Federal Income Tax Consequences--Tax Treatment of the Merger."


FEES AND EXPENSES OF THE MERGER


    All costs and expenses incurred in connection with the merger (including, but not limited to, costs and expenses of preparing all necessary registration statements, proxy materials and other documents, of preparing for and attending board and committee, shareholder, planning, organizational and other meetings and costs and expenses of accountants, attorneys, financial advisors and other experts engaged in connection with the merger) shall be borne by the Funds. Such costs and expenses shall be allocated among the Funds based on their respective net asset values. However, costs and expenses incurred in connection with the legal representation of the the Fund Advisor's interests with respect to the merger and related matters shall be borne by the Fund Advisor. The estimated costs and expenses related to the merger expected to be borne by the Funds are $3,000,000.


CONSEQUENCES IF THE MERGER IS NOT APPROVED

    If the merger for any Fund is not consummated for any reason, the Fund expects to continue to operate in its current form. There will be no change in the Fund's investment objectives, policies or restrictions. No other transaction is currently being considered by the board of directors of any Fund as an alternative to the merger, although the Funds that do not participate in the merger may, from time-to-time, explore other alternatives.


    Regardless of whether a particular Fund elects to participate in the merger, each Fund will be responsible for bearing its pro rata share of the expenses of the merger, based on its relative net asset value determined as of the last day of the week immediately preceding the closing of the merger. Fund. There will not be an adjustment of fees based on the number of Funds which elect to participate in the merger.



ONLY AMERICAN STRATEGIC III MAY APPROVE THE MERGER WITHOUT THE PARTICIPATION OF ANY OTHER FUND



    The Merger Agreement provides that, as a condition to closing, Funds having, in the aggregate, a net asset value of at least $200 million (net of cash needed to fund payments to shareholders making a cash election or exercising dissenters' rights) must approve the merger. American Strategic III (approximately $266 million of net asset value as of November 30, 2001) is the only Fund that is expected individually to meet the minimum $200 million net asset value threshold condition to closing of the merger. American Strategic II, which had a net asset value of approximately $210 million as of November 30, 2001, would fall below the threshold if shareholders in American Strategic II representing in excess of 5% of its shares make cash elections or exercise dissenters' rights. Additionally, American

Strategic (approximately $53 million of net asset value as of November 30, 2001) and American Select (approximately $142 million of net asset value as of November 30, 2001) will not qualify for the $200 million net asset value threshold unless at least one additional Fund elects to participate in the merger.



    Consequently, only American Strategic III may approve the merger without the participation of any other Fund.


AVAILABILITY OF DISSENTERS' RIGHTS


    If the merger is completed, holders of Fund shares on [            ], 2002
of any Fund that merged into First American and who did not vote "FOR" the merger and the adoption of the Merger Agreement will have the right to dissent from the merger and to obtain payment for the "fair value" of their shares of the applicable Fund, plus interest, in accordance with Sections 302A.471 and 302A.473 of the MBCA. The term "fair value" means the value of shares of common stock of the applicable Fund immediately prior to the Effective Time of the merger, and the term "interest" means interest commencing five days after the Effective Time of the merger up to and including the date of payment at the rate provided by Minnesota law for interest on verdicts and judgments, currently 2% per year.


    Any holder of Fund shares contemplating the exercise of dissenters' rights is urged to review carefully the provisions of Sections 302A.471 and 302A.473 of the MBCA, particularly with respect to the procedural steps required to perfect dissenters' rights. Failure to comply with the statutory requirements will result in the loss of the shareholder's dissenters' rights. The following is a summary of the material provisions of the dissenters' rights statute, but it is not a complete statement of the relevant provisions of Minnesota law. This summary should be read in conjunction with the full text of Sections 302A.471 and 302A.473, which is attached to this joint proxy statement/prospectus as Appendix D, and any amendments to such sections as may be adopted after the date of this joint proxy statement/prospectus.


    FILING WRITTEN OBJECTION. Shareholders of record who desire to exercise their dissenters' rights must satisfy all of the following conditions. A written notice of intent to demand fair value for Fund shares must be delivered to the executive offices of the Fund before the taking of the shareholder vote to adopt the Merger Agreement and approve the merger at the special meeting of
shareholders on [            ], 2002. This written demand must be in addition to
and separate from any proxy or vote against approval of the merger. Voting against, abstaining from voting or failing to vote to approve the merger does not constitute a demand for fair value of the Fund shares within the meaning of the MBCA.


    The written demand should be delivered to the secretary of the Fund at 800 Nicollet Mall, BC-MN-HO5W, Minneapolis, Minnesota 55402. The written demand should specify the shareholder's name and mailing address, the number of shares owned and that the shareholder intends to demand the "fair value," plus interest, of his or her Fund shares.

    A shareholder may not assert dissenters' rights as to less than all of the shares of common stock of a Fund that are registered in such holder's name, except where certain shares are beneficially owned by another person but registered in such holder's name. A person who owns shares of more than one Fund may assert dissenters' rights as to all shares owned in a specific Fund, without asserting dissenters' rights as to shares of any other Funds. If a record owner, such as a broker, nominee, trustee or custodian, wishes to dissent with respect to shares of common stock of a Fund beneficially owned by another person, the shareholder must dissent with respect to all of such shares and must disclose the name and address of the beneficial owner on whose behalf the dissent is made. A beneficial owner of Fund shares who is not the record owner of those shares may assert dissenters' rights as to shares held on such person's behalf, provided that the beneficial owner submits a written consent of the record owner to the applicable Fund at or before the time such rights are asserted.

    NO VOTING IN FAVOR OF THE MERGER PROPOSAL. Shareholders electing to exercise their dissenters' rights under the MBCA must not vote for approval of the merger. A shareholder's failure to vote against approval of the merger will not constitute a waiver of dissenters' rights. However, if a shareholder returns a signed proxy but does not specify a vote against approval of the merger or direction to abstain, the proxy will be voted for adoption of the Merger Agreement and approval of the merger, and the shareholder's dissenters' rights will be waived.


    NOTICE BY THE FUNDS OR FIRST AMERICAN. After adoption of the Merger Agreement and approval of the merger by the shareholders at the special meeting, each Fund that has approved the merger, or First American (as the surviving entity in the merger), will send a written notice to its shareholders who filed a written demand for dissenters' rights. The notice will contain:


 - the address to which the shareholder must send a demand for payment and the stock certificates in order to obtain payment;

 - the date by which they must be received;

 - any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

 - a form to be used to certify the date on which such shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares, or an interest in them, and to demand payment; and

 - a copy of Sections 302A.471 and 302A.473 of the MBCA and a brief description of the procedures to be followed under those sections.


    REMITTANCE OF CERTIFICATES. In order to receive the fair value for his or her shares under Section 302A.473, a dissenting shareholder must, within 30 days after the date the Fund or First American gives the notice described in the preceding paragraph, demand payment and deposit his or her stock certificates at the address specified in the notice. Under Minnesota law, notice by mail is given by the Fund or First American when deposited in the U.S. mail. A dissenting shareholder will retain all rights as a shareholder until the Effective Time of the merger. After a valid demand for payment and the related stock certificates are timely received, or after the completion of the merger, whichever is later, First American will remit to each dissenting shareholder who has complied with the statutory requirements the amount that First American estimates to be the fair value of the dissenting shareholder's shares, with interest commencing five days after the Effective Time of the merger at a rate prescribed by statute, currently 2% per year. First American will also send the applicable Fund's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the Effective Time of the merger, together with:


 - the latest available interim financial statements;

 - an estimate of the fair value of the shareholder's shares and a brief description of the method used to reach the estimate;

 - a brief description of the procedure to be followed if the dissenting shareholder decides to make a demand for a supplemental payment; and

 - a copy of Sections 302A.471 and 302A.473 of the MBCA.


    As described below, First American is not required at that time to send its estimated payment to any person who was not a shareholder, and who is not dissenting on behalf of a person who was the beneficial owner of Fund shares, of the applicable Fund on March 20, 2002. If, however, the merger is not completed or First American disputes a shareholder's right to dissent, First American will not send to the shareholder the fair value of such shareholder's shares or the additional information listed above.



    ACCEPTANCE OR SETTLEMENT OF DEMAND. If the dissenting shareholder believes that the amount remitted by First American is less than the fair value of the holder's shares, plus interest, if any, the shareholder must give written notice to First American of such holder's own estimate of the fair value of the shares, plus interest, if any, within 30 days after the mailing date of the remittance and demand payment of the difference. The notice must be given at the executive offices of First American c/o John G. Wenker, 800 Nicollet Mall, BC-MN-HO5W, Minneapolis, Minnesota 55402. A shareholder who fails to give written notice within this time period is entitled only to the amount remitted by First American.



    Within 60 days after receipt of a demand for supplemental payment, First American must either (i) pay the shareholder the amount demanded or agreed to by the shareholder after discussion with First American, or (ii) petition a county court in Minnesota for the determination of the fair value of the shares, plus interest, if any. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in the Fund.



    COURT DETERMINATION. If, within the 60 days after the receipt of demand for supplemental payment, any one or more of the dissenting shareholders and First American do not agree on the fair value of the shares, then First American must file a petition with the court to obtain a judicial finding and determination of the fair value of the dissenting shareholder's shares. The petition must name as parties all shareholders who have demanded supplemental payment and have not reached an agreement with First American.



    The court, after determining that the shareholder or shareholders in question have complied with all statutory requirements, may use any valuation method or combination of methods it deems appropriate to use, whether or not used by First American or a dissenting shareholder, and may appoint appraisers to recommend the amount of the fair value of the shares. The court's determination will be binding on all shareholders of the applicable Fund who properly exercised dissenters' rights and did not agree with First American as to the fair value of the shares and may be less than, equal to or more than the value of the merger consideration. Dissenting shareholders are entitled to judgment in cash for the amount by which the court-determined fair value per share, plus interest, exceeds the amount per share, plus interest, remitted to the shareholders by First American. The shareholders shall not be liable to First American for any amounts paid by First American which exceed the fair value of the shares as determined by the court, plus interest.



    The costs and expenses of such a proceeding, including the expenses and compensation of any appraisers, will be determined by the court and assessed against First American, except that the court may, in its discretion, assess part or all of those costs and expenses against any shareholder whose action in demanding supplemental payment is found to be arbitrary, vexatious or not in good faith. The court may award fees and expenses to an attorney for the dissenting shareholders out of the amount, if any, awarded to such shareholders. The court may assess fees and expenses of experts or attorneys against any person who acted arbitrarily, vexatiously or not in good faith in bringing the proceeding and also may award fees and expenses of experts or attorneys against First American if First American fails to comply substantially with
Section 302A.473 of the MBCA.



    First American may withhold the remittance of the estimated fair value, plus interest, for any shares owned by any person who was not a shareholder or who is dissenting on behalf of a person who was not a beneficial owner on March 20, 2002, the date on which the merger was first announced to the public. First American will forward to any dissenting shareholder who was not a shareholder on March 20, 2002 but who has complied with all requirements in exercising dissenters' rights the notice and all other materials sent after shareholder approval of the Merger Agreement to all shareholders who have properly exercised dissenters' rights, together with a statement of the reason for withholding the remittance and an offer to pay the dissenting shareholder the amount listed in the materials if the shareholder agrees to accept that amount in full satisfaction. The shareholder may decline this offer and demand payment by following the same procedure as that described for demand of supplemental payment by shareholders who owned their shares as of March 20, 2002. Any shareholder who did not own shares on March 20, 2002 and who fails properly to demand payment will be entitled only to the amount offered by First American. Upon proper demand by any Fund shareholder, rules and procedures applicable in connection with receipt by First American of the demand for supplemental payment given by a dissenting shareholder who owned shares on March 20, 2002 will also apply to any shareholder properly giving a demand but who did not own shares of record or beneficially on March 20, 2002, except that any such shareholder is not entitled to receive any remittance from First American until the fair value of the shares, plus interest, has been determined pursuant to such rules and procedures.


    Shareholders considering exercising dissenters' rights should bear in mind that the fair value of their shares determined under Sections 302A.471 and 302A.473 of the MBCA could be more than, the same as or less than the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. Furthermore, the opinion of any investment banking firm as to fairness, from a financial point of view, is not an opinion as to fair value under Sections 302A.471 and 302A.473 of the MBCA.

    Under Section 302A.471 of the MBCA, a shareholder of the Fund has no right at law or equity to set aside the adoption of the Merger Agreement or the consummation of the merger, unless such shareholder can establish that the adoption or consummation was fraudulent with respect to such shareholder or the Fund.

    Any holder who fails to comply fully with the statutory procedures summarized above within the time periods specified above will forfeit his or her rights of dissent and will receive the consideration payable in the merger for his or her shares, which may be more or less than or equal to the fair value of the shares determined under Section 302A.473 of the MBCA.

                                  THE MEETING

THE FUNDS' SPECIAL MEETING


    GENERAL. The board of directors of each Fund is using this joint proxy statement/prospectus to solicit proxies from its shareholders for use at a special meeting of the shareholders to be held by each Fund and at any adjournment or postponement of the special meeting. The special meeting for the Funds will be held at [ ] on [ ], 2002.



    This joint proxy statement/prospectus, the attached notice of special meeting and the accompanying form of proxy are first being mailed to holders of
Fund shares on or about [           ], 2002.



    MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING. The purpose of the special meeting is for shareholders of each Fund to consider and vote upon:


    1. A proposal to approve the merger involving their Fund and to adopt the Merger Agreement; and


    2. Such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.



    Under Minnesota law, no business other than procedural matters may be raised at the special meeting unless shareholders receive proper notice.


    RECOMMENDATION OF THE BOARD OF DIRECTORS. After careful consideration and advisement by the Special Committee, the board of directors of each Fund has approved the merger and the Merger Agreement, and has determined that the merger is fair to, and in the best interests of, such Fund and its shareholders. The board of directors of each Fund recommends that you vote "FOR" approval of the merger and adoption of the Merger Agreement. For further information, see "THE MERGER--Recommendations of the Board of Directors of Each Fund and the Special Committee."


    RECORD DATE; QUORUM; VOTE REQUIRED. Only shareholders of record of each Fund
on [           ], 2002 may vote at the special meeting or any adjournment of the special meeting for that Fund. As of that date, the Funds had the following number of issued and outstanding shares of common stock:


                              AMERICAN                  AMERICAN                  AMERICAN
                          STRATEGIC INCOME          STRATEGIC INCOME          STRATEGIC INCOME          AMERICAN SELECT
                           PORTFOLIO INC.          PORTFOLIO INC.--II       PORTFOLIO INC.--III          PORTFOLIO INC.
                      ------------------------  ------------------------  ------------------------  ------------------------
Common Shares                       [      ]                  [      ]                 [      ]                     [      ]


   In order for each Fund to proceed with the special meeting, there must be a quorum. This means that at least a majority of that Fund's shares must be represented at the special meeting, either in person or by proxy. All returned proxies other than broker non-votes count toward a quorum, regardless of how they are voted. An abstention will be counted as shares present at the special meeting in determining whether the merger has been approved. If a proxy is returned with a broker non-vote on the merger, the shareholder will not be counted as present and entitled to vote with respect to the merger. A broker "non-vote" occurs when the underlying owner of shares has not voted and the broker holding the shares does not have discretionary authority to vote on the particular matter.



    For each Fund, an affirmative vote of a majority of the outstanding shares of common stock of such Fund is required to approve the merger and adopt the Merger Agreement. You are entitled to one vote for each Fund share held. The matters to be presented at the special meeting will not entitle you to cumulative voting. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" adopting the Merger Agreement and approving the merger.


    OWNERSHIP OF SHARES BY DIRECTORS AND EXECUTIVE OFFICERS. None of the directors of any Fund own any shares of the Funds. Messrs. Wenker and Kappenman, who are officers of the Funds, each own shares of stock in the Funds and have indicated that they intend to vote in favor of the merger and the adoption of the Merger Agreement. See "Stock Ownership" regarding their beneficial ownership of the Funds' shares.


    VOTING PROCEDURES; PROXIES. Shareholders of record may vote in person at the special meeting or vote by proxy. Shareholders of record have received with this joint proxy statement/prospectus a proxy package which will include a proxy card and a voting instruction form. There are three ways to vote your proxy. Your telephone or internet vote authorizes the proxies to vote your shares in the same manner as if you mark, sign and return your proxy card.



     1. Voting by telephone--dial the toll-free number located on your voting instruction form. You will need your 12-digit control number located on the voting instruction form at the time of the call.



     2. Voting through the internet--visit http://www.proxyvote.com. Once there, enter the 12-digit control number located on your voting instruction form.



     3. Voting by mail--enclose your voting instruction form in the postage-paid envelope found within your proxy package. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted "FOR" the merger.


    If your shares are held in "street name" by your broker, do not follow the above voting instructions. Rather, your broker will provide you with separate written instructions on voting your shares, and you should follow those instructions.


    Fund shares represented by properly executed proxies received at or prior to the special meeting that have not been revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies. Unless otherwise instructed, the proxies will vote "FOR" the approval of the merger and adoption of the Merger Agreement. The proxy card also confers discretionary authority on the individuals appointed by the board of directors of each Fund and named on the proxy card to vote the shares represented by such proxy on any other matter that is properly presented for action at the special meeting, including any adjournments or postponements of the special meeting.



    If the special meeting is postponed or adjourned for any reason, all proxies will be voted at the reconvened meeting in the same manner as such proxies would have been voted at the original convening of the special meeting (except for any proxies that have previously been revoked or withdrawn), even if they may have been effectively voted on the same or any other matter at a previous meeting.



    The cost of solicitation, including the cost of preparing and mailing this joint proxy statement/ prospectus, will be allocated among and borne by the Funds. Representatives of the Fund Advisor may, without cost to the Funds, solicit proxies on behalf of management of the Funds by means of mail, telephone, personal calls or otherwise. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of Fund shares held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material. The Funds have retained EquiServe to
assist in the solicitation of proxies at an anticipated cost of $[        ],
plus reimbursement of out-of-pocket expenses.



    REVOCATION. You may revoke your proxy at any time before it is exercised at the special meeting. You can do this by writing, dated after the date of the original proxy, to the secretary for the Fund, or by voting in person at the special meeting and notifying the secretary for the Fund in writing that you are revoking your proxy. Simply attending the special meeting will not revoke a proxy. In addition, you can revoke a prior proxy by voting again at a later time using your original proxy card, dated after the date of the original proxy, or by again following the procedures for voting by telephone or through the internet.


    DISSENTERS' RIGHTS OF APPRAISAL. Under Minnesota law, holders of Fund shares will be entitled to dissenters' rights of appraisal in connection with the merger. For further information, see "THE MERGER--Availability of Dissenters' Rights."

HOW TO ELECT THE MERGER CONSIDERATION YOU ARE TO RECEIVE


    In the merger, shareholders of each Fund participating in the merger will receive in exchange for all of their existing Fund shares newly issued shares of common stock in First American, unless a cash election is made. Cash available to fund cash elections for shareholders in each Fund is limited to 15% of such Fund's net asset value. Excess cash elections in any Fund will be pro rated in accordance with the ownership interests of electing shareholders. The electing shareholders will receive First American common stock for the balance of their Fund shares.



    A Cash Election Form is enclosed with this joint proxy statement/prospectus or, if your Fund shares are held in "street name," you will receive this form from your broker, bank or other nominee.



    If you wish to elect to receive cash in lieu of shares of First American common stock in the merger, you must (i) return your properly completed Cash
Election Form to EquiServe on or before [    ] p.m., eastern time, on
[           ], 2002 and (ii) if you hold your own stock certificate representing shares in a Fund, you must return that certificate along with a letter of transmittal within 20 business days of our mailing of a letter of transmittal to you following the closing of the merger. EquiServe will act as exchange agent in the merger and, in that role, will process the exchange of Fund stock certificates for cash or First American common stock. Shortly after the merger, the exchange agent will allocate cash and First American common stock among the shareholders consistent with their elections and the allocation and proration procedures discussed above.



    If you do not submit a Cash Election Form, you will automatically receive First American common stock in exchange for your Fund shares.

                          MANAGEMENT OF FIRST AMERICAN



    First American's board of directors and officers will oversee the management of the business and affairs of First American and, upon the closing of the merger, will appoint the REIT Advisor to manage First American's day-to-day operations.



THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS OF FIRST AMERICAN


    BOARD OF DIRECTORS.


    John G. Wenker is currently the sole director of First American. It is proposed that David MacLennan, President of Fixed Income and Capital Markets for US Bancorp Piper Jaffray, and Mark S. Jordahl, Chief Investment Officer of US Bancorp Piper Jaffray, will also join the board of directors upon completion of the merger.



    From and after the merger, First American's board of directors will be comprised of seven directors, four of whom will be independent directors. The remaining three members of First American's board will consist of persons selected by the REIT Advisor prior to the mailing of this joint proxy statement/prospectus and not objected to by the boards of directors of the Funds. First American's board of directors will establish written policies on investments and borrowings and will monitor the administrative procedures, investment operations and performance of First American and the REIT Advisor to assure compliance with such policies. Until modified by First American's board of directors (acting by the vote of two-thirds of the directors, including a majority of independent directors), First American will follow the policies on investments and borrowings set forth in this joint proxy statement/ prospectus.



    Following the completion of the merger, First American will have a classified board of directors. Pursuant to First American's articles of incorporation and bylaws, the seven-member board of directors will be divided into three classes, each class to be as nearly equal in number as possible. A majority of First American's directors must be independent directors. The initial director is designated by First American's articles of incorporation. The number of directors in each class and the expiration of each class term is as follows:


Class I                         2 directors           Expires 2003
Class II                        2 directors           Expires 2004
Class III                       3 directors           Expires 2005


   At each annual meeting of shareholders, directors of the class to be elected shall be elected for a three-year term. Directors will hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualify. The terms of the initial directors will commence on the Effective Time of the merger.


EXECUTIVE OFFICERS.


    The executive officers of First American following the merger will be as follows:



  NAME                                          AGE                                    OFFICES HELD
  ----                                      ------------  ----------------------------------------------------------------------
  John G. Wenker                                     50   Chief Executive Officer and President
  Robert H. Nelson                                   38   Chief Financial Officer
  Chris J. Neuharth                                  42   Executive Vice President
  Russell J. Kappenman                               38   Secretary and Executive Vice President--Director of Investments
  William T. Nimmo                                   41   Vice President
  Julene R. Melquist                                 36   Vice President
  Laurie Fishbein                                  [  ]   Vice President



   JOHN G. WENKER, 50, will serve as the President, Chief Executive Officer and a director for First American. Mr. Wenker currently serves as Senior Vice President of the Funds, overseeing the Whole

Loan Mortgage team and serving as lead manager of the Real Estate Securities team at the Fund Advisor. Mr. Wenker joined the Fund Advisor in 1992, and previously was a managing director of the Fixed Income department at Piper Jaffray and director of Revitalization Resources at the Minneapolis Community Development Agency. Mr. Wenker has a B.A. in public administration from Metropolitan State University and an M.B.A. in finance from the University of St. Thomas. He is a managing director of First American Realty Finance, Inc., which makes debt investments in undervalued, improperly capitalized commercial real estate assets and is also the lead manager for First American Real Estate Securities Fund, an open-end fund investing primarily in equity real estate investment trusts. Mr. Wenker has 16 years of financial industry experience, including ten years in portfolio management.



    ROBERT H. NELSON, 38, will serve as the Chief Financial Officer for First American. Mr. Nelson currently serves as Treasurer for the Funds, and has previously served as Chief Operating Officer of the Fund Advisor. Mr. Nelson joined the the Funds in 1988 and previously was a senior auditor at KPMG Peat Marwick. He received a B.A. in business and accounting from Concordia College. Mr. Nelson is on the Investment Company Institute's Treasurers and Closed-end Fund committees; he is also an advisory member of the Financial Technology Forum, the Asset Management Operating Committee and treasurer of the First American Family of Funds. Mr. Nelson has 16 years of financial industry experience, including representing the Fund Advisor in critical relationships with major clients, industry organizations and other key external/internal parties.



    CHRIS J. NEUHARTH, 42, will serve as Executive Vice President of First American. Currently, Mr. Neuharth serves as Managing Director and Senior Fixed Income Portfolio Manager for the Fund Advisor, managing fixed-income mutual funds and institutional accounts and working with other portfolio managers in developing taxable fixed-income strategies and sector weightings. Mr. Neuharth joined the Fund Advisor in 2000, having previously worked at Brinson Partners as a director and senior portfolio manager. He also worked at U.S. Bancorp Piper Jaffray as director of risk management, Piper Capital Management as risk manager, and was a fixed-income portfolio manager at Fortis Advisors and First Minnesota Bank. Mr. Neuharth received a B.S. in business finance from Winona State University, is a member of the Association for Investment Management and Research and holds the Chartered Financial Analyst designation. He has 21 years of financial industry experience, including 17 years in portfolio management.



    RUSSELL J. KAPPENMAN, 38, will serve as the Secretary and the Executive Vice President--Director of Investments for First American. Mr. Kappenman currently serves the Fund Advisor as Vice President and Assistant Treasurer.
Mr. Kappenman has also served as a Managing Director and Senior Fixed Income Portfolio Manager for the Funds. Mr. Kappenman, who joined the Funds in 1989, previously was a fixed-income analyst and tax manager at Piper Jaffray and a tax consultant at Deloitte & Touche. He received a B.A. in accounting from the University of South Dakota. Mr. Kappenman holds the Certified Public Accountant designation and is a member of the American Institute of Certified Public Accountants and the Minnesota Society of CPAs. He has 16 years of financial industry experience, including seven years in portfolio management.



    WILLIAM T. NIMMO, 41, will serve as the Vice President of First American. Mr. Nimmo currently serves as Vice President of the Funds, purchasing commercial and multifamily mortgage loans and handling problem loans and loan modifications for whole loan mortgages. Mr. Nimmo, who joined the the Fund Advisor in 1996, previously was Vice President of Real Estate at Washington Square Capital and a marketing representative for Trammell Crow Co. He received a B.A. in economics from the University of Oregon and a J.D. from Northwestern University School of Law. Mr. Nimmo is a member of the National Association of Industrial and Office Parks and a former board member of Free Arts for Abused Children of Minnesota. Mr. Nimmo has 17 years of commercial real estate transaction experience, including 12 years in real estate portfolio management.



    JULENE R. MELQUIST, 36, will serve as Senior Vice President of First American. Ms. Melquist currently serves as Vice President of the Fund Advisor and the lead analyst on the Real Estate Securities Team. Ms. Melquist, who joined the Funds in 1994, previously was a retail investment executive at

Kidder Peabody. She received a B.A. from Gustavus Adolphus College and an M.B.A. in finance from the University of St. Thomas. She has 15 years of financial industry experience, including underwriting commercial and multifamily loan purchases, managing the closing of commercial and multifamily loans and serving as a liaison with correspondent and mortgage banking firms.



    LAURIE FISHBEIN,   , will serve as Vice President of First American.
Ms. Fishbein currently serves as an Associate and Real Estate Analyst of the Funds. Ms. Fishbein joined the Fund Advisor in 1997, and previously had served as an underwriter at ReliaStar Financial Corp. She received a B.A. from Northwestern University and an M.A. from DePaul University. Ms. Fishbein has 11 years of financial industry experience.


COMMITTEES OF THE BOARD OF DIRECTORS


    AUDIT COMMITTEE. First American will establish an audit committee comprised of members of First American's board of directors. The audit committee's duties will include the review and oversight of all transactions among First American and its directors, the REIT Advisor and its affiliates, holders of 5% or more of its shares of First American common stock or any affiliates, and periodic review of First American's financial statements and meetings with First American's independent auditors. At the discretion of the board of directors, members of the audit committee may receive additional compensation for serving on such committee. The bylaws require that the entire audit committee be comprised of independent directors.



    INVESTMENT COMMITTEE. First American will establish an investment committee comprised of members of First American's board of directors. The duties of the investment committee will include establishing investment guidelines and criteria relating to the acquisition of mortgage loans which (i) are not issued or guaranteed by an agency of the U.S. government or (ii) are not rated within the rating categories set forth in First American's investment policies. The bylaws require that a majority of the investment committee be comprised of independent directors.



VACANCIES ON THE BOARD OF DIRECTORS



    A vacancy on First American's board created by the death, resignation, or incapacity of a director or by an increase in the number of directors (within the limits referred to above) may be filled by the majority vote of the remaining directors. With respect to a vacancy created by the death, resignation, or incapacity of an independent director, the remaining independent directors shall nominate a replacement. A director so nominated by the board of directors will hold office for the balance of the term then remaining for that class. A director so chosen to fill a vacancy will hold office for the remainder of the present term of office or until the next annual meeting of shareholders, at which time the shareholders will elect a director to hold office for the balance of the term then remaining for that class. A director may resign at any time and may be removed with or without cause with the affirmative vote of at least two-thirds of the aggregate number of shares issued and outstanding and entitled to vote.


COMPENSATION OF DIRECTORS AND OFFICERS


    DIRECTORS. Members of the board of directors who are affiliated with First American or REIT Advisor will not receive cash compensation for serving as a member of First American's board of directors and will not receive compensation for attending meetings or for serving on any committees of First American's board of directors; however, all members of First American's board of directors will receive reimbursement for travel and other expenses and other out-of-pocket disbursements incurred in connection with attendance at meetings.



    INDEPENDENT DIRECTORS. Directors not affiliated with First American or the REIT Advisor will be entitled to receive compensation for serving as directors
at the rate of [$     ] per annum in cash in addition to the expense
reimbursement for attendance at meetings described above. Such compensation is subject to change by action of the board of directors. At the discretion of First American's board of directors, independent directors may be granted additional cash compensation for serving on a committee of First American's board of directors.



    OFFICERS. The executive officers of First American will receive no cash compensation for serving as an executive officer of First American.


INDEMNIFICATION


    First American's articles of incorporation and bylaws provide for the indemnification of directors to the fullest extent permitted by Maryland law. Other officers, employees and agents of First American may be indemnified to such extent as shall be authorized by First American's board of directors or the bylaws. Maryland law generally permits indemnification of directors, officers, employees and agents against certain judgments, penalties, fines, settlements and reasonable expenses that any such person actually incurred in connection with any proceeding to which such person may be made a party by reason of serving in such positions unless it is established that: (i) an act or omission of the director, employee or agent was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of criminal proceedings, such person had reasonable cause to believe that the act or omission was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling First American pursuant to the foregoing provisions, First American has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.



    The articles of incorporation of First American provide that the personal liability of any director to First American or its shareholders for money damages is limited to the fullest extent allowed by the statutory or decisional law of the State of Maryland, as amended or interpreted. Maryland law authorizes the limitation of liability of directors and officers to corporations and their shareholders for money damages except (i) to the extent that it is proved that the person actually received an improper personal benefit, or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated.


THE REIT ADVISOR


    First American Realty Advisors, Inc. is a newly organized Maryland corporation that is a wholly-owned subsidiary of the Fund Advisor and an indirect subsidiary of U.S. Bancorp. The REIT Advisor is registered with the SEC as an investment adviser under the Advisers Act.



    The executive officers and directors of the REIT Advisor are as follows:



  NAME                                          AGE                                    OFFICES HELD
  ----                                      ------------  ----------------------------------------------------------------------
  John G. Wenker                                     50   Senior Vice President
  Russell J. Kappenman                               38   Secretary
  William T. Nimmo                                   41   Vice President
  Julene R. Melquist                                 36   Vice President
  Laurie Fishbein                                  [  ]   Vice President
  Thomas S. Schreier                               [  ]   Director
  Mark S. Jordahl                                  [  ]   Director
  Robert H. Nelson                                   38   Director



   Biographical information with respect to Messrs. Wenker, Kappenman, Nimmo and Nelson and Ms. Melquist and Ms. Fishbein is set forth above.



    THOMAS S. SCHREIER, [ ], will serve as a director of the REIT Advisor. Mr. Schreier is the Chief Executive Officer of the Fund Advisor and chairs the Asset Management Operating Committee. Mr. Schreier joined the firm in 1998, and previously was a senior managing director with U.S. Bancorp

Piper Jaffray and head of equity research. Mr. Schreier has also served as a senior airline equity analyst and a director in the equity research department at Credit Suisse First Boston and prior to joining Credit Suisse First Boston in 1996, was vice president of Finance for Northwest Airlines. Mr. Schreier holds a B.A. in economics and German from the University of Notre Dame and an M.B.A. from the Harvard Graduate School of Business. He has 13 years of experience in the financial industry.



    MARK JORDAHL, [ ] will serve as a director of the REIT Advisor. Mr. Jordahl is currently the chief investment officer of the Fund Advisor and is responsible for guiding the company's investment philosophy and serves as a member of the Asset Management Operating Committee. Mr. Jordahl joined the Fund Advisor in 2001, and previously was president and chief investment officer at ING Investment Management's Americas subsidiary. Mr. Jordahl holds a B.S. degree from Concordia College and an M.B.A. from the University of Minnesota Carlson School of Management. He has 20 years of experience in the financial industry.


THE ADVISORY AGREEMENT


    TERM. As a condition to the merger, First American will enter into the Advisory Agreement with the REIT Advisor for an initial term of two years, beginning upon consummation of the merger. Thereafter, successive extensions, each for a period not to exceed two years, may be made by agreement between First American and the REIT Advisor, subject to an affirmative vote of a majority of the independent directors.



    TERMINATION; TERMINATION FEE. First American may, at its option, terminate, or decline to renew the term of, the Advisory Agreement with or without cause at any time upon 60 days written notice with the approval of two-thirds of the board of directors (including by at least a majority of the independent directors). Upon termination of the Advisory Agreement by First American (other than in the case of termination by First American for cause) or if the Advisory Agreement is not renewed (other than in the case in which First American, at least 60 days prior to expiration of the Advisory Agreement or any extension thereof, gives written notice to the REIT Advisor that it is offering to extend the terms of the Advisory Agreement for an additional two year period on the terms outlined in the Advisory Agreement and the REIT Advisor fails to accept such offer of renewal prior to the expiration date), First American is obligated to pay the REIT Advisor a termination fee. The termination fee shall be an amount equal to 5% of, for the first two years following the initial date of the Advisory Agreement, and 2% of, thereafter, the net equity of First American, calculated as of the fiscal year-end immediately prior to the termination or non-renewal, as the case may be, in accordance with accounting principles generally accepted in the United States.



    First American may terminate the Advisory Agreement without payment of any termination fee to the REIT Advisor with cause (including a material breach by the REIT Advisor of any provision contained in the Advisory Agreement not cured within 30 days) upon 60 days' prior written notice of termination approved by two-thirds of the board of directors of First American (including at least a majority of the independent directors).



    SERVICES PROVIDED. The REIT Advisor at all times will be subject to the direction and control of First American's board of directors and will only have such functions and authority as First American may delegate to it. The REIT Advisor will be responsible for the day-to-day operations of First American and will perform such services and activities relating to the assets and operations of First American as the REIT Advisor, subject to the discretion and control of First American's board of directors, deems appropriate, including, but not limited to:



 - providing a complete program of investing and reinvesting the capital and assets of First American in pursuit of its investment objectives and in accordance with policies adopted by First American's board of directors from time to time;



 - serving as First American's consultant with respect to formulation of investment criteria and preparation of policy guidelines by the board of directors;

 - assisting First American in developing criteria for mortgage asset purchase commitments that are specifically tailored to First American's investment objectives and making available to First American its knowledge and experience with respect to mortgage assets and other real estate-related assets;



 - counseling First American in connection with policy decisions made by the board of directors;



 - evaluating and recommending hedging strategies to First American's board of directors in accordance with hedging guidelines and policies adopted by First American's board of directors;



 - engaging in hedging activities on behalf of First American, consistent with First American's status as a REIT;



 - advising First American on borrowing strategies and guidelines;



 - maintenance of First American's exemption from regulation as an investment company;



 - representing First American in connection with the purchase and commitment to purchase or sell mortgage assets, including the accumulation of mortgage loans for securitization and the incurrence of debt;



 - furnishing reports and statistical and economic research to First American regarding First American's activities and the services performed for First American by the REIT Advisor;



 - monitoring and providing to First American's board of directors on an ongoing basis price information and other data, obtained from certain nationally recognized dealers that maintain markets in mortgage assets identified by the board of directors from time to time, and providing data and advice to the board of directors in connection with the identification of such dealers;



 - administering the day-to-day operations of First American and performing and supervising the performance of necessary administrative functions as may be reasonably directed by the board of directors;



 - contracting in the name of and on behalf of First American, with third parties for master servicing and special servicing of assets acquired by First American;



 - communicating on behalf of First American with the holders of the equity and debt securities of First American as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders;



 - causing First American to qualify to do business in all applicable jurisdictions;



 - causing First American to retain qualified accountants and legal counsel to assist in developing appropriate accounting procedures, compliance procedures and testing systems and to conduct quarterly compliance reviews;



 - assisting First American in complying with all federal and state legal and regulatory requirements applicable to First American in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act;



 - assisting First American in making required tax filings and reports and maintaining its status as a REIT, including soliciting shareholders for required information to the extent provided in the REIT provisions of the Code;



 - performing such other services as may be required from time to time for management and other activities relating to the assets of First American as First American's board of directors shall reasonably request or the REIT Advisor shall deem appropriate under the particular circumstances;


 - supervising investor relations, public relations and relations with the investment community;


 - supervising the maintenance of First American's accounts, books and records; and

 - using reasonable efforts to cause First American to comply with applicable laws.



    MANAGEMENT FEES. As compensation for these services, the REIT Advisor will receive the following base management and performance fees payable quarterly:



       BASE MANAGEMENT FEE



         0.25% per annum                   Payable on investment grade assets or equivalent credit
                                           quality
         1.0% per annum                    Payable on the first $1.0 billion of other assets
         0.75% per annum                   Payable on other assets over $1.0 billion



       PERFORMANCE FEE



         20.0% of the "excess yield" on    "Excess yield" equals the amount by which (a) the net
         all outstanding shares of         income per share of First American common stock (before
         common stock                      the performance fee) exceeds (b) a net income per share
                                           that would result in a yield, tied to historical offering
                                           prices of the common stock, equal to the greater of 10% or the applicable ten-year U.S. Treasury Rate plus 3.5% (each expressed as a quarterly percentage)



   See "MANAGEMENT OF FIRST AMERICAN--The Advisory Agreement" for a complete description of the terms of the Advisory Agreement.



    The ability of First American to achieve a quarterly investment yield and of the REIT Advisor to earn the incentive compensation described in the preceding chart is dependent upon the level and volatility of interest rates, First American's ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within First American's control.



    The REIT Advisor's base management fee and performance fee shall be calculated by the REIT Advisor within 15 days after the end of each fiscal quarter, and such calculation shall be promptly delivered to First American. First American shall pay the base management fee and the performance fee within 30 days after the end of each fiscal quarter.



    EXPENSES. The REIT Advisor will bear all costs and expenses of its officers and employees and any overhead incurred in connection with its duties under the Advisory Agreement, the cost of office space and equipment required for performance of its duties and shall bear the costs of any salaries or directors fees of any officers or directors of First American who are affiliated with the REIT Advisor.


    The REIT Advisor is not expected to bear the following expenses:

 - issuance and transaction costs incident to the acquisition, disposition and financing of investments;

 - legal, accounting and auditing fees and expenses;


 - the compensation and expenses of the independent directors;


 - costs of printing and mailing proxies and reports to shareholders;


 - costs incurred for due diligence and travel on behalf of First American;



 - costs associated with any computer software or hardware that is used exclusively for First American;



 - costs to obtain liability insurance to indemnify First American's directors and officers, the REIT Advisor and its employees and directors;



 - the compensation and expenses of First American's custodian and transfer agent, if any;


 - costs for the master and special servicing of mortgage loans;

 - costs of the issuance and administration of mortgage-backed securities;

 - costs of raising capital;

 - costs associated with the incurrence of debt;

 - interest expenses;

 - taxes and license fees;

 - non-cash costs;

 - the base and incentive management fee;

 - costs of litigation; or


 - extraordinary or non-recurring expenses incurred on behalf of First American.



    INDEMNIFICATION First American has agreed to indemnify the REIT Advisor and its equity owners, officers, managers, employees, agents, associates and controlling persons (and the equity owners, officers, managers, employees and agents of such persons) against any liabilities and expenses incurred in connection with any action or proceeding involving such person by reason of such person's service in any of the foregoing capacities. First American also agrees that such persons shall not have any liability to First American or its shareholders for any error of judgment, mistake of law, loss arising out of any investment, or act or omission in performing its obligations under the Advisory Agreement. However, First American will not provide such indemnification or relieve such person of liability if the liability arises as a result of such person's willful misfeasance, bad faith, gross negligence, reckless disregard of the duties involved in the conduct of its position or any material breach of the terms of the Advisory Agreement (unless such breach arises solely from the REIT Advisor's good faith reliance upon the advice of outside professionals).

                       SELECTED HISTORICAL FINANCIAL DATA


    The following selected historical financial data of American Strategic and American Select is derived from the financial statements of American Strategic and American Select as of and for each of the five years in the period ended November 30, 2001, which were audited by Ernst & Young, independent auditors. The following selected historical financial data of American Strategic II and American Strategic III is derived from the financial statements of American Strategic II and American Strategic III as of and for each of the five years in the period ended May 31, 2001 which were audited by Ernst & Young, independent auditors and the unaudited financial statements as of and for the six months ended November 30, 2001. The information presented for American Strategic II and American Strategic III for the interim periods is unaudited but, in the opinion of the Fund's management, such information reflects all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial data for the interim periods. The results for the interim periods presented are not necessarily indicative of the results for a full year. The data should be read in conjunction with the financial statements, related notes and other financial information included and incorporated by reference herein.

                       SELECTED HISTORICAL FINANCIAL DATA
                    AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                        YEAR ENDED NOVEMBER 30,
                                                              -------------------------------------------
                                                               2001     2000     1999     1998     1997
                                                              -------  -------  -------  -------  -------
STATEMENT OF OPERATIONS DATA:
  Investment income, before interest expense                  $ 5,872  $ 6,069  $ 6,972  $ 6,510  $ 6,775
  Interest expense                                                727    1,219    1,382      874      722
  Investment management fees                                      343      321      370      374      404
  Other expenses                                                  377      481      521      520      567
  Net investment income                                         4,424    4,047    4,698    4,741    5,082
  Net realized gain on investments                                450     (964)      77      415      250
  Net change in unrealized gain (loss) on investments             116    1,652   (2,991)    (129)     926
  Net increase in net assets resulting from operations          4,991    4,734    1,784    5,027    6,258
PER SHARE DATA:
  Net investment income                                          1.05     0.97     1.00     1.01     0.97
  Net realized and unrealized gains (losses) on investments      0.13     0.15    (0.62)    0.06     0.22
  Net increase in net asset value resulting from operations      1.18     1.12     0.38     1.07     1.19
  Cash dividends paid                                            1.06     0.96     1.01     0.97     0.96
BALANCE SHEET DATA (END OF PERIOD):
  Mortgage loans                                               35,047   42,586   64,223   62,799   58,997
  Other securities                                             40,029   21,422   14,568   13,673   15,883
  Total assets                                                 75,563   64,789   79,538   77,901   78,711
  Reverse repurchase agreements payable                        21,952   11,705   21,125   16,500   11,000
  Net assets                                                   53,427   52,910   58,054   61,286   67,613
  Net asset value per share                                     12.63    12.51    12.35    12.98    12.88
  Per-share market value                                        12.79    11.19    11.44    12.13    11.88

                       SELECTED HISTORICAL FINANCIAL DATA
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                   YEAR ENDED MAY 31,
                                    SIX MONTHS ENDED    -------------------------------------------------------------------------
                                   NOVEMBER 30, 2001        2001           2000           1999           1998           1997
                                  --------------------  -------------  -------------  -------------  -------------  -------------
                                      (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Investment income, before
    interest expense                    $ 11,317          $ 23,577       $ 24,650       $ 25,742       $ 27,601       $ 26,061
  Interest expense                         1,135             4,346          5,092          4,082          4,943          2,798
  Investment management fees                 665             1,284          1,295          1,445          1,498          1,537
  Other expenses                             497             1,091          1,238          1,304          1,870          2,138
  Net investment income                    9,020            16,856         17,025         18,911         19,290         19,588
  Net realized gain on
    investments                            3,360               110         (1,692)           767            952         (2,374)
  Net change on unrealized gain
    (loss) on investments                   (287)           13,119         (9,525)        (4,169)         7,157           (168)
  Net increase in net assets
    resulting from operations             12,093            30,085          5,808         15,508         27,399         17,046
PER SHARE DATA:
  Net investment income                     0.56              1.06           1.02           1.06           1.03           0.98
  Net realized and unrealized
    gains (losses) on
    investments                             0.20              0.83          (0.68)         (0.19)          0.41          (0.13)
  Net increase in net asset
    value resulting from
    operations                              0.76              1.89           0.34           0.87           1.44           0.85
  Cash dividends paid                       0.56              1.03           1.06           1.02           1.00           1.00
BALANCE SHEET DATA (END OF
  PERIOD):
  Mortgage loans                         165,701           193,356        194,602        244,440        232,480        246,773
  Other securities                        82,148            74,188         66,822         86,926         74,440         83,298
  Total assets                           249,799           278,610        263,831        334,495        311,025        336,529
  Reverse repurchase agreements
    payable                               37,500            69,749         66,711        103,925         76,000         84,000
  Net assets                             211,557           208,439        194,759        229,843        234,484        251,920
  Net asset value per share                13.26             13.06          12.20          12.92          13.07          12.63
  Per-share market value                   12.85             12.30          11.00          11.94          11.81          11.38

                       SELECTED HISTORICAL FINANCIAL DATA
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                   YEAR ENDED MAY 31,
                                    SIX MONTHS ENDED    -------------------------------------------------------------------------
                                   NOVEMBER 30, 2001        2001           2000           1999           1998           1997
                                  --------------------  -------------  -------------  -------------  -------------  -------------
                                      (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Investment income, before
    interest expense                    $ 14,177          $ 30,620       $ 31,838       $ 35,211       $ 36,682       $ 34,802
  Interest expense                         1,398             5,859          6,285          6,570          6,436          3,784
  Investment management fees                 842             1,612          1,703          1,888          1,974          2,028
  Other expenses                             600             1,385          1,538          1,667          2,474          2,309
  Net investment income                   11,338            21,764         22,311         25,086         25,797         26,681
  Net realized gain on
    investments                            3,447               773         (4,347)         2,450          1,886           (989)
  Net change in unrealized gain
    (loss) on investments                    (41)           14,216         (7,398)        (8,322)         7,937         (2,268)
  Net increase in net assets
    resulting from operations             14,744            36,754         10,567         19,214         35,620         23,423
PER SHARE DATA:
  Net investment income                     0.53              1.02           1.00           1.05           1.02           1.00
  Net realized and unrealized
    gains (losses) on
    investments                             0.16              0.70          (0.53)         (0.24)          0.37          (0.13)
  Net increase in net asset
    value resulting from
    operations                              0.69              1.72           0.47           0.81           1.39           0.87
  Cash dividends paid                       0.52              1.02           1.05           1.02           1.05           1.00
BALANCE SHEET DATA (END OF
  PERIOD):
  Mortgage loans                         273,654           249,702        271,291        328,105        308,568        305,759
  Other securities                        83,146            67,060         50,697         91,101         86,491         93,463
  Total assets                           360,049           336,934        325,296        424,581        399,617        408,414
  Reverse repurchase agreements
    payable                               91,699            72,407         75,596        131,725         99,000         83,500
  Net assets                             267,667           264,074        249,144        292,059        299,913        324,181
  Net asset value per share                12.54             12.37          11.67          12.25          12.46          12.12
  Per-share market value                   12.34             11.88          10.56          11.88          11.38          11.13

                       SELECTED HISTORICAL FINANCIAL DATA
                         AMERICAN SELECT PORTFOLIO INC.
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                          YEAR ENDED NOVEMBER 30,
                                                              ------------------------------------------------
                                                                2001      2000      1999      1998      1997
                                                              --------  --------  --------  --------  --------
STATEMENT OF OPERATIONS DATA:
  Investment income, before interest expense                  $ 16,323  $ 15,538  $ 17,090  $ 17,651  $ 19,923
  Interest expense                                               2,822     3,249     3,331     3,486     4,163
  Investment management fees                                       710       676       766       773       836
  Other expenses                                                   726       856       917       897       946
  Net investment income                                         12,065    10,754    12,076    12,495    13,978
  Net realized gain on investments                                 196       276        41     3,862     1,489
  Net change in unrealized gain (loss) on investments            4,723     1,780    (3,224)   (2,246)    1,309
  Net increase in net assets resulting from operations          16,984    12,810     8,893    14,110    16,776
PER SHARE DATA:
  Net investment income                                           1.13      1.01      1.02      1.06      1.05
  Net realized and unrealized gains (losses) on investments       0.47      0.18     (0.26)     0.12      0.21
  Net increase in net asset value resulting from operations       1.60      1.19      0.76      1.18      1.26
  Cash dividends paid                                             1.07      1.01      1.05      1.10      1.04
BALANCE SHEET DATA (END OF PERIOD):
  Mortgage loans                                               139,443   140,847   156,836   187,045   190,883
  Other securities                                              49,464    40,547    43,380    22,905    42,454
  Total assets                                                 190,268   182,935   201,959   212,067   239,398
  Reverse repurchase agreements payable                         47,365    45,586    50,975    57,000    68,000
  Net assets                                                   142,617   137,042   150,097   154,838   171,140
  Net asset value per share                                      13.38     12.85     12.67     12.96     12.88
  Per-share market value                                         13.54     11.50     11.69     12.13     11.75

                       SELECTED PRO FORMA FINANCIAL DATA


    To assist the Funds' shareholders in analyzing the merger, two presentations of pro forma financial information have been prepared to show the impact of the merger based upon two possible merger scenarios. The first presentation of pro forma financial information assumes all four Funds approve and participate in the merger (referred to as maximum participation). The second presentation assumes a combination of the two Funds whose combined net assets exceed the minimum net asset requirement to effect the merger by the smallest margin (referred to as minimum participation). The rationale for including the maximum and minimum participation pro forma information is to provide the range of possible outcomes to potential investors.



    The following selected pro forma financial data as of and for the year ended November 30, 2001, is derived from the pro forma financial statements of First American and the Funds (in the case of the maximum participation scenario) and from the pro forma financial statements of First American and American Strategic and American Strategic II (in the case of the minimum participation scenario). The data should be read in conjunction with the unaudited pro forma financial information and related notes included herein.

                       SELECTED PRO FORMA FINANCIAL DATA
              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                              MAXIMUM PARTICIPATION  MINIMUM PARTICIPATION
                                                                    SCENARIO               SCENARIO
                                                                   YEAR ENDED             YEAR ENDED
                                                                NOVEMBER 30, 2001      NOVEMBER 30, 2001
                                                              ---------------------  ---------------------
STATEMENT OF OPERATIONS DATA:
  Total income                                                      $ 66,536               $ 25,620
  Interest expense                                                    13,744                  4,991
  Investment management fees                                           7,299                  2,591
  Other expenses                                                       2,479                  1,500
  Net realized gain on investments                                     3,104                  1,543
  Net income                                                          46,118                 18,081
  Net income per share                                                  0.81                   0.81
BALANCE SHEET DATA (AT END OF PERIOD):
  Mortgage loans, net of allowance                                   613,845                200,748
  Available-for-sale securities                                      237,620                111,337
  Total assets                                                       872,679                324,247
  Borrowings                                                         101,290                 39,748
  Shareholders' equity                                               570,978                224,121
  Book value per common share                                             10                     10

          COMPARATIVE MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE FUNDS AND FIRST AMERICAN


OVERVIEW


    First American was formed on January 11, 2002 as the vehicle through which the Funds will continue their businesses upon completion of the merger. As a result of the merger, First American will succeed to the mortgage and mortgage-related assets held by, and the borrowings of, the participating Funds.



    As of November 30, 2001, the Funds held a portfolio consisting of over separate mortgage loans with an aggregate outstanding principal amount of approximately $604,770,000, a weighted average remaining maturity of approximately four years and a weighted average interest rate of approximately 8.40%, and U.S. agency mortgage-backed securities with an outstanding aggregate balance of approximately $135,540,000. In addition, the Funds, as of November 30, 2001, also had approximately $17,238,000 in cash, $9,074,000 in single-family loans, $3,935,000 in preferred stock, and $87,106,000 in corporate notes to real estate opportunity funds. As of November 30, 2001, the Funds had aggregate total borrowings of approximately $198,516,000, which represented 22.67% of their aggregate total assets as of such date. Of these borrowings, approximately $84,954,000 have a fixed interest rate of 4.65% and a maturity on April 17, 2003. Approximately $113,562,000 of these borrowings bear interest at a floating rate and have a weighted average interest rate of 2.76% as of November 30, 2001.



    A discussion of the performance for American Strategic and American Select is included in their respective Annual Reports on Form N-30D for the fiscal year ended November 30, 2001. A discussion of the performance for American
Strategic II and American Strategic III is included in their respective Annual Reports on Form N-30D for the fiscal year ended May 31, 2001 and in their respective Semi-Annual Reports on Form N-SAR for the semi-annual period ended November 30, 2001. Such Annual and Semi-Annual Reports are incorporated in this joint proxy statement/prospectus by reference.



    First American's strategy is to continue to grow the investment portfolio it acquires in the merger and to grow its net income over time through additional investments in mortgage-related assets that will enable First American to capitalize on the spread between the yield on its assets (net of credit losses) and the cost of its borrowings and hedging activities. First American will continue to invest in many of the same types of assets held by the Funds and will thus emphasize direct ownership of commercial, multifamily and residential mortgage loans.



    However, unlike the Funds, First American will seek to qualify as REIT under the Code and intends to operate in a manner that will enable it to be exempt from the Investment Company Act. In addition, First American will pay the REIT Advisor fees under a new advisory agreement that has been structured to be generally consistent with fee arrangements that are being used by other externally-advised mortgage REITs. The difference in the regulatory framework of First American compared to the Funds and the change in the advisory fee structure will, as described below, impact the financial condition, results of operation and liquidity of First American compared to the Funds.


CHANGE IN ACCOUNTING BASIS


    As registered investment companies, the Funds present their financial statements at fair value. This means that all investments are carried by the Funds at their estimated fair value. Changes in unrealized gains and losses on such investments are reflected by the Funds in their statements of operations in the period of the change in value.



    Since First American will not be registered under the Investment Company Act, the financial statements of First American will be presented on a historical cost basis. This means that most of First American's whole loan investments will be recorded at their historical cost. Market appreciation on these investments will not be reflected in First American's results until the investments are sold. Unrealized depreciation of these investments that is deemed to be temporary also will not be reflected in First American's results until the investments are sold. Unrealized depreciation of the whole loan investments that is deemed to be other than temporary will be reflected in First American's results in the period of the impairment; however, recoveries in the value of the investments subsequent to the impairment will not be reflected until the investments are sold. First American expects that its mortgage-backed securities and other debt securities will be treated as available-for-sale securities in its financial statements. These securities will be recorded at their estimated fair value and unrealized gains and losses will be recorded in other comprehensive income as a separate component of shareholders' equity. Realized gains and losses will be reflected in First American's statements of operations upon disposition of the security.



    The Funds' whole loan valuation methodology considers the impact of credit risk in the estimation of fair value of the loans. As a result, the Funds record changes in the credit risk of loans in the financial results of their Funds as unrealized gains and losses as changes in credit risk occur. First American will record its loans at their historical cost basis and will establish an allowance for credit losses for the estimated losses inherent in the portfolio at each measurement date. First American will record provisions for credit losses each quarter in amounts necessary to establish the allowance at the level estimated to reflect the current risk of collection.



    The provisions for credit losses recorded by First American will generally not be deductible by First American for income tax purposes. Accordingly, First American will be required to make distribution of such amounts in order to avoid taxation. Upon charge-off of the loans, the amount will be deductible for income tax purposes. As a result, First American may distribute more than its book income in periods when the provision for credit losses exceeds net charge-offs and distribute amounts less than its book income in periods when net charge-offs exceed the provision for credit losses.



    As described above, the assets of the Funds have historically been recorded at their estimated fair value while the assets will be recorded by First American at their historical cost. The estimated fair values of the assets at the date of the merger will be the initial cost basis for First American. Differences between the fair value of the assets at the date of the merger and their par value will be amortized or accreted over the estimated lives of the assets. If the fair value of the assets exceeds the par value at the date of the merger, the amortization of the premium will reduce earnings of First American over the life of the assets. If the fair value of the assets is less than the par value at the date of the merger, the accretion of this discount will increase earnings of First American over the life of the assets.


CHANGE IN FINANCIAL STATEMENTS


    The financial statements provided by the Funds under the Investment Company Act include statements of assets and liabilities, operations, changes in net assets and schedules of investments. The financial statements of First American will include a balance sheet and statements of income, comprehensive income, cash flows, and shareholders' equity. Under the Investment Company Act, the Funds have been required to provide financial statements to shareholders semi-annually. In contrast, First American will be required to provide its financial statements on a quarterly basis. The Funds have published their net asset value on a weekly basis. In contrast, First American is not expected to publish its net asset value.



    First American will adopt a fiscal year-end of December 31. American Strategic and American Select currently have a fiscal year-end of November 30 and American Strategic II and American Strategic III currently have a fiscal year-end of May 31.


CHANGE TO A GROWTH ORIENTED BUSINESS PLAN


    In their current form, the Funds are limited in their capital raising options. The provisions of the Investment Company Act, for example, limit their borrowings to an amount equal to one-third of their total assets. For regulatory, structural and practical reasons, the Funds are limited in the types of borrowings they can utilize and are limited in the types of public or private offerings of their equity securities that can be used to raise capital. The Funds thus mostly depend on principal repayments from their mortgage and mortgage-related investments and limited borrowings as a source of liquidity to fund additional investments.



    One of the principal reasons for the merger is to create an investment vehicle that will be more flexible than any of the Funds in accessing capital sources. Because First American will not be registered as an investment company, First American will not be subject to the borrowing limitations of the Investment Company Act. First American's plan is to utilize greater levels of leverage in its investment activities. Once fully invested, First American will seek to maintain a debt-to-equity ratio of between 1:1 to 1.5:1 with regard to its mortgage loan portfolio and 4:1 to 9:1 with respect to its portfolio of mortgage-backed securities. Following the merger, First American will also have more options in its borrowing activities. In addition to using the types of borrowings available to the Funds, First American will also seek to borrow capital through public and private offerings of its debt securities and through borrowings under secured and unsecured debt facilities. First American will also be better positioned to raise additional capital through public and private offerings of its equity securities.



    First American's enhanced capital flexibility is intended to enable it to grow its investment portfolio by purchasing additional mortgage and mortgage-related assets at positive yield spreads and thereby to increase its earnings and distributions to shareholders over time.


CHANGE IN MANAGEMENT FEE STRUCTURE


    Pursuant to separate investment advisory agreements with American Strategic, American Strategic II and American Strategic III, the Fund Advisor is paid a monthly investment management fee in an amount equal to an annualized rate of 0.20% of the Fund's average weekly net assets and 4.50% of the daily gross income accrued by such Fund during the month (I.E., investment income, including amortization of discount and premium, other than gains from the sale of securities or gains from options and futures contracts less interest on money borrowed by the Fund). The monthly investment management fee shall not exceed in the aggregate 1/12th of 0.725% of a Fund's average weekly net assets during the month. Under the investment advisory agreement with American Select, the Fund Advisor receives a monthly investment management fee in an amount equal to an annualized rate of 0.50% of American Select's average weekly net assets. The Fund Advisor is not entitled to receive a performance fee.



    Upon completion of the merger, First American will pay the REIT Advisor fees under the Advisory Agreement which has been structured to be generally consistent with fee arrangements that are being used by other externally-advised, publicly-traded mortgage REITs. Under the Advisory Agreement, the REIT Advisor will receive a base management fee and a performance fee. The base management fee shall equal 0.25% per annum for assets that are rated at least investment grade by a nationally recognized rating agency (and for residential mortgage-backed securities, determined in the reasonable judgement of the REIT Advisor to be of equivalent credit quality (whether or not rated)) and 1% per annum for the first $1 billion of other assets and 0.75% of other assets over $1 billion, payable in quarterly installments not later than 30 days after the end of each fiscal quarter. In addition, the REIT Advisor will be entitled to receive a performance fee for each fiscal quarter equal to the product of (i) the weighted average number of shares of common stock outstanding during such quarter, and (ii) 20% of the amount by which (a) the net income per share of common stock of First American (before the performance fee) exceeds
(b) a net income per share that would result in a yield, tied to the historical offering prices of the common stock, equal to the greater of 10% or the applicable ten-year U.S. Treasury rate plus 3.5% (each expressed as a quarterly percentage). See "MANAGEMENT OF FIRST AMERICAN--The Advisory Agreement."



    The difference in the fee structure is expected to increase the amount of the advisory fees payable by First American compared to the aggregate fees payable by the Funds, which will have the effect of reducing the earnings and cash available for distribution to shareholders.

For example, for the 12-month period ended November 30, 2001, the Funds paid aggregate fees to the Fund Advisor of $4,038,979, while on a pro forma basis for First American (assuming maximum participation) covering the same period, the fees payable to the REIT Advisor would have been $7,299,269. First American's plan is to utilize greater levels of leverage in its investment activities. Thus, when compared to the fees based on the Funds' historical leverage levels, the fees based on the increased leverage of First American will be higher than indicated above.



CHANGE IN DISTRIBUTION REQUIREMENTS



    As registered investment companies, the Funds are required to distribute at least 90% of their investment company taxable income each taxable year. Distributions can be made after their tax-year-end to meet this distribution requirement. Any investment company taxable income or net capital gains not distributed by the Funds would be subject to corporate-level income tax. In addition, each Fund is required to distribute 98% of its current calendar year investment company taxable income, net capital gains, and any prior year's undistributed amounts before December 31st of the applicable year in order to avoid excise tax. In order to avoid all entity-level income and excise taxes, it is the Funds' practice to distribute 100% of investment company taxable income and net capital gains.



    As a REIT, First American will have moderately different distribution requirements. To qualify as a REIT, First American must generally distribute, on an annual basis, at least: the sum of 90% of its REIT taxable income for the tax year and 90% of its untaxed net income from foreclosure property. Distributions may be made after tax-year-end to meet this distribution requirement; however, any REIT taxable income or net capital gains not distributed will be subject to corporate-level income tax. To avoid a 4% excise tax, a REIT must distribute annually the sum of 85% of its ordinary taxable income, 95% of its capital gain net income, and any undistributed income or capital gain from prior tax years. In computing the amount distributed for purposes of this excise tax, distributions paid after the REIT's tax-year-end are disregarded. In addition to the aforementioned distribution requirements, a REIT must distribute, before tax-year-end, any earnings and profits accumulated in any non-REIT year.


CHANGE IN CAPITAL LOSS CARRYOVERS


    As of the Funds' most recent tax-year-ends (American Strategic II and American Strategic III--May 31, 2001; American Strategic and American Select--November 30, 2001), the Funds had aggregate capital loss carryovers of $116 million expiring between 2002 through 2009. These capital losses primarily resulted from losses occurring in 1995 and 1996. Since these losses were incurred, the Funds have used these losses to offset all capital gains realized by the Funds. In each of the last three fiscal years, the Funds have, in the
aggregate, been able to use only $            , $            , and
$            , respectively, of capital loss carryovers and the Fund Advisor expects that the remaining capital loss carryovers will expire substantially unused over the next several years. At the time of the merger, all but approximately $6.2 million of these capital loss carryovers will immediately expire. The utilization of these remaining capital loss carryovers will be subject to annual limitations. The capital loss carryovers available to First American after the merger are estimated to be as follows:



         FUND NAME            CAPITAL LOSS CARRYOVER (000S)       EXPIRATION
----------------------------  -----------------------------  --------------------
American Strategic                      $964                         2005
American Strategic II                  $1,700                        2006
American Strategic III                 $3,573                    2005 to 2006
American Select                          $0                          N/A

                 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT
                      MARKET RISK AFFECTING FIRST AMERICAN



    The following discussion sets forth quantitative information concerning First American's anticipated market risk exposure. The information is presented on a pro forma basis for First American assuming maximum participation, that the merger had been completed on November 30, 2001 and that First American succeeded to the assets and liabilities of the Funds as of that date. First American does not believe that its market risk exposure will be materially different than the market risk exposure of the Funds.


MARKET RISK


    Market risk is the exposure to loss resulting from changes in interest rates, credit spreads, foreign currency exchange rates, commodity prices and equity prices. The primary market risks to which First American will be exposed following the merger are interest rate risk and credit spread risk. Interest rate risk is highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations and other factors beyond the control of First American. Credit spread risk is highly sensitive to dynamics of the markets for mortgage loans and other loans and securities to be held by First American. Excessive supply of these assets combined with reduced demand will cause the market to require a higher yield. This demand for higher yield will cause the market to use a higher spread over the U.S. Treasury securities yield curve, or other benchmark interest rates, to value these assets. Changes in the general level of the U.S. Treasury yield curve and in the general level of credit spreads can have significant effects on the market value of First American's portfolio.



    As of November 30, 2001, approximately 63% of the assets of the Funds to be acquired by First American upon completion of the merger were fixed rate mortgage loans and notes value based on a market credit spread to U.S. Treasury securities. As U.S. Treasury securities are priced to a higher yield and/or the credit spread to U.S. Treasury securities used to price other debt securities is increased, the market value of First American's portfolio may decrease. Conversely, as U.S. Treasury securities are priced to a lower yield and/or the spread to U.S. Treasury securities used to price other debt securities is decreased, the market value of First American's portfolio may increase.



    As of November 30, 2001, approximately 37% of the assets of the Funds to be acquired by First American upon completion of the merger were adjustable rate mortgage loans and notes valued based on a market credit spread to the corresponding London Inter-Bank Offer Rate (or LIBOR) that is in place on individual loans and notes. As of November 30, 2001, all such loans and notes used U.S. one-month LIBOR or U.S. six-month LIBOR as their base index. As LIBOR increases to higher yield levels and/or the credit spread to LIBOR used to price other adjustable-rate mortgages increases, the market value of First American's portfolio may decrease. Conversely, as LIBOR decreases to lower yield levels and/or the credit spread to LIBOR used to price other adjustable rate mortgages is decreased, the market value of First American's portfolio may increase. Changes in the market value of First American's portfolio may affect First American's net income or cash flow directly through their impact on unrealized gains or losses on securities held for trading or sale or indirectly through their impact on First American's ability to borrow. Changes in the level of the U.S. Treasury yield curve can also affect, among other things, the prepayment assumptions used to value certain of First American securities and First American's ability to realize gains from the sale of such assets. In addition, changes in the general level of the LIBOR money market rates can affect First American's net interest income.


    All of the adjustable rate mortgage loans held by the Funds as of November 30, 2001 have "floor" rates, such that the interest rate on an individual loan will never adjust lower than the "floor" rate regardless of any downward movement in LIBOR. Floor rates on adjustable rate mortgage loans and notes using the U.S. one-month LIBOR index range from 7.00% to 10.18%. Floor rates on adjustable rate mortgage loans and notes using the U.S. six-month LIBOR index range from 8.20% to 9.00%. The effect of floor rates in a falling interest rate environment is to position the loan to maintain a higher level of interest income than if the floor rate were not in place. In a rising interest rate environment the interest income from the loan will not adjust upward until the index plus credit spread adjust to a level higher than the floor rate.


    Based on the liabilities of the Funds as of November 30, 2001, First American's liabilities will either be floating rate based on a market spread to U.S. one-month LIBOR or fixed rate at 4.65%. In the case of the floating rate liabilities, as the level of U.S. one-month LIBOR increases or decreases, First American's interest expense will move in the same direction. Based on November 30, 2001 outstanding amounts, a 1% increase or decrease in U.S. one-month LIBOR would cause a $1,135,613 change in the annual interest expense payable by First American.



    Like the Funds, First American intends to enter into hedging transactions to protect its investment portfolio from interest rate fluctuations and other changes in market conditions. These hedging strategies will be consistent with the current strategies employed by the Funds, and First American will develop and utilize other strategies as appropriate and consistent with its qualification as a REIT. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as the REIT Advisor determines is in the best interest of First American, given the cost of such hedges and the need to maintain First American's status as a REIT. The REIT Advisor may elect to have First American bear a level of interest rate risk that could otherwise be hedged when the REIT Advisor believes, based on all relevant facts, that bearing such risk is advisable.



    Hedging devices and mortgage instruments are complex and can produce volatile results. Accordingly, there can be no assurance that First American's hedging strategy will have the desired beneficial impact on First American's earnings, financial condition and the resulting dividend yield of its common stock. Instead, such hedging strategies may have an adverse effect on First American's net income and cash available for distribution to shareholders. Moreover, with respect to certain of the instruments used as hedges, First American will be exposed to the risk that the counterparties with which First American trades may cease making markets and quoting prices in such instruments, which may render First American unable to enter into an offsetting transaction with respect to an open position.


    The following tables quantify the potential changes in net portfolio value and net interest income under various interest rates and credit spread scenarios. Net portfolio value is defined as the value of interest-earning assets net of the value of interest-bearing liabilities. It is evaluated using an assumption that interest rates, as defined by the U.S. Treasury yield curve, increase or decrease up to 150 basis points and the assumption that the yield curves of the rate shocks will be parallel to each other.

    Net interest income is defined as interest income earned from interest-earning assets net of the interest expense incurred by the interest bearing liabilities. It is evaluated using the assumptions that interest rates, as defined by the U.S. LIBOR curve, increased or decreased by 150 basis points and the assumption that the yield curve of the LIBOR shocks will be parallel to each other. Market value in this scenario is calculated using the assumption that the U.S. Treasury yield curve remains constant.

    All changes in income and value are measured as percentage changes from the respective values calculated in the scenario labeled as "Base Case." The base interest rate scenario assumes interest rates as of November 30, 2001. Actual results could differ significantly from these estimates.

           PROJECTED PERCENTAGE CHANGE IN PORTFOLIO NET MARKET VALUE
                   GIVEN U.S. TREASURY YIELD CURVE MOVEMENTS

PROJECTED CHANGE IN                      CHANGE IN TREASURY YIELD
PORTFOLIO NET MARKET VALUE                CURVE +/- BASIS POINTS
--------------------------  --------------------------------------------------
         1.37%                                     -150
         0.93%                                     -100
         0.50%                                     -50
            0                                   Base Case
        -0.70%                                     +50
        -1.60%                                     +100
        -2.73%                                     +150

           PROJECTED PERCENTAGE CHANGE IN PORTFOLIO NET MARKET VALUE
                         GIVEN CREDIT SPREAD MOVEMENTS

                                             CHANGE IN CREDIT
PROJECTED CHANGE IN                              SPREADS
PORTFOLIO NET MARKET VALUE                   +/- BASIS POINTS
--------------------------  --------------------------------------------------
         0.35%                                     -150
         0.26%                                     -100
         0.17%                                     -50
            0                                   Base Case
        -0.38%                                     +50
        -0.98%                                     +100
        -1.81%                                     +150

               PROJECTED CHANGE IN PORTFOLIO NET INTEREST INCOME
                             GIVEN LIBOR MOVEMENTS

PROJECTED CHANGE IN                             CHANGE IN LIBOR
PORTFOLIO NET INTEREST INCOME                   +/- BASIS POINTS
-----------------------------  --------------------------------------------------
           3.01%                                      -150
           2.01%                                      -100
           1.00%                                      -50
              0                                    Base Case
          -1.00%                                      +50
          -2.01%                                      +100
          -3.01%                                      +150

CREDIT RISK

    Credit risk is the exposure to loss from loan defaults. Default rates are subject to a wide variety of factors, including:

 - national, regional and local economic conditions;

 - local real estate conditions (such as an oversupply of housing or commercial space);

 - changes or continued weakness in specific industry segments;

 - perceptions by prospective tenants of the safety, attractiveness, construction quality, age and design of the property;

 - the willingness and ability of the property's owner to provide capable management and adequate maintenance;

 - demographic factors; and

 - increases in operating expenses (such as energy or insurance costs).


    All loans are subject to a certain probability of default. In First American's portfolio all losses experienced by a mortgage will be borne by First American. Changes in the expected default rates of the underlying mortgages will significantly affect the value of First American, its book value, net income and cash available to pay distributions to shareholders.



    First American will manage credit risk through adherence to the rigorous underwriting standards developed and implemented over the last decade by the management team of the REIT Advisor and through on-going monitoring of loan performance.


ASSET AND LIABILITY MANAGEMENT


    Asset and liability management is concerned with the timing and magnitude of the repricing and/or maturing of assets and liabilities. First American's asset acquisition and borrowing strategies are intended to offset the potential adverse effects resulting from the differences between fixed rates or other limitations on coupon rate adjustment, such as interest rate caps, associated with its mortgage loan assets and the shorter term predominantly variable rate nature of First American's related borrowings. In general, the REIT Advisor's management team's strategy has been to have a low advance rate on its less liquid portfolio. This helps to mitigate the risk of margin calls due to deterioration of collateral value in periods of rising interest rates. This is less important for those assets considered liquid as there is a stable market for the financing of these securities.



    First American will use interest rate duration as its primary measure of interest rate risk. This metric, expressed when considering any existing leverage, will allow First American to approximate changes in the net market value of its portfolio given potential changes in the U.S. Treasury yield curve. Interest rate duration considers both assets and liabilities. As of November 30, 2001, the duration of the combined portfolio was 3.0982. This implies that a parallel shift of the U.S. Treasury yield curve of 100 basis points would cause the net asset value of the portfolio to increase or decrease by approximately 3.10%. These assets may have more complex reactions to interest rate changes than a straight duration calculation can predict. Although the REIT Advisor believes this metric represents a good approximation of the change in portfolio net market value in response to changes in interest rates, actual performance may vary due to changes in prepayments, credit spreads and the cost of increased market volatility.


LIQUIDITY RISK


    The primary liquidity risk that will be faced by First American arises from financing long maturity mortgage assets with short-term debt. As of November 30, 2001, the Funds had no long-term debt and instead held approximately $124,000,000 of mortgage-backed securities and reverse repurchase agreements. The assets pledged to secure these short-term borrowings are high quality liquid assets. Thus, historically, the Funds have not had trouble rolling over short-term debt as it matures. However, there can be no assurances First American will always be able to roll over its short-term debt. Since the advance rate on this debt is 97% of collateral value, there is a risk of margin calls that could be caused by asset value declines or changes in lender over-collateralization requirements. In addition, at November 30, 2001, the Funds had $74,500,000 of whole loan reverse repurchase agreements. The assets pledged to secure these short-term borrowings are relatively illiquid mortgage loans. The roll-over risk is higher for these borrowings, but has been mitigated by the Fund Advisor. Although the Funds have not experienced problems rolling over this short-term debt, there can be no assurances First American will always be able to roll over this short-term debt.


PREPAYMENT RISK


    First American will attempt to mitigate the effects of mortgage prepayments on multifamily and commercial loans through the collection of prepayment penalties whenever possible.



    In general, First American believes it will be able to reinvest prepayments at acceptable yields. However, no assurances can be given that, should significant prepayments occur, market conditions would be such that acceptable investments could be identified and repayment proceeds reinvested.

                                STOCK OWNERSHIP

    The following tables set forth, as of December 31, 2001, except as otherwise noted, the beneficial ownership of the common stock of each Fund by (i) each person known by each Fund to beneficially hold more than 5% its outstanding common stock, (ii) each director of each Fund, (iii) each executive officer of each Fund and (iv) all executive officers and directors of each Fund as a group. Except as otherwise noted, the listed beneficial owner has sole voting and investment power with respect to the listed shares.

AMERICAN STRATEGIC INCOME PORTFOLIO INC.


NAME AND ADDRESS OF                       AMOUNT AND NATURE OF  PERCENTAGE OF OUTSTANDING
BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP          SHARES(1)
----------------                          --------------------  -------------------------
Sit Investment Associates, Inc.
  4600 Wells Fargo Center
  90 South Seventh Street
  Minneapolis, Minnesota 55402-4130             758,846(2)               17.94%
Thomas S. Schreier, President(3)                     --                     --
John G. Wenker, Senior Vice President(3)       1,782.68(4)                  (*)
Russell J. Kappenman, Vice President and
  Assistant Treasurer(3)                         63.195                     (*)
Robert H. Nelson, Treasurer(3)                       --                     --
Jeffery M. Wilson, Vice President
  Administration(3)                                  --                     --
Robert J. Dayton, Director(3)                        --                     --
Roger A. Gibson, Director(3)                         --                     --
Andrew M. Hunter III, Director(3)                    --                     --
Leonard W. Kedrowski, Director(3)                    --                     --
John M. Murphy Jr., Director(3)                      --                     --
Richard K. Riederer, Director(3)                     --                     --
Joseph D. Strauss, Director(3)                       --                     --
Virginia L. Stringer, Director(3)                    --                     --
James M. Wade, Director(3)                           --                     --
All executive officers and directors as
  a group (15 persons)                        1,845.875                     (*)


---------------------


(*)  Represents less than 1%.
(1)  Based on a total of 4,230,294.34 shares outstanding as of March 27, 2002.
(2) Sit Investment Associates, Inc. has sole voting and dispositive power over 758,846 shares, 2,145 of which are owned by Sit Bond Fund and 403 of which are owned by Sit Balanced Fund. Sit Investment Associates, Inc. is the investment advisor for Sit Bond Fund and Sit Balanced Fund, and Sit Investment Associates, Inc. has sole voting power and dispositive power for all securities held by such funds. The information relating to the beneficial ownership of Sit Investment Associates, Inc. and its affiliates has been derived from the Schedule 13D/A, dated April 1, 2002, filed by Sit Investment Associates, Inc. with the SEC. The number of shares beneficially owned by Sit Investment Associates, Inc. and its affiliates is stated as of March 29, 2002.
(3) The address of the beneficial owner is 800 Nicollet Mall, Minneapolis, Minnesota 55402.
(4) Includes 172.16 shares that Mr. Wenker owns jointly with his spouse, over which Mr. Wenker shares voting and investment power with his spouse.

AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II



NAME AND ADDRESS OF                       AMOUNT AND NATURE OF  PERCENTAGE OF OUTSTANDING
BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP          SHARES(1)
----------------                          --------------------  -------------------------
Sit Investment Associates, Inc.
  4600 Wells Fargo Center
  90 South Seventh Street
  Minneapolis, Minnesota 55402-4130           3,649,399(2)                22.9%

Thomas S. Schreier, President(3)                     --                     --

John G. Wenker, Senior Vice President(3)       3,268.74(4)                  (*)

Russell J. Kappenman, Vice President and
  Assistant Treasurer(3)                      1,265.783                     (*)

Robert H. Nelson, Treasurer(3)                       --                     --

Jeffery M. Wilson, Vice President
  Administration(3)                                  --                     --

Robert J. Dayton, Director(3)                        --                     --

Roger A. Gibson, Director(3)                         --                     --

Andrew M. Hunter III, Director(3)                    --                     --

Leonard W. Kedrowski, Director(3)                    --                     --

John M. Murphy Jr., Director(3)                      --                     --

Richard K. Riederer, Director(3)                     --                     --

Joseph D. Strauss, Director(3)                       --                     --

Virginia L. Stringer, Director(3)                    --                     --

James M. Wade, Director(3)                           --                     --

All executive officers and directors as
  a group (15 persons)                        4,534.523                     (*)


---------------------

(*)  Represents less than 1%.
(1)  Based on a total of 15,957,288.691 shares outstanding as of March 27, 2002.
(2) Sit Investment Associates, Inc. has sole voting and dispositive power over 3,649,399 shares, 32,394 of which are owned by Sit Bond Fund and 15,470 of which are owned by Sit Balanced Fund. Sit Investment Associates, Inc. is the investment advisor for Sit Bond Fund and Sit Balanced Fund, and Sit Investment Associates, Inc. has sole voting power and dispositive power for all securities held by such funds. The information relating to the beneficial ownership of Sit Investment Associates, Inc. and its affiliates has been derived from the Schedule 13D, dated January 31, 2002, filed by Sit Investment Associates, Inc. with the SEC. The number of shares beneficially owned by Sit Investment Associates, Inc. and its affiliates is stated as of January 31, 2002.
(3) The address of the beneficial owner is 800 Nicollet Mall, Minneapolis, Minnesota 55402.
(4) Includes 817.185 shares that Mr. Wenker owns jointly with his spouse, over which Mr. Wenker shares voting and investment power with his spouse.

AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III



NAME AND ADDRESS OF                       AMOUNT AND NATURE OF  PERCENTAGE OF OUTSTANDING
BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP          SHARES(1)
----------------                          --------------------  -------------------------
Sit Investment Associates, Inc.
  4600 Wells Fargo Center
  90 South Seventh Street
  Minneapolis, Minnesota 55402-4130           1,794,350(2)                 8.4%

Thomas S. Schreier, President(3)                     --                     --

John G. Wenker, Senior Vice President(3)      9,553.419(4)                  (*)

Russell J. Kappenman, Vice President and
  Assistant Treasurer(3)                      1,945.512(5)                  (*)

Robert H. Nelson, Treasurer(3)                       --                     --

Jeffery M. Wilson, Vice President
  Administration(3)                                  --                     --

Robert J. Dayton, Director(3)                        --                     --

Roger A. Gibson, Director(3)                         --                     --

Andrew M. Hunter III, Director(3)                    --                     --

Leonard W. Kedrowski, Director(3)                    --                     --

John M. Murphy Jr., Director(3)                      --                     --

Richard K. Riederer, Director(3)                     --                     --

Joseph D. Strauss, Director(3)                       --                     --

Virginia L. Stringer, Director(3)                    --                     --

James M. Wade, Director(3)                           --                     --

All executive officers and directors as
  a group (15 persons)                       11,498.931                     (*)


---------------------

(*)  Represents less than 1%.
(1)  Based on a total of 21,343,292.487 shares outstanding as of March 27, 2002.
(2) Sit Investment Associates, Inc. has sole voting and dispositive power over 1,794,350 shares, 7,672 of which are owned by Sit Bond Fund and 10,609 of which are owned by Sit Balanced Fund. Sit Investment Associates, Inc. is the investment advisor for Sit Bond Fund and Sit Balanced Fund, and Sit Investment Associates, Inc. has sole voting power and dispositive power for all securities held by such funds. The information relating to the beneficial ownership of Sit Investment Associates, Inc. and its affiliates has been derived from the Schedule 13D, dated January 31, 2002, filed by Sit Investment Associates, Inc. with the SEC. The number of shares beneficially owned by Sit Investment Associates, Inc. and its affiliates is stated as of January 31, 2002.
(3) The address of the beneficial owner is 800 Nicollet Mall, Minneapolis, Minnesota 55402.
(4) Includes 4,922.098 shares that Mr. Wenker owns jointly with his spouse, over which Mr. Wenker shares voting and investment power with his spouse. Also includes 618.332 shares owned by Mr. Wenker's spouse, over which Mr. Wenker shares voting and investment power with his spouse.
(5) Includes 2.185 shares that Mr. Kappenman owns jointly with his spouse, over which Mr. Kappenman shares voting and investment power with his spouse.

AMERICAN SELECT PORTFOLIO INC.


NAME AND ADDRESS OF                       AMOUNT AND NATURE OF  PERCENTAGE OF OUTSTANDING
BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP          SHARES(1)
----------------                          --------------------  -------------------------
Sit Investment Associates, Inc.
  4600 Wells Fargo Center
  90 South Seventh Street
  Minneapolis, Minnesota 55402-4130           1,540,122(2)                14.4%

Thomas S. Schreier, President(3)                     --                     --

John G. Wenker, Senior Vice President(3)        784.296(4)                  (*)

Russell J. Kappenman, Vice President and
  Assistant Treasurer(3)                             --                     --

Robert H. Nelson, Treasurer(3)                       --                     --

Jeffery M. Wilson, Vice President
  Administration(3)                                  --                     --

Robert J. Dayton, Director(3)                        --                     --

Roger A. Gibson, Director(3)                         --                     --

Andrew M. Hunter III, Director(3)                    --                     --

Leonard W. Kedrowski, Director(3)                    --                     --

John M. Murphy Jr., Director(3)                      --                     --

Richard K. Riederer, Director(3)                     --                     --

Joseph D. Strauss, Director(3)                       --                     --

Virginia L. Stringer, Director(3)                    --                     --

James M. Wade, Director(3)                           --                     --

All executive officers and directors as
  a group (15 persons)                          784.296                     (*)


---------------------

(*)  Represents less than 1%.
(1)  Based on a total of 10,662,195 shares outstanding as of March 27, 2002.
(2) Sit Investment Associates, Inc. has sole voting and dispositive power over 1,540,122 shares, 6,725 of which are owned by Sit Bond Fund and 6,009 of which are owned by Sit Balanced Fund. Sit Investment Associates, Inc. is the investment advisor for Sit Bond Fund and Sit Balanced Fund, and Sit Investment Associates, Inc. has sole voting power and dispositive power for all securities held by such funds. The information relating to the beneficial ownership of Sit Investment Associates, Inc. and its affiliates has been derived from the Schedule 13D, dated October 31, 2001, filed by Sit Investment Associates, Inc. with the SEC. The number of shares beneficially owned by Sit Investment Associates, Inc. and its affiliates is stated as of October 31, 2001.
(3) The address of beneficial owner is 800 Nicollet Mall, Minneapolis, Minnesota 55402.
(4) Includes 466.296 shares that Mr. Wenker owns jointly with his spouse, over which Mr. Wenker shares voting and investment power with his spouse. Also includes 116 shares owned by Mr. Wenker's spouse, over which Mr. Wenker shares voting and investment power with his spouse.

                 DESCRIPTION OF CAPITAL STOCK OF FIRST AMERICAN



    The following summary of the terms of the capital stock of First American does not purport to be complete and is subject to and qualified in its entirety by reference to First American's articles of incorporation and bylaws, each of which is filed as an exhibit to the registration statement of which this joint proxy statement/prospectus is a part.


GENERAL


    Upon completion of the merger, the authorized capital stock of First American will consist of 100 million shares, all with a par value of $0.01 per share. Initially, 98 million shares will be classified as common stock and 2 million shares will be classified as preferred stock. Upon completion of the merger, an estimated 67,261,775 shares of common stock will be outstanding (assuming all of the Funds participate and no shareholders elect the cash election or exercise dissenters' rights) and no shares of preferred stock will be outstanding.



    First American's board of directors will be authorized (i) to classify and reclassify any unissued shares of any series of capital stock; (ii) to provide for the issuance of shares in other classes or series, including preferred stock in one or more series; (iii) to establish the number of shares in each class or series; and (iv) to fix the preferences, conversion and other rights, voting powers, restrictions, distribution limitations, qualifications and redemption terms and conditions of such class or series.


PREFERRED STOCK


    First American's board of directors is authorized to issue 2 million shares of currently undesignated preferred stock in classes or series. First American's board of directors is also authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each class or series and any qualifications, limitations and restrictions thereon. Any such preferred stock issued by First American may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock.



    Preferred stock would be available for possible future financings of, or acquisitions by, First American and for general corporate purposes without any legal requirement that shareholder authorization for issuance be obtained. The purpose of authorizing First American's board of directors to issue preferred stock is, in part, to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring or seeking to acquire, a significant portion of the outstanding stock of First American by means of a merger, tender offer, proxy contest or otherwise.



    As of [           ], 2002, First American did not have any preferred stock
outstanding. First American's board of directors has no present plans to issue any preferred stock.


COMMON STOCK


    Each share of First American common stock issued in the merger will be duly authorized, fully paid and nonassessable. Except as described below, the holders of the common stock will be entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. No cumulative voting rights for the election of directors will attach to the shares of common stock. Subject to the provisions of Maryland law and any preferential rights with respect to any outstanding capital stock, holders of common stock are entitled to receive ratably such dividends or other distributions as may be declared by the board of directors out of funds legally available therefor. If First American is liquidated or dissolved, subject to the right of any holders of the capital stock to receive preferential distributions, each outstanding share of common stock will be entitled to participate ratably in the net assets remaining after payment of, or adequate provision for, all known debts and liabilities of First American. Shares of common stock will have no conversion, preference, redemption, exchange or preemptive rights. For a further description of First American's common stock, see "COMPARISON OF RIGHTS AND INVESTMENTS."

    The transfer agent and registrar for First American common stock is EquiServe.


ADDITIONAL CLASSES OF STOCK


    First American's board of directors may authorize the issuance of additional classes or series of stock, including preferred stock. Prior to issuance of shares of each series, First American's board of directors will be required by the MGCL and the articles of incorporation to set, for each such series, subject to the provisions of the articles of incorporation regarding ownership limits, the preferences, conversion or other rights, voting powers, restrictions, limitations as to the dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted under the MGCL. First American's board of directors could authorize the issuance of capital stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the shares of common stock might believe to be in their best interests or in which holders of some, or a majority, of the common stock might receive a premium for their common stock over the then market price of such common stock.


RESTRICTIONS ON TRANSFER

    Two of the requirements of qualification as a REIT are that:


 - First American common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than during its first taxable year as a REIT); and



 - not more than 50% of the value of the outstanding shares of First American stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain exempt entities) during the last half of a taxable year (other than during its first taxable year as a REIT).



    An opinion as to First American's initial qualification as a REIT following the merger has been rendered by Ernst & Young. In order that First American may meet these requirement at all times, the articles of incorporation provide that, subject to certain exceptions, no person may own, or be deemed to own by virtue of the attribution provisions of the REIT provisions or the Code, more than the ownership limit, which is equal to 9.8% of the number or value of the outstanding shares of capital stock of First American. First American's board of directors may waive the ownership limit if evidence satisfactory to the board of directors is presented that such ownership limit will not jeopardize First American's status as a REIT. As a condition to such waiver, First American's board of directors may require opinions of counsel satisfactory to it and must receive an undertaking from the applicant with respect to preserving the REIT status of First American. The ownership limit will not apply if two-thirds of First American's board of directors (including a majority of the independent directors of First American) determine that it is no longer in the best interests of First American to attempt to qualify, or to continue to qualify, as a REIT.



    If shares of First American common stock and/or preferred stock in excess of the ownership limit, or shares which would cause First American to be beneficially owned by fewer than 100 persons, cause First American to become "closely held" under Section 856(h) of the Code or otherwise to cause First American to fail to qualify as a REIT, are issued or transferred to any person, such issuance or transfer shall be void ab initio and the intended transferee will acquire no rights to such First American common stock and/or preferred stock. Shares issued or transferred that would cause any shareholder to own more than the ownership limit or cause First American to be beneficially owned by fewer than 100 persons or cause First American to become "closely held" under
Section 856(h) of the Code or otherwise to cause First American to fail to qualify as a REIT will be transferred, without action by the prohibited owner, to a trust for the exclusive benefit of one or more charitable beneficiaries selected by First American, and the prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of common or preferred stock held by the trustee shall be issued and outstanding shares of common or preferred stock. The trustee of the trust shall be appointed by First American and shall be independent of First American and the prohibited owner. The prohibited owner shall have no right to receive dividends or other distributions with respect to, or possess any rights to vote or other rights attributable to the shares held in the trust. Any dividend or other distribution paid prior to the discovery by First American that shares of common or preferred stock have been transferred to the trustee shall be paid by the recipient of such dividend or distribution to the trustee upon demand for the benefit of the charitable beneficiary, and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. The trustee shall have all dividend and voting rights with respect to shares held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or distribution so paid to the trustee shall be held in trust for the charitable beneficiary.



    Within 20 days of receiving notice from First American that shares of common or preferred stock of First American have been transferred to the trust, the trustee shall sell the shares held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in the articles of incorporation. Upon such sale, any interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner shall receive the lesser of (i) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (E.G., a gift, devise or other such transaction), the market price of such shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid immediately to the charitable beneficiary. If, prior to the discovery by First American that shares have been transferred to the trust, such shares are sold by a prohibited owner, then (i) such shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee upon demand.



    The ownership limit provision will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration is increased. Any change in the ownership limit would require an amendment to the articles of incorporation. In addition to preserving First American's status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of First American without the approval of the board of directors and shareholders.



    All certificates representing shares of First American common stock will bear a legend referring to the restrictions described above.

                        FEDERAL INCOME TAX CONSEQUENCES


    THE FOLLOWING IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER AND THE OWNERSHIP OF COMMON STOCK IN FIRST AMERICAN. THIS SUMMARY IS BASED ON CURRENT LAW, IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOUR TAX CONSEQUENCES MAY VARY DEPENDING ON YOUR PARTICULAR SITUATION AND THIS DISCUSSION DOES NOT PURPORT TO DISCUSS ALL ASPECTS OF TAXATION THAT MAY BE RELEVANT TO A SHAREHOLDER IN LIGHT OF HIS OR HER PERSONAL INVESTMENT OR TAX CIRCUMSTANCES, OR TO A SHAREHOLDER SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS, EXCEPT TO THE EXTENT DISCUSSED UNDER THE HEADINGS "--TAXATION OF TAX-EXEMPT SHAREHOLDERS" AND "--TAXATION OF NON-U.S. SHAREHOLDERS." SHAREHOLDERS SUBJECT TO SPECIAL TREATMENT INCLUDE, WITHOUT LIMITATION, INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, BROKER-DEALERS, TAX-EXEMPT ORGANIZATIONS, THOSE HOLDING COMMON STOCK AS PART OF A CONVERSION TRANSACTION, A HEDGE OR HEDGING TRANSACTION OR AS A POSITION IN A STRADDLE FOR TAX PURPOSES, FOREIGN CORPORATIONS OR PARTNERSHIPS, AND PERSONS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES. IN ADDITION, THE SUMMARY BELOW DOES NOT CONSIDER THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER TAX LAWS THAT MAY BE APPLICABLE TO YOU AS A SHAREHOLDER.



    The information in this summary is based on the Code, current, temporary and proposed regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions, all as of the date of this joint proxy statement/ prospectus. The administrative interpretations and practices of the IRS upon which this summary is based include its practices and policies as expressed in private letter rulings which are not binding on the IRS, except with respect to the taxpayers who requested and received such rulings. Future legislation, regulations, administrative interpretations and practices, and court decisions may affect the tax consequences contained in this summary, possibly on a retroactive basis. First American has not requested, and does not plan to request, any rulings from the IRS concerning its tax treatment or the tax consequences contained in this summary, and the statements in this joint proxy statement/prospectus are not binding on the IRS or a court. Thus, First American cannot provide any assurance that the tax consequences contained in this summary will not be challenged by the IRS or sustained by a court if challenged by the IRS.


TAX TREATMENT OF THE MERGER


    The merger is intended to qualify as a tax-free reorganization. The Funds have received an opinion from Ernst & Young that the merger will qualify as a tax-free reorganization. Specifically, Ernst & Young opined that the merger will qualify as tax-free reorganization under Section 368(a) of the Code, and that neither the Funds nor the Funds' shareholders (with the exception of those shareholders making the cash election or exercising dissenters' rights) will recognize taxable gain or loss as a result of the merger. Shareholders may, however, recognize gain with respect to cash received for fractional shares. Accordingly, First American will have the same tax basis in the assets of the Funds as the Funds had in their assets. Holders of Fund shares that exchange such shares solely for common stock of First American will not recognize any gain or loss on the exchange. A holder of Fund shares that exchanges such shares for cash or a combination of common stock and cash will recognize gain in an amount equal to the lesser of the cash received and the gain realized on such exchange. If the merger fails to qualify as a tax-free reorganization, the merger would be treated as a taxable sale by the Funds of their respective assets to First American in exchange for common stock of First American, followed by a distribution by each Fund to its shareholders of First American common stock received by it in the merger. Although the Funds should generally not be subject to any tax liabilities as a result of their making qualifying distributions of their net income, First American could be liable for any such tax liabilities, to the extent they exist, from a deemed sale of their assets (or other unrelated transactions) as a successor if they or their shareholders were unable to pay tax liabilities either from such deemed sale or unrelated transactions. You should consult with your tax advisors regarding the tax consequences of the merger to you.

CONSEQUENCES OF MERGER ON FIRST AMERICAN'S QUALIFICATION AS A REIT--EARNINGS AND PROFITS DISTRIBUTION REQUIREMENT



    A REIT is not permitted to have accumulated earnings and profits attributable to non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute such earnings and profits. In a statutory merger qualifying as a tax-free reorganization, the acquired corporation's earnings and profits are generally carried over to the surviving corporation. Any earnings and profits treated as having been acquired by a REIT through such a merger will be treated as accumulated earnings and profits of the REIT attributable to non-REIT years. The Funds should generally not have any earnings and profits, as a result of making distributions of their net income. First American has requested that Ernst & Young determine the earnings and profits of each Fund for purposes of the earnings and profits distribution requirement. Subject to certain qualifications and assumptions, Ernst & Young has preliminarily determined that First American will not have any current or accumulated earnings and profits as of the date of the merger.



    The calculation of the amount of earnings and profits acquired by First American from the Funds is subject to challenge by the IRS. The IRS may examine prior tax returns of the Funds and propose adjustments that would increase its taxable income, which would result in corresponding increases in the Funds' earnings and profits.



    If the IRS determines, and successfully asserts, that First American acquired current or accumulated earnings and profits from the Funds and First American did not distribute all of such acquired earnings prior to the end of the taxable year during which the merger occurs, First American would fail to qualify as a REIT in such year, as well as other taxable years during which First American held such acquired earnings. However, if First American made an additional distribution within 90 days of such a determination by the IRS to distribute the acquired earnings and paid to the IRS an interest charge based on 50% of the amount of such acquired earnings not previously distributed, the failure of First American to have distributed the acquired earnings would not prevent First American from qualifying as a REIT. Accordingly, in order to maintain its qualification as a REIT under such circumstances, First American could be required to borrow funds on a short-term basis or sell assets in order to meet the additional distribution requirement even if the prevailing market conditions were not generally favorable for such borrowings or sales.



TAXATION OF FIRST AMERICAN--GENERAL



    First American intends to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 2002. First American believes that it has been organized and will operate in a manner that will allow it to qualify and to remain qualified to be taxed as a REIT under the Code and intends to continue to be organized and operate in this manner. Qualification and taxation as a REIT, however, will depend upon First American's ability to meet, through actual annual operating results, asset requirements, distribution levels, diversity of stock ownership, and the various other qualification tests imposed under the Code. Accordingly, there can be no assurance that First American will actually operate in a manner so as to allow it to qualify and remain qualified as a REIT. See "FEDERAL INCOME TAX CONSEQUENCES--Requirements for Qualification as a Real Estate Investment Trust."



    Ernst & Young has acted as a tax advisor to First American in connection with the contemplated merger and formation of First American. Ernst & Young has given First American an opinion that, commencing with its taxable year ending December 31, 2002, First American will be organized in accordance with, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. Such opinion is not binding on the IRS or a court and there cannot be any assurance that the IRS or a court will not take a position different from that expressed by Ernst & Young. It also must be emphasized that Ernst & Young's opinion is based on various assumptions and is conditioned upon numerous representations made by First American as to factual matters, including representations regarding the nature of First American's assets and the future conduct of First American's business as described in this joint proxy statement/prospectus. Moreover, First

American's taxation and qualification as a REIT depend upon First American's ability to meet on a continuous basis the annual operating results, asset ownership tests, distribution requirements, diversity of stock ownership, and the various other qualification tests imposed by the Code described below.
Ernst & Young will not opine on First American's compliance with these tests on a continuing basis. Therefore, no assurance can be given that the actual results of First American's operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT. See "--Failure to Qualify" below.


    The sections of the Code that relate to the qualification and taxation of REITs are highly technical and complex. The following describes the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code.


    Provided First American qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to its shareholders. This treatment substantially eliminates the "double taxation" that generally results from an investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when such income is distributed. However, even as a REIT, First American will be subject to federal income taxation in the following circumstances:


    - It will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

    - It may be subject to the "alternative minimum tax" on items of tax preference, if any.

    - If it has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be required to pay tax at the highest corporate rate on this income. In general, foreclosure property is property acquired through foreclosure after a default on a loan secured by the property or on a lease of the property.

    - It will be required to pay a 100% tax on any net income from prohibited transactions. In general, prohibited transactions are sales or other taxable dispositions of property, other than foreclosure property, held for sale to customers in the ordinary course of business.


    - If it fails to satisfy the 75% or 95% gross income tests, as described below, but has, nevertheless, maintained its qualification as a REIT, it will be required to pay a 100% tax on an amount equal to (i) the gross income attributable to the greater of the amount by which it fails the 75% or 95% gross income test multiplied by (ii) a fraction intended to reflect First American's profitability.


    - It will be required to pay a 4% excise tax on the amount by which its annual distributions to its shareholders is less than the sum of (i) 85% of its ordinary income for the year, (ii) 95% of its real estate investment trust capital gain net income for the year, and (iii) any undistributed taxable income from prior periods.


    - If it acquires an asset from a corporation which is not a REIT in a transaction in which the basis of the asset in First American's hands is determined by reference to the basis of the asset in the hands of the transferor corporation, and First American subsequently sells or otherwise disposes of the asset within ten years, then under existing treasury regulations, First American would be required to pay tax at the highest regular corporate tax rate on this gain to the extent (i) the fair market value of the asset exceeds (ii) its adjusted tax basis in the asset, in each case, determined as of the date on which it acquired the asset. The results described in this paragraph assume that First American will elect this treatment in lieu of an immediate tax when the asset is acquired. It is not intended that First American will sell or otherwise dispose of any assets, to which this election applies, acquired in the merger during the ten-year period following the merger in a manner that would cause First American to incur the tax described above.


    - It will generally be subject to tax on the portion of any "excess inclusion" income derived from an investment in residual interests in real estate mortgage investment conduits to the extent its stock is held by specified tax exempt organizations not subject to tax on unrelated business taxable income.

REQUIREMENTS FOR QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST

    GENERAL. The Code defines a REIT as a corporation, trust or association:

    (1) that is managed by one or more trustees or directors;

    (2) that issues transferable shares or transferable certificates to its owners;

    (3) that would be taxable as a regular corporation, but for its election to be taxed as a REIT;

    (4) that is not a financial institution or an insurance company under the Code;

    (5) that is owned by 100 or more persons;

    (6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each year; and

    (7) that meets other tests, described below, regarding the nature of its income and assets, and the amount of its distributions.

    The Code provides that conditions (1) to (4) must be met during the entire year and that condition (5) must be met during at least 335 days of a year of twelve months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not apply to the first taxable year for which an election is made to be taxed as a REIT.


    First American's articles of incorporation provide for restrictions regarding ownership and transfer of First American's stock. These restrictions are intended to assist First American in satisfying the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that First American will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If First American fails to satisfy these share ownership requirements (other than during its first taxable year), its status as a REIT would terminate. If, however, First American complied with the rules contained in applicable regulations that require a REIT to determine the actual ownership of its shares and First American does not know, or would not have known through the exercise of reasonable diligence, that it failed to meet the requirement described in condition (6) above, it would not be disqualified as a REIT.



    In addition, a corporation may not qualify as a REIT unless its taxable year is the calendar year. First American will have a calendar taxable year.


    QUALIFIED REIT SUBSIDIARIES. A "qualified REIT subsidiary" is a corporation, all of the stock of which is owned by a REIT. Under the Code, a qualified REIT subsidiary is not treated as a separate corporation from the REIT. Rather, all of the assets, liabilities, and items of income, deduction, and credit of the qualified REIT subsidiary are treated as the assets, liabilities, and items of income, deduction, and credit of the REIT for purposes of the REIT income and asset tests described below.

    TAXABLE REIT SUBSIDIARIES. A "taxable REIT subsidiary" is a corporation which, together with its parent REIT, makes an election to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may earn income that would be nonqualifying income if earned directly by a REIT, and is generally subject to full corporate level tax. A REIT may own up to 100% of the stock of a taxable REIT subsidiary.

    INCOME TESTS. First American must meet two annual gross income requirements to qualify as a REIT. First, each year First American must derive, directly or indirectly, at least 75% of its gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property, including "rents from real property" and mortgage interest, or from specified temporary investments. Second, each year First American must derive at least 95% of its gross income, excluding gross income from prohibited transactions, from investments meeting the 75% test described above, or from dividends, interest and gain from the sale or disposition of stock or securities. For these purposes, the term "interest" generally does not include any interest of which the amount received depends on the income or profits of any person. An amount will generally not be excluded from the term "interest," however, if such amount is based on a fixed percentage of gross receipts or sales.



    Any amount includable in the gross income of First American with respect to a regular or residual interest in a real estate mortgage investment conduit is generally treated as interest on an obligation secured by a mortgage on real property for purposes of the 75% gross income test. If, however, less than 95% of the assets of a real estate mortgage investment conduit consist of real estate assets, First American will be treated as receiving directly its proportionate share of the income of the real estate mortgage investment conduit, which would generally include non-qualifying income for purposes of the 75% gross income test. In addition, if First American receives interest income with respect to a mortgage loan that is secured by both real property and other property and the principal amount of the loan exceeds the fair market value of the real property on the date the mortgage loan was made by First American, interest income on the loan will be apportioned between the real property and the other property, which apportionment would cause First American to recognize income that is not qualifying income for purposes of the 75% gross income test.


    To the extent interest on a loan is based on the cash proceeds from the sale or value of property, such income would be treated as gain from the sale of the secured property, which generally should qualify for purposes of the 75% and 95% gross income tests.


    If First American fails to satisfy one or both of the 75% or 95% gross income tests for any year, it may still qualify as a REIT if it is entitled to relief under the Code. Generally, it may be entitled to relief if:


    - the failure to meet the gross income tests was due to reasonable cause and not due to willful neglect;

    - a schedule of the sources of its income is attached to its federal income tax return; and

    - any incorrect information on the schedule was not due to fraud with the intent to evade tax.


    It is not possible to state whether in all circumstances First American would be entitled to rely on these relief provisions. If these relief provisions do not apply to a particular set of circumstances, First American would not qualify as a REIT. As discussed above in "Taxation of First American--General," even if these relief provisions apply, and First American retains its status as a REIT, a tax would be imposed with respect to First American's income that does not meet the gross income tests. First American may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodically monitoring its income.



    FORECLOSURE PROPERTY. Net income realized by First American from foreclosure property would generally be subject to tax at the maximum federal corporate tax rate (currently 35%). Foreclosure property means real property and related personal property that (1) is acquired through foreclosure following a default on a lease of such property or a default on indebtedness that is secured by the property and (2) for which an election is made to treat the property as foreclosure property.



    PROHIBITED TRANSACTION INCOME. Any gain realized by First American on the sale of any property, other than foreclosure property, held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be prohibited transaction income, and subject to a 100% penalty tax. Prohibited transaction income may also adversely affect First American's ability to satisfy the gross income tests for qualification as a REIT. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. While the regulations provide standards which, if met, would not cause a sale of property to result in prohibited transaction income, First American may not be able to meet these standards in all circumstances.



    ASSET TESTS. At the close of each quarter of each year, First American also must satisfy four tests relating to its assets. First, at least 75% of the value of its total assets must be real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include real estate mortgages, real property, interests in other REITs and stock or debt instruments held for one year or less that are purchased with the proceeds of a stock offering or a long-term public debt offering. Second, not more than 25% of its total assets may be represented by securities, other than those securities includable in the 75% asset class. Third, not more than 20% of the value of its total assets may be represented by securities in one or more taxable REIT subsidiaries. Fourth, of the investments included in the 25% asset class, the value of any one issuer's securities may not exceed 5% of the value of First American's total assets, and First American may not own more than 10% of the total vote or value of the outstanding securities of any one issuer (other than securities of a qualified REIT subsidiary or a taxable REIT subsidiary), and with respect to the 10% value test, certain "straight debt" securities (generally, debt (i) the interest on which is not contingent, (ii) which is not convertible, directly or indirectly, into stock and (iii) which meets certain other conditions).



    After meeting the asset tests at the close of any quarter, First American will not lose its status as a REIT if it fails to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. In addition, if First American fails to satisfy the asset tests because it acquires assets during a quarter, it can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter.



    First American will monitor the status of the assets that it acquires for purposes of the various asset tests and will manage its portfolio in order to comply with such tests.



    ANNUAL DISTRIBUTION REQUIREMENTS. To qualify as a REIT, First American is required to distribute dividends, other than capital gain dividends, to its shareholders in an amount at least equal to the sum of (1) 90% of its "REIT taxable income" and (2) 90% of its after-tax net income, if any, from foreclosure property, minus (3) the sum of certain items of non-cash income. In general, "REIT taxable income" means taxable ordinary income without regard to the dividends paid deduction.



    First American is generally required to distribute income in the taxable year in which it is earned, or in the following taxable year before it timely files its tax return if such dividend distributions are declared and paid on or before First American's first regular dividend payment. Except as provided in "Taxation of Taxable U.S. Shareholders" below, these distributions are taxable to holders of common stock in the year in which paid, even though these distributions relate to the prior year for purposes of First American's 90% distribution requirement. To the extent that First American does not distribute all of its net capital gain or distribute at least 90%, but less than 100%, of its "REIT taxable income," it will be subject to tax at regular corporate tax rates.



    From time to time, First American may not have sufficient cash or other liquid assets to meet the above distribution requirements due to timing differences between the actual receipt of cash and payment of expenses and the inclusion of income and deduction of expenses in arriving at First American's taxable income. If these timing differences occur, in order to meet the REIT distribution requirements, First American may need to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable stock dividends.



    Under certain circumstances, First American may be able to rectify a failure to meet a distribution requirement for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in its deduction for dividends paid for the earlier year. Thus, it may be able to avoid being subject to tax on amounts distributed as deficiency dividends. First American will be required, however, to pay interest based upon the amount of any deduction claimed for deficiency dividends. In addition, First American will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if it should fail to distribute each year at least the sum of 85% of its ordinary income for the year, 90% of its capital gain income for the year, and any undistributed taxable income from prior periods.



    RECORDKEEPING REQUIREMENTS. First American is required to maintain records and request on an annual basis information from specified shareholders. This requirement is designed to disclose the actual ownership of First American's outstanding stock.



    EXCESS INCLUSION INCOME. If First American is deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by First American, such arrangement will be treated as a "taxable mortgage pool" for federal income tax purposes. If all or a portion of First American is considered a taxable mortgage pool, its status as a REIT generally should not be impaired; however, a portion of its taxable income may be characterized as "excess inclusion income" and allocated to its shareholders. Any excess inclusion income:


    - could not be offset by unrelated net operating losses of a shareholder;

    - would be subject to tax as "unrelated business taxable income" to a tax-exempt shareholder;

    - would be subject to the application of federal income tax withholding (without reduction pursuant to any otherwise applicable income tax treaty) with respect to amounts allocable to foreign shareholders; and


    - would be taxable (at the highest corporate tax rate) to First American, rather than its shareholders, to the extent allocable to stock of First American held by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).



    FAILURE TO QUALIFY. If First American fails to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code described above do not apply, First American will be subject to tax, including any applicable alternative minimum tax, and possibly increased state and local taxes, on its taxable income at regular corporate rates. Such taxation would reduce the cash available for distribution by First American to its shareholders. Distributions to shareholders of First American in any year in which it fails to qualify as a REIT will not be deductible by First American and First American will not be required to distribute any amounts to its shareholders. Additionally, if First American fails to qualify as a REIT, distributions to its shareholders will be subject to tax as ordinary income to the extent of First American's current and accumulated earnings and profits and, subject to certain limitations of the Code, corporate shareholders may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, First American would also be disqualified from taxation as a REIT for the four taxable years following the year during which it lost its qualification. It is not possible to state whether in all circumstances First American would be entitled to statutory relief.


TAXATION OF TAXABLE U.S. SHAREHOLDERS


    When using the term "U.S. shareholders," First American means a holder of shares of First American common stock who is, for U.S. federal income tax purposes:


    - a citizen or resident of the United States;

    - a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia, unless regulations provide otherwise;

    - an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

    - a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.


    DISTRIBUTIONS GENERALLY. Distributions out of current or accumulated earnings and profits of First American, other than capital gain dividends, will be taxable to U.S. shareholders as ordinary income. Provided First American qualifies as a REIT, dividends paid by First American will not be eligible for the dividends received deduction generally available to U.S. shareholders that are corporations.



    To the extent that First American makes distributions in excess of its current and accumulated earnings and profits, these distributions will be treated as a tax-free return of capital to each U.S. shareholder, and will reduce the adjusted tax basis which each U.S. shareholder has in its shares of common stock by the amount of the distribution, but not below zero. Return of capital distributions in excess of a U.S. shareholder's adjusted tax basis in its common stock will be taxable as capital gain, provided that the shares have been held as capital assets, and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends declared in October, November, or December of any year and paid to a shareholder of record on a specified date in any of those months will be treated as both paid by First American and received by the shareholder on December 31 of that year, provided the dividend is actually paid in January of the following year. Shareholders may not include in their own income tax returns any of First American's net operating losses or capital losses.


    CAPITAL GAIN DISTRIBUTIONS. Distributions designated as net capital gain dividends will be taxable to U.S. shareholders as capital gain income. Such capital gain income will be taxable to non-corporate U.S. shareholders at a 20% or 25% rate based on the characteristics of the asset sold that produced the gain. U.S. shareholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.


    RETENTION OF NET CAPITAL GAINS. First American may elect to retain, rather than distribute as a capital gain dividend, all or a portion of its net capital gains. If this election is made, First American would pay tax on such retained capital gains. In such a case, U.S. shareholders would generally:


    - include their proportionate share of the undistributed net capital gains in their taxable income;


    - receive a credit for their proportionate share of the tax paid by First American with respect to such retained capital gains; and



    - increase the adjusted basis of their stock by the difference between the amount of their capital gain and their share of the tax paid by First American.



    PASSIVE ACTIVITY LOSSES AND INVESTMENT INTEREST LIMITATIONS. Distributions made by First American and gain arising from the sale or exchange by a U.S. shareholder of common stock will not be treated as passive activity income. As a result, U.S. shareholders will not be able to apply any "passive losses" against income or gain relating to the common stock. Distributions made by First American, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.



    DISPOSITIONS OF STOCK. If you are a U.S. shareholder and you sell or dispose of your shares of common stock, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted tax basis in the shares of common stock. This gain or loss will be capital gain or loss if you have held the stock as a capital asset and will be long-term capital gain or loss if you have held the stock for more than one year. In general, if you are a U.S. shareholder and you recognize loss upon the sale or other disposition of stock that you have held for six months or less, the loss you recognize will be treated as a long-term capital loss to the extent you received distributions from First American which were required to be treated as long-term capital gains.



    BACKUP WITHHOLDING. First American will report to its U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide his correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. shareholder's income tax liability. In addition, First American may be required to withhold a portion of capital gain distributions to any U.S. shareholders who fail to certify their non-foreign status.


TAXATION OF TAX-EXEMPT SHAREHOLDERS


    The IRS has ruled that amounts distributed as dividends by a REIT do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt U.S. shareholder has not held its shares of common stock as "debt financed property" within the meaning of the Code, the shares are not otherwise used in an unrelated trade or business and First American has not incurred any "excess inclusion income," as described above, dividend income on such shares and income from the sale of such shares should not be unrelated business taxable income to a tax-exempt U.S. shareholder. Generally, debt financed property is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt U.S. shareholder.



    For tax-exempt U.S. shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in First American's shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in First American's shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.


    Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to any pension trust which:

    - is described in Section 401(a) of the Code;

    - is tax-exempt under Section 501(a) of the Code; and

    - holds more than 10%, by value, of the interests in the REIT.

    Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

    A REIT is a "pension held REIT" if:

    - it would not have qualified as a REIT but for the fact that
      Section 856(h)(3) of the Code provides that stock owned by a qualified trust is treated, for purposes of the 5/50 rule, as owned by the beneficiaries of the trust, rather than by the trust itself; and

    - either at least one qualified trust holds more than 25%, by value, of the interests in the REIT, or one or more qualified trusts, each of which owns more than 10%, by value, of the interests in the REIT, holds in the aggregate more than 50%, by value, of the interests in the REIT.

    The percentage of any REIT dividend treated as unrelated business taxable income is equal to the ratio of:

    - the unrelated business taxable income earned by the REIT, treating the REIT as if it were a qualified trust and therefore subject to tax on unrelated business taxable income, to

    - the total gross income of the REIT.

    If, for any year, this percentage is less than 5%, no portion of REIT dividends will be subject to tax as unrelated business income. As a result of the limitations on the transfer and ownership of stock contained in First American's articles of incorporation, First American does not expect to be classified as a "pension-held REIT."


TAXATION OF NON-U.S. SHAREHOLDERS


    The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, Non-U.S. shareholders) are complex and no attempt will be made herein to provide more than a summary of such rules.



    PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF FOREIGN, FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO THE MERGER AND THE HOLDING OF SHARES OF COMMON STOCK OF FIRST AMERICAN AND OF FIRST AMERICAN ELECTING TO BE TAXED AS A REIT, INCLUDING ANY REPORTING REQUIREMENTS.



    Distributions to Non-U.S. shareholders that are not attributable to gain from sales or exchanges by First American of U.S. real property interests and are not designated as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of First American's current or accumulated earnings and profits. Such distributions will generally be subject to a withholding tax equal to 30% of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from an investment in common stock of First American is treated as effectively connected with the Non-U.S. shareholder's conduct of a U.S. trade or business, the Non-U.S. shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. shareholder that is a corporation). First American expects to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions made to a Non-U.S. shareholder unless (i) a lower treaty rate applies and any required form, such as IRS Form W-8BEN, evidencing eligibility for that reduced rate is filed by the Non-U.S. shareholder with First American or (ii) the Non-U.S. shareholder files an IRS Form W-8ECI with First American claiming that the distribution is effectively connected income.



    Distributions by First American in excess of its current and accumulated earnings and profits will not be taxable to a Non-U.S. shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's common stock, but rather will reduce the adjusted basis of such stock. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. shareholder's common stock, such distributions will give rise to tax liability if the Non-U.S. shareholder would otherwise be subject to tax on any gain from the sale or disposition of its stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is subsequently determined that such distribution was, in fact, in excess of First American's current and accumulated earnings and profits. First American is also required to withhold 10% of any distribution in excess of its current and accumulated earnings and profits. Consequently, although First American intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that it does not do so, any portion of a distribution not subject to withholding at a rate of 30% may be subject to withholding at a rate of 10%.



    For any year in which First American qualifies as a REIT, distributions that are attributable to gain from sales or exchanges of a U.S. real property interest, which includes certain interests in real property, but generally does not include non-participating mortgage loans or mortgage-backed securities, will be taxed to a Non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (or FIRPTA). First American may hold both assets that constitute U.S. real property interests and assets that do not. To the extent First American's assets do not constitute U.S. real property interests, distributions by First American from the sale of such assets will not be subject to tax under the FIRPTA rules. Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. shareholder as if such gain were effectively connected with a U.S. trade or business of such shareholder. Non-U.S. shareholders thus would be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a Non-U.S. shareholder that is a corporation. First American is required to withhold 35% of any distribution that is designated by it as a U.S. real property capital gains dividend. The amount withheld is creditable against the Non-U.S. shareholder's FIRPTA tax liability.



    Gain recognized by a Non-U.S. shareholder upon a sale of common stock generally will not be taxed under FIRPTA if First American is a "domestically controlled REIT," which is a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. Although First American currently believes that it will be a "domestically controlled REIT," because the common stock will be publicly traded, no assurance can be given that it will be or will remain a "domestically controlled REIT." Even if First American does not qualify as a "domestically controlled REIT," an alternative exemption to tax under FIRPTA might be available if either (i) First American is not (and has not been within the five-year period prior to the sale) a U.S. property holding corporation (as defined in the Code and applicable Treasury Regulations to generally include a corporation, 50% or more of the assets of which consist of U.S. real property interests) or (ii) the selling Non-U.S. shareholder owns, actually or constructively, 5% or less of the stock of First American throughout a specified testing period and if the shares are regularly traded (as defined in applicable Treasury Regulations) on an established securities market.


    Gain not subject to FIRPTA will be taxable to a Non-U.S. shareholder if
(i) the Non-U.S. shareholder's investment in the stock is effectively connected with a U.S. trade or business, in which case the Non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or
(ii) the Non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the common stock were to be subject to taxation under FIRPTA, the Non-U.S. shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of Non-U.S. corporations).

STATE, LOCAL AND FOREIGN TAXATION


    First American may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which it transacts business or makes investments, and its shareholders may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which they reside. The state, local and foreign tax treatment of First American may not conform to the federal income tax consequences summarized above. In addition, your state, local and foreign tax treatment may not conform to the federal income tax consequences summarized above. Consequently, you should consult your tax advisor regarding the effect of state, local and foreign tax laws on the merger and the holding of common stock of First American.



    POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITs. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax law, which may have retroactive application, could adversely affect First American and its shareholders. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax law applicable to First American or its shareholders will be changed.

                              ERISA CONSIDERATIONS


    A fiduciary of a pension, profit sharing, retirement or other employee benefit plan (or Plan) subject to the Employee Retirement Income Security Act of 1974, as amended (or ERISA), should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment of a portion of such Plan's assets in the shares of First American common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of
Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by
Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Code, prohibit a wide range of transactions involving the assets of the Plan and persons who have certain specified relationships to the Plan (or parties in interest within the meaning of ERISA, and "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in the shares of First American common stock also should consider whether the acquisition or the continued holding of the shares of First American common stock might constitute or give rise to a direct or indirect prohibited transaction.



    The Department of Labor (or the DOL) has issued final regulations as to what constitutes assets of an employee benefit plan under ERISA. Under these regulations, if a Plan acquires an equity interest in an entity, which interest is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan's assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The regulations define a publicly offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of common stock are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.



    The DOL regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. First American expects the common stock to be "widely held" upon completion of the merger.



    The DOL regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the merger, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are "freely transferable." First American believes that the restrictions imposed under its articles of incorporation on the transfer of the common stock are limited to the restrictions on transfer generally permitted under the DOL regulations and are not likely to result in the failure of the common stock to be "freely transferable." The DOL regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.



    Assuming that the common stock will be "widely held" and "freely transferable," First American believes that the common stock will be publicly offered securities for purposes of the regulations and that the assets of First American will not be deemed to be "plan assets" of any Plan that invests in the common stock.

                      COMPARISON OF RIGHTS AND INVESTMENTS


    In evaluating whether to approve the merger, shareholders of each Fund should review the comparisons provided in this section. The organization and operation of First American is substantially different than that of the Funds. The charts below highlight some of these differences, including comparisons of shareholder rights, qualification as a REIT and the investment advisory agreements.



    The Funds are organized as corporations under the laws of the State of Minnesota and are diversified closed-end management investment companies registered under the Investment Company Act. First American is organized as a corporation under the laws of the State of Maryland and will elect to be taxed as a REIT for federal income tax purposes. As registered management investment companies, the Funds are subject to the provisions of and the regulations under the Investment Company Act which imposes restrictions on their business and investment activities. The Funds also are governed by their respective articles of incorporation and bylaws, which have been adopted pursuant to the MBCA.



    As a Maryland corporation, First American is governed by certain provisions of the MGCL and by First American's articles of incorporation and bylaws. See "--Comparison of Shareholder Rights." Following the merger, First American will not be regulated by the Investment Company Act and its shareholders will not be afforded the same regulatory protections. See "THE FUNDS--Regulatory Matters." First American will seek to be exempt from registration as an investment company under the Investment Company Act in reliance on Section 3(c)(5)(C) of such Act. Compliance with this exemption and First American's proposed qualification as a REIT will impose restrictions on the business and investment activities of First American. These restrictions are different in some important respects from those applicable to the Funds. See "--Comparison of Federal Tax Requirements for Qualification as a Regulated Investment Company and a Real Estate Investment Trust."


COMPARISON OF SHAREHOLDER RIGHTS


    The rights of shareholders of the Funds are governed by the MBCA and by their respective articles of incorporation and bylaws adopted pursuant to the MBCA. The rights of the shareholders of First American will be governed by its articles of incorporation and bylaws, which have been adopted pursuant to the MGCL. The summary contained in the following chart is qualified by reference to the MBCA, the MGCL, the Funds' articles of incorporation, the Funds' bylaws, First American's articles of incorporation and First American's bylaws.



                                   THE FUNDS' SHAREHOLDERS                                 FIRST AMERICAN'S
                                            RIGHTS                                       SHAREHOLDERS RIGHTS
AUTHORIZED CAPITAL    The authorized capital stock of each Fund consists  The authorized capital stock of First American
  STOCK:              of 1 billion shares of common stock, par value of   consists of 100 million shares, of which 98
                      $.01 per share.                                     million shares have been designated as common
                      The Funds' bylaws prohibit the Funds from issuing   stock and two million shares of preferred stock,
                      shares of stock for an amount less than the net     each with a par value of $.01 per share.
                      asset value per share of the shares outstanding at
                      the time of issuance.
CAPITAL STRUCTURE:    The capital structure of the Funds, as closed-end   The capital structure of First American is subject
                      funds, is regulated by Section 18 of the            to the MGCL and First American's articles and
                      Investment Company Act. In addition to issuing      bylaws. First American is permitted to issue
                      common stock, the Fund is permitted to issue one    common stock that has the same relative rights as
                      class of preferred stock and/or one class of debt   all other common stock that is issued. However,
                      securities subject to certain restrictions.         First American is also permitted to issue

                                   THE FUNDS' SHAREHOLDERS                                 FIRST AMERICAN'S
                                            RIGHTS                                       SHAREHOLDERS RIGHTS
CAPITAL STRUCTURE                                                         shares of preferred stock from time to time in one
  (CONT.):                                                                or more classes or series. The board of directors
                                                                          of First American has the power from time to time
                                                                          to classify or reclassify unissued common or
                                                                          preferred stock in one or more classes or series
                                                                          and to establish for each class or series the
                                                                          terms, preferences, conversion or other rights,
                                                                          voting powers, restrictions, distribution
                                                                          limitations, qualifications and redemption terms
                                                                          and conditions, and to set or change the number of
                                                                          shares in each class or series.

NUMBER OF DIRECTORS:  American Select's and American Strategic III's      First American's articles of incorporation provide
                      bylaws provide that the board of directors of each  that the board of directors shall consist of not
                      Fund shall consist of not less than three and not   less than five or more than ten directors. The
                      more than 15 directors, as fixed by the board of    board of directors of First American will
                      directors or the shareholders of each Fund.         initially be composed of seven members, three of
                      American Select and American Strategic III each     whom will be associated with the REIT Advisor and
                      currently have ten directors.                       four of whom will be independent directors.
                      American Strategic's and American Strategic II's
                      bylaws provide that the board of directors or the
                      shareholders of each Fund shall fix the number of
                      directors. American Strategic and American
                      Strategic II each currently have ten directors.
ACTIONS BY            The boards of directors of the Funds act by         First American's articles of incorporation provide
  DIRECTORS:          majority vote.                                      that, upon completion of the merger, all actions
                                                                          by its board of directors require the approval of
                                                                          at least two-thirds of the entire board of
                                                                          directors, including at least a majority of the
                                                                          independent directors.
CLASSIFICATION OF     The organization documents of the Funds do not      First American's articles of incorporation provide
  BOARD OF            provide for a classified board of directors. The    for a classified board of directors upon
  DIRECTORS:          directors of each Fund hold office for a one-year   completion of the merger. There will be three
                      period.                                             classes of directors in which the term of office
                                                                          will be staggered in three-year periods.
REMOVAL OF            The Funds' bylaws provide that a Fund's directors   First American's articles of incorporation provide
  DIRECTORS:          may be removed from office with or without cause    that a director may be removed with or without
                      by vote of a majority of                            cause with the affirmative

                                   THE FUNDS' SHAREHOLDERS                                 FIRST AMERICAN'S
                                            RIGHTS                                       SHAREHOLDERS RIGHTS
REMOVAL OF DIRECTORS  the shares outstanding and entitled to vote,        vote of at least two-thirds of the shares
  (CONT.):            except in the event that the entire board or any    outstanding and entitled to vote.
                      one or more directors be so removed, new directors
                      shall be elected at the same meeting, or the
                      remaining directors may, to the extent vacancies
                      are not filled at such meeting, fill any vacancy
                      or vacancies created by such removal.
SHAREHOLDER VOTING    Each Fund's articles of incorporation provide that  First American's articles of incorporation provide
  REQUIREMENTS:       amending its articles of incorporation to convert   that the affirmative vote of at least two-thirds
                      the Fund from a closed-end investment company to    of the shares of First American outstanding and
                      an open-end investment company requires the         entitled to vote is required to amend or repeal
                      affirmative vote of at least two-thirds of its      any provision that is inconsistent with the
                      outstanding common shares.                          articles entitled "Board of Directors,"
                      All other amendments to the articles of             "Restrictions on Ownership and Transfer of
                      incorporation require the approval of at least a    Shares," "Limitation of Liability and
                      majority of the shares present and entitled to      Indemnification of Directors and Officers,"
                      vote.                                               "Amendment of Bylaws," "Amendment or Repeal of the
                                                                          Articles" and "Restriction Termination Date and
                                                                          REIT Qualification."
                                                                          All other amendments to the articles of
                                                                          incorporation require the approval of at least a
                                                                          majority of the shares outstanding and entitled to
                                                                          vote.
                                                                          BYLAWS:
                                                                          The bylaws may be repealed, altered, amended or
                                                                          rescinded by (a) an affirmative vote of
                                                                          shareholders holding at least two-thirds of the
                                                                          aggregate number of shares outstanding and
                                                                          entitled to vote or (b) the affirmative vote of
                                                                          the board of directors (acting by a vote of at
                                                                          least two-thirds of the directors, including at
                                                                          least a majority of the independent directors;)
ANTI-TAKEOVER         INTERESTED SHAREHOLDER PROVISION. Under Section     INTERESTED SHAREHOLDER PROVISION. Section 3-601 of
  PROVISIONS:          302A.673 of the MBCA, a Fund may not enter into a  the MGCL establishes special requirements for
                      business combination with an "interested            "business combinations" between a Maryland
                      shareholder" for at least four years after the      corporation and "interested shareholders" unless
                      shareholder acquired a 10% interest in the Fund.    exemptions are applicable. An interested
                      An "interested shareholder" is a beneficial owner   shareholder is any person who beneficially owns
                      of 10% of the outstanding voting shares of the      10% or more of the voting power of First
                      Fund or an affiliate or associate of the Fund who,  American's then outstanding voting stock. Among
                      within the preceding four years, was a beneficial   other things, the law prohibits for a period of
                      owner of 10% of the outstanding voting shares of    five years, a merger and other similar
                      the Fund.

                                   THE FUNDS' SHAREHOLDERS                                 FIRST AMERICAN'S
                                            RIGHTS                                       SHAREHOLDERS RIGHTS
ANTI-TAKEOVER         This restriction does not apply, however, if a      transactions between First American and an
  PROVISIONS          committee of the board of directors made up of all  interested shareholder unless the board of
  (CONT.):            of its disinterested directors approves the         directors approved the transaction prior to the
                      acquisition of the 10% interest or the business     party becoming an interested shareholder. The
                      combination before the date that the shareholder    five-year period runs from the most recent date on
                      acquires the 10% interest.                          which the interested shareholder became an
                                                                          interested shareholder. The law also requires
                                                                          payment of a fair price to shareholders to be
                                                                          determined as set forth in the statute or a
                                                                          supermajority shareholder vote for such
                                                                          transactions after the end of the five-year
                                                                          period. This means that the transaction must be
                                                                          approved by at least:
                                                                          -  80% of the votes entitled to be cast by holders
                                                                             of outstanding voting shares voting together as
                                                                             a single voting group; and
                                                                          -  66% of the votes entitled to be cast by holders
                                                                             of outstanding voting shares other than shares
                                                                             held by the interested shareholder with whom
                                                                             the business combination is to be effected.
                      CONTROL SHARE PROVISION. Under Section  302A.671    CONTROL SHARE STATUTE. Section 3-701 of the MGCL
                      of the MBCA, before a person acquiring 20% or more  provides that "control shares" of a Maryland
                      of a Fund's voting shares can vote the shares in    corporation acquired in a "control share
                      excess of the 20% level, the holders of a majority  acquisition" have no voting rights except to the
                      of all of the Fund's voting shares, including       extent approved by a shareholder vote. Two-thirds
                      shares held by the acquiring person, and of a       of the shares other than the "control shares" must
                      majority of the Fund's voting shares held by        vote in favor of granting the "control shares"
                      disinterested shareholders, is generally required.  voting rights. "Control shares" are shares of
                      Similar shareholder approvals are required at the   stock that taken together with all other shares of
                      one-third and majority voting levels.               stock the acquiror previously acquired, would
                                                                          entitle the acquiror to exercise at least 10% of
                                                                          the voting power in electing directors. Control
                                                                          shares do not include shares of stock, that the
                                                                          acquiring person is entitled to vote as a result
                                                                          of having previously obtained shareholder
                                                                          approval. A "control share acquisition" means the
                                                                          acquisition of control shares, subject to certain
                                                                          exceptions. If a person who has made (or proposes
                                                                          to make) a control share acquisition satisfies
                                                                          certain conditions (including agreeing to pay
                                                                          expenses), he may compel the board of directors to
                                                                          call a special meeting of

                                   THE FUNDS' SHAREHOLDERS                                 FIRST AMERICAN'S
                                            RIGHTS                                       SHAREHOLDERS RIGHTS
ANTI-TAKEOVER                                                             shareholders to be held within 50 days to consider
  PROVISIONS                                                              the voting rights of the shares. If such a person
  (CONT.):                                                                makes no request for a meeting, First American has
                                                                          the option to present the question at any
                                                                          shareholders' meeting.
                      FAIR PRICE PROVISION. Under Section 302A.675 of     FAIR PRICE PROVISION. The MGCL does not have a
                      the MBCA, an offeror may not acquire shares of a    fair price provision.
                      Fund within two years following the offeror's last
                      purchase of shares in a takeover offer, unless the
                      selling shareholder is given a reasonable
                      opportunity to dispose of his or her shares to the
                      offeror upon terms substantially equivalent to
                      those provided in the earlier takeover offer.
                      However, the fair price provision does not apply
                      if the acquisition is approved by a committee of
                      the board's disinterested directors before the
                      purchase of any shares by the offeror under the
                      earlier takeover offer.
                      DISSENTING SHAREHOLDERS' RIGHTS. Under Section      DISSENTING SHAREHOLDERS' RIGHTS. Section 3-202 of
                      302A.471 and Section 302A.473 of the MBCA,          the MGCL limits First American's shareholders'
                      shareholders of a Fund may dissent from, and        rights to demand and receive payment for their
                      obtain payment for the fair value of the their      shares (referred to as appraisal or dissenters'
                      shares in each of the following events:             rights) because First American's shares are listed
                      -  amendment to the articles of incorporation that  on a national securities exchange, the NYSE.
                         materially and adversely affects a
                         shareholder's rights because it does any of the
                         following:
                        -  alters or abolishes preferential rights
                           relating to the shares;
                        -  creates, alters or abolishes redemption
                           rights relating to the shares;
                        -  alters or abolishes preemptive rights of the
                           shareholder; or
                        -  excludes or limits the rights of a
                           shareholder to vote on a matter or to
                           cumulate votes;
                      -  disposition of all or substantially all of the
                         property and assets of the Fund not made in the
                         usual course of its business;
                      -  certain plans of merger;

                                   THE FUNDS' SHAREHOLDERS                                 FIRST AMERICAN'S
                                            RIGHTS                                       SHAREHOLDERS RIGHTS
ANTI-TAKEOVER         -  certain plans of exchange, if the Fund's shares
  PROVISIONS             will be acquired by the acquiring corporation;
  (CONT.):               or
                      -  other corporate action taken under a
                         shareholder vote if the articles of
                         incorporation, bylaws or a board resolution
                         provides that dissenting shareholders may
                         obtain payment for their shares.
RIGHT TO INSPECT      The bylaws of each Fund grant each Fund             Each shareholder has the right under the MGCL to
  BOOKS:              shareholder the right to examine and copy, for any  obtain, upon written request, a statement showing
                      proper purpose, the share register, books of        all stock and securities issued by First American
                      account and records of the proceedings of the       during a specified period of not more than the
                      shareholders and directors of such Fund. The MBCA   preceding 12 months. Each shareholder or group of
                      grants a Fund's shareholder the right, upon         shareholders who have owned 5% or more of the
                      written demand stating the purpose of such demand,  outstanding stock of any class of capital stock
                      to examine and copy a Fund's share register and     for at least six months shall have, upon written
                      other corporate records for any purpose reasonably  request and for a proper purpose reasonably
                      related to the shareholder's interest as a          related to that shareholder's interest as a
                      shareholder of such Fund.                           shareholder in First American, the right to have
                                                                          access to the books, records and stock ledger of
                                                                          First American.


COMPARISON OF FEDERAL TAX REQUIREMENTS FOR QUALIFICATION AS A REGULATED INVESTMENT COMPANY AND A REAL ESTATE INVESTMENT TRUST


    The Funds are diversified, closed-end management investment companies registered under the Investment Company Act, whereas First American will be qualified as a REIT and subject to the REIT provisions of the Code. The chart below summarizes the principal difference between registered investment companies (or a RIC) and REITs.



                                       RIC REQUIREMENTS                                   REIT REQUIREMENTS
ORGANIZATIONAL        Must be a U.S. corporation which either (i) is      To qualify as a REIT, First American must elect to
  REQUIREMENTS:       registered under the Investment Company Act as a    be taxed as a REIT and:
                      management company or unit investment trust,        (i) be organized as a corporation, trust, or
                      (ii) has elected under the Investment Company Act   association;
                      to be treated as a business development company,    (ii) be managed by one or more trustees or
                      or (iii) is a common trust fund or similar fund     directors;
                      excluded from the definition of "investment         (iii) have transferable shares, which may be
                      company" under section 3(a)(3) of the Investment    subject to certain transfer restrictions (e.g., to
                      Company Act, and is not included in the definition  maintain REIT status);
                      of "common trust fund" under Section 584            (iv) be otherwise taxable as a domestic
                                                                          corporation but for the REIT provisions;

                                       RIC REQUIREMENTS                                   REIT REQUIREMENTS
ORGANIZATIONAL        of the Code.                                        (v) not be a financial institution or insurance
  REQUIREMENTS                                                            company;
  (CONT.):                                                                (vi) be owned by at least 100 persons for each of
                                                                          its taxable years other than in the first year in
                                                                          which an election to be taxed as a REIT is made;
                                                                          (vii) during the last half of any taxable year
                                                                          (other than in the first year for which an
                                                                          election to be taxed as a REIT is made), more than
                                                                          50% of the total value of its shares may not be
                                                                          owned by 5 or fewer individuals, applying the
                                                                          attribution rules of the Code; and
                                                                          (viii) use a calendar year as its taxable year.
ACCOUNTING BASIS:     The financial statements of the Funds are           The financial statements of First American will be
                      presented at fair value.                            presented based on historical cost.
ASSET REQUIREMENTS:   To qualify as a RIC, an entity must satisfy the     To qualify as a REIT, First American must satisfy
                      following tests relating to its assets at the end   the following tests relating to its assets at the
                      of each quarter of its taxable year:                end of each quarter of its taxable year:
                      (i) at least 50% of the value of its total assets   (i) at least 75% of the value of First American's
                      must consist of cash and cash items (including      total assets must consist of real estate assets
                      receivables), government securities and securities  (including mortgages secured by real property),
                      of other RICs, and any other securities, other      cash, cash equivalents, and government securities;
                      than those of a single issuer representing more     (ii) no more than 5% of the value of First
                      than 5% of the entity's total assets, or more than  American's total assets may consist of the
                      10% of the voting securities of such issue; and     securities of any one issuer and no more than 10%
                      (ii) no more than 25% of the entity's total assets  of the outstanding securities, in terms of vote or
                      can consist of securities (other than government    value, of any one issuer may be held, other than
                      securities and securities in other RICs) of any     (i) those assets included in the 75% test,
                      one issuer or of two or more issuers which the      (ii) securities of a taxable REIT subsidiary or
                      entity controls and which are engaged in the same,  (iii) "safe harbor" debt; and
                      similar, or related trades or businesses.           (iii) no more than 20% of the value of First
                                                                          American's total assets can consist of stock in a
                                                                          taxable REIT subsidiary.
INCOME REQUIREMENTS:  To qualify as a RIC, at least 90% of the gross      To qualify as a REIT, First American must satisfy
                      income of the entity must consist of the            the following annual gross income tests:
                      following:                                          (i) at least 75% of First American's gross income
                      (i) dividends, (ii) interest, (iii) payments with   must consist of rents from real property, interest
                      respect to securities loans, (iv) gains from the    on obligations secured by mortgages, gain from the
                      sale or other disposition of stocks, securities or  sale of real property not held primarily for sale
                      foreign currencies, or                              in the ordinary course of business, dividends
                      (v) other income derived with respect to

                                       RIC REQUIREMENTS                                   REIT REQUIREMENTS
INCOME REQUIREMENTS   its business of investing in such stock,            from other REITs, gain from the sale of First
  (CONT.):            securities or currencies.                           American's shares, refunds and abatements of real
                                                                          property taxes, income and gain from foreclosure
                                                                          property, commitment and certain other fees,
                                                                          qualified temporary investment income, and gain
                                                                          from the sale of certain other property, and
                                                                          (ii) at least 95% of First American's gross income
                                                                          must consist of items included in the 75% test
                                                                          above, plus dividends, interest, and gains from
                                                                          the sale or disposition of stocks or securities.
                                                                          If First American violates either the 75% or 95%
                                                                          test, or both, automatic disqualification may not
                                                                          necessarily result. Instead, a penalty tax may
                                                                          apply if certain requirements are met.
DISTRIBUTION          To qualify as a RIC, the entity must distribute     To qualify as a REIT, First American must
  REQUIREMENTS:       annually at least 90% of the sum of (i) its         distribute annually at least:
                      investment company taxable income for the taxable   (i) the sum of (i) 90% of its REIT taxable income
                      year, determined without regard to the dividends    for the taxable year, determined without regard to
                      paid deduction, and (ii) its net tax-exempt income  the dividends paid deduction and by excluding any
                      for the taxable year.                               net capital gain; and (ii) 90% of the excess of
                      In order to avoid a 4% excise tax, a RIC must       its net income from foreclosure property for the
                      distribute annually at least the sum of (i) 98% of  taxable year over any tax imposed on such net
                      its investment company taxable income for the       income; minus
                      calendar year, (ii) 98% of its capital gain net     (ii) any "excess non-cash income" (as defined in
                      income for the one-year period ended on October 31  Section 857(e) of the Code).
                      of such calendar year, and (iii) any                In order to avoid a 4% excise tax, First American
                      undistributed income or gain from prior taxable     must distribute annually at least the sum of
                      years.                                              (A) 85% of its ordinary taxable income for the
                      Additionally, in order for the entity to qualify    taxable year, (B) 95% of its capital gain net
                      as a RIC for any taxable year, it must distribute,  income for the taxable year, and (C) any
                      before the close of such taxable year, any          undistributed income or gain from prior taxable
                      earnings and profits accumulated in any non-RIC     years.
                      year.                                               Additionally, in order for First American to
                                                                          qualify as a REIT for any taxable year, it must
                                                                          distribute, before the close of such taxable year,
                                                                          any earnings and profits accumulated in any
                                                                          non-REIT year.
REPORTING             The Funds are generally required to update          First American will be required to satisfy the
  REQUIREMENTS:       investors either by (i) filing annual amendments    annual and periodic reporting requirements of the
                      to their respective registration statements within  Exchange Act, including filing an Annual Report on
                      120 days after the end of each fiscal year; or      Form 10-K and Quarterly Reports on

                                       RIC REQUIREMENTS                                   REIT REQUIREMENTS
REPORTING             (ii) distributing certain key information to        Form 10-Q, each of which requires the filing of
  REQUIREMENTS        shareholders in each Fund's annual report.          full financials with each report. Furthermore,
  (CONT.):                                                                First American must file a Current Report Form 8-K
                                                                          report whenever a reportable event occurs between
                                                                          the above reporting periods.
RESTRICTIONS ON       SALES AND REPURCHASES OF SHARES. The Funds may not  In order to comply with the REIT provisions of the
  TRADING PRACTICES:  sell their respective shares of common stock at a   Code, First American established the ownership
                      price below net asset value and are prohibited      limit.
                      from repurchasing their respective shares, except
                      under certain circumstances.


COMPARISON OF THE ADVISORY AGREEMENTS WITH THE FUND ADVISOR AND REIT ADVISOR


    The chart below summarizes and compares certain provisions of the Investment Advisory and Management Agreements between each Fund and the Fund Advisor to the Advisory Agreement between the REIT Advisor and First American. The chart below is only a summary of the advisory contract for each entity. Please refer to the respective advisory agreements for a more complete description. See "Management of First American--The Advisory Agreement" for a more detailed discussion of the Advisory Agreement.



                                       THE FUND ADVISOR                                    THE REIT ADVISOR
DESCRIPTION OF        The Fund Advisor furnishes each Fund with           The REIT Advisor will be responsible for the
  SERVICES PROVIDED:  investment advice and supervises the management     day-to-day operations of First American and will
                      and investment program of each Fund.                provide investment advice with respect to the
                                                                          capital and assets of First American.
LENGTH OF TERM:       The initial term was for two years and such term    The initial term will be for two years subject to
                      may be continued by the approval of a Fund's board  successive extensions not to exceed two years with
                      of directors (including approval by a majority of   the approval of the independent directors unless
                      the independent directors) or shareholders on an    terminated.
                      annual basis.
BASE FEE:             American Strategic, American Strategic II and       The base management fee shall equal 0.25% per
                      American Strategic III pay the Fund Advisor a       annum for investment grade assets or residential
                      monthly management fee in an amount equal to        mortgage-backed securities determined in the
                      0.01667% of the Fund's average weekly net assets    reasonable judgment of the REIT Advisor to be of
                      (approximately 0.2% on an annual basis) and 4.50%   equivalent credit quality (whether or not rated)
                      of the daily gross income accrued by such Fund      and 1% per annum for the first $1 billion of other
                      during the month (I.E., investment income,          assets and 0.75% of other assets over $1 billion,
                      including amortization of discount income, other    payable quarterly not later than 30 days after
                      than gains from the sale of securities or gains     such fiscal quarter.
                      from options and futures contracts less interest
                      on money borrowed by the Fund). The monthly

                                       THE FUND ADVISOR                                    THE REIT ADVISOR
BASE FEE (CONT.):     investment management fee shall not exceed in the
                      aggregate 1/12th of 0.725% of a Fund's average
                      weekly net assets during the month.
                      American Select pays the Fund Advisor a monthly
                      investment management fee in an amount equal to an
                      annualized rate of 0.50% of American Select's
                      average weekly net assets.
PERFORMANCE FEE:      The Fund Advisor is not entitled to a performance   The REIT Advisor will be entitled to receive a
                      fee.                                                performance fee for each fiscal quarter equal to
                                                                          the product of (i) the weighted average number of
                                                                          shares of common stock outstanding during such
                                                                          quarter, and (ii) 20% of the amount by which
                                                                          (a) the net income per share of common stock of
                                                                          First American (before the performance fee)
                                                                          exceeds (b) a net income per share that would
                                                                          result in a yield, tied to the historical offering
                                                                          prices of the common stock, equal to the greater
                                                                          of 10% or the applicable ten-year U.S. Treasury
                                                                          rate plus 3.5% (each expressed as a quarterly
                                                                          percentage).
TERMINATION FEE:      No fee is payable by any Fund upon termination of   Upon termination or non-renewal of the Advisory
                      the agreement with the Fund Advisor.                Agreement by First American without cause, First
                                                                          American is obligated to pay the REIT Advisor a
                                                                          termination or non-renewal fee which shall be an
                                                                          amount equal to 5% of, for the first two years
                                                                          following the initial date of the Advisory
                                                                          Agreement, and 2% of, thereafter, the net equity
                                                                          of First American, calculated as of the fiscal
                                                                          year-end immediately prior to the termination or
                                                                          non-renewal, as the case may be, in accordance
                                                                          with accounting principles generally accepted in
                                                                          the United States.
                                                                          No termination fee will be assessed for
                                                                          termination with cause.
ALLOCATION OF         The Fund Advisor is responsible for the following   The REIT Advisor will bear all costs and expenses
  EXPENSES:           expenses:                                           of its officers and employees and any overhead
                      -  all necessary administrative facilities, office  incurred in connection with its duties under the
                         space, equipment and personnel for servicing     Advisory Agreement, the cost of office space and
                         the investments of each Fund;                    equipment required for performance of its duties
                                                                          and shall bear the costs of any salaries or

                                       THE FUND ADVISOR                                    THE REIT ADVISOR
ALLOCATION OF         -  investment advisory facilities and executive     directors fees of any officers or directors of
  EXPENSES: (CONT.)      and supervisory personnel for managing the       First American who are affiliated with the REIT
                         investments and effecting the portfolio          Advisor.
                         transactions of each Fund; and                   First American is responsible for paying certain
                      -  compensation of all officers, directors and      other costs associated with the administration of
                         employees of each Fund who are affiliated        First American.
                         persons of the Fund Advisor.
                      Each Fund is responsible for paying certain other
                      costs associated with the administration of such
                      Fund.


                                    EXPERTS


    The consolidated financial statements for each Fund incorporated in this joint proxy statement/ prospectus by reference to the respective annual report on Form N-30D for the year ended November 30, 2001 with respect to American Strategic and American Select, and for the year ended May 31, 2001 with respect to American Strategic II and American Strategic III, have been so incorporated in reliance on the report of Ernst & Young, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                 LEGAL MATTERS


    The validity of the shares of First American common stock offered to the Funds' shareholders by this joint proxy statement/prospectus has been passed upon for First American by Clifford Chance Rogers & Wells LLP. An opinion as to the qualification of First American as a REIT following the merger has been rendered by Ernst & Young. An opinion as to certain federal income tax consequences of the merger will be rendered for the Funds and their shareholders by Ernst & Young.


                                 OTHER MATTERS


    As of the date of this joint proxy statement/prospectus, the board of directors of each Fund does not know of any matters that will be presented for consideration at the special meetings other than those described in this joint proxy statement/prospectus. If any other matters properly come before any of the special meetings or any adjournments or postponements of the special meetings, and are voted upon, the enclosed proxies will confer discretionary authority on the individuals named as proxies to vote the shares represented by those proxies as to any other matters. Those individuals named in the proxies intend to vote or not vote consistent with the recommendation of the board of directors of the Funds.

                         INDEX TO FINANCIAL INFORMATION


FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC........................................   F-1
Report of Independent Auditors............................................................   F-2
Balance Sheet as of March 27, 2002........................................................   F-3
Notes to Balance Sheet....................................................................   F-4

UNAUDITED PRO FORMA FINANCIAL INFORMATION
Maximum Participation Scenario:
Unaudited Pro Forma Balance Sheet as of November 30, 2001.................................   F-7
Unaudited Pro Forma Statement of Operations for the Year Ended November 30, 2001..........   F-8
Notes and Management's Assumptions to Unaudited Pro Forma Consolidated Financial
  Statements..............................................................................   F-9

Minimum Participation Scenario:
Unaudited Pro Forma Balance Sheet as of November 30, 2001.................................  F-13
Unaudited Pro Forma Statement of Operations for the Year Ended November 30, 2001..........  F-14
Notes to Unaudited Pro Forma Consolidating Financial Statements...........................  F-15

Selected Financial Information for Other Combination Scenarios............................  F-19

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors of
  First American Strategic Real Estate Portfolio Inc.



    We have audited the accompanying balance sheet of First American Strategic Real Estate Portfolio Inc. (formerly known as American Real Estate Finance Corporation) as of March 27, 2002. This balance sheet is the responsibility of the management of the Company. Our responsibility is to express an opinion on the balance sheet based on our audit.


    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the balance sheet. We believe that our audit provides a reasonable basis for our opinion.


    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of First American Strategic Real Estate Portfolio Inc. at March 27, 2002, in conformity with accounting principles generally accepted in the United States.



/s/ Ernst & Young LLP



Minneapolis, Minnesota


March 27, 2002

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                                 BALANCE SHEET
                                 MARCH 27, 2002



ASSETS

Cash                                                                    $100
                                                                        ---
Total assets                                                            $100
                                                                        ===

LIABILITIES AND STOCKHOLDER'S EQUITY
Stockholder's equity:
  Common stock (98 million shares authorized, 10 shares issued and
    outstanding, $.01 par value)                                        $--
  Preferred stock (2 million shares authorized, no shares issued and
    outstanding)                                                         --
  Additional paid-in capital                                            100
                                                                        ---
Total stockholder's equity                                              100
                                                                        ---
Total liabilities and stockholder's equity                              $100
                                                                        ===



(SEE NOTES TO BALANCE SHEET)

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                             NOTES TO BALANCE SHEET


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION


    First American Strategic Real Estate Portfolio Inc. (or First American) (formerly known as American Real Estate Finance Corporation), a newly formed specialty finance company, was organized in the state of Maryland on January 11, 2002 with an initial capitalization of $100. First American plans to file a registration statement on Form S-4 with the Securities and Exchange Commission with respect to a proposed merger of four closed-end management investment companies (or the Funds) registered under the Investment Company Act of 1940. The Funds involved in the merger are American Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.--II, American Strategic Income Portfolio Inc.--III, and American Select Portfolio Inc. As a result of the proposed merger, each Fund whose shareholders approve the merger will be merged with and into First American.



    First American intends to qualify as a real estate investment trust (or
REIT) for federal income tax purposes for the period ending December 31, 2002. A REIT is a legal entity that holds real estate interests, and through payment of dividends to shareholders, is permitted to reduce or avoid the payment of federal income taxes at the corporate level.



    First American had no operations from inception on January 11, 2002 to March 27, 2002.


USE OF ESTIMATES

    The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

INCOME TAXES


    First American intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986 (or the Code). To qualify as a REIT, First American must distribute at least 90% of its REIT taxable income. If First American distributes at least 90% of its REIT taxable income but distributes less than all of its REIT taxable income and capital gain net income, First American will be subject to federal corporate income tax on any undistributed amounts. A REIT is subject to a number of organizational and operational requirements. If First American fails to qualify as a REIT in any taxable year, First American will be subject to federal corporate income tax on all of its net taxable income and capital gain net income. Even if First American qualifies for taxation as a REIT, First American may be subject to certain state and local taxes on its income and property and to federal excise taxes on its undistributed income.


2. BORROWINGS


    Concurrent with the consummation of the proposed merger, First American intends to succeed to the borrowings then held by the Funds, which consist of short-term reverse repurchase agreements that bear interest at a floating rate of LIBOR plus .875% and whole loan revolving credit facility agreements that bear interest at a fixed rate of 4.65% and mature on April 17, 2003 (collectively the Lines of Credit). Under the Lines of Credit, First American may borrow to finance the cash consideration paid to fund shareholders as part of the merger, funding of mortgages, purchases of investments and for other corporate purposes, including to obtain additional working capital, if necessary. The borrowings under the Lines of Credit will be secured by the assets of First American.

3. RELATED PARTY TRANSACTIONS


    First American will be externally managed under the direction of the REIT Advisor, which is a subsidiary of the Funds' current manager, U.S. Bancorp Asset Management, Inc. The REIT Advisor will be paid a base management fee and an incentive fee, pursuant to the terms of the Advisory Agreement.



    The base management fee will equal 0.25% per annum for assets that are rated at least investment grade and 1% per annum for the first $1 billion of other assets and 0.75% of other assets over $1 billion, paid quarterly, in arrears. In addition, the REIT Advisor will be entitled to receive a performance fee for each fiscal quarter equal to the product of (i) the weighted average number of shares of common stock outstanding during such quarter, and (ii) 20% of the amount by which (a) the net income per share of common stock of First American (before the performance fee) exceeds (b) a net income per share that would result in a yield, tied to the historical offering prices of the common stock, equal to the greater of 10% or the applicable ten-year U.S. Treasury rate plus 3.5% (each expressed as a quarterly percentage). These management fees are payable not later than 30 days after the end of each fiscal quarter.



    The REIT Advisor will bear the costs and expenses of its officers and employees and certain expenses incurred in connection with the investment management activities, including the cost of its office space and equipment and the salaries and directors fees of any officers or directors of First American who are affiliated with the REIT Advisor. The REIT Advisor employs the executive officers and certain directors of First American.



    First American will be responsible for the issuance and transaction costs incident to the acquisition, disposition and financing of investments, legal, accounting and auditing fees and expenses, the compensation and expenses of First American's independent directors, the costs of printing and mailing proxies and reports to shareholders, the costs incurred for due diligence and travel on behalf of First American, costs associated with any computer software or hardware that is used exclusively for First American, costs to obtain liability insurance to indemnify First American's directors and officers, the REIT Advisor and its employees and directors, litigation costs, compensation and expenses of First American's custodian and transfer agent, costs for the master and special servicing of mortgage loans, costs of issuance and administration of mortgage-backed securities, costs of raising capital, costs associated with the incurrence of debt, interest expense, taxes and license fees, non-cash costs, the base and incentive management fee or other extraordinary or non-recurring expenses incurred on behalf of First American.

                        PRO FORMA FINANCIAL INFORMATION
                                  (UNAUDITED)


    Given the structure of the merger, the composition of First American after the merger will differ depending on (i) whether each of the Funds' shareholders approve the merger and (ii) if the Funds' shareholders approve the merger, the number of shareholders making the cash election or exercising their dissenters' rights.


    To assist the Funds' shareholders in analyzing the merger, two presentations of pro forma financial statements have been prepared to show the impact of the merger based upon two possible merger scenarios. The first presentation of pro forma financial statements assumes all four Funds approve the merger (referred to as maximum participation). The second presentation assumes a combination of the two Funds whose combined net assets exceed the minimum net asset requirement to effect the merger by the smallest margin (referred to as minimum participation). The rationale for including the maximum and minimum participation pro forma information was to provide the range of possible outcomes to potential investors.


    The pro forma balance sheets of First American have been prepared as if the merger was consummated on November 30, 2001. The pro forma statements of income of First American for the year ended November 30, 2001 assume that the merger was consummated on December 1, 2000. The amounts included in the pro forma statements of income have been presented for the year ended November 30, 2001, even for American Strategic II and American Strategic III which have a fiscal year end of May 31. Since the merger will be accounted for using the purchase method of accounting, the pro forma financial statements have been prepared using this method.



    In the maximum participation presentation, American Strategic III was deemed to be the acquirer of the other Funds and First American for financial reporting purposes because its shareholders would be allocated the largest number of shares of First American common stock.



    In the minimum participation presentation, American Strategic II was deemed to be the acquirer of American Strategic and First American for financial reporting purposes because its shareholders would be allocated the larger number of shares of First American common stock.



    Since First American will not be registered under the Investment Company Act, the financial statements of First American will be presented on a historical cost basis. Since the assets of the Funds have historically been recorded at estimated fair value, the estimated fair values at the date of consummation will be considered the initial cost basis for the merged company.



    The pro forma financial statements are based upon available information and upon certain assumptions, as set forth in the notes to pro forma financial statements, that management believes are reasonable under the circumstances. The pro forma financial statements do not give effect to the anticipated realignment of the investment portfolio or the implementation of First American's business plan. Thus, these pro forma financial statements do not purport to represent what First American's financial position or results of operations would actually have been if the merger in fact had occurred on such dates or at the beginning of such periods or First American's financial position or results of operations for any future date or period.

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                            PRO FORMA BALANCE SHEET


                         MAXIMUM PARTICIPATION SCENARIO
                               NOVEMBER 30, 2001
                                  (UNAUDITED)


                                                FIRST     AMERICAN      AMERICAN        AMERICAN        AMERICAN
                                               AMERICAN   STRATEGIC   STRATEGIC II   STRATEGIC III       SELECT
                                               --------  -----------  -------------  --------------  ---------------
ASSETS:
Investments in securities, at market value       $ --    $75,076,416  $247,849,346    $356,799,982    $188,907,155
Cash and cash equivalents                          --             --            --              --          69,589
Accrued interest receivable                        --        424,174     1,670,398       2,061,500       1,178,067
Other assets                                       --         62,117       279,605       1,187,785         113,315
Available-for-sale securities                      --             --            --              --              --
Mortgage loans, net of allowance                   --             --            --              --              --
                                                 ----    -----------  ------------    ------------    ------------
    Total assets                                   --     75,562,707   249,799,349     360,049,267     190,268,126
                                                 ====    ===========  ============    ============    ============
LIABILITIES:
Reverse repurchase agreements payable              --     21,951,256    37,500,050      91,699,372      47,365,000
Accrued investment management fees                 --         34,565       119,388         150,220          64,010
Bank overdraft                                     --         26,448       338,847         203,602              --
Accrued administrative fee                         --         12,983        49,060          62,691          32,321
Accrued interest                                   --         33,374        80,558         187,510          79,277
Other accrued expenses                             --         77,343       154,616          78,954         110,318
Borrowings                                         --             --            --              --              --
                                                 ----    -----------  ------------    ------------    ------------
    Total liabilities                              --     22,135,969    38,242,519      92,382,349      47,650,926
                                                 ----    -----------  ------------    ------------    ------------
NET ASSETS / SHAREHOLDERS' EQUITY:
Capital stock and additional paid-in capital       --     60,517,426   231,068,147     312,303,603     154,280,415
Undistributed net investment income                --        326,533     1,987,343       1,741,693       1,362,988
Accumulated net realized (loss) on
  investments                                      --     (8,681,235)  (28,721,369)    (54,189,611)    (18,084,064)
(Accumulated deficit)                              --             --            --              --              --
Unrealized appreciation of investments             --      1,264,014     7,222,709       7,811,233       5,057,861
                                                 ----    -----------  ------------    ------------    ------------
    Total-net assets / shareholders' equity        --     53,426,738   211,556,830     267,666,918     142,617,200
                                                 ----    -----------  ------------    ------------    ------------
    Total liabilities and net assets /
      shareholders' equity                       $ --    $75,562,707  $249,799,349    $360,049,267    $190,268,126
                                                 ====    ===========  ============    ============    ============

                                                                                       FIRST
                                                                   PRO FORMA          AMERICAN
                                                                  ADJUSTMENTS        PRO FORMA
                                                                ----------------  ----------------
ASSETS:
Investments in securities, at market value        (A)(B)(C)      $(868,632,899)     $         --
Cash and cash equivalents                          (B)(E)           14,168,314        14,237,903
Accrued interest receivable                                                 --         5,334,139
Other assets                                                                --         1,642,822
Available-for-sale securities                        (C)           237,619,750       237,619,750
Mortgage loans, net of allowance                     (A)           613,844,835       613,844,835
                                                                 -------------      ------------
    Total assets                                                    (3,000,000)      872,679,449
                                                                 =============      ============
LIABILITIES:
Reverse repurchase agreements payable                                       --       198,515,678
Accrued investment management fees                                          --           368,183
Bank overdraft                                                              --           568,897
Accrued administrative fee                                                  --           157,055
Accrued interest                                                            --           380,719
Other accrued expenses                                                      --           421,231
Borrowings                                           (D)           101,290,153       101,290,153
                                                                 -------------      ------------
    Total liabilities                                              101,290,153       301,701,916
                                                                 -------------      ------------
NET ASSETS / SHAREHOLDERS' EQUITY:
Capital stock and additional paid-in capital       (D)(G)         (139,555,373)      618,614,218
Undistributed net investment income                (F)(G)           (5,418,557)               --
Accumulated net realized (loss) on
  investments                                      (F)(G)          109,676,279                --
(Accumulated deficit)                              (E)(F)          (47,636,685)      (47,636,685)
Unrealized appreciation of investments             (F)(G)          (21,355,817)               --
                                                                 -------------      ------------
    Total-net assets / shareholders' equity                       (104,290,153)      570,977,533
                                                                 -------------      ------------
    Total liabilities and net assets /
      shareholders' equity                           --          $  (3,000,000)     $872,679,449
                                                                 =============      ============


(SEE NOTES TO PRO FORMA FINANCIAL STATEMENTS)

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                       PRO FORMA STATEMENT OF OPERATIONS



                         MAXIMUM PARTICIPATION SCENARIO
                      FOR THE YEAR ENDED NOVEMBER 30, 2001
                                  (UNAUDITED)



                                     FIRST     AMERICAN     AMERICAN        AMERICAN        AMERICAN
                                    AMERICAN  STRATEGIC   STRATEGIC II   STRATEGIC III       SELECT
                                    --------  ----------  -------------  --------------  --------------
INCOME:
  Interest                            $ --    $5,871,909   $22,997,716    $29,472,708     $16,322,860
  Rental income from real estate
    owned                               --            --   $       454    $     2,132              --
                                      ----    ----------   -----------    -----------     -----------
    Total income                        --     5,871,909    22,998,170     29,474,840      16,322,860

EXPENSES:
  Interest expense                      --       726,631     3,074,100      4,088,891       2,821,941
  Provision for credit losses           --            --            --             --              --
  Investment management fees            --       343,400     1,319,072      1,666,975         709,532
  Administration fees                   --       137,784       509,724        675,301         360,574
  Custodian fees                        --         9,674        54,349         39,835          21,400
  Transfer agent fees                   --        30,877        50,058         49,909          31,840
  Registration fees                     --        37,256        29,503         30,521          60,075
  Reports to shareholders               --        29,031        58,118         89,611          41,727
  Mortgage servicing fees               --        67,094       253,047        331,155         143,028
  Directors' fees                       --         3,044         3,055          7,548           3,527
  Audit and legal fees                  --        29,332         5,294         14,928          26,902
  Performance fees                      --            --            --             --              --
  Other expenses                        --        33,297        78,475         49,217          37,341
                                      ----    ----------   -----------    -----------     -----------
    Total expenses                      --     1,447,420     5,434,795      7,043,891       4,257,887
                                      ----    ----------   -----------    -----------     -----------
                                        --     4,424,489    17,563,375     22,430,949      12,064,973
                                      ----    ----------   -----------    -----------     -----------
REALIZED AND UNREALIZED GAINS
  (LOSSES) ON INVESTMENTS:
Net realized gain (loss) on
  investments in securities and
  mortgage loans                        --       450,178     3,331,369      4,313,900         196,436
Net realized gain (loss) on real
  estate owned                          --            --       100,163       (140,147)             --
                                      ----    ----------   -----------    -----------     -----------
    NET REALIZED GAIN (LOSS) ON
      INVESTMENTS                       --       450,178     3,431,532      4,173,753         196,436
                                      ----    ----------   -----------    -----------     -----------
    NET CHANGE IN UNREALIZED
      APPRECIATION OR DEPRECIATION
      OF INVESTMENTS                    --       115,963     3,491,743      3,900,907       4,722,684
                                      ----    ----------   -----------    -----------     -----------
    NET GAIN (LOSS) ON INVESTMENTS      --       566,141     6,923,275      8,074,660       4,919,120
                                      ----    ----------   -----------    -----------     -----------
        NET INCOME                    $ --    $4,990,630   $24,486,650    $30,505,609     $16,984,093
                                      ====    ==========   ===========    ===========     ===========

EARNINGS PER SHARE


                                                       PRO FORMA
                                                      ADJUSTMENTS
                                                    ----------------
INCOME:
  Interest                               (b)         $   (8,131,779)
  Rental income from real estate
    owned                                                        --
                                                     --------------
    Total income                                         (8,131,779)
EXPENSES:
  Interest expense                       (c)              3,032,627
  Provision for credit losses            (g)                478,915
  Investment management fees             (d)              3,260,290
  Administration fees                    (h)             (1,683,383)
  Custodian fees                                                 --
  Transfer agent fees                                            --
  Registration fees                                              --
  Reports to shareholders                                        --
  Mortgage servicing fees                                        --
  Directors' fees                                                --
  Audit and legal fees                                           --
  Performance fees                       (e)                     --
  Other expenses                         (i)                250,000
                                                     --------------
    Total expenses                                        5,338,449
                                                     --------------
                                          --            (13,470,228)
                                                     --------------
REALIZED AND UNREALIZED GAINS
  (LOSSES) ON INVESTMENTS:
Net realized gain (loss) on
  investments in securities and
  mortgage loans                         (f)             (5,147,439)
Net realized gain (loss) on real
  estate owned                                                   --
                                                     --------------
    NET REALIZED GAIN (LOSS) ON
      INVESTMENTS                                        (5,147,439)
                                                     --------------
    NET CHANGE IN UNREALIZED
      APPRECIATION OR DEPRECIATION
      OF INVESTMENTS                     (a)            (12,231,297)
                                                     --------------
    NET GAIN (LOSS) ON INVESTMENTS                      (17,378,736)
                                                     --------------
        NET INCOME                                   $  (30,848,964)
                                                     ==============
EARNINGS PER SHARE                       (j)

                                                         FIRST
                                                        AMERICAN
                                                       PRO FORMA
                                                    ----------------
INCOME:
  Interest                                           $  66,533,414
  Rental income from real estate
    owned                                                    2,586
                                                     -------------
    Total income                                        66,536,000
EXPENSES:
  Interest expense                                      13,744,190
  Provision for credit losses                              478,915
  Investment management fees                             7,299,269
  Administration fees                                           --
  Custodian fees                                           125,258
  Transfer agent fees                                      162,684
  Registration fees                                        157,355
  Reports to shareholders                                  218,487
  Mortgage servicing fees                                  794,324
  Directors' fees                                           17,174
  Audit and legal fees                                      76,456
  Performance fees                                              --
  Other expenses                                           448,330
                                                     -------------
    Total expenses                                      23,522,442
                                                     -------------
                                                        43,013,558
                                                     -------------
REALIZED AND UNREALIZED GAINS
  (LOSSES) ON INVESTMENTS:
Net realized gain (loss) on
  investments in securities and
  mortgage loans                                         3,144,444
Net realized gain (loss) on real
  estate owned                                             (39,984)
                                                     -------------
    NET REALIZED GAIN (LOSS) ON
      INVESTMENTS                                        3,104,460
                                                     -------------
    NET CHANGE IN UNREALIZED
      APPRECIATION OR DEPRECIATION
      OF INVESTMENTS                                            --
                                                     -------------
    NET GAIN (LOSS) ON INVESTMENTS                       3,104,460
                                                     -------------
        NET INCOME                                   $  46,118,018
                                                     =============
EARNINGS PER SHARE                                           $0.81


(SEE NOTES TO PRO FORMA FINANCIAL STATEMENTS)

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.


                NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                  PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS


  MAXIMUM PARTICIPATION SCENARIO (FIRST AMERICAN, AMERICAN STRATEGIC, AMERICAN
                                 STRATEGIC II,
                  AMERICAN STRATEGIC III AND AMERICAN SELECT)


ADJUSTMENTS TO PRO FORMA BALANCE SHEET


 A. Represents the reclassification of the respective Funds' investments in mortgage loans from securities to a separate classification since First American will account for the mortgage loans at historical cost.



                              INVESTMENTS IN
      FUND                      SECURITIES    MORTGAGE LOANS
      ----                    --------------  --------------
      American Strategic      $ (35,046,917)   $ 35,046,917
      American Strategic II    (165,701,382)    165,701,382
      American Strategic III   (273,653,791)    273,653,791
      American Select          (139,442,745)    139,442,745
      ----------------------  -------------    ------------
      Total                   $(613,844,835)   $613,844,835
      ======================  =============    ============



   The estimated fair value as of November 30, 2001 is reflected as the new historical cost. The mortgage loans have a par value of $600,558,466.


 B. Represents the reclassification of investments in money market funds from the respective Funds' investments in securities to cash and cash equivalents. Cash and cash equivalents are defined for historical cost purposes as highly liquid instruments with original maturities of 90 days or less.


                              INVESTMENTS IN  CASH AND CASH
      FUND                      SECURITIES     EQUIVALENTS
      ----                    --------------  -------------
      American Strategic       $ (3,091,472)   $ 3,091,472
      American Strategic II      (7,749,136)     7,749,136
      American Strategic III     (3,402,342)     3,402,342
      American Select            (2,925,364)     2,925,364
      ----------------------   ------------    -----------
      Total                    $(17,168,314)   $17,168,314
      ======================   ============    ===========


 C. Represents the reclassification of mortgage-backed securities and treasury securities to available-for-sale securities. Such investments will be accounted for at fair value in accordance with Statement of Financial Accounting Standards (SFAS) No. 115--ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, with unrealized changes in fair value reflected as a separate component of other comprehensive income, a component of shareholders' equity. For purposes of the pro forma financial statements, the fair value as of November 30, 2001 is reflected as the new historical cost basis.


                              INVESTMENTS IN  AVAILABLE-FOR-
      FUND                      SECURITIES    SALE SECURITIES
      ----                    --------------  ---------------
      American Strategic      $ (36,938,027)   $ 36,938,027
      American Strategic II     (74,398,828)     74,398,828
      American Strategic III    (79,743,849)     79,743,849
      American Select           (46,539,046)     46,539,046
      ----------------------  -------------    ------------
      Total                   $(237,619,750)   $237,619,750
      ======================  =============    ============


   The available-for-sale securities have a par value of $245,559,903.

 D. Represents the assumed borrowings to fund the cash payments to Funds' shareholders making the cash election and the related equity reduction, assuming the maximum level of participation of shareholders (15% of the Funds' shares) in the cash election accomplished through reverse repurchase agreements at the cumulative effective borrowing rate of First American. The amount of dissenting shareholders is assumed to be insignificant. If no shareholders elect the 15% cash election, additional shares would be issued. The following is selected financial information (stated in thousands, except earnings per share) if no shareholders make the cash election:



                                           PRO FORMA FOR THE YEAR
                                             ENDED NOVEMBER 30,
       PRO FORMA AS OF NOVEMBER 30, 2001            2001
      -----------------------------------  -----------------------
                SHAREHOLDERS'                            EARNINGS
      ASSETS       EQUITY      BORROWINGS  NET INCOME   PER SHARE
      ------    -------------  ----------  -----------  ----------
      $872,679    $672,268     $     --      $49,151      $0.73



   First American's capacity to accomplish the $101,290,153 in borrowings is anticipated to be available by the closing date of the merger. First American has obtained a verbal commitment from the Funds' existing lending relationship to expand its current cumulative whole loan reverse repurchase agreement capacity of $210,000,000 to $350,000,000. First American is in the process of pledging excess collateral with the lender so it is positioned to draw down the cash necessary to close the merger.



   In addition, First American is pursuing at least two new lending relationships with commitments of $250,000,000 each. First American is currently involved in a process with six financial institutions to obtain such financing, which remains subject to further negotiation and execution of a mutually acceptable agreement.


 E. Estimated financial advisory, registration and professional fees associated with the merger transaction of approximately $3,000,000 would be paid and would reduce the pro forma cash and cash equivalents balance.


 F. Represents the adjustments to reclassify undistributed net investment income, accumulated net realized loss on investments and unrealized appreciation of investments of the accounting acquirer (American Strategic III) to pro forma accumulated deficit.


 G. Represents the adjustments to reclassify undistributed net investment income, accumulated net realized loss on investments and unrealized appreciation of investments of the non-accounting acquirer Funds to pro forma capital stock and additional paid-in capital.

ADJUSTMENTS TO PRO FORMA STATEMENT OF OPERATIONS

 (a) Represents the adjustment to net unrealized appreciation or depreciation of the Funds to remove the income statement effect that was previously recorded by the Funds under their existing accounting policy, assuming that the combined entity had followed the historical cost basis of accounting for the period. Available-for-sale securities would have been accounted for at fair value in accordance with SFAS No. 115, with unrealized changes in fair value reflected as a separate component of comprehensive income, a component of shareholders' equity.


 (b) Represents the adjustment to interest income to reflect the difference between the recorded cost basis of the mortgage loans and available-for-sale securities and their par value. In accordance with SFAS No. 141-BUSINESS COMBINATIONS, the estimated fair value of the mortgage loans and available-for-sale securities as of the effective date of the merger (or Effective Time) day will be the initial cost basis for First American. Differences between the fair value of the assets at the Effective Time and their par value will be amortized or accrued over the estimated lives of the assets using the interest method. If the fair value of the assets exceeds the par value at the Effective Time, the premium will be amortized over the life of the assets. If the fair value of the assets is less than the par value at the Effective Time, the discount will be accreted over the life of the assets.

    The remaining amount to be amortized over the next five years is as follows:



      YEAR ENDED NOVEMBER 30,
      -----------------------
               2002            $         8,131,779
               2003                      4,884,404
               2004                        123,580
                               -------------------
                               $        13,139,763
                               ===================



 (c) Represents the adjustment to reflect the estimated interest expense, related to the assumed borrowings to fund the cash election assuming the maximum level of participation (15% of the Funds' shares) in the cash election. The rate assumed represents the current effective borrowing rate of First American, which equals 2.994% at November 30, 2001.



    These borrowings are anticipated to be at a variable rate. The following tables show projected changes in net interest expense and net income for the pro forma adjustment of $101,290,153 in borrowings.



               PROJECTED CHANGE IN PORTFOLIO NET INTEREST EXPENSE
                        GIVEN MOVEMENTS IN 30 DAY LIBOR



                                                              PROJECTED INCREASE IN
CHANGE IN LIBOR        PROJECTED INCREASE IN                        PORTFOLIO
+ BASIS POINTS   PORTFOLIO NET INTEREST EXPENSE (%)          NET INTEREST EXPENSE ($)
--------------   ----------------------------------  ----------------------------------------
  Base Case      0                                   0
  +50            3.69%                               $506,451
  +100           7.37%                               $1,012,902
  +150           11.05%                              $1,519,352



                    PROJECTED CHANGE IN PORTFOLIO NET INCOME
                        GIVEN MOVEMENTS IN 30 DAY LIBOR



CHANGE IN LIBOR   PROJECTED DECREASE IN             PROJECTED DECREASE IN
+ BASIS POINTS   PORTFOLIO NET INCOME (%)          PORTFOLIO NET INCOME ($)
--------------   ------------------------  ----------------------------------------
  Base Case      0                         0
  +50            (1.10%)                   $(506,451)
  +100           (2.20%)                   $(1,012,902)
  +150           (3.29%)                   $(1,519,352)



 (d) Represents the adjustment to reflect the management fees to be incurred by First American under the new Advisory Agreement. Under the new Advisory Agreement, the base management fee shall equal 0.25% per annum for assets that are rated at least investment grade or residential mortgage-backed securities, as determined in the reasonable judgment of the REIT Advisor to be of equivalent credit quality (whether or not rated) and 1% per annum for the first $1 billion of other assets and 0.75% per annum of other assets over $1 billion, payable in quarterly installments on the last business day of each fiscal quarter.



 (e) Represents the performance fees which would have been incurred by First American under the new Advisory Agreement. The REIT Advisor will be entitled to receive a performance fee for each fiscal quarter equal to the product of (i) the weighted average number of shares of common stock outstanding during such quarter, and (ii) 20% of the amount by which
     (a) the net income per share of common stock of First American (before the performance fee) exceeds (b) a net income per share that would result in a yield, tied to the historical offering prices of the common stock, equal to the greater of 10% or the applicable ten-year U.S. Treasury Rate plus 3.5% (each expressed as a quarterly percentage).


 (f) Represents the adjustment to realized gains as a result of the adjustment to the carrying value at the beginning of the period.


 (g) Represents the estimated provision for credit losses for the period. First American will establish an allowance for credit losses for the estimated losses inherent in the portfolio at each measurement date.

     Management will determine the adequacy of the allowance based on evaluations of the loan portfolio, recent loss experience, and other pertinent factors, including economic conditions. First American will record provisions for credit losses each period in amounts necessary to establish the allowance at the level estimated to reflect the inherent losses in the portfolio. The allowance will be increased through provisions charged to operating earnings and reduced by net charge-offs.



 (h) Represents the adjustment to eliminate the administration fees which the Funds incurred as part of their administration agreements with the Funds' Advisor. First American will not have a similiar agreement and the services previously provided under the administration agreements with the Funds will be principally covered by the Advisory Agreement.



 (i) Represents estimated accounting agent fees which will be incurred by First American.



 (j) The weighted average shares outstanding used to calculate pro forma earnings per share was based on a $10.00 per share initial conversion price.

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                            PRO FORMA BALANCE SHEET


                         MINIMUM PARTICIPATION SCENARIO
                               NOVEMBER 30, 2001
                                  (UNAUDITED)


                                                                                                     FIRST
                            FIRST      AMERICAN       AMERICAN                     PRO FORMA       AMERICAN
                           AMERICAN   STRATEGIC     STRATEGIC II                  ADJUSTMENTS      PRO FORMA
                           --------  ------------  ---------------               --------------  -------------
ASSETS:
Investments in
  securities, at market
  value                      $ --    $75,076,416    $247,849,346     (A)(B)(C)   $(322,925,762)  $         --
Cash and cash equivalents      --             --              --      (B)(E)         9,725,947      9,725,947
Accrued interest
  receivable                   --        424,174       1,670,398                            --      2,094,572
Other assets                   --         62,117         279,605                            --        341,722
Available-for-sale
  securities                   --             --              --        (C)        111,336,855    111,336,855
Mortgage loans, net of
  allowance                    --             --              --        (A)        200,748,299    200,748,299
                             ----    -----------    ------------                 -------------   ------------
    Total assets               --     75,562,707     249,799,349        --          (1,114,661)   324,247,395
                             ====    ===========    ============                 =============   ============
LIABILITIES:
Reverse repurchase
  agreements payable           --     21,951,256      37,500,059                            --     59,451,306
Accrued investment
  management fees              --         34,565         119,388                            --        153,953
Bank overdraft                            26,448         338,847                            --        365,295
Accrued administrative
  fee                          --         12,983          49,069                            --         62,043
Accrued interest               --         33,374          80,558                            --        113,932
Other accrued expenses         --         77,343         154,616                            --        231,959
Borrowings                     --             --              --        (D)         39,747,535     39,747,535
                             ----    -----------    ------------                 -------------   ------------
    Total liabilities          --     22,135,969      38,242,519                    39,747,535    100,126,023
                             ====    ===========    ============                 =============   ============
NET ASSETS / SHAREHOLDERS
  EQUITY:
Capital stock and
  additional paid-in
  capital                      --     60,517,426     231,068,147      (D)(G)       (46,838,223)   244,747,350
Undistributed net
  investment income            --        326,533       1,987,343      (F)(G)        (2,313,876)            --
Accumulated net realized
  (loss) on investments        --     (8,681,235)    (28,721,369)     (F)(G)        37,402,604             --
(Accumulated deficit)          --             --              --      (E)(F)       (20,625,978)   (20,625,978)
Unrealized appreciation
  of investments               --      1,264,014       7,222,709      (F)(G)        (8,486,723)            --
                             ----    -----------    ------------                 -------------   ------------
    Total-net assets /
      shareholders equity      --     53,426,738     211,556,830                   (40,862,196)   224,121,372
                             ----    -----------    ------------                 -------------   ------------
    Total liabilities and
      net assets /
      shareholders equity    $ --    $75,562,707    $249,799,349                 $  (1,114,661)  $324,247,395
                             ====    ===========    ============                 =============   ============


(SEE NOTES TO PRO FORMA FINANCIAL STATEMENTS)

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                       PRO FORMA STATEMENT OF OPERATIONS



                         MINIMUM PARTICIPATION SCENARIO
                      FOR THE YEAR ENDED NOVEMBER 30, 2001
                                  (UNAUDITED)



                                                                                                    FIRST
                            FIRST      AMERICAN       AMERICAN               PRO FORMA            AMERICAN
                           AMERICAN   STRATEGIC     STRATEGIC II            ADJUSTMENTS           PRO FORMA
                           --------  ------------  ---------------         --------------       -------------
INCOME:
  Interest                   $ --    $ 5,871,909    $ 22,997,716       (b) $  (3,250,116)       $ 25,619,509
  Rental income from real
    estate owned               --             --             454                      --                 454
                             ----    -----------    ------------           -------------        ------------
    Total income               --      5,871,909      22,998,170              (3,250,116)         25,619,963
EXPENSES:
  Interest expense             --        726,631       3,074,100       (c)     1,190,041           4,990,772
  Provision for credit
    losses                     --             --              --       (g)       478,915             478,915
  Investment management
    fees                       --        343,400       1,319,072       (d)       928,424           2,590,896
  Administration fees          --        137,784         509,724       (h)      (647,508)                 --
  Custodian fees               --          9,674          54,349                      --              64,023
  Transfer agent fees          --         30,877          50,058                      --              80,935
  Registration fees            --         37,256          29,503                      --              66,759
  Reports to shareholders      --         29,031          58,118                      --              87,149
  Mortgage servicing fees      --         67,094         253,047                      --             320,141
  Directors' fees              --          3,044           3,055                      --               6,099
  Audit and legal fees         --         29,332           5,294                      --              34,626
  Performance fees             --             --              --       (e)            --                  --
  Other expenses               --         33,297          78,475       (i)       250,000             361,772
                             ----    -----------    ------------           -------------        ------------
    Total expenses             --      1,447,420       5,434,795               2,199,873           9,082,088
                             ----    -----------    ------------           -------------        ------------
                               --      4,424,489      17,563,375              (5,449,989)         16,537,875
                             ----    -----------    ------------           -------------        ------------
REALIZED AND UNREALIZED
  GAINS (LOSSES) ON
  INVESTMENTS:
Net realized gain (loss)
  on investments in
  securities and mortgage
  loans                        --        450,178       3,331,369       (f)    (2,338,295)          1,443,252
Net realized gain (loss)
  on real estate owned         --             --         100,163                      --             100,163
                             ----    -----------    ------------           -------------        ------------
    NET REALIZED GAIN
      (LOSS) ON
      INVESTMENTS              --        450,178       3,431,532              (2,338,295)          1,543,415
                             ----    -----------    ------------           -------------        ------------
    NET CHANGE IN
      UNREALIZED
      APPRECIATION OR
      DEPRECIATION
      OF INVESTMENTS           --        115,963       3,491,743       (a)    (3,607,706)                 --
                             ----    -----------    ------------           -------------        ------------
    NET GAIN (LOSS) ON
      INVESTMENTS              --        566,141       6,923,275              (5,946,001)          1,543,415
                             ----    -----------    ------------           -------------        ------------
        NET INCOME           $ --    $ 4,990,630    $ 24,486,650           $ (11,395,990)       $ 18,081,290
                             ====    ===========    ============           =============        ============

EARNINGS PER SHARE                                                     (j)                             $0.81



(SEE NOTES TO PRO FORMA FINANCIAL STATEMENTS)

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.


                NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                  PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS


MINIMUM PARTICIPATION SCENARIO (FIRST AMERICAN, AMERICAN STRATEGIC AND AMERICAN
                                 STRATEGIC II)


ADJUSTMENTS TO PRO FORMA BALANCE SHEET


 A. Represents the reclassification of the respective Funds' investments in mortgage loans from securities to a separate classification since First American will account for the mortgage loans at historical cost.



                              INVESTMENTS IN
      FUND                      SECURITIES    MORTGAGE LOANS
      ----                    --------------  --------------
      American Strategic      $ (35,046,917)   $ 35,046,917
      American Strategic II    (165,701,382)    165,701,382
      ----------------------  -------------    ------------
      Total                   $(200,748,299)   $200,748,299
      ======================  =============    ============



   The estimated fair value as of November 30, 2001 is reflected as the new historical cost. The mortgage loans have a par value of $196,009,805.


 B. Represents the reclassification of investments in money market funds from the respective Funds' investments in securities to cash and cash equivalents cash and cash equivalents are defined for historical cost purposes as highly liquid instruments with original maturities or 90 days or less.


                              INVESTMENTS IN  CASH AND CASH
      FUND                      SECURITIES     EQUIVALENTS
      ----                    --------------  -------------
      American Strategic       $ (3,091,472)   $ 3,091,472
      American Strategic II      (7,749,136)     7,749,136
      ----------------------   ------------    -----------
      Total                    $(10,840,608)   $10,840,608
      ======================   ============    ===========


 C. Represents the reclassification of mortgage-backed securities and treasury securities to available-for-sale securities. Such investments will be accounted for at fair value in accordance with Statement of Financial Accounting Standards (SFAS) No. 115--ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, with unrealized changes in fair value reflected as a separate component of other comprehensive income, a component of shareholders' equity. For purposes of the pro forma financial statements, the fair value as of November 30, 2001 is reflected as the new historical cost basis.


                              INVESTMENTS IN  AVAILABLE-FOR-
      FUND                      SECURITIES    SALE SECURITIES
      ----                    --------------  ---------------
      American Strategic      $ (36,938,027)   $ 36,938,027
      American Strategic II     (74,398,828)     74,398,828
      ----------------------  -------------    ------------
      Total                   $(111,336,855)   $111,336,855
      ======================  =============    ============


   The available-for-sale securities have a par value of $123,767,266.


 D. Represents the assumed borrowings to fund the cash election and the related equity reduction, assuming the maximum level of participation of shareholders (15% of the Funds' shares) in the cash election accomplished through reverse repurchase agreements at the cumulative effective borrowing rate of First American. The amount of dissenting shareholders is assumed to be insignificant. If no shareholders elect the 15% cash election, additional shares would be issued. The following is selected financial information (stated in thousands, except earnings per share) if no shareholders make the cash election:



                                           PRO FORMA FOR THE YEAR
                                             ENDED NOVEMBER 30,
       PRO FORMA AS OF NOVEMBER 30, 2001            2001
      -----------------------------------  -----------------------
                SHAREHOLDERS'                            EARNINGS
      ASSETS       EQUITY      BORROWINGS  NET INCOME   PER SHARE
      ------    -------------  ----------  -----------  ----------
      $324,247    $263,869     $     --      $19,271      $0.73



   First American's capacity to accomplish the $39,747,535 in borrowings is anticipated to be available by the closing date of the merger. First American has obtained a verbal commitment from the Funds' existing lending relationship to expand its current cumulative whole loan reverse repurchase agreement capacity of $210,000,000 to $350,000,000. First American is in the process of pledging excess collateral with the lender so it is positioned to fund any cash election payments.



   In addition, First American is pursuing at least two new lending relationships with commitments of $250,000,000 each. First American is currently involved in a process with six financial institutions to obtain such financing, which remains subject to further negotiation and execution of a mutually acceptable agreement.



 E. Estimated pro rata share of financial advisory, registration and professional fees associated with the merger transaction of approximately $1,114,661 would be paid and would reduce the pro forma cash balance.



 F. Represents the adjustments to reclassify undistributed net investment income, accumulated net realized loss on investments and unrealized appreciation of investments of the accounting acquirer (American Strategic II) to pro forma accumulated deficit.


 G. Represents the adjustments to reclassify undistributed net investment income, accumulated net realized loss on investments and unrealized appreciation of investments of the non-accounting acquirer Funds to pro forma capital stock and additional paid-in capital.

ADJUSTMENTS TO PRO FORMA STATEMENT OF OPERATIONS

 (a) Represents the adjustment to net unrealized appreciation or depreciation of the Funds to remove the income statement effect that was previously recorded by the Funds under their existing accounting policy, assuming that the combined entity had followed the historical cost basis of accounting for the period. Available-for-sale securities would have been accounted for at fair value in accordance with SFAS No. 115, with unrealized changes in fair value reflected as a separate component of comprehensive income, a component of shareholders' equity.


 (b) Represents the adjustment to interest income to reflect the difference between the recorded cost basis of the mortgage loans and available-for-sale securities and their par value. In accordance with SFAS No. 141-BUSINESS COMBINATIONS, the estimated fair value of the mortgage loans and available-for-sale securities as of the effective time of the merger (or the Effective Time) day will be the initial cost basis for First American. Differences between the fair value of the assets at the Effective Time and their par value will be amortized or accreted over the estimated lives of the assets using the interest method. If the fair value of the assets exceeds the par value at the Effective Time, the premium will be amortized over the life of the assets. If the fair value of the assets is less than the par value at the Effective Time, the discount will be accreted over the life of the assets.

    The remaining amount to be amortized over the next five years is as follows:



      YEAR ENDED NOVEMBER 30,
      -----------------------
               2002            $         3,250,116
               2003                      1,832,556
               2004                        123,580
                               -------------------
                               $         5,206,252
                               ===================



 (c) Represents the adjustment to reflect the estimated interest expense, related to the assumed borrowings to fund the cash election assuming the maximum level of participation (15% of the Funds' shares) in the cash election. The rate assumed represents the current effective borrowing rate of First American which equals 2.994% at November 30, 2001.



               PROJECTED CHANGE IN PORTFOLIO NET INTEREST EXPENSE
                        GIVEN MOVEMENTS IN 30 DAY LIBOR



                                                              PROJECTED INCREASE IN
CHANGE IN LIBOR        PROJECTED INCREASE IN                        PORTFOLIO
+ BASIS POINTS   PORTFOLIO NET INTEREST EXPENSE (%)          NET INTEREST EXPENSE ($)
--------------   ----------------------------------  ----------------------------------------
  Base Case      0                                   0
  +50            3.69%                               $506,451
  +100           7.37%                               $1,012,902
  +150           11.05%                              $1,519,352



                    PROJECTED CHANGE IN PORTFOLIO NET INCOME
                        GIVEN MOVEMENTS IN 30 DAY LIBOR



CHANGE IN LIBOR   PROJECTED DECREASE IN             PROJECTED DECREASE IN
+ BASIS POINTS   PORTFOLIO NET INCOME (%)          PORTFOLIO NET INCOME ($)
--------------   ------------------------  ----------------------------------------
  Base Case      0                         0
  +50            (1.10%)                   $(506,451)
  +100           (2.20%)                   $(1,012,902)
  +150           (3.29%)                   $(1,519,352)



 (d) Represents the adjustment to reflect the management fees to be incurred by First American under the new Advisory Agreement. Under the new Advisory Agreement, the base management fee shall equal 0.25% per annum for assets that are rated at least investment grade or residential mortgage-backed securities, as determined in the reasonable judgment of the REIT Advisor to be of equivalent credit quality (whether or not rated) and 1% per annum for the first $1 billion of other assets and 0.75% per annum of other assets over $1 billion, payable in quarterly installments on the last business day of each fiscal quarter.



 (e) Represents the performance fees which would have been incurred by First American under the new Advisory Agreement. The REIT Advisor will be entitled to receive a performance fee for each fiscal quarter equal to the product of (i) the weighted average number of shares of common stock outstanding during such quarter, and (ii) 20% of the amount by which
     (a) the net income per share of common stock of First American (before the performance fee) exceeds (b) a net income per share that would result in a yield, tied to the historical offering prices of the common stock, equal to the greater of 10% or the applicable ten-year U.S. Treasury rate plus 3.5% (each expressed as a quarterly percentage).


 (f) Represents the adjustment to realized gains as a result of the adjustment to the carrying value at the beginning of the period.

 (g) Represents the estimated provision for credit losses for the period. First American will establish an allowance for credit losses for the estimated losses inherent in the portfolio at each measurement date. Management will determine the adequacy of the allowance based on evaluations of the loan portfolio, recent loss experience, and other pertinent factors, including economic conditions. First American will record provisions for credit losses each period in amounts necessary to establish the allowance at the level estimated to reflect the inherent losses in the portfolio. The allowance will be increased through provisions charged to operating earnings and reduced by net charge-offs.



 (h) Represents the adjustment to eliminate the administration fees which the Funds incurred as part of their administration agreements with the Funds' Advisor. First American will not have a similiar agreement and the services previously provided under the administration agreements with the Funds will be principally covered by the Advisory Agreement.



 (i) Represents estimated accounting agent fees which will be incurred by First American.



 (j) The weighted average shares outstanding used to calculate pro forma earnings per share was based on a $10.00 per share initial conversion price.

SELECTED FINANCIAL INFORMATION FOR OTHER COMBINATION SCENARIOS

Within the range of the maximum and minimum participation scenarios (described above) are a number of other possible combination scenarios. The following is selected financial information for each of the other possible scenarios:


                                               SCENARIO
------------------------------------------------------------------------------------------------------

       First American  American Strategic II      American Strategic III     American Select
       First American  American Strategic         American Strategic II      American Strategic III
       First American  American Strategic         American Strategic III     American Select
       First American  American Strategic II      American Strategic III
       First American  American Strategic III     American Select
       First American  American Strategic II      American Select
       First American  American Strategic         American Strategic III
       First American  American Strategic III

                                                             PRO FORMA
                                                           FOR THE YEAR
                                                               ENDED
                                PRO FORMA AS OF            NOVEMBER 30,
                               NOVEMBER 30, 2001               2001
                       ---------------------------------  ---------------
                               SHAREHOLDERS'
                       ASSETS     EQUITY      BORROWINGS    NET INCOME
---------------------  ------  -------------  ----------  ---------------
                               (IN MILLIONS)
       First American  $797.4     $525.8        $93.3          $42.7
       First American   683.1      450.4         79.9           37.0
       First American   623.7      392.0         69.6           31.2
       First American   607.8      405.3         71.9           33.6
       First American   548.4      346.9         61.5           27.8
       First American   438.0      299.0         53.1           23.8
       First American   434.1      271.4         48.2           22.0
       First American   458.8      226.3         40.2           18.6

APPENDICES


Appendix A--Agreement and Plan of Reorganization      A-1
Appendix B--Plan of Merger                            B-1
Appendix C-1--Fairness Opinion of Friedman,
  Billings & Co. to American Strategic Income
  Portfolio Inc.                                    C-1-1
Appendix C-2--Fairness Opinion of Friedman,
  Billings, Ramsey & Co. to American Strategic
  Income Portfolio Inc.--II                         C-2-1
Appendix C-3--Fairness Opinion of Friedman,
  Billings, Ramsey & Co. to American Strategic
  Income Portfolio Inc.--III                        C-3-1
Appendix C-4--Fairness Opinion of Friedman,
  Billings, Ramsey & Co. to American Select
  Portfolio Inc.                                    C-4-1
Appendix D--Sections 302A.471 & 302A.473 of the
  Minnesota Business Corporation Act                  D-1

                                   APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

                           DATED AS OF MARCH 20, 2002

                                     AMONG

                   AMERICAN STRATEGIC INCOME PORTFOLIO INC.,
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II,
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III,
                         AMERICAN SELECT PORTFOLIO INC.

                                      AND

                    AMERICAN REAL ESTATE FINANCE CORPORATION

                               TABLE OF CONTENTS

                                                      PAGE
                                                    ---------
ARTICLE I THE MERGER..............................        A-5
  Section 1.1 The Merger..........................        A-5
  Section 1.2 Closing.............................        A-5
  Section 1.3 Effective Date......................        A-6
  Section 1.4 Effects of the Merger...............        A-6
  Section 1.5 Organizational Documents............        A-6
  Section 1.6 Officers and Directors..............        A-6
ARTICLE II CONVERSION OF SECURITIES; EXCHANGE OF
 CERTIFICATES.....................................        A-6
  Section 2.1 Conversion of Securities............        A-6
  Section 2.2 Cash Elections......................        A-7
  Section 2.3 Exchange of Certificates............        A-8
ARTICLE III REPRESENTATIONS AND WARRANTIES........       A-11
  Section 3.1 Representations and Warranties of
    the Funds.....................................       A-11
  Section 3.2 Representations and Warranties of
    the Company...................................       A-15
ARTICLE IV COVENANTS..............................       A-16
  Section 4.1 Conduct of Business by the Funds....       A-16
  Section 4.2 Other Actions.......................       A-17
  Section 4.3 Conduct of Business by the
    Company.......................................       A-17
  Section 4.4 Other Actions of the Company........       A-17
ARTICLE V ADDITIONAL COVENANTS....................       A-17
  Section 5.1 Preparation of the Registration
    Statement and the Proxy Statement/Prospectus;
             Exemptive Order......................       A-17
  Section 5.2 Best Efforts; Notification..........       A-18
  Section 5.3 Public Announcements................       A-19
  Section 5.4 Indemnification From and After the
    Effective Time................................       A-19
ARTICLE VI CONDITIONS PRECEDENT...................       A-20
  Section 6.1 Conditions Precedent................       A-20
  Section 6.2 Additional Conditions to Obligations
    of the Funds..................................       A-21
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER.....       A-22
  Section 7.1 Termination.........................       A-22
  Section 7.2 Expenses............................       A-22
  Section 7.3 Effect of Termination...............       A-22
  Section 7.4 Amendment...........................       A-22
  Section 7.5 Waiver/Approvals....................       A-22
ARTICLE VIII GENERAL PROVISIONS...................       A-22
  Section 8.1 Non-survival of Representations and
    Warranties....................................       A-22
  Section 8.2 Notices.............................       A-22
  Section 8.3 Interpretation......................       A-23
  Section 8.4 Counterparts........................       A-23
  Section 8.5 Entire Agreement; No Third-Party
    Beneficiaries.................................       A-23
  Section 8.6 Governing Law.......................       A-23
  Section 8.7 Assignment..........................       A-23
  Section 8.8 Enforcement.........................       A-23
ARTICLE IX CERTAIN DEFINITIONS....................       A-24
  Section 9.1 Certain Definitions.................       A-24

   EXHIBITS

    Exhibit A -- Plan of Merger
    Exhibit B -- Articles of Incorporation of the Surviving Corporation Exhibit C -- Bylaws of the Surviving Corporation
    Exhibit D -- REIT Advisory Agreement

                                 DEFINED TERMS

"Affiliate"                                         Section 9.1
"Approving Funds"                                   Section 9.1
"Articles of Merger"                                Section 1.3
"ASP"                                               Recitals
"ASP Stock"                                         Section 2.1(a)(i)
"BSP"                                               Recitals
"BSP Stock"                                         Section 2.1(a)(i)
"ByLaws"                                            Section 1.5(a)
"Cancelable Shares"                                 Section 2.1(a)(i)
"Cash Election"                                     Section 2.1(a)(iv)
"Cash Election Number"                              Section 2.2(a)
"Cash Election Shares"                              Section 2.2(c)
"Cash Fraction"                                     Section 2.2(c)
"Certificates"                                      Section 2.3(b)
"Charter"                                           Section 1.5
"Closing"                                           Section 1.2
"Closing Date"                                      Section 1.2
"Code"                                              Recitals
"Company"                                           Recitals
"Company Common Stock"                              Recitals
"CSP"                                               Recitals
"CSP Stock"                                         Section 2.1(a)(i)
"Dissenting Shares"                                 Section 2.3(i)(i)
"Effective Date"                                    Section 1.3
"Effective Time"                                    Section 1.3
"Election Deadline"                                 Section 2.2(e)
"Exchange Act"                                      Section 3.1(c)
"Exchange Agent"                                    Section 2.3(a)
"Exchange Fund"                                     Section 2.3(a)
"Exchange Ratio"                                    Section 2.1(a)(i)
"Exchanged Shares"                                  Section 2.2(a)
"Exemptive Order"                                   Section 3.1(c)
"Financial Consultant"                              Section 3.1(g)
"Financial Statement Date"                          Section 3.1(e)
"Form of Election"                                  Section 2.2(e)
"Funds"                                             Recitals
"Fund Board"                                        Recitals
"Fund Indemnified Liabilities"                      Section 5.4(a)(i)
"Fund Material Adverse Effect"                      Section 3.1(a)
"Funds Board"                                       Recitals
"Fund SEC Documents"                                Section 3.1(d)
"Fund Shareholder Meetings"                         Section 9.1
"Fund Stock"                                        Section 2.1(a)(i)
"GAAP"                                              Section 3.1(d)
"Governmental Entity"                               Section 3.1(c)
"Indebtedness"                                      Section 3.1(i)(ii)
"Indemnified Parties"                               Section 5.4(a)(i)
"Investment Act"                                    Section 3.1(d)
"Laws"                                              Section 3.1(c)
"Lien"                                              Section 3.1(c)
"MBCA"                                              Section 1.1

"MGCL"                                              Section 1.1
"Merger"                                            Recitals
"Merger Consideration"                              Section 2.1(a)(i)
"Merger Plan"                                       Section 1.1
"Merger Shares"                                     Section 2.1(a)(i)
"Net Asset Value Per Share"                         Section 2.1(a)(i)
"Net Assets"                                        Section 2.1(c)
"Non-Electing Shares"                               Section 2.2(c)
"Participating Funds"                               Section 9.1
"Person"                                            Section 9.1
"Proxy Statement/Prospectus"                        Section 3.1(c)
"Registration Statement"                            Section 3.1(c)
"REIT"                                              Recitals
"Representative"                                    Section 2.2(b)
"RIC"                                               Section 3.1(n)
"SEC"                                               Section 3.1(c)
"Securities Act"                                    Section 3.1(d)
"Shareholder Approvals"                             Section 3.1(c)
"SLA"                                               Recitals
"SLA Stock"                                         Section 2.1(a)(i)
"Special Committee"                                 Section 9.1
"Surviving Corporation"                             Section 1.1

   AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of March 20, 2002, among AMERICAN REAL ESTATE FINANCE CORPORATION, a Maryland corporation (the "Company"), AMERICAN STRATEGIC INCOME PORTFOLIO INC., a Minnesota corporation ("ASP"), AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II, a Minnesota corporation ("BSP"), AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III, a Minnesota corporation ("CSP"), and AMERICAN SELECT PORTFOLIO INC., a Minnesota corporation ("SLA" and together with ASP, BSP and CSP, the "Funds").

                                    RECITALS

    WHEREAS, certain terms used herein shall have the meanings assigned to them in Article X of this Agreement;

    WHEREAS, the Board of Directors and stockholder of the Company have determined that it is advisable and in the best interest of the Company and its stockholder to proceed with the strategic business combination involving the parties hereto on the terms described in this Agreement, pursuant to which each of the Funds will merge with the Company, the Company will be the surviving corporation in such merger and each outstanding share of common stock of the Funds will be converted into the right to receive common stock, par value $0.01 per share, of the Company (the "Company Common Stock") and/or cash as provided herein (the "Merger");

    WHEREAS, the Board of Directors of each of the Funds (each a "Fund Board" and together, the "Funds Board") has determined that it is advisable and in the best interest of the respective Fund and its respective shareholders to proceed with the Merger;

    WHEREAS, the Company, as the surviving corporation in the Merger, intends that following the Merger it shall be subject to taxation as a real estate investment trust (a "REIT") within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"); and

    WHEREAS, for Federal income tax purposes, the parties intend that the Merger qualify as reorganization within the meaning of Section 368(a) of the Code.

    NOW, THEREFORE, in consideration of the representations and warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement and the Plan of Merger attached hereto as Exhibit A (the "Merger Plan"), (i) in accordance with the Maryland General Corporation Law (the "MGCL") and the Minnesota Business Corporation Act (the "MBCA"), ASP, BSP, CSP and SLA shall each be merged with and into the Company at the Effective Time. Following the Merger, the separate existence of ASP, BSP, CSP and SLA shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of ASP, BSP, CSP and SLA in accordance with the MGCL and MBCA. Prior to any filing as required under Section 1.3, the Merger Plan shall be automatically revised to include as constituent corporations only those Funds that constitute Participating Funds.

    Section 1.2 CLOSING. The closing of the Merger (the "Closing") will take place at 9:00 a.m., Minneapolis time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, unless another date or place is agreed to in writing by the Funds (the "Closing Date").

    Section 1.3 EFFECTIVE DATE. As soon as practicable following the Closing, the parties shall file the Merger Plan, articles of merger, certificate of merger or other appropriate documents for the merger of the Funds with and into the Company executed in accordance with the MGCL and MBCA (collectively, the "Articles of Merger") and shall make all other filings or recordings required under the MGCL and the MBCA to effect the Merger. The Merger shall become effective at such time as the Articles of Merger have been duly filed with the Department of Assessments and Taxation of the State of Maryland and the Office of the Secretary of State of the State of Minnesota, or at such other time as the parties shall specify in the Articles of Merger (the time and the date of Merger becomes effective being the "Effective Time" and the "Effective Date," respectively), it being understood that the parties shall cause the Effective Date to be the Closing Date.

    Section 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 1.1, the Merger Plan, and in the MGCL and the MBCA, as appropriate.

    Section 1.5 ORGANIZATIONAL DOCUMENTS. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time, the form of which is attached hereto as Exhibit B, shall be the Articles of Incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law. The bylaws of the Company as in effect immediately prior to the Effective Time, the form of which is attached hereto as Exhibit C, shall be the bylaws of the Surviving Corporation (the "ByLaws"), until duly amended as provided therein or by applicable law.

    Section 1.6 OFFICERS AND DIRECTORS. The officers of the Company at the Effective Time shall continue to be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the MGCL, the Charter and the ByLaws. The Board of Directors of the Surviving Corporation immediately following the Effective Time shall be those persons hereafter identified in writing by the Company and not objected to by the Funds.

                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

    Section 2.1 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Funds or the holders of any of the following shares of capital stock:

    (a) Subject to the other provisions of this Section 2.1 and to Sections 2.2 and 2.3:

     (i) each share of common stock, par value $.01 per share, of ASP ("ASP Stock"), each share of common stock, par value $.01 per share, of BSP ("BSP Stock"), each share of common stock, par value $.01 per share, of CSP ("CSP Stock"), and each share of common stock, par value $.01 per share, of SLA ("SLA Stock", and together with ASP Stock, BSP Stock and CSP Stock, the "Fund Stock") issued and outstanding immediately prior to the Effective Time (excluding any shares of Fund Stock held by the Company or any of the Funds immediately prior to the Merger (the "Cancelable Shares") and Dissenting Shares (as defined in
Section 2.3(i))) shall be converted into the right to receive (A) that number of shares of Company Common Stock as calculated in accordance with, and subject to,
Section 2.1(c) (the "Exchange Ratio"), or (B) an amount in cash, without interest (the "Net Asset Value Per Share"), equal to the Exchange Ratio for the respective Fund multiplied by $10.00, or (C) a combination of shares of Company Common Stock and cash, without interest, determined in accordance with this
Section 2.1 (the "Merger Consideration"); provided, however, that notwithstanding any other provision hereof, only shares of Fund Stock of Participating Funds shall be subject to the conversion and other terms of this
Section 2.1 and Sections 2.2 and 2.3 (such shares of Fund Stock of Participating Funds but excluding Cancelable Shares and Dissenting Shares are defined as the "Merger Shares"). At the Effective Time, all Merger Shares shall no longer be outstanding and automatically shall be cancelled and cease to exist, and each certificate previously evidencing any such shares shall thereafter represent solely the right to receive the Merger Consideration. The holders of certificates previously evidencing the Merger Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to Merger Shares except as otherwise provided herein, in the Merger Plan or by the MBCA or the MGCL. Such certificates previously evidencing Merger Shares shall be exchanged for the Merger Consideration, without interest, in accordance with the allocation procedures of this Section 2.1 and upon the surrender of such certificates in accordance with the provisions of Sections 2.2 and 2.3;

     (ii) each Cancelable Share shall automatically be cancelled and cease to exist, and no Merger Consideration or other consideration shall be paid or payable in respect of such shares;

    (iii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and cease to exist, and no Merger Consideration or other consideration shall be paid or payable in respect of such shares; and

     (iv) subject to the allocation and election procedures set forth in
Section 2.2, each record holder of Merger Shares of Fund Stock outstanding immediately prior to the Effective Time will be entitled with respect to the Merger Consideration to receive cash for all, but not less than all, of such shares, provided the election procedures set forth herein have been satisfied (a "Cash Election").

    (b) Notwithstanding the foregoing, the parties understand that following the Merger the rights of each stockholder of the Company under this Section 2.1 and the Merger Plan will be subject to the ownership limitations and other related provisions contained in the Charter.

    (c) The Exchange Ratio for each Fund shall be determined by (i) dividing that Fund's Net Assets by the number of shares of Fund Stock of such Fund issued and outstanding immediately prior to the Effective Time, and (ii) then dividing such result by $10.00. Each Fund's "Net Assets" shall be determined as of the last business day of the week immediately preceding the Effective Time and shall be calculated in a manner consistent with the existing policies of the Funds, but adjusted to give effect to the expenses of the Merger and the other transactions contemplated by this Agreement to the extent such expenses have not been accrued prior thereto and reflected in the Net Assets.

    Section 2.2 CASH ELECTIONS.

    (a) The maximum number of shares of Fund Stock of each Fund to be converted into the right to receive cash in the Merger (the "Cash Election Number") shall be equal to (i) 15% of (w) the number of shares of Fund Stock of such Fund issued and outstanding immediately prior to the Effective Time less (x) the number of Cancelable Shares of such Fund (the number of shares determined in accordance with clauses (w) and (x) shall be deemed the "Exchanged Shares").

    (b) Holders of record of shares of Fund Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Fund Stock held by such Representative for a particular beneficial owner.

    (c) If, for any Fund, the aggregate number of shares covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, all Merger Shares not covered by Cash Elections (the "Non-Electing Shares") shall be converted into the right to receive Company Common Stock, and the Cash Election Shares shall be converted into the right to receive Company Common Stock and cash in the following manner:

          each Cash Election Share shall be converted into the right to receive
          (i) an amount in cash, without interest, equal to the product of
          (x) the Net Asset Value Per Share and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Company Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

    (d) If, for any Fund, the aggregate number of Cash Election Shares is equal to or less than the Cash Election Number, all Cash Election Shares shall be converted into the right to receive cash, and all Non-Electing Shares shall be converted into the right to receive Company Common Stock.

    (e) All Cash Elections shall be made on a form designed for that purpose (a "Form of Election"). Cash Elections shall be made by holders of Fund Stock by mailing to the Exchange Agent a Form of Election, which shall be in such form and have such provisions as the Funds may reasonably specify. To be effective, a Form of Election must be properly completed, signed and received by the Exchange Agent by the close of business on the last business day prior to the Fund Shareholder Meeting of the respective Fund (the "Election Deadline"). The Funds will have the discretion, which they may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of the Funds (or the Exchange Agent) in such matters shall be conclusive and binding. Neither the Funds nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 2.2 (other than the calculation of the Net Assets of the Funds) and all such computations shall be conclusive and binding on the holders of Fund Stock absent manifest error. A Cash Election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Upon any such revocation, unless a duly completed Form of Election, is thereafter submitted in accordance with this paragraph (e), such shares shall be deemed to be Non-Electing Shares.

    (f) For the purposes hereof, a holder of Fund Stock who does not make a valid Cash Election prior to the Election Deadline, including as a result of revocation, shall be deemed not to have made a Cash Election and such holder's shares shall be treated as Non-Electing Shares. If the Funds or the Exchange Agent shall determine that any purported Cash Election was not properly made, such purported Cash Election shall be deemed to be of no force and effect and the shareholder making such purported Cash Election shall for purposes hereof be deemed not to have made a Cash Election.

    (g) The Funds and the Company, or any transfer agent or other responsible party acting on behalf of the Funds and the Company, shall mail the Form of Election to each person who is a holder of record of Fund Stock on the record date for the Fund Shareholder Meetings and shall each use its best efforts to mail the Form of Election to all persons who become holders of Fund Stock during the period between (i) such record date and (ii) the date seven calendar days prior to the Election Deadline and to make the Form of Election available to all persons who become holders of Fund Stock subsequent to the date described in clause (ii) and no later than the close of business on the business day prior to the Election Deadline.

    Section 2.3 EXCHANGE OF CERTIFICATES.

    (a) EXCHANGE AGENT. Promptly following the Effective Time, the Company shall deposit, or shall cause to be deposited, with a bank or trust company organized under the laws of, and having an office in, the United States or any state thereof and designated by the Funds (the "Exchange Agent"), for the benefit of the holders of shares of Fund Stock, for exchange in accordance with this Article II, through the Exchange Agent, (i) certificates evidencing such number of shares of Company Common Stock equal to the Exchange Ratio of each Fund multiplied by the number of Non-Electing Shares (or if Section 2.2(c) is applicable, the Exchange Ratio of each Fund multiplied by that number of shares equal to the Exchanged Shares less the Cash Election Number) and (ii) cash in the amount equal to the Net Asset Value Per Share multiplied by the number of Cash Electing Shares (or if Section 2.2(c) is applicable, the Net Asset Value Per Share multiplied by the Cash Election Number) (such certificates for shares of Company Common Stock, together with any dividends or distributions with respect thereto, and cash, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions from the Company, deliver the Company Common Stock and cash contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose; PROVIDED, HOWEVER, that the Exchange Fund may be invested by the

Exchange Agent, pursuant to instructions from the Company, in obligations of or guaranteed by the United States of America or any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks located in the United States with capital, surplus and undivided profits aggregating in excess of $75 million (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise); PROVIDED, FURTHER, that any such investment or resulting payment of earnings shall not delay the receipt by holders of shares of Fund Stock of the Merger Consideration or otherwise impair such holders' respective rights hereunder. In the event the Exchange Fund shall realize a loss on any such investment, the Company shall promptly thereafter deposit in such Exchange Fund cash in an amount sufficient to enable such Exchange Fund to satisfy all remaining obligations originally contemplated to be paid out of such Exchange Fund. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Company.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Company will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Fund Stock (other than Dissenting Shares and Cancelable Shares) (the "Certificates"), (i) a letter of transmittal and (ii) instructions for use in effecting the surrender for cancellation of the Certificates in exchange for certificates evidencing shares of Company Common Stock and/or cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefore the Merger Consideration and the Certificate so surrendered shall forthwith be cancelled. Subject to Section 2.3(h), under no circumstances will any holder of a Certificate be entitled to receive any part of the Merger Consideration until such holder shall have surrendered such Certificate. In the event of a transfer of ownership of shares of Fund Stock which is not registered in the transfer records of the Funds, the Merger Consideration may be paid in accordance with this Article II to the transferee if the Certificate evidencing such shares of Fund Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3 (but subject to Section 2.3(i)), each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration. No interest shall be paid on the Merger Consideration.

    (c) RECORD DATES; DISTRIBUTIONS WITH RESPECT TO UNCONVERTED FUND STOCK. No dividends or other distributions with respect to Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Company Common Stock represented thereby until the surrender of such Certificate in accordance with this
Article II. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of such Certificate, without interest, (A) at the time of such surrender, the amount of any cash payable in lieu of any fractional share of Company Common Stock to which such holder is entitled pursuant to
Section 2.3(f) and (B) if such Certificate is exchangeable for one or more whole shares of Company Common Stock, (x) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Company Common Stock and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Company Common Stock.

    (d) NO FURTHER OWNERSHIP RIGHTS IN FUND STOCK. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this
Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Fund Stock theretofore represented by such Certificates, subject, however, to the obligation of the Company to pay, without interest, any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Funds on such Fund Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the transfer books of the Funds of the shares of Fund Stock which are outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are properly presented to the Company, they shall be cancelled and exchanged as provided in this Article II.

    (e) NO LIABILITY. None of the Company, the Funds or the Exchange Agent shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for six months after the Effective Time shall be redelivered by the Exchange Agent to the Company, upon demand, and any holders of Certificates who have not theretofore complied with
Section 2.3(b) shall thereafter look only to the Company for delivery of the Merger Consideration, subject to applicable abandoned property, escheat or similar laws.

    (f)  NO FRACTIONAL SHARES.

     (i) No certificates or script representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a stockholder of the Company.

    (ii) Notwithstanding any other provision of this Agreement, if any holder of Fund Stock exchanged in the Merger would otherwise be entitled to receive a fraction of a share of Company Common Stock (after taking into account all Certificates of each Fund delivered by such holder), then the total number of shares of Company Common Stock issued in the Merger to such holder shall be rounded up or down to the nearest whole share of Company Common Stock.

    (g) WITHHOLDING RIGHTS. The Company or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Fund Stock such amounts as the Company or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Fund Stock, in respect of which such deduction and withholding was made by the Company or the Exchange Agent.

    (h) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such persons of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it and the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable, and unpaid dividends and distribution on shares of Company Common Stock deliverable in respect thereof pursuant to this Agreement.

    (i)  DISSENTING SHARES.

     (i) Notwithstanding any provision of this Agreement to the contrary, any issued and outstanding shares of Fund Stock which are held by shareholders of a Fund who shall have not voted in favor of the Merger and who shall have filed with such Fund, prior to the taking of the vote of the shareholders of such Fund on the Merger, a written notice of intent to demand payment of the fair value for such shares of Fund Stock and, after the taking of such vote, shall make written demand for payment of the fair value of such shares in accordance with and otherwise comply with Section 302A.473 of the MBCA

(collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders shall be entitled to receive payment of the fair value of such Dissenting Shares held by them in accordance with the provisions of Section 302A.473 of the MBCA, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under Section 302A.473 of the MBCA shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive the Merger Consideration as if such shares were Non-Electing Shares, without any interest thereon, upon surrender, in the manner provided in
Section 2.2 and 2.3, of the Certificate or Certificates that formerly evidenced such shares of Fund Stock.

    (ii) Each Fund shall give each other Fund prompt notice upon receipt by such Fund, at any time prior to the Effective Time, of any notice of intent to demand payment of the fair value of shares of Fund Stock in accordance with
Section 302A.473 of the MBCA and withdrawals of any such notice. No Fund shall, except with the prior approval of the Funds, make any payment with respect to any demands for the fair value of shares of Fund Stock or offer to settle or settle any such demands.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

    Section 3.1 REPRESENTATIONS AND WARRANTIES OF THE FUNDS. Each of the Funds represents and warrants to the other Funds and to the Company as follows; PROVIDED, HOWEVER, that for purposes of Section 3.1(b)(i) each Fund shall only represent and warrant as to its own capitalization and for purposes of
Section 3.1(e)(ii) each Fund shall only represent and warrant as to its own distributions:

    (a) ORGANIZATION, STANDING AND POWER OF THE FUND. The Fund is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power and authority to carry on its business as now being conducted. The Fund is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its businesses or the ownership of its assets makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the businesses, properties, assets, financial conditions or results of operations of the Fund (a "Fund Material Adverse Effect").

    (b)  CAPITAL STRUCTURE.

     (i) The authorized capital stock of ASP consists of 1,000,000,000 shares of ASP Stock, of which, as of the date of this Agreement, 4,230,294.34 shares are issued and outstanding. The authorized capital stock of BSP consists of 1,000,000,000 shares of BSP Stock, of which, as of the date of this Agreement, 15,957,288.691 shares are issued and outstanding. The authorized capital stock of CSP consists of 1,000,000,000 shares of CSP Stock, of which, as of the date of this Agreement, 21,343,292.487 shares are issued and outstanding. The authorized capital stock of SLA consists of 1,000,000,000 shares of SLA Stock, of which, as of the date of this Agreement, 10,662,195.00 shares are issued and outstanding.

    (ii) All outstanding shares of Fund Stock of the Fund are validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Fund having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Fund may vote. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Fund is a party or by which such entity is bound, obligating the Fund to issue, deliver or sell, or cause to be issued, delivered or sold, additional Fund Stock, voting securities or other ownership interests in the Fund or obligating the Fund to issue, grant, extend or enter into any such option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Fund to repurchase, redeem or otherwise acquire any shares of Fund Stock, voting securities or other ownership interests in the Fund or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person.

    (c) AUTHORITY; NONCONTRAVENTION; CONSENTS. The Fund has the requisite corporate power and authority to enter into this Agreement and the Merger Plan. The Fund has the requisite corporate power and authority, subject to approval of the Merger, the Merger Plan and any other transactions contemplated hereby by the requisite vote of the shareholders of the Fund (the "Shareholder Approvals"), to consummate the Merger and other transactions contemplated by this Agreement and the Merger Plan. The execution and delivery of this Agreement and the Merger Plan by the Fund and the consummation by the Fund of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Fund, subject to the Shareholder Approvals. Each of this Agreement and the Merger Plan has been duly executed and delivered by the Funds and constitutes a valid and binding obligation of the Fund, enforceable against such entity in accordance with its terms except as may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement and the Merger Plan by the Fund does not, and the consummation of the Merger and other transactions contemplated hereby and thereby and compliance by the Fund with the provisions of this Agreement and the Merger Plan will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (a "Lien") upon any of the properties or assets of the Fund under (i) the articles of incorporation or bylaws of the Fund, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Fund or its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgement, order, decree, statute, law, ordinance, rule or regulation (collectively "Laws") applicable to the Fund or its properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Fund Material Adverse Effect or (y) prevent the consummation of the Merger or any other transaction contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative authority or agency (a "Governmental Entity") is required by or with respect to the Fund in connection with the execution and delivery of this Agreement or the Merger Plan by the Fund or the consummation by the Fund of the Merger and other transactions contemplated hereby and thereby, except for (i) the filing with the Securities and Exchange Commission ("SEC") of (x) a proxy statement/prospectus (the "Proxy Statement/Prospectus") relating to the approval by the shareholders of the Fund of the Merger, the Merger Plan and the other transactions contemplated by this Agreement, and a registration statement relating to the issuance of the Merger Consideration ("Registration Statement") in which the Proxy Statement/Prospectus will be included as a prospectus, (y) the issuance by the SEC of an order exempting the Merger from the provisions of
Section 17(a) of the Investment Act (the "Exemptive Order") and (z) such reports under Section 13(a) and Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the other transactions contemplated by this Agreement, (ii) the filing of the Articles of Merger for the Merger with the Department of Assessments and Taxation of the State of Maryland and the Office of the Secretary of State of the State of Minnesota, and (iii) such other consents, approvals, orders, authorization, registrations, declarations and filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of the Merger or any of the transactions contemplated by this Agreement or otherwise prevent the Fund from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Fund Material Adverse Effect.

    (d) SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. The Fund has filed all required reports, schedules, forms, statement and other documents with the SEC since January 1, 2000 (the "Fund SEC Documents"). All of the Fund SEC Documents (other than preliminary materials), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the Investment

Company Act of 1940 (the "Investment Act") and, in each case, the rules and regulations promulgated thereunder applicable to such Fund SEC Documents. None of the Fund SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no unresolved violation, criticism or exception by any Governmental Entity of which the Fund has received written notice with respect to such entity or statement which, if resolved in a manner unfavorable to the Fund, could have a Fund Material Adverse Effect. The financial statements of the Fund included in the Fund SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the financial position of the Fund as of the dates thereof and the results of operations and cash flows of the Fund for the periods then ended (subject, in the case of interim financial statements, to normal year-end adjustments). Except as set forth in the most recent balance sheet contained in the Fund SEC Documents, the Fund does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of the Fund or in the notes thereto and which, individually or in the aggregate, would have a Fund Material Adverse Effect.

    (e) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Fund SEC Documents, since the date of the most recent financial statements included in the Fund SEC Documents (the "Financial Statement Date") and to the date of this Agreement, the Fund has conducted its business only in the ordinary course and there has not been (i) any material adverse change in the business, financial condition or results of operations of the Fund that has resulted or would result, individually or in the aggregate, in a Fund Material Adverse Effect, nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Fund Material Adverse Effect, (ii) except for regular monthly distributions with customary record and payment date, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Fund Stock of the Fund, (iii) any split, combination or reclassification of any of the shares of Fund Stock of the Fund or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, Fund Stock of the Fund, (iv) any damage, destruction or loss affecting the Fund, whether or not covered by insurance, that has or would have a Fund Material Adverse Effect or (v) any change in accounting methods, principles or practices by the Fund materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the Fund SEC Documents or required by a change in GAAP.

    (f) LITIGATION. Except as disclosed in the Fund SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of the Fund, threatened against or affecting such entity that, individually or in the aggregate, could reasonably be expected to (i) have a Fund Material Adverse Effect or
(ii) prevent the consummation of the Merger or any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Fund having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

    (g) BROKERS; FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Friedman, Billings, Ramsey & Co. ("the Financial Consultant"), the fees and expenses of which, as set forth in a letter agreement between the Funds and the Financial Consultant, will be paid by the Funds pro rata in accordance with their respective Net Assets, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Fund.

    (h) COMPLIANCE WITH LAWS. Except as disclosed in the SEC Documents, the Fund has not violated or failed to comply with any statute, law, ordinance, regulation, rule, judgement, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Fund Material Adverse Effect.

    (i)  CONTRACTS; DEBT INSTRUMENTS.

     (i) The Fund is not in violation of or in default under, in any material respect (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under), any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise or license, or any agreement to acquire real property, or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in a Fund Material Adverse Effect.


    (ii) Except for any of the following expressly identified in the most recent financial statements contained in the Fund SEC Documents, there are no loan or credit agreements, notes, bonds, mortgage, indentures, and other agreements and instruments outstanding pursuant to which the Fund is indebted in an aggregate principal amount in excess of $1,000,000 per item or pursuant to which such indebtedness may be incurred. For purposes of this Section 3.1(i)(ii), "Indebtedness" shall mean, with respect to any person, without duplication,
(a) all indebtedness of such person for borrowed money, whether secured or unsecured, (b) all obligations of such person under conditional sale or other title retention agreement related to property purchased by such person, (c) all capitalized lease obligations of such person, (d) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (e) all guarantees of such person of any such indebtedness of any other person and (f) any agreements to provide any of the foregoing.


    (j) PROPERTY AND ASSETS. The Fund has good and marketable fee simple title to those assets set forth in its most recent report filed with the SEC on Form N-SAR, free and clear of all Liens other than (i) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent and (ii) any easement, restriction or minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property or asset subject to such Lien or the use of such property or asset in the conduct of the business of the Fund.

    (k) BOOKS AND RECORDS. The books of account and other financial records of the Fund are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Fund SEC Documents.

    (l) REGISTRATION STATEMENT. The information furnished by the Fund for inclusion in the Registration Statement will not, as of the effective date of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

    (m) VOTE REQUIRED. The affirmative vote of at least a majority of the outstanding shares of Fund Stock of the Fund is the only vote of any security holder in the Fund (under applicable law or otherwise) required to approve the Merger, the Merger Plan and the other transactions contemplated hereby.

    (n) REGULATED INVESTMENT COMPANY. The Fund is registered as a closed-end management investment company under the 1940 Act, and its registration with the SEC as an investment company is in full force and effect. The Fund has elected to qualify and has qualified as a regulated investment company ("RIC") under
Part I of Subchapter M of Subtitle A, Chapter 1, of the Code, as of and since its first taxable year; it has been a regulated investment company under such Part of the Code at all times since the end of its first taxable year when it so qualified.

    Section 3.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Funds as follows:

    (a) ORGANIZATION, STANDING AND POWER OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to carry on its business as currently contemplated. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its businesses or the ownership of its assets makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the businesses, properties, assets, financial conditions or results of operations of the Company (a "Company Material Adverse Effect").

    (b) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock, of which, as of the date of this Agreement, ten shares are issued and outstanding and held by U.S. Bancorp Asset Management, Inc., the Company's sole stockholder, and 2,000,000 shares of preferred stock, none of which are issued or outstanding. All outstanding shares of Company Stock of the Company are validly issued, fully paid and nonassessable and not subject to preemptive rights. The Articles of Incorporation of the Company will be amended prior to the Effective Time to read as set forth in Exhibit B. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth herein or in connection with the Merger, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which such entity is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional Company Common Stock, voting securities or other ownership interests in the Company or obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock, voting securities or other ownership interests in the Company or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person.

    (c) AUTHORITY; NONCONTRAVENTION; CONSENTS. The Company has the requisite corporate power and authority to enter into this Agreement and the Merger Plan. The Company has the requisite corporate power and authority to consummate the Merger and other transactions contemplated by this Agreement and the Merger Plan. The execution and delivery of this Agreement and the Merger Plan by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. Each of this Agreement and the Merger Plan has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against such entity in accordance with its terms except as may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement and the Merger Plan by the Company does not, and the consummation of the Merger and other transactions contemplated hereby and thereby and compliance by the Company with the provisions of this Agreement and the Merger Plan will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under (i) the articles of incorporation or bylaws of the Company, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to the Company or its properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Company Material Adverse Effect or (y) prevent the consummation of the Merger or any other transaction contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the Merger Plan by the Company or the consummation by the Company of the Merger and other transactions contemplated hereby and thereby, except for (i) the filing with the SEC of (x) the Registration Statement, (y) the Exemptive Order and
(z) such reports under Section 13(a) and Section 14 of the Exchange Act, as may be required in connection with this Agreement and the other transactions contemplated by this Agreement, (ii) the filing of the Articles of Merger for the Merger with the Department of Assessments and Taxation of the State of Maryland and the Office of the Secretary of State of the State of Minnesota, and
(iii) such other consents, approvals, orders, authorization, registrations, declarations and filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of the Merger or any of the transactions contemplated by this Agreement or otherwise prevent the Company from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Company Material Adverse Effect.

    (d) NO BUSINESS. The Company was incorporated on January 11, 2002 and has not conducted any business. There is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting such entity that, individually or in the aggregate, could reasonably be expected to
(i) have a Company Material Adverse Effect or (ii) prevent the consummation of the Merger or any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Except for this Agreement and the Merger Plan, the Company is not a party to any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise or license, or any agreement to acquire real property, or any other contract, agreement, arrangement or understanding. The Company has no assets or liabilities.

    (e) BROKERS; FEES AND EXPENSES. No broker, investment banker, financial advisor or other person will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

    (f) COMPLIANCE WITH LAWS. The Company has not violated or failed to comply with any statute, law, ordinance, regulation, rule, judgement, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

    (g) REGISTRATION STATEMENT. The information furnished by the Company for inclusion in the Registration Statement will not, as of the effective date of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                   ARTICLE IV
                                   COVENANTS

    Section 4.1 CONDUCT OF BUSINESS BY THE FUNDS. During the period from the date of this Agreement to the Effective Time, each Fund shall carry on its respective businesses in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill, and ongoing businesses and its status as a RIC within the meaning of the Code. Without limiting the generality of the foregoing, the following additional restrictions shall apply. During the period from the date of this Agreement to the Effective Time, except as otherwise contemplated by this Agreement, each Fund shall not (and shall not authorize or commit or agree to):

    (a) (i) split, combine or reclassify any shares of Fund Stock or, except pursuant to the terms of any existing dividend reinvestment plan of the Fund, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Fund Stock or (ii) purchase, redeem or otherwise acquire any shares of Fund Stock;

    (b) issue, deliver or sell, or grant any option or other right, in respect of, any Fund Stock, any other securities of the Fund or any securities convertible into, or any rights, warrants or options to acquire, any such securities;

    (c)  amend the articles of incorporation or bylaws of the Fund

    (d)  merge or consolidate with any Person;

    (e) make any tax election (unless required by law or necessary to preserve the Fund's status as a RIC);

    (f) (i) change in any material manner any of its methods, principles or practices of accounting, except as may be required by the SEC, applicable law or GAAP or (ii) make or rescind any express or deemed election relating to tax matters; or

    (g)  pay any distribution except regular monthly distributions.

    Section 4.2 OTHER ACTIONS. None of the Funds shall take any action that would result in (i) any of the representations and warranties of such Fund (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

    Section 4.3 CONDUCT OF BUSINESS BY THE COMPANY. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company will not conduct any business; will not enter into any material contracts; and will not acquire any assets or incur any liabilities. Without limiting the generality of the foregoing, the following additional restrictions shall apply. During the period from the date of this Agreement to the Effective Time, except as otherwise contemplated by this Agreement, the Company shall not (and shall not authorize or commit or agree to) amend the articles of incorporation or bylaws of the Company.

    Section 4.4 OTHER ACTIONS OF THE COMPANY. The Company shall not take any action that would result in (i) any of the representations and warranties of the Company (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

                                   ARTICLE V
                              ADDITIONAL COVENANTS

    Section 5.1 PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS; EXEMPTIVE ORDER.

    (a) As soon as practicable following the date of this Agreement, the Funds and the Company shall prepare and file with the SEC a preliminary Registration Statement in form and substance satisfactory to each of the Funds in which the Proxy Statement/Prospectus will be included as a prospectus. The Company and each of the Funds shall use its best efforts to (i) respond to any comments of the SEC and (ii) have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Each Fund shall use its best efforts to mail the Proxy Statement/Prospectus to the holders of Fund Stock, together with the Notice of Election, as promptly as practicable after the Registration Statement is declared effective. Each party will notify the others promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement/Prospectus or for additional information, and will supply the other Funds with copies of all correspondence between such party or any of its representatives and the SEC with respect to the Registration Statement or the Proxy Statement/Prospectus. The Registration Statement and the Proxy Statement/Prospectus shall comply in all material respects with all applicable requirements of Law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus, the Company, the Fund or Funds, as the case may be, shall promptly inform the Company and the Funds of such occurrences and cooperate in filing with the SEC, and/or mailing to the holders of Fund Stock such amendment or supplement in a form reasonably acceptable to the Funds.

    (b) Each Fund shall cause a meeting of its shareholders (each, a "Shareholders Meeting") for the purpose of voting on the approval and adoption of the Merger Plan and the Merger. Each Fund covenants that the Proxy Statement/Prospectus shall include the recommendation of such Fund Board to the effect that the Merger, this Agreement and the Merger Plan are in the best interest of the holders of Fund Stock of such Fund; PROVIDED, HOWEVER, that the recommendation of such Fund Board may not be included or may be withdrawn, modified or amended if such Fund Board determines so in good faith.

    Section 5.2 BEST EFFORTS; NOTIFICATION.

    (a) Upon the terms and subject to the conditions set forth in this Agreement, the Company and each of the Funds agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Company and other Funds in doing all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals, waivers or exemption from non-governmental third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger, this Agreement or the consummation of the Merger and the other transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and
(iv) the execution and delivery of any additional instruments necessary to consummate the Merger and the other transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Merger Plan.

    (b) Each Fund shall give prompt notice to the Company and the other Funds, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    (c) The Company shall give prompt notice to the Funds, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    Section 5.3 PUBLIC ANNOUNCEMENTS. Each Fund and the Company will consult with the other parties before issuing, and provide the other parties the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the Merger will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

    Section 5.4 INDEMNIFICATION FROM AND AFTER THE EFFECTIVE TIME.

    (a) (i) From and after the Effective Time, the Company shall indemnify, defend and hold harmless each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or a member of the board of directors of a Participating Fund (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement of, with the approval of the indemnifying party (which approval shall not be unreasonably withheld), or otherwise in connection with, any threatened or actual claim, action, suit, proceeding or investigation based on or arising out of the fact that such person is or was an officer or a member of the board of directors at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time ("Fund Indemnified Liabilities"), including all Fund Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement or the Merger, in each case to the full extent permitted under its articles of incorporation, the MBCA or the 1940 Act, including rights to receive advance payment of fees and expenses in defending any suits, actions or proceedings.

     (ii) Any Indemnified Parties proposing to assert the right to be indemnified under this Section 5.4 shall, promptly after receipt of notice of commencement of any action against such Indemnified Parties in respect of which a claim is to be made under this Section 5.4 against the Company, notify the Company of the commencement of such action, enclosing a copy of all papers served. If any such action is brought against any of the Indemnified Parties and such Indemnified Parties notify the Company of its commencement, the Company will be entitled to participate in and, to the extent that it elects by delivering written notice to such Indemnified Parties promptly after receiving notice of the commencement of the action from the Indemnified Parties, to assume the defense of the action and after notice from the Company to the Indemnified Parties of its election to assume the defense, the Company will not be liable to the Indemnified Parties for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the Indemnified Parties in connection with the defense. If the Company assumes the defense, the Company shall have the right to settle such action without the consent of the Indemnified Parties; provided, however, that the Company shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the Indemnified Parties or any decree or restriction on the Indemnified Parties or their partners, officers or directors; provided, further, that the Company shall not, in the defense of any such action, except with the consent of the Indemnified Parties (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Parties of a release from all liability with respect to such action. The Indemnified Parties will have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Parties unless (i) the employment of counsel by the Indemnified Parties has been authorized in writing by the Company, (ii) the Indemnified Parties have reasonably concluded (based on advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to the Company, or (iii) the Company has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of Company.

    (iii) It is understood that the Company shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such Indemnified Parties unless (a) the employment of more than one counsel has been authorized in writing by the Company, or (b) any of the Indemnified Parties have reasonably concluded (based on advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to other Indemnified Parties, in each case of which the Company shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

     (iv) The Company will not be liable for any settlement of any action or claim effected without its written consent (which consent shall not be unreasonably withheld).

    (b) The provisions of this Section 5.4 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and personal representatives and shall be binding on all successors and assigns of the Company.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

    Section 6.1  CONDITIONS PRECEDENT.

    (a) CONDITION TO ANY FUND PARTICIPATING IN THE MERGER. For any Fund to participate in the Merger as a constituent corporation, the Merger, the Merger Plan and the transactions contemplated thereby shall have been duly approved by the shareholders of such Fund by a vote of at least a majority of all the votes entitled to be cast with respect thereto in accordance with the MBCA and the 1940 Act.

    (b) CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date is subject to the satisfaction on or prior to the Effective Time of the following conditions:

      (i) SHAREHOLDER CONSENTS; AGGREGATE NAV. Funds having, in the aggregate, Net Assets of at least $200 million (net of the aggregate Cash Election Numbers, or the number of Cash Election Shares where such number is less than the Cash Election Number, for each Participating Fund and the number of Dissenting Shares for each Participating Fund multiplied by the Net Asset Value Per Share) shall have duly approved the Merger in accordance with
Section 6.1(a).

     (ii) LISTING OF COMMON STOCK. The NYSE shall have approved for listing the Common Stock to be issued in the Merger and such approval shall remain in effect at the Effective Time.

     (iii) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

     (iv) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect.


     (v) OPINION RELATED TO REIT STATUS OF THE COMPANY. The Funds shall have received an opinion dated as of the Closing Date of Ernst and Young LLP, reasonably satisfactory to the Funds that following the Merger (after giving effect thereto), the Company's proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

     (vi) CONSENTS AND APPROVALS. The receipt of all necessary governmental consents and approvals on or before (and remaining in effect at) the Effective Time.

     (vii) EXEMPTIVE ORDER. The Exemptive Order shall have been issued by the SEC and shall not contain any terms or conditions that are unacceptable to the Funds, in their reasonable discretion, or be inconsistent with this Agreement, and such Exemptive Order shall remain in effect at the Effective Time.

    (viii) TAX OPINION REGARDING THE MERGER. The Funds shall have received an opinion dated the Closing Date of Ernst & Young LLP, reasonably satisfactory to the Funds that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, which shall be dated on or about the date that is two business days prior to the date of the Proxy Statement/Prospectus and which shall be updated as of the Effective Time.

     (ix) EXECUTION OF REIT ADVISORY AGREEMENT. The REIT Advisory Agreement in the form of Exhibit D attached hereto shall have been executed and be effective.

    Section 6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE FUNDS. The obligations of each of the Approving Funds to effect the Merger and to consummate the other transactions contemplated in this Agreement to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by the Approving Funds:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Approving Funds (without giving effect to any "materiality" qualification or limitation) set forth in this Agreement shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and each Approving Fund shall have received a certificate signed on behalf of the Company and the other Approving Funds to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY AND THE OTHER FUNDS. The Company and the Approving Funds shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and each Approving Fund shall have received a certificate signed on behalf of each of the Company the other Approving Funds to such effect.

    (c) MATERIAL ADVERSE CHANGE OF THE OTHER FUNDS. Since the date of this Agreement, there has not been any material adverse change in the business, results of operations or financial condition of any of other Approving Funds. Each Approving Fund shall have received a certificate of the other Approving Funds to the effect that there has been no such material adverse change.

    (d) MATERIAL ADVERSE CHANGE OF THE COMPANY. Since the date of this Agreement, there has not been any material adverse change in the business, results of operations or financial condition of the Company. Each Approving Fund shall have received a certificate of the Company to the effect that there has been no such material adverse change.

    (e) MATERIAL ADVERSE CHANGE OF THE ADVISER. Since the date of this Agreement, there has not been any material adverse change in the business, results of operations or financial condition of the Adviser under the REIT Adviser Agreement. Each Approving Fund shall have received a certificate of the Adviser under the REIT Adviser Agreement to the effect that there has been no such material adverse change.

    (f) CONSENTS. All consents and waivers from third parties necessary in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, including those related to any loan or credit agreement, shall have been received, other than such consents and waivers from third parties, which, if not obtained, would not result, individually, or in the aggregate, in a Fund Material Adverse Effect.

    (g) DISSENTERS RIGHTS. The holders of not more than 5% of the outstanding Fund Stock of any Approving Fund shall have exercised dissenters' rights in accordance with the MBCA.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    Section 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Date whether before or after any Shareholder Approvals are obtained:

    (a) by mutual written consent of the Funds duly authorized by their respective board of directors;

    (b) by any Fund, but only as to such Fund, if the board of directors of such Fund shall have determined that it is in the best interests of the Fund and its shareholders to terminate such Fund's rights and obligations under this Agreement.

    Section 7.2 EXPENSES. Except as otherwise specified in this Section 7.2 or agreed in writing by the parties, all costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the Funds (pro rata in accordance with their aggregate Net Assets) whether or not the Merger is consummated (provided, however, that the Funds and the Company acknowledge that no fees and expenses of US Bancorp Asset Management relating to maintaining and negotiating US Bancorp Asset Management's interest in the proposed transactions (including all internal and outside counsel fees used for its direct purposes) will be paid by the Funds).

    Section 7.3 EFFECT OF TERMINATION.

    In the event of termination of this Agreement as provided in
Section 7.1(a), this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any Fund or the Company, other than under Section 7.2 and Article VIII. In the event that any Fund terminates its rights and obligations under this Agreement as provided in
Section 7.1(b), this Agreement shall forthwith (i) have no effect with regard to such Fund and (ii) impose no liability or obligation upon such Fund other than such Fund's rights and obligations under Section 7.2 and Article VIII.

    Section 7.4 AMENDMENT. This Agreement may be amended or modified by the consent of all the Funds in writing by appropriate instrument executed by the Funds and the Company at any time prior to obtaining Shareholder Approvals, provided, however, that, after Shareholder Approvals are obtained, no such amendment, modification or supplement shall be made which requires the further approval of shareholders without obtaining such approval of all the Approving Funds.

    Section 7.5 WAIVER/APPROVALS. Prior to receiving Shareholder Approvals, any action required or permitted to be taken by the Funds under this Agreement (including amendments hereto, any consents or waivers hereunder or any termination of this Agreement) shall require the consent of all the Funds. After Shareholder Approvals, any such action shall require the consent of all the Approving Funds.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    Section 8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performances after the Effective Time.

    Section 8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):


    (a)  if to the Funds, to
       US Bancorp Asset Management, Inc.
       800 Nicollet Mall
       Minneapolis, Minnesota 55402
       Telecopy: (612) 303-1189
       Attention: Thomas S. Schreier, Jr.



    (b)  if to the Company, to
       American Real Estate Finance Corporation
       c/o U.S. Bancorp Asset Management, Inc.
       800 Nicollet Mall
       Minneapolis, Minnesota 55402
       Telecopy: (612) 303-1189
       Attention: Robert H. Nelson


    Section 8.3 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    Section 8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    Section 8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the other agreements entered into in connection with this Agreement, including the Merger Plan (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and, (b) except for the provisions of Article II and Section 5.4, are not intended to confer upon any person other than the parties hereto any rights or remedies.

    Section 8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

    Section 8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    Section 8.8 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Minnesota or in any Minnesota state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of Minnesota or any Minnesota state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

                                   ARTICLE IX
                              CERTAIN DEFINITIONS

    Section 9.1 CERTAIN DEFINITIONS.  For purposes of this Agreement

    "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

    "Approving Funds" means those Funds that have received the required shareholder approvals at their respective Fund Shareholder Meeting, and have not terminated this Agreement pursuant to Section 7.1(b).

    "Fund Shareholder Meetings" means those meetings of the shareholders of the Funds called to consider and approve this Agreement, the Merger Plan and the Merger.

    "Participating Funds" means those Approving Funds that have satisfied all conditions contained in Article VI (except for any of those that have been waived or those that by their nature are to be fulfilled at the Closing).

    "Person" means an individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, trust, unincorporated organization or other entity.

    "Special Committee" means the special committee of the Funds Board appointed to consider the Merger.

    IN WITNESS WHEREOF, ASP, BSP, CSP, SLA and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                                   AMERICAN STRATEGIC INCOME
                                                   PORTFOLIO INC.
                                                   By    /s/ Jeff Wilson
                                                         --------------------------------------------
                                                   Its   Vice President
                                                         --------------------------------------------
                                                   AMERICAN STRATEGIC INCOME
                                                   PORTFOLIO INC.--II
                                                   By    /s/ Jeff Wilson
                                                         --------------------------------------------
                                                   Its   Vice President
                                                         --------------------------------------------
                                                   AMERICAN STRATEGIC INCOME
                                                   PORTFOLIO INC.--III
                                                   By    /s/ Jeff Wilson
                                                         --------------------------------------------
                                                   Its   Vice President
                                                         --------------------------------------------
                                                   AMERICAN SELECT PORTFOLIO INC.
                                                   By    /s/ Jeff Wilson
                                                         --------------------------------------------
                                                   Its   Vice President
                                                         --------------------------------------------
                                                   AMERICAN REAL ESTATE FINANCE
                                                   CORPORATION
                                                   By    /s/ John G. Wenker
                                                         --------------------------------------------
                                                   Its   President, Chief Executive Officer
                                                         --------------------------------------------

                                   APPENDIX B
                                 PLAN OF MERGER
                                    Merging
                    AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                           (a Minnesota corporation)
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.-II
                           (a Minnesota corporation)
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.-III
                           (a Minnesota corporation)
                         AMERICAN SELECT PORTFOLIO INC.
                           (a Minnesota corporation)
                                 with and into
                    AMERICAN REAL ESTATE FINANCE CORPORATION
                            (a Maryland corporation)

                                   BACKGROUND

    AMERICAN STRATEGIC INCOME PORTFOLIO INC., a Minnesota corporation ("ASP"), AMERICAN STRATEGIC INCOME PORTFOLIO INC.-II, a Minnesota corporation ("BSP"), AMERICAN STRATEGIC INCOME PORTFOLIO INC.-III, a Minnesota corporation ("CSP"), and AMERICAN SELECT PORTFOLIO INC., a Minnesota corporation ("SLA" and together with ASP, BSP and CSP, the "Funds") and AMERICAN REAL ESTATE FINANCE CORPORATION, a Maryland corporation (the "Company") are parties to an Agreement and Plan of Reorganization dated as of March 20, 2002 (the "Reorganization Agreement"), providing for the merger of the Funds with and into the Company (the "Merger") upon the terms and conditions set forth in this Plan of Merger, the Reorganization Agreement and pursuant to the Minnesota Business Corporation Act (the "MBCA") and the Maryland General Corporation Law (the "MGCL"). The Company and the Funds are sometimes hereinafter together referred to as the "Constituent Corporations." Terms used herein that are not defined herein shall have the meanings ascribed thereto in the Reorganization Agreement.

                              TERMS AND CONDITIONS

    1. MERGER TERMS AND CONDITIONS. The Constituent Corporations shall effect the Merger upon the terms and subject to the conditions set forth in this Plan of Merger.

    1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Plan of Merger, the Reorganization Agreement and in accordance with the MGCL and the MBCA, ASP, BSP, CSP and SLA shall each be merged with and into the Company at the Effective Time. Following the Merger, the separate existence of ASP, BSP, CSP and SLA shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of ASP, BSP, CSP and SLA in accordance with the MGCL and MBCA.

    1.2 CLOSING. The closing of the Merger (the "Closing") will take place at 9:00 a.m., Minneapolis time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in the Reorganization Agreement (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, unless another date or place is agreed to in writing by the Funds (the "Closing Date").

    1.3 EFFECTIVE DATE. As soon as practicable following the Closing, the parties shall file articles of merger, certificate of merger or other appropriate documents for the merger of the Funds with and into the Company executed in accordance with the MGCL and MBCA (collectively, the "Articles of Merger") and shall make all other filings or recordings required under the MGCL and the MBCA to effect the Merger. The Merger shall become effective at such time as the Articles of Merger have been duly filed with the Department of Assessments and Taxation of the State of Maryland and the Office of the Secretary of State of the State of Minnesota, or at such other time as the parties shall specify in the Articles of Merger (the time and date the Merger becomes effective being the "Effective Time" and the "Effective Date," respectively), it being understood that the parties shall cause the Effective Date to be the Closing Date.

    1.4  EFFECTS OF THE MERGER. The Merger shall have the effects set forth in
Section 1.1 and in the MGCL and the MBCA, as appropriate.

    1.5 ORGANIZATIONAL DOCUMENTS. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law. The bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the "ByLaws"), until duly amended as provided therein or by applicable law.

    1.6 OFFICERS AND DIRECTORS. The officers of the Company at the Effective Time shall continue to be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the MGCL, the Charter and the ByLaws. The Board of Directors of the Surviving Corporation immediately following the Effective Time shall be those persons identified in writing by the Company and not objected to by the Funds.

    2.1 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Funds or the holders of any of the following shares of capital stock:

    (a)    Subject to the other provisions of this Section 2.1 and to Sections
    2.2 and 2.3:

          (i) each share of common stock, par value $.01 per share, of ASP ("ASP Stock"), each share of common stock, par value $.01 per share, of BSP ("BSP Stock"), each share of common stock, par value $.01 per share, of CSP ("CSP Stock"), and each share of common stock, par value $.01 per share, of SLA ("SLA Stock", and together with ASP Stock, BSP Stock and CSP Stock, the "Fund Stock") issued and outstanding immediately prior to the Effective Time (excluding any shares of Fund Stock held by the Company or any of the Funds immediately prior to the Merger (the "Cancelable Shares") and Dissenting Shares (as defined in Section 2.3(i))) shall be converted into the right to receive (A) that number of shares of Company Common Stock as calculated in accordance with, and subject to, Section 2.1(c) (the "Exchange Ratio"), or
    (B) an amount in cash, without interest (the "Net Asset Value Per Share"), equal to the Exchange Ratio for the respective Fund multiplied by $10.00, or
    (C) a combination of shares of Company Common Stock and cash, without interest, determined in accordance with this Section 2.1 (the "Merger Consideration"); provided, however, that notwithstanding any other provision hereof, only shares of Fund Stock of Participating Funds shall be subject to the conversion and other terms of this Section 2.1 and Sections 2.2 and 2.3 (such shares of Fund Stock of Participating Funds but excluding Cancelable Shares and Dissenting Shares are defined as the "Merger Shares"). At the Effective Time, all Merger Shares shall no longer be outstanding and automatically shall be cancelled and cease to exist, and each certificate previously evidencing any such shares shall thereafter represent solely the right to receive the Merger Consideration. The holders of certificates previously evidencing the Merger Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to Merger Shares except as otherwise provided herein, in the Merger Plan or by the MBCA or the MGCL. Such certificates previously evidencing Merger Shares shall be exchanged for the Merger Consideration, without interest, in accordance with the allocation procedures of this Section 2.1 and upon the surrender of such certificates in accordance with the provisions of Sections 2.2 and 2.3;

          (ii) each Cancelable Share shall automatically be cancelled and cease to exist, and no Merger Consideration or other consideration shall be paid or payable in respect of such shares;

          (iii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and cease to exist, and no Merger Consideration or other consideration shall be paid or payable in respect of such shares; and

          (iv) subject to the allocation and election procedures set forth in Section 2.2, each record holder of Merger Shares of Fund Stock outstanding immediately prior to the Effective Time will be entitled with respect to the Merger Consideration to receive cash for all, but not less than all, of such shares, provided the election procedures set forth herein have been satisfied (a "Cash Election").

    (b) Notwithstanding the foregoing, the parties understand that following the Merger the rights of each stockholder of the Company under this Section 2.1 and the Merger Plan will be subject to the ownership limitations and other related provisions contained in the Charter.

    (c) The Exchange Ratio for each Fund shall be determined by (i) dividing that Fund's Net Assets by the number of shares of Fund Stock of such Fund issued and outstanding immediately prior to the Effective Time, and (ii) then dividing such result by $10.00. Each Fund's "Net Assets" shall be determined as of the last business day of the week immediately preceding the Effective Time and shall be calculated in a manner consistent with the existing policies of the Funds, but adjusted to give effect to the expenses of the Merger and the other transactions contemplated by the Reorganization Agreement to the extent such expenses have not been accrued prior thereto and reflected in the Net Assets.

    2.2  CASH ELECTIONS.

    (a) The maximum number of shares of Fund Stock of each Fund to be converted into the right to receive cash in the Merger (the "Cash Election Number") shall be equal to (i) 15% of (w) the number of shares of Fund Stock of such Fund issued and outstanding immediately prior to the Effective Time less
(x) the number of Cancelable Shares of such Fund (the number of shares determined in accordance with clauses (w) and (x) shall be deemed the "Exchanged Shares").

    (b) Holders of record of shares of Fund Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Fund Stock held by such Representative for a particular beneficial owner.

    (c) If, for any Fund, the aggregate number of shares covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, all Merger Shares not covered by Cash Elections (the "Non-Electing Shares") shall be converted into the right to receive Company Common Stock, and the Cash Election Shares shall be converted into the right to receive Company Common Stock and cash in the following manner:

    each Cash Election Share shall be converted into the right to receive
    (i) an amount in cash, without interest, equal to the product of (x) the Net Asset Value Per Share and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Company Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

    (d) If, for any Fund, the aggregate number of Cash Election Shares is equal to or less than the Cash Election Number, all Cash Election Shares shall be converted into the right to receive cash, and all Non-Electing Shares shall be converted into the right to receive Company Common Stock.

    (e) All Cash Elections shall be made on a form designed for that purpose (a "Form of Election"). Cash Elections shall be made by holders of Fund Stock by mailing to the Exchange Agent a Form of Election, which shall be in such form and have such provisions as the Funds may reasonably specify. To be effective, a Form of Election must be properly completed, signed and received by the Exchange Agent by the close of business on the last business day prior to the Fund Shareholder Meeting of the respective Fund (the "Election Deadline"). The Funds will have the discretion, which they may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of the Funds (or the Exchange Agent) in such matters shall be conclusive and binding. Neither the Funds nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 2.2 (other than the calculation of the Net Assets of the Funds) and all such computations shall be conclusive and binding on the holders of Fund Stock absent manifest error. A Cash Election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Upon any such revocation, unless a duly completed Form of Election, is thereafter submitted in accordance with this paragraph (e), such shares shall be deemed to be Non-Electing Shares.

    (f) For the purposes hereof, a holder of Fund Stock who does not make a valid Cash Election prior to the Election Deadline, including as a result of revocation, shall be deemed not to have made a Cash Election and such holder's shares shall be treated as Non-Electing Shares. If the Funds or the Exchange Agent shall determine that any purported Cash Election was not properly made, such purported Cash Election shall be deemed to be of no force and effect and the shareholder making such purported Cash Election shall for purposes hereof be deemed not to have made a Cash Election.

    (g) The Funds and the Company, or any transfer agent or other responsible party acting on behalf of the Funds and the Company, shall mail the Form of Election to each person who is a holder of record of Fund Stock on the record date for the Fund Shareholder Meetings and shall each use its best efforts to mail the Form of Election to all persons who become holders of Fund Stock during the period between (i) such record date and (ii) the date seven calendar days prior to the Election Deadline and to make the Form of Election available to all persons who become holders of Fund Stock subsequent to the date described in clause (ii) and no later than the close of business on the business day prior to the Election Deadline.

    2.3    EXCHANGE OF CERTIFICATES.

    (a) EXCHANGE AGENT. Promptly following the Effective Time, the Company shall deposit, or shall cause to be deposited, with a bank or trust company organized under the laws of, and having an office in, the United States or any state thereof and designated by the Funds (the "Exchange Agent"), for the benefit of the holders of shares of Fund Stock, for exchange in accordance with this Plan of Merger, through the Exchange Agent, (i) certificates evidencing such number of shares of Company Common Stock equal to the Exchange Ratio of each Fund multiplied by the number of Non-Electing Shares (or if Section 2.2(c) is applicable, the Exchange Ratio of each Fund multiplied by that number of shares equal to the Exchanged Shares less the Cash Election Number) and (ii) cash in the amount equal to the Net Asset Value Per Share multiplied by the number of Cash Electing Shares (or if Section 2.2(c) is applicable, the Net Asset Value Per Share multiplied by the Cash Election Number) (such certificates for shares of Company Common Stock, together with any dividends or distributions with respect thereto, and cash, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions from the Company, deliver the Company Common Stock and cash contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose; PROVIDED, HOWEVER, that the Exchange Fund may be invested by the Exchange Agent, pursuant to instructions from the Company, in obligations of or guaranteed by the United States of America or any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks located in the United States with capital, surplus and undivided profits aggregating in excess of $75 million (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise); PROVIDED, FURTHER, that any such investment or resulting payment of earnings shall not delay the receipt by holders of shares of Fund Stock of the Merger Consideration or otherwise impair such holders' respective rights hereunder. In the event the Exchange Fund shall realize a loss on any such investment, the Company shall promptly thereafter deposit in such Exchange Fund cash in an amount sufficient to enable such Exchange Fund to satisfy all remaining obligations originally contemplated to be paid out of such Exchange Fund. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Company.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Company will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Fund Stock (other than

Dissenting Shares and Cancelable Shares) (the "Certificates"), (i) a letter of transmittal and (ii) instructions for use in effecting the surrender for cancellation of the Certificates in exchange for certificates evidencing shares of Company Common Stock and/or cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefore the Merger Consideration and the Certificate so surrendered shall forthwith be cancelled. Subject to Section 2.3(h), under no circumstances will any holder of a Certificate be entitled to receive any part of the Merger Consideration until such holder shall have surrendered such Certificate. In the event of a transfer of ownership of shares of Fund Stock which is not registered in the transfer records of the Funds, the Merger Consideration may be paid in accordance with this Article II to the transferee if the Certificate evidencing such shares of Fund Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3 (but subject to Section 2.3(i)), each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration. No interest shall be paid on the Merger Consideration.

    (c) RECORD DATES; DISTRIBUTIONS WITH RESPECT TO UNCONVERTED FUND STOCK. No dividends or other distributions with respect to Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Company Common Stock represented thereby until the surrender of such Certificate in accordance with this Plan of Merger. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of such Certificate, without interest, (A) at the time of such surrender, the amount of any cash payable in lieu of any fractional share of Company Common Stock to which such holder is entitled pursuant to
Section 2.3(f) and (B) if such Certificate is exchangeable for one or more whole shares of Company Common Stock, (x) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Company Common Stock and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Company Common Stock.

    (d) NO FURTHER OWNERSHIP RIGHTS IN FUND STOCK. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this
Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Fund Stock theretofore represented by such Certificates, subject, however, to the obligation of the Company to pay, without interest, any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Funds on such Fund Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the transfer books of the Funds of the shares of Fund Stock which are outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are properly presented to the Company, they shall be cancelled and exchanged as provided in this Plan of Merger.

    (e) NO LIABILITY. None of the Company, the Funds or the Exchange Agent shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for six months after the Effective Time shall be redelivered by the Exchange Agent to the Company, upon demand, and any holders of Certificates who have not theretofore complied with
Section 2.3(b) shall thereafter look only to the Company for delivery of the Merger Consideration, subject to applicable abandoned property, escheat or similar laws.

    (f)    NO FRACTIONAL SHARES.

          (i) No certificates or script representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a stockholder of the Company.

          (ii) Notwithstanding any other provision of this Agreement, if any holder of Fund Stock exchanged in the Merger would otherwise be entitled to receive a fraction of a share of Company Common Stock (after taking into account all Certificates of each Fund delivered by such holder), then the total number of shares of Company Common Stock issued in the Merger to such holder shall be rounded up or down to the nearest whole share of Company Common Stock.

    (g) WITHHOLDING RIGHTS. The Company or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Fund Stock such amounts as the Company or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Fund Stock, in respect of which such deduction and withholding was made by the Company or the Exchange Agent.

    (h) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such persons of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it and the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable, and unpaid dividends and distribution on shares of Company Common Stock deliverable in respect thereof pursuant to this Agreement.

    (i)    DISSENTING SHARES.

          (i) Notwithstanding any provision of this Agreement to the contrary, any issued and outstanding shares of Fund Stock which are held by shareholders of a Fund who shall have not voted in favor of the Merger and who shall have filed with such Fund, prior to the taking of the vote of the shareholders of such Fund on the Merger, a written notice of intent to demand payment of the fair value for such shares of Fund Stock and, after the taking of such vote, shall make written demand for payment of the fair value of such shares in accordance with and otherwise comply with
    Section 302A.473 of the MBCA (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders shall be entitled to receive payment of the fair value of such Dissenting Shares held by them in accordance with the provisions of Section 302A.473 of the MBCA, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under Section 302A.473 of the MBCA shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive the Merger Consideration as if such shares were Non-Electing Shares, without any interest thereon, upon surrender, in the manner provided in Section 2.2 and 2.3, of the Certificate or Certificates that formerly evidenced such shares of Fund Stock.

          (ii) Each Fund shall give each other Fund prompt notice upon receipt by such Fund, at any time prior to the Effective Time, of any notice of intent to demand payment of the fair value of shares of Fund Stock in accordance with Section 302A.473 of the MBCA and withdrawals of any such notice. No Fund shall, except with the prior approval of the Funds, make any payment with respect to any demands for the fair value of shares of Fund Stock or offer to settle or settle any such demands.

    3.1 TERMINATION. This Plan of Merger may be terminated at any time on or before the Effective Time by agreement of the Boards of Directors of the Constituent Corporations. This Plan of Merger shall be automatically terminated if the Reorganization Agreement is terminated in accordance with the terms thereof.

[Friedman Billings Ramsey Logo]

                                  APPENDIX C-1

              FAIRNESS OPINION OF FRIEDMAN, BILLINGS, RAMSEY & CO.
                  TO AMERICAN STRATEGIC INCOME PORTFOLIO INC.

March 20, 2002


Board of Directors
American Strategic Income Portfolio Inc.
800 Nicollet Mall
Minneapolis, MN 55402
Ladies and Gentlemen:



You have requested that Friedman, Billings, Ramsey & Co, Inc. ("FBR") provide you with its opinion as to the fairness, from a financial point of view, to the holders of shares of American Strategic Income Portfolio Inc. (the "Fund") of the financial consideration (securities or cash) to be received in the proposed merger (the "Merger") by the Fund into American Real Estate Finance Corporation (the "Acquiring Company") pursuant to the terms of the Agreement and Plan of Reorganization (the "Merger Agreement") by and among the Fund, American Strategic Income Portfolio Inc.--II, American Strategic Income Portfolio Inc.--III, American Select Portfolio Inc. (collectively, with the Fund, the "Funds") and the Acquiring Company. FBR is not providing an opinion as to the trading value of the Acquiring Company common stock going forward nor should the delivery of this Fairness Opinion be construed as a recommendation by FBR as to the suitability of the Acquiring Company common stock as an investment by current investors in the Fund. The risk factors to be considered by the individual investors will be described in the Form S-4 Registration Statement, a draft of which FBR has reviewed. The Merger Agreement provides, among other things, that upon the effectiveness of the Merger, each fund whose shareholders approve the Merger will merge into the Acquiring Company and that each share of such fund's common stock other than shares, with respect to which dissenters rights' of appraisal are exercised under the Minnesota Business Corporation Act or with respect to which a cash election is made as set forth below, shall be converted into the right to receive a number of shares of common stock of the Acquiring Company having a net asset value equal to the net asset value of the converted share. The Merger Agreement also provides that the holders of up to 15% of the shares of each fund may elect to receive, in lieu of common stock of the Acquiring Company, cash in the amount equal to the net asset value of their shares. The Merger Agreement requires, as to the condition to the Merger, that funds having, in the aggregate, a net asset value of at least $200 million (net of cash payments to be made pursuant to cash elections and amounts to be paid for dissenting shares based on their net asset value) elect to participate in the Merger. The complete terms of the proposed transaction are described in the Merger Agreement, and this summary is qualified in its entirety by reference thereto. The Merger Agreement will be considered at a special meeting of the shareholders of the Fund.


In order to prepare and deliver this opinion, FBR has completed the following tasks:

 1. reviewed the Merger Agreement;

 2. reviewed the REIT Advisory Agreement (as defined in the Merger Agreement);

 3. reviewed the Charter (as defined in the Merger Agreement);

 4. reviewed the ByLaws (as defined in the Merger Agreement);

                                          Friedman, Billings, Ramsey & Co., Inc.
                                                    1001 Nineteenth Street North
                                                       Arlington, Virginia 22209
                                                                    703.312.9500
                                                                     www.fbr.com

                                     C-1-1

 5. reviewed a draft of the Form S-4 Registration Statement dated 3/8/02 to be filed with the SEC;


 6. reviewed the American Strategic Income Portfolio Inc. and American Select Portfolio Inc. annual reports to shareholders for the years ended
    November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;



 7. reviewed the American Strategic Income Portfolio Inc.--II and American Strategic Income Portfolio Inc.--III annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998,
    May 31, 1999, May 31, 2000, and May 31, 2001;



 8. reviewed the American Strategic Income Portfolio Inc. and American Select Portfolio Inc. semi-annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998, May 31, 1999,
    May 31, 2000, and May 31, 2001;



 9. reviewed the American Strategic Income Portfolio Inc.--II and American Strategic Income Portfolio Inc.--III semi-annual reports to shareholders for the years ended November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;



 10. reviewed the American Strategic Income Portfolio Inc. prospectus dated December 19, 1991;



 11. reviewed the American Strategic Income Portfolio Inc.--II prospectus dated July 23, 1992;



 12. reviewed the American Strategic Income Portfolio Inc.--III prospectus dated March 19, 1993;



 13. reviewed the American Select Portfolio Inc. prospectus dated September 14, 1993;


 14. reviewed the Funds' portfolios as of January 31, 2002;

 15. reviewed the Funds' master loan and security agreements;


 16. reviewed the reported market prices and trading history of the Funds' shares for the period November 30, 1995 through March 15, 2002;


 17. discussed the financial condition, results of operations, earnings projections, business and prospects of the Funds with the Funds' manager, U.S. Bancorp Asset Management, Inc.;

 18. compared the results of operations and financial condition of the Funds with those of certain closed-end mutual funds that FBR deemed to be reasonably comparable to the Funds;

 19. compared the results of operations and financial condition of the Funds with those of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Funds;

 20. participated in discussions and negotiations among representatives of the Funds and representatives of U.S. Bancorp Asset Management, Inc.;

 21. reviewed the financial terms, to the extent publicly available, of external management contracts of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Acquiring Company; and

 22. performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate.

In rendering this opinion, FBR did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning the Fund furnished to it by U.S. Bancorp Asset Management, Inc., or the publicly available financial and other information regarding the Fund. FBR has assumed that all such information is accurate and complete and has no reason to believe otherwise. FBR has further relied on the assurances of management personnel of U.S. Bancorp Asset Management, Inc. that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading. With respect to financial forecasts for the Fund provided to FBR by U.S. Bancorp Asset Management, Inc., FBR has assumed, for purposes of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available

                                     C-1-2
estimates and judgements of such company's management at the time of preparation as to the future financial performance of the Fund. FBR has assumed that there has been no undisclosed material change in the Fund's assets, financial conditions, results of operations, business or prospects since November 30, 2001. FBR did not undertake an independent appraisal of the assets or liabilities of the Fund nor was FBR furnished with any such appraisals. FBR is not an expert in the evaluation of allowances, and was not requested to and did not review any individual credit files relating to the asset held by the Fund. FBR's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to FBR as of the date of this opinion. FBR expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger.

FBR, as part of its institutional brokerage, research and investment banking practice, is regularly engaged in the valuation of securities and the evaluation of transactions in connection with mergers and acquisitions of commercial banks, financial institutions and real estate related companies, initial and secondary offerings and mutual-to-stock conversions of savings institutions, as well as business valuations for other corporate purposes for financial institutions and real estate related companies.

FBR has acted as a financial advisor to the Fund's Special Committee and the Board of Directors in connection with the Merger and will receive a fee for services rendered.

Based upon and subject to the foregoing, as well as any such other matters as we considered relevant, it is FBR's opinion, as of the date hereof, that the financial consideration to be received by the shareholders of the Fund in the Merger is fair, from a financial point of view, to the shareholders of the Fund.


This letter has been provided to the Board of Directors and may not be reproduced, disseminated, quoted from or referred to without FBR's prior written consent; provided, however, this letter may be referred to and reproduced in its entirety in proxy materials sent to the shareholders of the Fund, in connection with the solicitation of such shareholders' approval of the Merger.


Very truly yours,
/s/ Friedman, Billings, Ramsey & Co., Inc.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                     C-1-3

[Friedman Billings Ramsey Logo]

                                  APPENDIX C-2

              FAIRNESS OPINION OF FRIEDMAN, BILLINGS, RAMSEY & CO.
                TO AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II

March 20, 2002


Board of Directors
American Strategic Income Portfolio Inc.--II
800 Nicollet Mall
Minneapolis, MN 55402
Ladies and Gentlemen:



You have requested that Friedman, Billings, Ramsey & Co., Inc. ("FBR") provide you with its opinion as to the fairness, from a financial point of view, to the holders of shares of American Strategic Income Portfolio Inc.--II (the "Fund") of the financial consideration (securities or cash) to be received in the proposed merger (the "Merger") by the Fund into American Real Estate Finance Corporation (the "Acquiring Company") pursuant to the terms of the Agreement and Plan of Reorganization (the "Merger Agreement") by and among the Fund, American Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.--III, American Select Portfolio Inc. (collectively, with the Fund, the "Funds") and the Acquiring Company. FBR is not providing an opinion as to the trading value of the Acquiring Company common stock going forward nor should the delivery of this Fairness Opinion be construed as a recommendation by FBR as to the suitability of the Acquiring Company common stock as an investment by current investors in the Fund. The risk factors to be considered by the individual investors will be described in the Form S-4 Registration Statement, a draft of which FBR has reviewed. The Merger Agreement provides, among other things, that upon the effectiveness of the Merger, each fund whose shareholders approve the Merger will merge into the Acquiring Company and that each share of such fund's common stock other than shares, with respect to which dissenters rights' of appraisal are exercised under the Minnesota Business Corporation Act or with respect to which a cash election is made as set forth below, shall be converted into the right to receive a number of shares of common stock of the Acquiring Company having a net asset value equal to the net asset value of the converted share. The Merger Agreement also provides that the holders of up to 15% of the shares of each fund may elect to receive, in lieu of common stock of the Acquiring Company, cash in the amount equal to the net asset value of their shares. The Merger Agreement requires, as to the condition to the Merger, that funds having, in the aggregate, a net asset value of at least $200 million (net of cash payments to be made pursuant to cash elections and amounts to be paid for dissenting shares based on their net asset value) elect to participate in the Merger. The complete terms of the proposed transaction are described in the Merger Agreement, and this summary is qualified in its entirety by reference thereto. The Merger Agreement will be considered at a special meeting of the shareholders of the Fund.


In order to prepare and deliver this opinion, FBR has completed the following tasks:

 1. reviewed the Merger Agreement;

 2. reviewed the REIT Advisory Agreement (as defined in the Merger Agreement);

 3. reviewed the Charter (as defined in the Merger Agreement);

 4. reviewed the ByLaws (as defined in the Merger Agreement);

                                          Friedman, Billings, Ramsey & Co., Inc.
                                                    1001 Nineteenth Street North
                                                       Arlington, Virginia 22209
                                                                    703.312.9500
                                                                     www.fbr.com

                                     C-2-1

 5. reviewed a draft of the Form S-4 Registration Statement dated 3/8/02 to be filed with the SEC;


 6. reviewed the American Strategic Income Portfolio Inc. and American Select Portfolio Inc. annual reports to shareholders for the years ended
    November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;



 7. reviewed the American Strategic Income Portfolio Inc.--II and American Strategic Income Portfolio Inc.--III annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998,
    May 31, 1999, May 31, 2000, and May 31, 2001;



 8. reviewed the American Strategic Income Portfolio Inc. and American Select Portfolio Inc. semi-annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998, May 31, 1999,
    May 31, 2000, and May 31, 2001;



 9. reviewed the American Strategic Income Portfolio Inc.--II and American Strategic Income Portfolio Inc.--III semi-annual reports to shareholders for the years ended November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;



 10. reviewed the American Strategic Income Portfolio Inc. prospectus dated December 19, 1991;



 11. reviewed the American Strategic Income Portfolio Inc.--II prospectus dated July 23, 1992;



 12. reviewed the American Strategic Income Portfolio Inc.--III prospectus dated March 19, 1993;



 13. reviewed the American Select Portfolio Inc. prospectus dated September 14, 1993;


 14. reviewed the Funds' portfolios as of January 31, 2002;

 15. reviewed the Funds' master loan and security agreements;

 16. reviewed the reported market prices and trading history of the Funds' shares for the period November 30, 1995 through March 15, 2002;

 17. discussed the financial condition, results of operations, earnings projections, business and prospects of the Funds with the Funds' manager, U.S. Bancorp Asset Management, Inc.;

 18. compared the results of operations and financial condition of the Funds with those certain closed-end mutual funds that FBR deemed to be reasonably comparable to the Funds;

 19. compared the results of operations and financial condition of the Funds with those of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Funds;

 20. participated in discussions and negotiations among representatives of the Funds and representatives of U.S. Bancorp Asset Management, Inc.;

 21. reviewed the financial terms, to the extent publicly available, of external management contracts of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Acquiring Company; and

 22. performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate.

In rendering this opinion, FBR did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning the Fund furnished to it by U.S. Bancorp Asset Management, Inc., or the publicly available financial and other information regarding the Fund. FBR has assumed that all such information is accurate and complete and has no reason to believe otherwise. FBR has further relied on the assurances of management personnel of U.S. Bancorp Asset Management, Inc. that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading. With respect to financial forecasts for the Fund provided to FBR by U.S. Bancorp Asset Management, Inc., FBR has assumed, for purposes of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available

                                     C-2-2
estimates and judgements of such company's management at the time of preparation as to the future financial performance of the Fund. FBR has assumed that there has been no undisclosed material change in the Fund's assets, financial conditions, results of operations, business or prospects since November 30, 2001. FBR did not undertake an independent appraisal of the assets or liabilities of the Fund nor was FBR furnished with any such appraisals. FBR is not an expert in the evaluation of allowances, and was not requested to and did not review any individual credit files relating to the asset held by the Fund. FBR's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to FBR as of the date of this opinion. FBR expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger.

FBR, as part of its institutional brokerage, research and investment banking practice, is regularly engaged in the valuation of securities and the evaluation of transactions in connection with mergers and acquisitions of commercial banks, financial institutions and real estate related companies, initial and secondary offerings and mutual-to-stock conversions of savings institutions, as well as business valuations for other corporate purposes for financial institutions and real estate related companies.

FBR has acted as a financial advisor to the Fund's Special Committee and Board of Directors in connection with the Merger and will receive a fee for services rendered.

Based upon and subject to the foregoing, as well as any such other matters as we considered relevant, it is FBR's opinion, as of the date hereof, that the financial consideration to be received by the shareholders of the Fund in the Merger is fair, from a financial point of view, to the shareholders of the Fund.


This letter has been provided to the Board of Directors and may not be reproduced, disseminated, quoted from or referred to without FBR's prior written consent; provided, however, this letter may be referred to and reproduced in its entirety in proxy materials sent to the shareholders of the Fund, in connection with the solicitation of such shareholders' approval of the Merger.


Very truly yours,
/s/ Friedman, Billings, Ramsey & Co., Inc.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                     C-2-3

[Friedman Billings Ramsey Logo]

                                  APPENDIX C-3

              FAIRNESS OPINION OF FRIEDMAN, BILLINGS, RAMSEY & CO.
                TO AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III

March 20, 2002


Board of Directors
American Strategic Income Portfolio Inc.--III
800 Nicollet Mall
Minneapolis, MN 55402
Ladies and Gentlemen:



You have requested that Friedman, Billings, Ramsey & Co, Inc. ("FBR") provide you with its opinion as to the fairness, from a financial point of view, to the holders of shares of American Strategic Income Portfolio Inc.--III (the "Fund") of the financial consideration (securities or cash) to be received in the proposed merger (the "Merger") by the Fund into American Real Estate Finance Corporation (the "Acquiring Company") pursuant to the terms of the Agreement and Plan of Reorganization (the "Merger Agreement") by and among the Fund, American Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.--II, American Select Portfolio Inc. (collectively, with the Fund, the "Funds") and the Acquiring Company. FBR is not providing an opinion as to the trading value of the Acquiring Company common stock going forward nor should the delivery of this Fairness Opinion be construed as a recommendation by FBR as to the suitability of the Acquiring Company common stock as an investment by current investors in the Fund. The risk factors to be considered by the individual investors will be described in the Form S-4 Registration Statement, a draft of which FBR has reviewed. The Merger Agreement provides, among other things, that upon the effectiveness of the Merger, each fund whose shareholders approve the Merger will merge into the Acquiring Company and that each share of such fund's common stock other than shares, with respect to which dissenters rights' of appraisal are exercised under the Minnesota Business Corporation Act or with respect to which a cash election is made as set forth below, shall be converted into the right to receive a number of shares of common stock of the Acquiring Company having a net asset value equal to the net asset value of the converted share. The Merger Agreement also provides that the holders of up to 15% of the shares of each fund may elect to receive, in lieu of common stock of the Acquiring Company, cash in the amount equal to the net asset value of their shares. The Merger Agreement requires, as to the condition to the Merger, that funds having, in the aggregate, a net asset value of at least $200 million (net of cash payments to be made pursuant to cash elections and amounts to be paid for dissenting shares based on their net asset value) elect to participate in the Merger. The complete terms of the proposed transaction are described in the Merger Agreement, and this summary is qualified in its entirety by reference thereto. The Merger Agreement will be considered at a special meeting of the shareholders of the Fund.


In order to prepare and deliver this opinion, FBR has completed the following tasks:

 1. reviewed the Merger Agreement;

 2. reviewed the REIT Advisory Agreement (as defined in the Merger Agreement);

 3. reviewed the Charter (as defined in the Merger Agreement);

 4. reviewed the ByLaws (as defined in the Merger Agreement);

                                          Friedman, Billings, Ramsey & Co., Inc.
                                                    1001 Nineteenth Street North
                                                       Arlington, Virginia 22209
                                                                    703.312.9500
                                                                     www.fbr.com

                                     C-3-1

 5. reviewed a draft of the Form S-4 Registration Statement dated 3/8/02 to be filed with the SEC;


 6. reviewed the American Strategic Income Portfolio Inc. and American Select Portfolio Inc. annual reports to shareholders for the years ended
    November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;



 7. reviewed the American Strategic Income Portfolio Inc.--II and American Strategic Income Portfolio Inc.--III annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998,
    May 31, 1999, May 31, 2000, and May 31, 2001;



 8. reviewed the American Strategic Income Portfolio Inc. and American Select Portfolio Inc. semi-annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998, May 31, 1999,
    May 31, 2000, and May 31, 2001;



 9. reviewed the American Strategic Income Portfolio Inc.--II and American Strategic Income Portfolio Inc.--III semi-annual reports to shareholders for the years ended November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;



 10. reviewed the American Strategic Income Portfolio Inc. prospectus dated December 19, 1991;



 11. reviewed the American Strategic Income Portfolio Inc.--II prospectus dated July 23, 1992;



 12. reviewed the American Strategic Income Portfolio Inc.--III prospectus dated March 19, 1993;



 13. reviewed the American Select Portfolio Inc. prospectus dated September 14, 1993;


 14. reviewed the Funds' portfolios as of January 31, 2002;

 15. reviewed the Funds' master loan and security agreements;

 16. reviewed the reported market prices and trading history of the Funds' shares for the period November 30, 1995 through March 15, 2002;

 17. discussed the financial condition, results of operations, earnings projections, business and prospects of the Funds with the Funds' manager, U.S. Bancorp Asset Management, Inc.;

 18. compared the results of operations and financial condition of the Funds with those of certain closed-end mutual funds that FBR deemed to be reasonably comparable to the Funds;

 19. compared the results of operations and financial condition of the Funds with those of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Funds;

 20. participated in discussions and negotiations among representatives of the Funds and representatives of U.S. Bancorp Asset Management, Inc.;

 21. reviewed the financial terms, to the extent publicly available, of external management contracts of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Acquiring Company; and

 22. performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate.

In rendering this opinion, FBR did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning the Fund furnished to it by U.S. Bancorp Asset Management, Inc., or the publicly available financial and other information regarding the Fund. FBR has assumed that all such information is accurate and complete and has no reason to believe otherwise. FBR has further relied on the assurances of management personnel of U.S. Bancorp Asset Management, Inc. that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading. With respect to financial forecasts for the Fund provided to FBR by U.S. Bancorp Asset Management, Inc., FBR has assumed, for purposes of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available

                                     C-3-2
estimates and judgements of such company's management at the time of preparation as to the future financial performance of the Fund. FBR has assumed that there has been no undisclosed material change in the Fund's assets, financial conditions, results of operations, business or prospects since November 30, 2001. FBR did not undertake an independent appraisal of the assets or liabilities of the Fund nor was FBR furnished with any such appraisals. FBR is not an expert in the evaluation of allowances, and was not requested to and did not review any individual credit files relating to the asset held by the Fund. FBR's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to FBR as of the date of this opinion. FBR expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger.

FBR, as part of its institutional brokerage, research and investment banking practice, is regularly engaged in the valuation of securities and the evaluation of transactions in connection with mergers and acquisitions of commercial banks, financial institutions and real estate related companies, initial and secondary offerings and mutual-to-stock conversions of savings institutions, as well as business valuations for other corporate purposes for financial institutions and real estate related companies.

FBR has acted as a financial advisor to the Fund's Special Committee and the Board of Directors in connection with the Merger and will receive a fee for services rendered.

Based upon and subject to the foregoing, as well as any such other matters as we considered relevant, it is FBR's opinion, as of the date hereof, that the financial consideration to be received by the shareholders of the Fund in the Merger is fair, from a financial point of view, to the shareholders of the Fund.


This letter has been provided to the Board of Directors and may not be reproduced, disseminated, quoted from or referred to without FBR's prior written consent; provided, however, this letter may be referred to and reproduced in its entirety in proxy materials sent to the shareholders of the Fund, in connection with the solicitation of such shareholders' approval of the Merger.


Very truly yours,
/s/ Friedman, Billings, Ramsey & Co., Inc.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                     C-3-3

[Friedman Billings Ramsey Logo]

                                  APPENDIX C-4


              FAIRNESS OPINION OF FRIEDMAN, BILLINGS, RAMSEY & CO.
                    TO AMERICAN SELECT INCOME PORTFOLIO INC.


March 20, 2002


Board of Directors
American Select Portfolio Inc.
800 Nicollet Mall
Minneapolis, MN 55402
Ladies and Gentlemen:



You have requested that Friedman, Billings, Ramsey & Co, Inc. ("FBR") provide you with its opinion as to the fairness, from a financial point of view, to the holders of shares of American Select Portfolio Inc. (the "Fund") of the financial consideration (securities or cash) to be received in the proposed merger (the "Merger") by the Fund into American Real Estate Finance Corporation (the "Acquiring Company") pursuant to the terms of the Agreement and Plan of Reorganization (the "Merger Agreement") by and among the Fund, American Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.--II, American Strategic Income Portfolio Inc.--III (collectively, with the Fund, the "Funds") and the Acquiring Company. FBR is not providing an opinion as to the trading value of the Acquiring Company common stock going forward nor should the delivery of this Fairness Opinion be construed as a recommendation by FBR as to the suitability of the Acquiring Company common stock as an investment by current investors in the Fund. The risk factors to be considered by the individual investors will be described in the Form S-4 Registration Statement, a draft of which FBR has reviewed. The Merger Agreement provides, among other things, that upon the effectiveness of the Merger, each fund whose shareholders approve the Merger will merge into the Acquiring Company and that each share of such fund's common stock other than shares, with respect to which dissenters rights' of appraisal are exercised under the Minnesota Business Corporation Act or with respect to which a cash election is made as set forth below, shall be converted into the right to receive a number of shares of common stock of the Acquiring Company having a net asset value equal to the net asset value of the converted share. The Merger Agreement also provides that the holders of up to 15% of the shares of each fund may elect to receive, in lieu of common stock of the Acquiring Company, cash in the amount equal to the net asset value of their shares. The Merger Agreement requires, as to the condition to the Merger, that funds having, in the aggregate, a net asset value of at least $200 million (net of cash payments to be made pursuant to cash elections and amounts to be paid for dissenting shares based on their net asset value) elect to participate in the Merger. The complete terms of the proposed transaction are described in the Merger Agreement, and this summary is qualified in its entirety by reference thereto. The Merger Agreement will be considered at a special meeting of the shareholders of the Fund.


In order to prepare and deliver this opinion, FBR has completed the following tasks:

 1. reviewed the Merger Agreement;

 2. reviewed the REIT Advisory Agreement (as defined in the Merger Agreement);

 3. reviewed the Charter (as defined in the Merger Agreement);

 4. reviewed the ByLaws (as defined in the Merger Agreement);

                                          Friedman, Billings, Ramsey & Co., Inc.
                                                    1001 Nineteenth Street North
                                                       Arlington, Virginia 22209
                                                                    703.312.9500
                                                                     www.fbr.com

                                     C-4-1

 5. reviewed a draft of the Form S-4 Registration Statement dated 3/8/02 to be filed with the SEC;


 6. reviewed the American Strategic Income Portfolio Inc. and American Select Portfolio Inc. annual reports to shareholders for the years ended
    November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;



 7. reviewed the American Strategic Income Portfolio Inc.--II and American Strategic Income Portfolio Inc.--III annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998,
    May 31, 1999, May 31, 2000, and May 31, 2001;



 8. reviewed the American Strategic Income Portfolio Inc. and American Select Portfolio Inc. semi-annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998, May 31, 1999,
    May 31, 2000, and May 31, 2001;



 9. reviewed the American Strategic Income Portfolio Inc.--II and American Strategic Income Portfolio Inc.--III semi-annual reports to shareholders for the years ended November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;



 10. reviewed the American Strategic Income Portfolio Inc. prospectus dated December 19, 1991;



 11. reviewed the American Strategic Income Portfolio Inc.--II prospectus dated July 23, 1992;



 12. reviewed the American Strategic Income Portfolio Inc.--III prospectus dated March 19, 1993;



 13. reviewed the American Select Portfolio Inc. prospectus dated September 14, 1993;


 14. reviewed the Funds' portfolios as of January 31, 2002;

 15. reviewed the Funds' master loan and security agreements;


 16. reviewed the reported market prices and trading history of the Funds' shares for the period November 30, 1995 through March 15, 2002;


 17. discussed the financial condition, results of operations, earnings projections, business and prospects of the Funds with the Funds' manager, U.S. Bancorp Asset Management, Inc;

 18. compared the results of operations and financial condition of the Funds with those of certain closed-end mutual funds that FBR deemed to be reasonably comparable to the Funds;

 19. compared the results of operations and financial condition of the Funds with those of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Funds;

 20. participated in discussions and negotiations among representatives of the Funds and representatives of U.S. Bancorp Asset Management, Inc.;

 21. reviewed the financial terms, to the extent publicly available, of external management contracts of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Acquiring Company; and

 22. performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate.

In rendering this opinion, FBR did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning the Fund furnished to it by U.S. Bancorp Asset Management, Inc., or the publicly available financial and other information regarding the Fund. FBR has assumed that all such information is accurate and complete and has no reason to believe otherwise. FBR has further relied on the assurances of management personnel of U.S. Bancorp Asset Management, Inc. that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading. With respect to financial forecasts for the Fund provided to FBR by U.S. Bancorp Asset Management, Inc., FBR has assumed, for purposes of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available

                                     C-4-2
estimates and judgements of such company's management at the time of preparation as to the future financial performance of the Fund. FBR has assumed that there has been no undisclosed material change in the Fund's assets, financial conditions, results of operations, business or prospects since November 30, 2001. FBR did not undertake an independent appraisal of the assets or liabilities of the Fund nor was FBR furnished with any such appraisals. FBR is not an expert in the evaluation of allowances, and was not requested to and did not review any individual credit files relating to the asset held by the Fund. FBR's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to FBR as of the date of this opinion. FBR expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger.

FBR, as part of its institutional brokerage, research and investment banking practice, is regularly engaged in the valuation of securities and the evaluation of transactions in connection with mergers and acquisitions of commercial banks, financial institutions and real estate related companies, initial and secondary offerings and mutual-to-stock conversions of savings institutions, as well as business valuations for other corporate purposes for financial institutions and real estate related companies.

FBR has acted as a financial advisor to the Fund's Special Committee and the Board of Directors in connection with the Merger and will receive a fee for services rendered.

Based upon and subject to the foregoing, as well as any such other matters as we considered relevant, it is FBR's opinion, as of the date hereof, that the financial consideration to be received by the shareholders of the Fund in the Merger is fair, from a financial point of view, to the shareholders of the Fund.


This letter has been provided to the Board of Directors and may not be reproduced, disseminated, quoted from or referred to without FBR's prior written consent; provided, however, this letter may be referred to and reproduced in its entirety in proxy materials sent to the shareholders of the Fund, in connection with the solicitation of such shareholders' approval of the Merger.


Very truly yours,
/s/ Friedman, Billings, Ramsey & Co., Inc.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                     C-4-3

                                   APPENDIX D

     SECTIONS 302A.471 & 302A.473 OF THE MINNESOTA BUSINESS CORPORATION ACT

302A.471 RIGHTS OF DISSENTING SHAREHOLDERS.

    Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

        (1) alters or abolishes a preferential right of the shares;

        (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

        (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

        (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

     (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

     (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a constituent organization, except as provided in subdivision 3;

     (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, except as provided in subdivision 3; or

     (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

    Subd. 2. Beneficial owners.

     (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

     (b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

    Subd. 3. Rights not to apply.

     (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving corporation in a merger with respect to shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or
         (2) the corporation whose shares will be acquired by the acquiring corporation in a plan of exchange with respect to shares of the shareholder that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

     (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

    Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473 PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.

    Subdivision 1. Definitions.

     (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

     (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

     (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

     (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

    Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

    Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

    Subd. 4. Notice of procedure; deposit of shares.

     (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

        (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

        (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

        (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

        (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

     (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

    Subd. 5. Payment; return of shares.

     (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

        (1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

        (2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

        (3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

     (b) The corporation may withhold the remittance described in paragraph
         (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph
         (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

     (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

    Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

    Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

    Subd. 8. Costs; fees; expenses.

     (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

     (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

     (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

--------------------------------------------------------------------------------


Through and including            , 2002 (the 25th day after the offering date of
this joint proxy statement/prospectus), all dealers that effect transactions in these securities, whether or not participating in this offer, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions. We have not authorized any dealer, salesperson or other person to give you any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current as of
           , 2002.



                FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.


                 ---------------------------------------------

                          JOINT PROXY STATEMENT/PROSPECTUS

                 ---------------------------------------------

                                                                          , 2002

--------------------------------------------------------------------------------

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS


    The MGCL permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty establishment by a final judgment as being material to the cause of action. First American's articles of incorporation do contain such a provision which eliminates such liability to the maximum extent permitted by the MGCL.



    First American's articles of incorporation (i) will require First American, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to its directors, whether serving First American, or at its request, any other entity and (ii) will authorize, to the maximum extent permitted by Maryland law, to permit itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to other officers, employees and agents, whether serving First American, or at its request, any other entity.



    The MGCL requires a corporation (unless its articles of incorporation provide otherwise, which First American's articles will not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money; property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation, or in a suit claiming improper benefit, except for expenses ordered by a court. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized by First American's bylaws and
(b) a written statement by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. To the extent that the foregoing provisions concerning indemnification apply to actions arising under the Securities Act, First American has been advised that, in the opinion of the SEC, such provisions are contrary to public policy and therefore are not enforceable.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    The following Exhibits are filed as part of this registration statement:

EXHIBIT


2.1    Agreement and Plan of Reorganization, dated as of March 20, 2002, between American
       Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.--II,
       American Strategic Income Portfolio Inc.--III, American Select Portfolio Inc. and
       American Real Estate Finance Corporation (formerly First American Strategic Real
       Estate Portfolio Inc.).++
2.2    Form of Plan of Merger merging American Strategic Income Portfolio Inc., American
       Strategic Income Portfolio Inc.--II, American Strategic Income Portfolio Inc.--III,
       American Select Portfolio Inc. with and into American Real Estate Finance
       Corporation (formerly First American Strategic Real Estate Portfolio Inc.).++

3.1    First American Strategic Real Estate Portfolio Inc. Amended and Restated Articles
       of Incorporation.
3.2    First American Strategic Real Estate Portfolio Inc. Bylaws.*
5.1    Opinion of Clifford Chance Rogers & Wells LLP as to the legality of the common stock.**
8.1    Opinion of Ernst & Young LLP as to the qualification of First American Strategic
       Real Estate Portfolio Inc. as a REIT following the merger.**
8.2    Opinion of Ernst & Young LLP regarding certain tax aspects of the merger.**
10.1   Form of Investment Advisory Agreement by and between First American Strategic Real
       Estate Portfolio Inc. and the REIT Advisor.*
23.1   Consent of Ernst & Young LLP.
23.2   Consent of Clifford Chance Rogers & Wells LLP (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference).**
99.1   Form of Proxy.**
99.2   Form of Cash Election Form.**
99.3   Consent of Mark Jordahl.**
99.4   Consent of David MacLennan.**

++     Included as an Appendix to the joint proxy statement/prospectus which is a part of this registration statement.
*      Previously filed.
**     To be filed by amendment.


ITEM 22. UNDERTAKINGS

The Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


      (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


      (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

6. That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.


9. To supply by means of a post-effective amendment all information concerning a transaction, and First American being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 24, 2002.



                FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO, INC.



                By: /s/ John G. Wenker
                   -------------------------------------------
                   Name: John G. Wenker


                   Title: President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


NAME                                                       TITLE                         DATE
----                                      ----------------------------------------  --------------
/s/ John G. Wenker                        President, Chief Executive Officer and      May 24, 2002
By: John G. Wenker                        Director
                                          (Principal Executive Officer)

/s/ Robert H. Nelson                      Chief Financial Officer                     May 24, 2002
By: Robert H. Nelson                      (Principal Financial and Accounting
                                          Officer)

                                 EXHIBIT INDEX


2.1    Agreement and Plan of Reorganization, dated as of March 20, 2002, between American
       Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.--II,
       American Strategic Income Portfolio Inc.--III, American Select Portfolio Inc. and
       American Real Estate Finance Corporation.++
2.2    Form of Plan of Merger merging American Strategic Income Portfolio Inc., American
       Strategic Income Portfolio Inc.--II, American Strategic Income Portfolio Inc.--III,
       American Select Portfolio Inc. with and into American Real Estate Finance
       Corporation.++
3.1    First American Strategic Real Estate Porfolio Inc. Amended and Restated Articles of
       Incorporation.
3.2    First American Real Estate Finance Corporation Bylaws.*
5.1    Opinion of Clifford Chance Rogers & Wells LLP as to the legality of the common stock.**
8.1    Opinion of Ernst & Young LLP as to the qualification of First American Real Estate
       Finance Corporation as a REIT following the merger.**
8.2    Opinion of Ernst & Young LLP regarding certain tax aspects of the merger.**
10.1   Form of Investment Advisory Agreement by and between First American Real Estate
       Finance Corporation and the REIT Advisor.*
23.1   Consent of Ernst & Young LLP.
23.2   Consent of Clifford Chance Rogers & Wells LLP (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference).**
99.1   Form of Proxy.**
99.2   Form of Cash Election Form.**
99.3   Consent of Mark Jordahl.**
99.4   Consent of David MacLennan.**

++     Included as an Appendix to the joint proxy statement/prospectus which is a part of this registration statement.
*      Previously filed.
**     To be filed by amendment.